    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 8, 1997
                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                             STATION CASINOS, INC.

      (Exact name of Registrant as specified in its governing instruments)
                           --------------------------

                    (Address of principal executive offices)

                            MR. GLENN C. CHRISTENSON
                             STATION CASINOS, INC.
                            2411 WEST SAHARA AVENUE
                            LAS VEGAS, NEVADA 89102
                              TEL: (702) 367-2411

                    (Name and address of agent for service)
                           --------------------------

                                WITH COPIES TO:

         ERIC H. SCHUNK, ESQ.                  JONATHAN H. GRUNZWEIG, ESQ.
      KENNETH J. BARONSKY, ESQ.            SKADDEN, ARPS, SLATE, MEAGHER & FLOM
   MILBANK, TWEED, HADLEY & MCCLOY                         LLP
601 SOUTH FIGUEROA STREET, 30TH FLOOR       300 SOUTH GRAND AVENUE, 34TH FLOOR
    LOS ANGELES, CALIFORNIA 90017             LOS ANGELES, CALIFORNIA 90071
         TEL: (213) 892-4000                       TEL: (213) 687-5000
         FAX: (213) 629-5063                       FAX: (213) 687-5600

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
                           --------------------------

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
------------
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                       PROPOSED MAXIMUM     PROPOSED MAXIMUM
              TITLE OF SECURITIES                   AMOUNT BEING      OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
               BEING REGISTERED                     REGISTERED(1)          SHARE(2)             PRICE(2)        REGISTRATION FEE(2)
Common Stock, par value $.01 per share,
  including attached Preferred Share Purchase
  Rights.......................................   35,650,000 shares          $6.75            $240,637,500            $70,989

(1) Includes 4,650,000 shares which the Underwriters have the option to purchase to cover over-allotments, if any.

(2) Estimated solely for purposes of determining the registration fee pursuant to Rule 457 of the Securities Act of 1933. The registration fee was calculated upon the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on December 3, 1997.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This Registration Statement contains two forms of prospectus: one to be used in connection with an underwritten public offering in the United States and Canada (the "U.S. Prospectus") and one to be used in a concurrent underwritten public offering outside the United States and Canada (the "International Prospectus"). The two prospectuses are identical except for the front and back cover pages and the "Underwriting" section. The form of U.S. Prospectus is included herein and is followed by the alternate pages to be used in the International Prospectus. Each of the alternate pages for International Prospectus included herein is labeled "Alternate Page." Final forms of each Prospectus will be filed with the Securities and Exchange Commission under Rule 424(b) under the Securities Act of 1933.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED DECEMBER 8, 1997

P_R_O_S_P_E_C_T_U_S
                               31,000,000 SHARES

                                     [LOGO]

                                  COMMON STOCK
                          ---------------------------

    Station Casinos, Inc. ("Station REIT") has operated as a multi-jurisdictional gaming company prior to the Reorganization Transactions (as defined herein). As a result of the Reorganization Transactions, Station REIT will function as a self-administered real estate investment trust for federal income tax purposes ("REIT"). Station REIT initially will hold the land, buildings and other improvements and certain related assets comprising the six casino entertainment properties owned and operated by Station REIT prior to the Reorganization Transactions (collectively, the "Initial Properties"). Station REIT will be required to comply with certain tax rules that generally will prohibit Station REIT from operating its properties. Accordingly, the Initial Properties will be leased or subleased (the "Leases") to a corporation which was recently formed as a wholly-owned subsidiary of Station REIT ("OpCo") to manage and operate the Initial Properties and other casino properties. OpCo will also hold certain assets intrinsic to the operation of Station REIT's historical business. Stock of OpCo will be distributed to stockholders of Station REIT as a dividend upon the consummation of the Offerings (as defined below).
    Of the 31,000,000 shares of Common Stock offered hereby, 29,000,000 shares are being sold by Station REIT and 2,000,000 shares are being sold by certain Selling Stockholders (as defined herein). Of the shares of Common Stock offered, 24,800,000 shares are being offered initially in the United States and Canada by the U.S. Underwriters (the "U.S. Offering") and 6,200,000 shares are being offered initially outside the United States and Canada by the International Managers (the "International Offering" and, together with the U.S. Offering, the "Offerings"). The Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "STN." On December 5, 1997, the last reported sales price of the Common Stock as reported on the NYSE was $7.25 per share. See "Price Range of Common Stock."
    Station REIT expects to qualify as a REIT for federal income tax purposes, commencing with the taxable year ending December 31, 1998. No person or "group" is permitted to beneficially own more than 5.5% of the Common Stock, with limited exceptions. See "Description of Certain Indebtedness and Capital Stock--REIT Status Restrictions on Transfer."

    SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING:

    - Dependence on rental payments from OpCo for all of Station REIT's initial revenues;
    - The fact that OpCo is a recently formed entity with no prior operating history and substantial leverage;
    - Dependence on the ability of OpCo to manage the Initial Properties and risks associated with the fact that, because of REIT qualification requirements, Station REIT will be unable to manage the Initial Properties or any subsequently acquired properties;
    - Potential conflicts of interest between Station REIT and OpCo;
    - Station REIT's significant interest expense and principal repayment obligations under its indebtedness as well as dividend payment obligations under the Convertible Preferred Stock (as defined herein), which could limit its ability to meet or maintain its estimated initial distribution rate;
    - Risks associated with decreases in Funds From Operations (as defined herein) that could cause Station REIT to be unable to meet or maintain its estimated initial distribution rate;
    - Risks affecting the hotel/casino industry generally, and the Initial Properties specifically;
    - Risks affecting the real estate market generally, including economic and other conditions, the relative illiquidity of real estate, increases in taxes and potential liabilities, including liabilities for unknown or future environmental problems;
    - Station REIT's lack of experience operating as a REIT; and
    - Tax risks, including adverse consequences if Station REIT fails to qualify as a REIT, which would reduce the amounts available for distribution to stockholders.
                          ---------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
          REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    NONE OF THE NEVADA GAMING COMMISSION, THE NEVADA GAMING CONTROL BOARD, THE MISSOURI GAMING COMMISSION, OR ANY OTHER GAMING AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE INVESTMENT MERITS OF THE SECURITIES OFFERED HEREBY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                                                                                     PROCEEDS TO
                                           PRICE TO          UNDERWRITING        PROCEEDS TO           SELLING
                                            PUBLIC           DISCOUNT(1)          COMPANY(2)         STOCKHOLDERS
Per Share...........................          $                   $                   $                   $
Total(3)............................          $                   $                   $                   $

(1) Station REIT and the Selling Stockholders have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting expenses payable by Station REIT estimated at $        .
(3) Station REIT has granted the U.S. Underwriters a 30-day option to purchase up to an additional 3,720,000 shares of Common Stock, and has granted the International Managers a 30-day option to purchase up to an additional 930,000 shares of Common Stock, on the same terms and conditions as set forth above, solely to cover over-allotments, if any. If such options are exercised in full, the total Price to Public, Underwriting Discount and
    Proceeds to Company will be $        , $        and $      , respectively.
    See "Underwriting."
                          ---------------------------

    The shares of Common Stock are offered by the several Underwriters subject to prior sale, when, as and if issued to and accepted by them, and subject to the approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that the delivery of shares will be made in New York, New York on or about
            , 1998.
                          ---------------------------

MERRILL LYNCH & CO.                                   MORGAN STANLEY DEAN WITTER

                              SALOMON SMITH BARNEY
                                   ----------

                The date of this Prospectus is            , 1998

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK OFFERED HEREBY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING TRANSACTIONS, THE PURCHASE OF COMMON STOCK TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                             AVAILABLE INFORMATION

    Station REIT is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information may be inspected and copied at the public reference facilities of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices: 7 World Trade Center, 14th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Commission by mail at prescribed rates. Requests should be directed to the Commission's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a website (http:/www.sec.gov) that contains such reports, proxy statements and other information filed by Station REIT. Information filed by Station REIT can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Information may be obtained from Station REIT at 2411 West Sahara Avenue, Las Vegas, Nevada 89102, Attention: Investor Relations, telephone (702) 367-2411.

    Station REIT has filed with the Commission a Registration Statement on Form S-11 (herein together with all amendments thereto called the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules relating thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to Station REIT and the securities offered by this Prospectus, reference is made to the Registration Statement and the exhibits and schedules thereto which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission. Statements contained in this Prospectus as to the contents of any contract or other documents referred to are not necessarily complete, and are qualified in all respects by such reference.

                               TABLE OF CONTENTS

                                    PAGE
                                    ----
AVAILABLE INFORMATION.............    ii
PROSPECTUS SUMMARY................     1
  Station REIT....................     1
  Summary Risk Factors............     4
  OpCo............................     5
  The Reorganization
    Transactions..................     5
  The Leases......................     7
  Distribution Policy.............     8
  The Offerings...................     9
  Tax Status......................     9
  Summary Consolidated Financial
    Data..........................    10
  Summary Unaudited Pro Forma
    Financial Data................    12
RISK FACTORS......................    13
  New Business Strategy; Newly
    Organized Entity; No Operating
    History.......................    13
  Dependence of Station REIT on
    OpCo..........................    13
  Lack of Control Over
    Hotel/Casino Properties.......    13
  Conflicts of Interest...........    14
  Risks of Leverage...............    14
  Ability to Maintain
    Distributions.................    15
  Hotel/Casino Industry Risks.....    15
  Real Estate Investment Risks....    20
  Tax Risks.......................    22
  Adverse Effects of REIT Minimum
    Distribution Requirements.....    22
  Effect of Market Interest Rates
    on Price of Common Stock and
    Cost of Funds.................    24
  Risk of Future Revisions in
    Policies and Strategies by
    Board of Directors............    24
USE OF PROCEEDS...................    25
DISTRIBUTION POLICY...............    26
PRO FORMA CAPITALIZATION..........    28
SELECTED CONSOLIDATED FINANCIAL
  DATA............................    29
MANAGEMENT'S DISCUSSION AND
  ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.......    31
BUSINESS AND PROPERTIES...........    41
  Business Strategy...............    41
  The Initial Properties..........    42
  The Leases......................    47
  Employees.......................    51
  Competition.....................    51
  Properties......................    52
  Environmental Matters...........    53
  Intellectual Property...........    54
  Litigation......................    54

                                    PAGE
                                    ----
REGULATION AND LICENSING..........    56
  Nevada Gaming Regulations.......    56
  Nevada Liquor Regulations.......    60
  Missouri Gaming Regulations.....    60
  General Gaming Regulations in
    Other Jurisdictions...........    62
THE REORGANIZATION TRANSACTIONS...    63
OPCO..............................    64
RELATIONSHIP BETWEEN STATION REIT
  AND OPCO AFTER THE
  DISTRIBUTION....................    65
  Cooperation Agreement...........    65
  Distribution Agreement..........    65
  Tax Allocation Agreement........    66
  Transition Services Agreement...    66
  Employee Benefits Agreement.....    67
  Intellectual Property
    Agreement.....................    67
MANAGEMENT........................    69
PRINCIPAL AND SELLING
  STOCKHOLDERS....................    79
PRICE RANGE OF COMMON STOCK.......    80
DESCRIPTION OF CERTAIN
  INDEBTEDNESS AND CAPITAL
  STOCK...........................    81
  Bank Facility...................    81
  Senior Subordinated Notes.......    81
  Common Stock....................    82
  Rights Plan.....................    82
  Preferred Stock.................    83
  REIT Status Restrictions on
    Transfer......................    84
  Nevada Legislation..............    85
  Restrictions Affecting
    Non-United States Citizens....    86
  Certain Anti-Takeover Effects...    86
POLICIES AND OBJECTIVES WITH
  RESPECT TO CERTAIN ACTIVITIES...    87
SHARES AVAILABLE FOR FUTURE
  SALE............................    90
FEDERAL INCOME TAX
  CONSIDERATIONS..................    91
ERISA CONSIDERATIONS..............   102
UNDERWRITING......................   105
EXPERTS...........................   107
CERTAIN LEGAL MATTERS.............   107
GLOSSARY..........................   108
INDEX TO FINANCIAL STATEMENTS.....   F-1

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, ALL INFORMATION IN THIS PROSPECTUS ASSUMES (I) THE COMPLETION OF THE TRANSACTIONS DESCRIBED IN "THE REORGANIZATION TRANSACTIONS" AND (II) THAT THE UNDERWRITERS' OVER-ALLOTMENT OPTIONS ARE NOT EXERCISED. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. SEE "RISK FACTORS" FOR CERTAIN FACTORS INCLUDING FACTORS AFFECTING FORWARD-LOOKING STATEMENTS THAT A PROSPECTIVE INVESTOR SHOULD CONSIDER BEFORE PURCHASING THE COMMON STOCK. UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES IN THIS PROSPECTUS TO CORPORATE ENTITIES SHALL BE DEEMED TO REFER TO SUCH ENTITIES' SUBSIDIARIES AS WELL. CAPITALIZED TERMS USED HEREIN WITHOUT DEFINITION HAVE THE MEANINGS SET FORTH IN THE ATTACHED GLOSSARY.

                                  STATION REIT

    Upon consummation of the Offerings, Station Casinos, Inc. ("Station REIT") will function as a self-administered real estate investment trust for federal income tax purposes ("REIT"). Station REIT initially will hold the land, buildings and other improvements, and certain related assets, comprising the six casino entertainment properties owned and operated by Station REIT prior to the Reorganization Transactions (collectively, the "Initial Properties"): Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Texas Station Gambling Hall & Hotel and Sunset Station Hotel & Casino, in Las Vegas, and Station Casino Kansas City and Station Casino St. Charles, in Kansas City and St. Charles, Missouri respectively. The Initial Properties currently comprise almost two million square feet of total facility space in the aggregate and collectively generated revenues of $667.7 million.

    Station REIT will be required to comply with certain tax rules that generally will prohibit Station REIT from operating its properties. Accordingly, the Initial Properties will be leased or subleased (the "Leases") to a corporation which was recently formed as a wholly-owned subsidiary of Station REIT ("OpCo") to manage and operate the Initial Properties and other casino properties. OpCo will also hold certain assets intrinsic to the operation of Station REIT's historical business. Upon consummation of the Offerings, stock of OpCo will be distributed to existing holders of Station REIT Common Stock as a dividend (the "Distribution"). Upon consummation of the Reorganization Transactions, Station REIT will change its name to "Station Entertainment Properties, Inc." and OpCo will change its name to "Station Casinos, Inc." See "--OpCo" and "--The Reorganization Transactions."

INITIAL PROPERTIES

    Certain approximate information regarding the Initial Properties is set forth below:

                                                                                                MISSOURI PROPERTIES
                                              LAS VEGAS PROPERTIES                        -------------------------------
                        ----------------------------------------------------------------  STATION CASINO  STATION CASINO
                        PALACE STATION  BOULDER STATION  TEXAS STATION   SUNSET STATION    ST. CHARLES      KANSAS CITY
                        --------------  ---------------  --------------  ---------------  --------------  ---------------
Date Opened...........    July 1976       August 1994      July 1995        June 1997        May 1994      January 1997

Casino Square
  Footage.............      84,000          86,000           75,000          80,000           47,000          140,000
Facility Square
  Footage.............     287,000          337,000         258,000          350,000         175,000          526,000
Slot & Video Poker
  Machines............      2,250            3,040           2,020            2,770           1,860            3,100
Gaming Tables.........        45              39               34              47               75              166
Site Acreage..........        39              47               47              100              52              171
Hotel Rooms...........      1,028             300             200              467              --              200
Parking Spaces........      3,700            4,350           4,000            4,200           4,000            5,000
Movie Theaters........        --           11-screen       12-screen        13-screen           --           18-screen
Meeting and Convention
  Space...............      20,000            --               --              --               --          1,400 seat
                         square feet                                                                      Grand Pavilion
Child Care Facility...        --           available           --           available           --           available
Restaurant Seats......      1,225            1,400           1,300            1,400            330             1,700

BUSINESS STRATEGY

    HISTORICAL OVERVIEW

    Station REIT has been a leading Las Vegas hotel/casino operator, catering primarily to local residents and repeat visitors. The Initial Properties have over 10,000 slot and video poker machines in Las Vegas, more than any other owner/operator in the entire Las Vegas market. Station REIT targets the full-service locals and repeat visitors segment of the Las Vegas gaming market. Slot and video poker machines at Station REIT's Las Vegas properties account for approximately 38% of the installed base of machines within its targeted market. Consequently, management believes the Initial Properties in Las Vegas are well-positioned to continue to benefit from the business and population growth in Las Vegas and its surrounding areas. Station REIT has implemented its long-term Las Vegas business strategy by developing four fully-integrated entertainment destinations in key population centers in each quadrant of the Las Vegas market. Each of these Initial Properties has been master-planned for future expansion in order to capitalize on Las Vegas' expected population growth. In applying a similar philosophy of identifying projects with long-term potential in the locals' market niche, Station REIT has diversified into two major markets in Missouri. Management believes that its track record of sustained growth in its target market is attributable to its philosophy of developing long-term competitive assets. Specifically, management believes that its ability to secure properties in high traffic areas having ease of access and high visibility has provided the Initial Properties with a long-term competitive advantage.

    GROWTH STRATEGY

    Station REIT's growth strategy encompasses three key elements: (1) continued master-planned development of the Initial Properties; (2) acquisitions and development of casino properties within Las Vegas; and (3) acquisitions and development of casino properties outside of Las Vegas. In addition, Station REIT will benefit from growth at the Initial Properties to the extent it realizes additional Lease revenues.

    CONTINUED MASTER-PLANNED DEVELOPMENT

    Each of the Initial Properties was designed to facilitate staged, master-planned development. Station REIT has successfully implemented this strategy at several of the Initial Properties. For example, Palace Station was opened in 1976 as a 5,000 square foot facility. Today, Palace Station encompasses 287,000 square feet with 2,250 slot and video poker machines, 1,028 hotel rooms, five full-service restaurants, 3,700 parking spaces and approximately 20,000 square feet of banquet and convention space. Similarly, since their respective openings in 1994 and 1995, operating performance at Boulder Station and Texas Station has benefited from the execution of master-planned development, including Boulder Station's parking structure and movie theater complex additions and Texas Station's parking structure and bingo parlor additions.

    The emphasis of the master plan at each of the Initial Properties has been the development of diversified entertainment destinations for the targeted customer base. To further this strategy, management has secured exclusive arrangements with certain third-party tenants such as Act III Theaters and Kid's Quest child care facilities. In addition, several of the Initial Properties have sufficient acreage for management to pursue "build-to-suit" retail/entertainment opportunities. Management believes that the establishment of these tenant relationships will generate incremental Lease revenues, diversify the tenant base and drive additional traffic through the Initial Properties, thereby increasing the opportunity for additional percentage rent. Station REIT has budgeted $80 million for potential investments at the Initial Properties in Las Vegas during calendar 1998.

    ACQUISITIONS AND DEVELOPMENT WITHIN THE LAS VEGAS MARKET

    Management believes that Las Vegas' rapidly growing population creates attractive acquisition and development opportunities for Station REIT. From 1990 to 1996, the cities of Las Vegas and its suburb

Henderson were the sixth and first fastest growing metropolitan areas in the United States. Management has significant expertise in the Las Vegas market, where approximately 82% of the base Lease revenues initially will be generated. Management believes that its locals market expertise, leading market position and strong capitalization will afford Station REIT an advantage over many other potential acquirors.

    Station REIT intends to identify Las Vegas properties with attributes that are compatible with its master-plan development strategy. These characteristics include: (a) a central location, (b) convenient highway access, (c) ample parking and (d) adequate acreage for growth. Management believes that Las Vegas also offers acquisition opportunities for Station REIT outside the locals market.

    ACQUISITIONS AND DEVELOPMENT OUTSIDE THE LAS VEGAS MARKET

    Gaming outside of the Las Vegas market has experienced substantial growth over the last decade. In addition to the developed markets of Atlantic City, New Jersey and other markets in Nevada, the gaming industry has expanded into several new jurisdictions including Illinois, Missouri, Louisiana and Mississippi. Management believes that many of these gaming markets are largely dependent on attracting customers from local and regional surrounding communities. Consequently, these markets are similar to the Las Vegas locals and repeat visitors market and provide opportunities for Station REIT to employ its investment philosophy. Additionally, management believes that many owner/operators within these markets are relatively undercapitalized and will be required to invest additional capital if their properties are to remain competitive. As a result of Station REIT's improved balance sheet, management believes it will be well-positioned to pursue acquisition and development opportunities in these markets.

    OPERATING STRATEGY

    Station REIT will enter into triple-net leases with OpCo and, potentially, other third-party lessees for gaming, hotel and entertainment facilities. Management anticipates the long-term lease arrangements with these lessees will require the lessee to maintain the property and provide opportunities for Station REIT to participate in revenue growth. Station REIT also may invest in non-gaming entertainment facilities and enter into leases with third-party lessees to enhance the overall diversification of its real estate portfolio. Station REIT's existing lease arrangements with Act III and Kids Quest are examples of the type of tenant relationship management intends to pursue.

    CAPITAL STRATEGY

    Upon completion of the Reorganization Transactions, Station REIT's long-term indebtedness will be reduced by over $350 million, and Station REIT expects to have $500 million available for borrowing under a new bank credit facility (the "Bank Facility"). Management believes that these improvements in its capital structure and the anticipated increase in its access to additional capital will improve the competitive position of Station REIT in pursuing its growth strategy. Management intends to utilize moderate leverage to grow its portfolio of real estate assets. Currently, management anticipates a maximum debt to market capitalization ratio of 50%. Station REIT intends that distributions to holders of Common Stock will increase with any growth in Funds From Operations (as defined herein). See "--Distribution Policy."

                              SUMMARY RISK FACTORS

    AN INVESTMENT IN THE SHARES OF COMMON STOCK INVOLVES VARIOUS RISKS AND INVESTORS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS," INCLUDING THE FOLLOWING:

    - Dependence on rental payments from OpCo for all of Station REIT's initial revenues, including risks related to the ability of OpCo to make rent payments sufficient to permit Station REIT to make distributions to its stockholders, the failure or delay in making rent payments, the failure of OpCo to manage the Initial Properties effectively and the failure of OpCo to maintain appropriate levels of debt.

    - Station REIT's lack of experience operating as a REIT.

    - Dependence on the ability of OpCo to manage the Initial Properties, including obtaining required insurance, and the fact that, because of REIT qualification requirements, Station REIT will be unable to manage the Initial Properties or any subsequently acquired properties.

    - Potential conflicts of interest between Station REIT and OpCo because each company will be operated separately and may have differing corporate objectives.

    - Station REIT's significant interest expense and principal repayment obligations under the Bank Facility, the Existing Senior Subordinated Notes (as defined herein) and its other indebtedness as well as dividend payment obligations under the Convertible Preferred Stock (as defined herein), which could limit its ability to meet or maintain its estimated initial distribution rate.

    - The risk that decreases in Funds From Operations (as defined herein) will cause Station REIT to be unable to meet or maintain its estimated initial distribution rate.

    - Risks affecting the hotel/casino industry generally, and the Initial Properties specifically, including competition, increases in operating costs due to inflation and other factors, potential dependence upon tourism if Station REIT acquires additional hotel/casino properties, gaming and liquor regulation risks, construction risks, risks associated with the loss of riverboat and dockside facilities from service, dependence on key markets and the need for future expenditures for capital improvements, all of which could adversely affect cash available for distribution to stockholders.

    - Risks affecting the real estate market generally, including economic and other conditions that may adversely affect real estate investments, such as the Initial Properties, the relative illiquidity of real estate and potential liabilities, including liabilities for unknown or future environmental problems, all of which could have a material adverse effect on Funds From Operations.

    - Tax risks, including taxation of Station REIT as a corporation if it fails to qualify as a REIT and Station REIT's liability for federal and state taxes on its income in such event, which could have a material adverse effect on Funds From Operations.

    - The restriction on ownership of shares of Common Stock intended to ensure compliance with certain requirements related to continued qualifications of Station REIT as a REIT and to comply with certain gaming regulations, and certain other provisions in Station REIT's Articles and Bylaws, and other agreements which may have the effect of inhibiting a change in control of Station REIT even in cases in which such a change in control could be beneficial to Station REIT's stockholders.

                                      OPCO

    OpCo was formed as a subsidiary of Station REIT to hold certain assets and properties formerly held by Station REIT and (after the Reorganization Transactions) to operate the Initial Properties under the Leases. The Leases will principally be subleases made in compliance with the terms of head leases held by Station REIT. OpCo will receive the Transferred Assets (as defined herein) prior to the Distribution. The Distribution will occur at or prior to the time of the Offerings.

    OpCo's management will initially consist primarily of the management team that currently operates the Initial Properties for Station REIT. Such individuals will not be employed by Station REIT after consummation of the Reorganization Transactions, except that Mr. Frank J. Fertitta III will be employed by both Station REIT and OpCo. Certain of the initial directors of the companies will be the same, although it is expected that a majority of the directors of Station REIT will be independent directors and will not participate on the OpCo board of directors. Station REIT will give OpCo a right of first offer to manage any hotel/casino properties that Station REIT acquires or develops in the Las Vegas locals market, and OpCo will give Station REIT a right of first offer to acquire or finance certain real estate and related assets in connection with opportunities or transactions OpCo may pursue. Station REIT initially will share executive office space and facilities, as well as certain corporate services personnel, with OpCo and will bear its allocable share of the expenses thereof pursuant to the Transition Services Agreement (as defined). See "Risk Factors--Conflicts of Interest," "Relationship Between Station REIT and OpCo after the Distribution," "Management" and OpCo's historical and pro forma combined financial statements included in this Prospectus.

                        THE REORGANIZATION TRANSACTIONS

    In connection with the Reorganization Transactions, Station REIT and OpCo will make the following transfers:

      TRANSFERS BY STATION REIT TO OPCO(1)                CONSIDERATION TO STATION REIT FROM OPCO
--------------------------------------------------------  --------------------------------------------------------
    - All working capital and inventory at the            - Intermediate Notes (2)
        Initial Properties                                - OpCo Preferred Stock (3)
    - Furniture, fixtures and equipment                   - OpCo Common Stock (4)
    - Gaming vessels
    - Substantially all other personal property,
        including intellectual property
    - Certain liabilities
    - The capital stock of certain subsidiaries

------------------------

(1) Such assets, together with liabilities assumed by OpCo, are referred to herein as the "Transferred Assets."

(2) Promissory notes to be issued by OpCo in an aggregate principal amount of $105 million (the "Intermediate Notes"). The Intermediate Notes will be repaid by OpCo upon consummation of the Reorganization Transactions.

(3) 20,000,000 shares of Series A Cumulative Non-Voting Preferred Stock of OpCo (the "OpCo Preferred Stock"). Station REIT will include 10,000,000 shares of OpCo Preferred Stock in the Distribution and will sell the remaining OpCo Preferred Stock to unaffiliated third parties upon consummation of the Reorganization Transactions.

(4) The common stock, no par value, of OpCo (the "OpCo Common Stock"). All of the shares of OpCo Common Stock will be included in the Distribution.

    The "Reorganization Transactions" consist principally of the transactions summarized below:

FIGURE 1:

                                    [GRAPH]

    - Station REIT will form OpCo and its subsidiaries

    - Station REIT will cause the transfer of the Transferred Assets to limited liability companies that are subsidiaries of OpCo.

    - In exchange for the Transferred Assets, OpCo will issue (i) the Intermediate Notes, (ii) the OpCo Common Stock and (iii) the OpCo Preferred Stock to Station REIT.

    - Station REIT will receive stockholder approval of adoption of certain amendments (the "Charter Amendments") to its Amended and Restated Articles of Incorporation (the "Articles of Incorporation").
---------------------------------------------------------------------

FIGURE 2:

                                    [GRAPH]

    - Station REIT will distribute (i) all of the OpCo Common Stock and (ii) a portion of the OpCo Preferred Stock to Station REIT's common stockholders as of the Distribution record date as a dividend.

    - Station REIT will sell the remaining portion of the OpCo Preferred Stock (together with that received by certain of the Selling Stockholders in the Distribution) to unaffiliated third parties.

    - Upon closing of the OpCo Financing, OpCo will pay Station REIT $105 million to repay the Intermediate Notes (see
      Figure 3).

FIGURE 3:

                                    [GRAPH]

    - To obtain certain tax treatment for Station REIT, certain affiliated stockholders of OpCo will exchange a portion of the OpCo Common Stock owned by them for a series of non-voting common stock of OpCo ("OpCo B Stock"). See "Principal and Selling Stockholders."

    - Subsidiaries of Station REIT will enter into the Leases with subsidiaries of OpCo.

    - Station REIT will consummate the Offerings

    - Station REIT will utilize the proceeds from (i) the retirement of the Intermediate Notes, (ii) the sale of the undistributed portion of OpCo Preferred Stock, (iii) the Offerings and (iv) the Bank Facility (as defined herein) to retire debt and repay certain other obligations. See "Use of Proceeds."

    - Station REIT will elect REIT status on or prior to March 31, 1998.

    - Station REIT will change its name to "Station Entertainment Properties, Inc." and OpCo will change its name to "Station Casinos, Inc."

    - Station REIT will change its fiscal and taxable year to a calendar year.

                                   THE LEASES

    Station REIT will lease all of the Initial Properties to OpCo, which will operate the Initial Properties. Each Lease is a long-term, triple net lease that requires OpCo to pay substantially all expenses associated with the operation of such Initial Property, including taxes and other governmental charges, insurance, utilities, service, maintenance and any ground lease payments. Each Lease will provide for (x) base rent (with certain annual escalations) and (y) percentage rent (based on gross receipts in excess of specified threshold amounts) and will have initial terms ranging from 13 to 15 years, which, at the option of OpCo, generally may be extended for six additional five year periods. The Leases for the Initial Properties have an initial aggregate base rent of $126 million and such Leases provide for incremental base rent at an 11% lease rate based on the incremental amount invested in the related property. The Leases generally grant Station REIT certain approval rights with respect to any eligible Capital Project (as defined herein) that OpCo may be considering. Further, such Leases require OpCo to give Station REIT the opportunity to finance, and receive such incremental base rent from, such Capital Projects OpCo may be considering. Management intends to seek leases with respect to additional properties it may develop or acquire generally on terms that are similar to the Leases on the Initial Properties.

                              DISTRIBUTION POLICY

    Station REIT anticipates making regular quarterly distributions to holders
of Common Stock initially equal to $    per share, which, on an annualized
basis, would be equal to $    per share. The first distribution, for the period
from the closing of the Offerings to June 30, 1998, is expected to represent a pro rata distribution of the anticipated regular quarterly distribution. Station REIT's board of directors will periodically determine the actual distribution rate in its sole discretion. The estimate of anticipated initial quarterly distributions relates only to periods ending on or prior to December 31, 1998, and no assurance can be given as to the amount of distributions, if any, after that date. Station REIT's actual Funds From Operations will be affected by a number of factors, including operations at the Intial Properties. Station REIT does not expect to change its initial per share distribution rate if the Underwriters' over-allotment options are exercised.

    Station REIT established the initial distribution amount based upon pro forma Funds From Operations for its latest twelve month period, as further adjusted as described in footnote (1) below. "Funds From Operations" as defined by the National Association of Real Estate Investment Trusts is net income
(loss) computed in accordance with generally accepted accounting principles, excluding gains (or losses) from debt restructuring or sales of property, plus depreciation and amortization on real estate assets and after adjustments, if any, for unconsolidated partnerships and joint ventures. Station REIT's "Cash Available for Distribution," which is Funds From Operations adjusted for certain non-cash items, less reserves for capital expenditures, is not expected to be materially different from its Funds From Operations, principally because under the Leases, OpCo is responsible for substantially all maintenance capital expenditures. See "--Summary Consolidated Financial Data" for information regarding cash flows provided by operating, investing and financing activities. Station REIT believes that such pro forma financial information, with the enumerated adjustments, provides a reasonable basis for setting the initial distribution rate. The foregoing is being set forth solely to describe the setting of the initial distribution amount, and should not be construed as a forecast of Station REIT's results of operations or liquidity. See "Distribution Policy."

    The following table sets forth certain unaudited, supplementally adjusted pro forma financial information for the twelve months ended September 30, 1997.

                                                                       SUPPLEMENTAL ADJUSTED
                                                                      PRO FORMA TWELVE MONTHS
                                                                               ENDED
                                                                       SEPTEMBER 30, 1997(1)
                                                                      ------------------------
                                                                       (AMOUNTS IN THOUSANDS,
                                                                          EXCEPT PER SHARE
                                                                              AMOUNTS)
Gross revenues......................................................        $    131,820
                                                                                --------
Expenses(2).........................................................              63,920
Depreciation........................................................              13,320
                                                                                --------
Funds From Operations(3)............................................              67,900
                                                                                --------
                                                                                --------
Initial Funds From Operations per share(3)(4).......................        $       1.06
                                                                                --------
                                                                                --------

------------------------
(1) Represents the pro forma results of operations for the period presented, determined on the basis set forth in Station REIT's Unaudited Pro Forma Consolidated Financial Statements and as adjusted to reflect (a) annualized Lease revenues, and associated expenses, as if each of the Initial Properties had been in operation from October 1, 1996, and (b) the redemption by Station REIT of all of its 9 5/8% Senior Subordinated Notes due 2003 with borrowings under the Bank Facility, as if the same had occurred on October 1, 1996. Although Station REIT intends to redeem or repurchase such notes (see footnote (1) of Notes to Pro Forma Capitalization), no assurance may given that such event will in fact occur on the assumed terms or at all.

(2) Consists of interest expense and preferred stock dividends, rental expense and general and administrative expense.

(3) Industry analysts generally consider Funds From Operations to be an appropriate measure of the performance of an equity REIT. Funds From Operations should not be considered an alternative to net income as an indicator of Station REIT's operating performance or to cash flow as a measure of liquidity.

(4) Based on 64.3 million shares of Common Stock outstanding upon completion of the Offerings. Excludes shares of Common Stock issuable upon (a) conversion of outstanding convertible securities and (b) the Underwriters' exercise of the over-allotment options. See "Pro Forma Capitalization" and "Description of Certain Indebtedness and Capital Stock."

                                 THE OFFERINGS

Common Stock offered by Station REIT(1)..............  29,000,000 shares

Common Stock offered by the Selling
  Stockholders(1)(2).................................  2,000,000 shares

Common Stock to be outstanding after the
  Offerings(3).......................................  64,306,657 million shares

Use of Proceeds to Station REIT......................  To repay indebtedness and for general corporate purposes. See "Use
                                                       of Proceeds."

NYSE symbol..........................................  "STN"

------------------------------

(1) Of the 31,000,000 shares of Common Stock to be sold in the Offerings, 24,800,000 shares are being offered in the United States and Canada by the U.S. Underwriters (as defined herein) and 6,200,000 shares are being offered in a concurrent offering outside the United States and Canada by the International Managers (as defined herein).

(2) Station REIT will not receive any proceeds from the sale of shares by the Selling Stockholders. After the Offerings, the Selling Stockholders will beneficially own an aggregate of 13,252,228 shares (approximately 20.6% of the Common Stock to be outstanding after the Offerings). See "Principal and Selling Stockholders."

(3) Excludes shares of Common Stock issuable upon conversion of the Convertible Preferred Stock, shares subject to outstanding options issued under Station REIT's Stock Compensation Program (as defined herein) and additional shares available for grant thereunder. See "Pro Forma Capitalization" and "The Reorganization Transactions."

                                   TAX STATUS

    Station REIT intends to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its initial taxable year ending December 31, 1998. If Station REIT qualifies for taxation as a REIT, Station REIT (subject to certain exceptions) will not be subject to federal income taxation, at the corporate level, on its taxable income that is distributed to the stockholders of Station REIT. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its taxable income. Failure to qualify as a REIT would render Station REIT subject to tax (including any applicable minimum tax) on its taxable income at regular corporate rates and distributions to the stockholders in any such year would not be deductible by Station REIT. Although Station REIT does not intend to request a general ruling from the Internal Revenue Service (the "Service") as to REIT status, Station REIT has obtained the opinion of its legal counsel that it will qualify for REIT status, which opinion is based on certain assumptions and representations and is not binding on the Service or any court. Even if Station REIT qualifies for taxation as a REIT, Station REIT may be subject to certain state and local taxes on its income and property and certain federal taxes on its income. In connection with Station REIT's election to be taxed as a REIT, Station REIT's Articles will, subject to stockholder approval obtained prior to the Distribution, impose restrictions on the transfer of shares of Common Stock. In connection with the Reorganization Transactions, Station REIT will change its fiscal year end from March 31 to December 31. See "Risk Factors--Tax Risks," "Federal Income Tax Considerations--Taxation of Station REIT" and "Description of Certain Indebtedness and Capital Stock--REIT Status Restrictions on Transfer."

                      SUMMARY CONSOLIDATED FINANCIAL DATA

    The summary consolidated financial data presented below as of and for Station REIT's fiscal years ended March 31, 1993, 1994, 1995, 1996 and 1997 have been derived from consolidated financial statements which, except for 1993 and 1994, are contained elsewhere in this Prospectus. The summary consolidated financial data presented below as of and for the six months ended September 30, 1997 and 1996 are derived from unaudited consolidated financial statements; however, in the opinion of Station REIT, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of Station REIT's financial position and results of operations for such period have been included. The summary consolidated financial data set forth below are qualified in their entirety by, and should be read in conjunction with the "Station Casinos, Inc. Unaudited Pro Forma Consolidated Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements, the notes thereto and other financial and statistical information included elsewhere in this Prospectus.

                                                                                                      SIX MONTHS ENDED
                                                             YEARS ENDED MARCH 31,                     SEPTEMBER 30,
                                             -----------------------------------------------------  --------------------
                                               1993       1994       1995       1996       1997       1996       1997
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                                                        (UNAUDITED)

                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Net revenues...............................  $ 149,895  $ 169,543  $ 290,278  $ 466,857  $ 583,515  $ 273,474  $ 367,613
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
Depreciation and amortization..............     10,935     12,976     22,220     35,039     44,589     20,092     33,169
Preopening expenses........................     --         --         19,378      2,436     31,820     --         10,866
Operating income...........................     26,857     25,696      6,388     69,464     58,123     46,622     31,518
Interest expense, net......................     (8,949)    (9,179)   (19,967)   (30,563)   (36,698)   (16,260)   (35,713)
Income (loss) before income taxes..........     17,940     18,709    (11,419)    40,051     21,378    (30,428)    (9,191)
Net income (loss)..........................     --          9,417     (7,942)    25,472     13,763     19,577     (5,933)
Preferred stock dividends..................     --         --         --            (53)    (7,245)    (3,622)    (3,622)
Net income (loss) applicable to common
  stock....................................     --          9,417     (7,942)    25,419      6,518     15,955     (9,555)
Pro forma net income (unaudited)(1)........     11,840     12,309     --         --         --         --         --
Earnings per share:
Earnings (loss) per common share...........  $  --      $  --      $   (0.26) $    0.75  $    0.18  $    0.45  $   (0.27)
Pro forma earnings per share
  (unaudited)(1)...........................  $    0.44  $    0.42  $  --      $  --      $  --      $  --      $  --

OTHER DATA(2):
Number of hotel rooms......................      1,028      1,028      1,328      1,528      1,708      1,528      2,106
Average daily occupancy rate:..............
  Palace Station...........................         94%        97%        95%        94%        95%        97%        96%
  Boulder Station..........................     --             92%        93%        94%        98%        98%        98%
  Sunset Station...........................     --         --         --         --         --         --             92%
  Texas Station............................     --         --         --             86%        95%        96%        91%
  Station Casino Kansas City...............     --         --         --         --             95%    --             91%
Casino square footage......................     84,000     84,000    206,000    278,000    432,000    278,000    512,000
Number of slot machines....................      3,202      3,323      7,020      9,555     13,008      9,449     15,345
Capital expenditures(3)....................  $  15,504  $ 102,687  $ 163,884  $ 307,745  $ 506,096  $ 218,797  $ 103,561
EBITDA(4)..................................     37,792     41,743     47,986    106,939    136,548     66,714     75,553
EBITDAR(5)                                      37,792     41,983     50,563    113,476    139,906     69,178     80,656
Cash flows provided by (used in):
  Operating activities.....................  $  29,658  $  23,685  $  48,494  $  77,953  $ 111,803  $  52,177  $  54,644
  Investing activities.....................    (14,867)  (111,072)  (157,585)  (266,935)  (479,008)  (195,853)  (182,958)
  Financing activities.....................    (10,309)    92,073    109,893    286,889    294,859     59,432    129,715

                                                                  AS OF MARCH 31,
                                               -----------------------------------------------------
                                                 1993       1994       1995       1996       1997
                                               ---------  ---------  ---------  ---------  ---------
                                                                                                          AS OF
                                                                                                      SEPTEMBER 30,
                                                                                                          1997
                                                                                                      -------------
                                                                                                       (UNAUDITED)
                                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA:
Cash and cash equivalents....................  $  11,473  $  16,159  $  16,961  $ 114,868  $  42,522   $    43,923
Total assets.................................    185,110    301,486    436,538    827,314  1,234,118     1,308,675
Long-term debt...............................    133,215    159,460    299,814    464,998    760,963       899,994
Stockholders' equity.........................     37,153     95,791     87,886    278,470    298,848       289,501

------------------------------

(1) Reflects provisions for federal income taxes (assuming a 34% effective tax rate for both periods) as if Station REIT had not been treated as an S corporation during the year ended March 31, 1993.

(2) Other Data relating to the number of hotel rooms, the casino square footage and the number of slot machines represent end of period data.

(3) Capital expenditures for the fiscal year ended March 31, 1994 included $52.8 million related to the development of Station Casino St. Charles and $31.9 million related to the development of Boulder Station. Capital expenditures for the fiscal year ended March 31, 1995 include $52.9 million related to the development of Station Casino St. Charles and $90.7 million related to the development of Boulder Station. Capital expenditures for the fiscal year ended March 31, 1996 include $84.9 million related to the acquisition and completion of Texas Station, $25.0 million related to the parking garage and entertainment complex at Boulder Station, $62.8 million related to the development and construction of Station Casino Kansas City, $29.7 million related to the development and construction of Sunset Station and $39.4 million related to the St. Charles Expansion Project (as defined herein). Capital expenditures for the fiscal year ended March 31, 1997 included $211.1 million related to the development and construction of Station Casino Kansas City, $112.8 million related to the development and construction of Sunset Station and $99.6 million related to the development and construction of the St. Charles Expansion Project. Capital expenditures for the six months ended September 30, 1997 include $40.7 million related to the development and construction of Sunset Station, and $23.9 million related to the development and construction of the St. Charles Expansion Project.

(4) "EBITDA" consists of operating income and, in the case of Station Casino St. Charles, lease income of $3.1 million relating to the Station Casino St. Charles riverboat in fiscal year 1994, plus depreciation and amortization, including preopening expenses and a restructuring charge in 1997. EBITDA should not be construed as an alternative to operating income as an indicator of Station REIT's operating performance, or as an alternative to cash provided by operating activities as a measure of liquidity. Station REIT has presented EBITDA solely as supplemental disclosure because Station REIT believes that certain investors consider this information useful in the evaluation of the financial performance of companies with substantial depreciation and amortization.

(5) "EBITDAR" consists of EBITDA plus lease expenses. EBITDAR should not be construed as an alternative to operating income as an indicator of Station REIT operating performance, or as an alternative to cash provided by operating activities as a measure of liquidity. Station REIT has presented EBITDAR solely as supplemental disclosure because Station REIT believes that certain investors consider this information useful in the evaluation of the financial performance of companies with substantial depreciation, amortization and lease expenses.

                   SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA

    The following summary unaudited pro forma financial data make adjustments to Station REIT's historical statements of operations as if the Reorganization Transactions had occurred on April 1, 1996 and make adjustments to Station REIT's historical balance sheet as if the Reorganization Transactions had occurred on September 30, 1997. See "Station Casinos, Inc. Unaudited Pro Forma Consolidated Balance Sheet and Unaudited Pro Forma Statements of Operations" for a description of the pro forma adjustments made in the preparation of the pro forma financial data. The pro forma financial statements of Station REIT do not purport to be indicative of the future results of operations or financial position of Station REIT or what the results of operations would have been if the Reorganization Transactions had occurred on the dates indicated.

                                                                                FISCAL YEAR         SIX MONTHS
                                                                                   ENDED              ENDED
                                                                               MARCH 31, 1997   SEPTEMBER 30, 1997
                                                                              ----------------  ------------------
                                                                                 (AMOUNTS IN THOUSANDS, EXCEPT
                                                                                        PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Rental revenues:
    Palace Station..........................................................     $   24,000         $   12,000
    Boulder Station.........................................................         35,000             17,500
    Texas Station...........................................................         14,000              7,000
    Sunset Station..........................................................         --    (1)           7,875(1)
    Station Casino St. Charles..............................................         13,000              6,500
    Station Casino Kansas City..............................................          2,708(1)           6,500
                                                                                   --------           --------
    Total lease revenues....................................................         88,708             57,375
  Pass-through revenue(2)...................................................          3,525              2,610
                                                                                   --------           --------
  Gross revenue(2)..........................................................         92,233             59,985
Corporate expenses..........................................................          3,000              1,500
Rental expense(1)...........................................................          3,525              2,610
Depreciation................................................................          7,970              6,242
                                                                                   --------           --------
Operating income............................................................         77,738             49,633
Interest expense, net.......................................................        (20,263)           (18,959)
                                                                                   --------           --------
Net income..................................................................         57,475             30,674
Preferred stock dividends...................................................         (7,245)            (3,622)
                                                                                   --------           --------
Net income applicable to common stock.......................................     $   50,230         $   27,052
                                                                                   --------           --------
                                                                                   --------           --------
Earnings per common share(3)................................................     $     0.78         $     0.42
                                                                                   --------           --------
                                                                                   --------           --------
OTHER FINANCIAL DATA:
Net income applicable to common stock.......................................     $   50,230         $   27,052
Add: Depreciation...........................................................          7,970              6,242
                                                                                   --------           --------
Funds From Operations(4)....................................................     $   58,200         $   33,294
                                                                                   --------           --------
                                                                                   --------           --------
Funds From Operations per common share(3)(4)................................     $     0.90         $     0.52
                                                                                   --------           --------
                                                                                   --------           --------

                                                                                       AS OF SEPTEMBER 30,
                                                                                              1997
                                                                                     -----------------------
                                                                                         (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents..........................................................        $    28,272
Total assets.......................................................................            777,306
Long-term debt.....................................................................            531,430
Stockholders' equity...............................................................            219,410

--------------------------

(1) Reflects less than a full year's operations for Sunset Station, which, commenced operations on June 10, 1997, and Station Casino Kansas City, which, commenced operations on January 16, 1997. The aggregate annualized lease revenues for all Initial Properties, had they been open for a full twelve months, would have been $126 million.

(2) Represents the amount of pass-through rents with respect to head leases on the Initial Properties.

(3) Excludes the Common Stock issuable upon conversion of the Convertible Preferred Stock and exercise of options.

(4) Funds From Operations represents cash flow from operations because there are no pro forma working capital adjustments. Industry analysts generally consider Funds From Operations to be an appropriate measure of the performance of an equity REIT. Funds From Operations should not be considered an alternative to net income as an indicator of Station REIT operating performance or to cash flow as a measure of liquidity.

                                  RISK FACTORS

    EXCEPT FOR HISTORICAL INFORMATION CONTAINED IN THIS PROSPECTUS, THE MATTERS DISCUSSED HEREIN CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, SUCH AS BUSINESS STRATEGY, EXPECTED LEASE INCOME, EXPECTED INCOME OF OPERATIONS, ABILITY TO QUALIFY AS A REIT, PLANS FOR FUTURE EXPANSIONS, CAPITAL SPENDING AND FINANCIAL RESOURCES INCLUDING WORDS SUCH AS "ANTICIPATE," "BELIEVE," "PLAN," "ESTIMATE," "EXPECT," "INTEND" AND OTHER SIMILAR EXPRESSIONS. SUCH FORWARD-LOOKING STATEMENTS ARE INHERENTLY UNCERTAIN, AND INVESTORS MUST RECOGNIZE THAT ACTUAL RESULTS MAY DIFFER FROM MANAGEMENT'S EXPECTATIONS. KEY FACTORS AFFECTING CURRENT AND FUTURE OPERATIONS OF STATION REIT INCLUDE THE FOLLOWING FACTORS IN ADDITION TO THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS WHICH INVESTORS SHOULD READ BEFORE PURCHASING THE COMMON STOCK OFFERED IN THE OFFERINGS.

NEW BUSINESS STRATEGY; NEWLY ORGANIZED ENTITY; NO OPERATING HISTORY

    Station REIT will cease to conduct gaming operations and instead will limit its activities generally to holding and developing real estate and associated assets. Management of Station REIT has no experience operating as a REIT or acquiring additional properties. Station REIT will need to rely on OpCo to generate sufficient cash flow from the operation of the Initial Properties to enable OpCo to meet the rent obligations under the Leases. OpCo has been recently organized and has no operating history.

DEPENDENCE OF STATION REIT ON OPCO

    OpCo will be the lessee of all the Initial Properties. Station REIT's initial revenues, and its ability to make distributions to its stockholders, will depend on rental payments by OpCo under the Leases (which initially will depend entirely on OpCo's ability to generate sufficient cash flow from the Initial Properties). OpCo is expected to have sufficient assets, income and access to financing to enable it to satisfy its obligations under the Leases at the time of consummation of the Offerings; however, there can be no assurance that OpCo will have such assets, income and access to financing in the future. See "OpCo Combined Financial Statements" and "OpCo Unaudited Pro Forma Financial Statements."

    Due to Station REIT's initial dependence on OpCo's rental payments as the principal source of Station REIT's revenues, Station REIT may be limited in its ability to fully enforce its rights under the Leases or to terminate the Leases. Failure by OpCo to materially comply with the terms of a Lease or to maintain required gaming licenses could require Station REIT to find another lessee to lease such Initial Property since, as a REIT, Station REIT is generally precluded from operating its properties. In the event of a default by OpCo, there could be a decrease or cessation of rental payments or, in the case of ground-leased Initial Properties, Station REIT would be required to make the ground lease payments or lose the applicable Initial Property. Moreover, there can be no assurance that OpCo will elect to renew a Lease upon expiration of its initial term, which would also force Station REIT to find a suitable replacement lessee. In either circumstance, Station REIT may be unable to locate a suitable lessee at similar rental rates, which would have the effect of reducing Station REIT's rental revenues. See "--Conflicts of Interest," "Hotel/Casino Industry Risks--Regulation" and "Relationship Between Station REIT and OpCo--The Leases."

LACK OF CONTROL OVER HOTEL/CASINO PROPERTIES

    Station REIT also will be dependent on the ability of OpCo, as net lessee under the Leases, to manage the Initial Properties, and will grant OpCo certain rights of first offer to lease casino properties in the Las Vegas locals market area subsequently acquired or developed by Station REIT. To maintain its status as a REIT, Station REIT will not be able to operate the Initial Properties or any such subsequently acquired or developed properties. As a result, Station REIT will be unable to implement strategic business decisions directly with respect to the marketing of its properties, such as decisions with respect to marketing casino operations, the setting of room rates, changes in gaming or food and beverage operations and certain similar decisions. Station REIT may be unable to take action if it believes OpCo is operating one of the Initial Properties inefficiently or in a manner adverse to Station REIT's interests, unless a specific material default exists under the Lease. In the case of such a default, Station REIT's redress will be limited to terminating the applicable Lease and seeking to recover damages from OpCo. In addition, lenders to OpCo may limit Station REIT's termination rights. If a Lease is terminated, Station REIT will be required to find another suitable lessee or risk losing its qualification to be a REIT. In addition, Station REIT will be unable directly to control decisions to expand the Initial Properties. See "Business and Properties--The Leases."

CONFLICTS OF INTEREST

    GENERAL

    Because of the pre-existing and continuing ownership interests and interrelationships of the parties involved, there are inherent conflicts of interest with respect to the Reorganization Transactions. See "Reorganization Transactions" and "Policies and Objectives with Respect to Certain Activities--Conflicts of Interest Policies." Consequently, the terms of the Reorganization Transactions will not reflect arm's-length negotiations between independent parties. Mr. Frank J. Fertitta, the Chairman of the Board, President and Chief Executive Officer of Station REIT will hold the same positions at OpCo and four directors on the Board of Directors of OpCo and Station REIT will be the same. As a result, most decisions relating to the contractual and other business relationships between Station REIT and OpCo will be subject to conflicts in interests and loyalties.

    CONFLICTING DEMANDS FOR MANAGEMENT TIME

    Mr. Frank J. Fertitta, the Chairman of the Board, President and Chief Executive Officer of Station REIT will hold the same positions at OpCo. Therefore, Mr. Fertitta will be subject to competing demands on his time.

    CONFLICTING CORPORATE OBJECTIVES AND INHERENT CONFLICTS OF INTEREST

    OpCo and Station REIT will be permitted to pursue business opportunities independently from one another subject to certain rights of first offer. See "Relationship Between Station REIT and OpCo after the Distribution--The Cooperation Agreement." In addition, certain business relations between the two companies will be subject to inherent conflicts of interest.

RISKS OF LEVERAGE

    As of September 30, 1997, after giving effect to the Offerings and application of the net proceeds therefrom, Station REIT would have had approximately $553.2 million of indebtedness and other liabilities (including construction payables) outstanding on a consolidated basis. Station REIT initially will be entirely dependent upon Lease payments from OpCo to meet its interest expense and principal repayment obligations under its existing indebtedness and dividend payment obligations under the Convertible Preferred Stock, and all of such obligations need to be made before distributions for any period are made to holders of Common Stock.

    Station REIT expects to obtain a commitment for the Bank Facility under which Station REIT would have $500 million total availability. The Bank Facility is expected to be secured by substantially all of the assets of Station REIT (including without limitation the Initial Properties and the Leases) and its significant subsidiaries. A portion of the availability may be used to fund the master-planned development of its hotel/casino properties, acquisition and development of additional hotel/casino properties, Station REIT's intended repurchase or redemption of the 9 5/8% Senior Subordinated Notes due 2003 and general corporate purposes. See "Pro Forma Capitalization."

    Subject to the limitations in the Bank Facility and the Existing Indentures (as defined herein), Station REIT may borrow additional amounts from the same or other lenders in the future, or may issue corporate debt securities in public or private offerings. Certain of such additional borrowings may be secured by properties and leasehold interests owned by Station REIT. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Policies and Objectives with Respect to Certain Activities--Financing" and "Description of Certain Indebtedness and Capital Stock."

    There can be no assurances that Station REIT will be able to meet its debt service obligations and, to the extent that it cannot, Station REIT risks the loss of some or all of its assets, including the Initial Properties, to foreclosure. Adverse economic conditions could cause the terms on which borrowings become available to be unfavorable. In such circumstances, if Station REIT is in need of capital to repay indebtedness in accordance with its terms or otherwise, it could be required to liquidate one or more investments in hotel/casino properties at times which may not permit realization of the maximum return on such investments.

ABILITY TO MAINTAIN DISTRIBUTIONS

    Station REIT's estimated initial annual distribution to stockholders is
approximately $   per share. See "Distribution Policy." There can be no
assurance Station REIT will be able to distribute dividends at this level, or at all, in the future. Decreases in Funds From Operations due to unfinanced expenditures for acquisitions or development of hotel/casino properties or increases in the number of shares of Common Stock outstanding without commensurate increases in Funds From Operations each would adversely affect the ability of Station REIT to maintain distributions to common stockholders. In addition, Station REIT's indebtedness will restrict dividends. See "Description of Certain Indebtedness and Capital Stock." To qualify as a REIT for federal tax purposes, Station REIT will be required to pay out at least 95% of its net income as distributions each year to its stockholders. See "Risk Factors--Tax Risks." Consequently Station REIT's ability to pay distributions to qualify as a REIT for federal tax purposes is expected to depend in part on its ability to generate Funds From Operations and consummate equity offerings.

HOTEL/CASINO INDUSTRY RISKS

    COMPETITION

    Through its dependence upon lease payments as its sole source of revenue Station REIT will be subject to competitive pressures in the hotel/casino industry. The ability of OpCo and other lessees to generate profits and to pay rent may be adversely impacted by such competition.

    Intense competition exists among companies in the gaming industry, many of which have significantly greater resources than OpCo and may have greater resources than other lessees. Palace Station, Boulder Station, Texas Station and Sunset Station face competition from all other casinos and hotels in the Las Vegas area, including, to some degree, from each other. Such competition includes at least eight hotel/ casino properties targeted primarily towards local residents and repeat visitors, as well as numerous non-hotel gaming facilities targeted towards local residents. Several direct competitors of the Initial Properties have major expansion projects planned. Major expansions or enhancements of existing properties or the construction of new properties by competitors could have a material adverse effect on the business of Palace Station, Boulder Station, Texas Station and Sunset Station and, thereby adversely affect OpCo's ability to pay rent under the Leases. Other gaming operators own undeveloped properties on which gaming facilities could be developed in the immediate vicinity of Texas Station and Sunset Station, and at least two operators are exploring development opportunities in the immediate vicinity of Sunset Station.

    Station Casino Kansas City, which opened January 16, 1997, competes primarily with other gaming operations in and around Kansas City, Missouri. Currently, there are four gaming operators in the Kansas City market in addition to Station Casino Kansas City. Gaming has been approved by local voters in jurisdictions near Kansas City, including St. Josephs (which currently has one gaming riverboat in operation) and other cities and counties along the Missouri River. Any new gaming operations developed near Kansas City would likely provide significant competition to Station Casino Kansas City.

    Station Casino St. Charles competes primarily with other gaming operations in and around St. Louis, Missouri. Currently, in addition to Station Casino St. Charles, there are five other gaming operators in the St. Louis market, including a shared facility in Maryland Heights which opened in March 1997 and which caused a significant decline in revenues at Station Casino St. Charles. While there has been a decline in revenues at Station Casino St. Charles since the opening of the Maryland Heights facility, OpCo is expected to continue steps begun by Station REIT to mitigate the effects of such competition. Additionally, two of the five competitors operating in the St. Louis market are located in Illinois, which does not impose a $500 loss limit. Gaming also has been approved by local voters in jurisdictions near St. Louis, including St. Charles and other cities and counties along the Mississippi and Missouri Rivers. Any new gaming operations developed near St. Louis would likely provide significant competition to Station Casino St. Charles. Gaming laws in surrounding states and in other areas may be amended in ways that would increase the competition to Station Casino St. Charles and Station Casino Kansas City. This increasing competition could have a material adverse effect on OpCo's business and, thereby adversely effect OpCo's ability to pay rent under the Leases.

    For a more comprehensive discussion of competitive factors affecting the operations of the Initial Properties, see "Business and Properties--Competition."

    UNCERTAIN EFFECT OF RECENT COURT DECISION

    On January 16, 1997, Station REIT's gaming license in Kansas City was formally issued for its facility which is located in a man-made basin filled with water piped in from the surface of the Missouri River. In reliance on numerous approvals from the Missouri Gaming Commission specific to the configuration and granted prior to the formal issuance of its gaming license, Station REIT built and opened the Station Casino Kansas City facility. The license issued to Station REIT and the resolutions related thereto specifically acknowledge that the Missouri Gaming Commission had reviewed and approved this configuration. On November 24, 1997, the Supreme Court of Missouri, in a case challenging the gaming licensing of certain competing operators of Station Casino St. Charles located in Maryland Heights, Missouri, ruled that gaming may occur only in artificial spaces that are contiguous to the surface stream of the Missouri and Mississippi Rivers. The case was remanded to the trial court for a factual determination as to whether such competing operators meet this requirement. As a result of this decision, the Missouri Gaming Commission may also review this issue as it relates to the relicensing of Station Casino Kansas City. Such relicensing hearing is scheduled to occur in January 1998. Because of the questions raised but not answered in the Missouri Supreme Court's decision, and because Station REIT is not subject to any claim with regard to this matter at this time, Station REIT cannot predict what effect the Missouri Supreme Court ruling or Missouri Gaming Commission's actions at such relicensing hearing will have on operations at Station Casino Kansas City. Station REIT cannot provide any assurance that there will not be a material adverse impact. Station REIT does not believe the court ruling will have an adverse impact on the Station Casino St. Charles operations.

    OTHER OPERATING RISKS

    The Initial Properties will be subject to all operating risks common to the hotel/casino industry. In addition to the risks associated with competition, these risks include, among other things, (i) increases in operating costs due to inflation and other factors, which increases may not have been offset in recent years, and may not be offset in the future by increased charges for services and/or increases in room rates at the hotel/casino properties; (ii) increases in energy costs and other expenses of travel, which may deter potential customers and (iii) adverse effects of general and local economic conditions. In addition, to the extent Station REIT acquires additional hotel/casino properties, the operation of such properties (by

OpCo or another lessee) may be more dependent upon tourism than the Initial Properties. These factors could adversely affect OpCo's ability to generate revenues and to make Lease payments and, therefore, affect Station REIT's ability to make expected distributions to stockholders and obtain financing.

    OPERATING COSTS AND CAPITAL EXPENDITURES; HOTEL/CASINO RENOVATION

    Hotel/casino properties in general, including the Initial Properties, have an ongoing need for renovations and other capital improvements, particularly in older structures, including periodic replacement or refurbishment of FF&E. Under the terms of the Leases, OpCo is obligated to pay for all capital expenditures and other expenses for the maintenance, repair, restoration or refurbishment of the Initial Properties other than certain material Capital Projects (as defined herein). See "Business and Properties-- The Leases." There can be no assurance OpCo or any other lessee of Station REIT's hotel/casino properties will be able to meet its obligations to maintain such properties, in which case Station REIT may be required to make such expenditures. OpCo may not undertake any Capital Project that materially adds to, further materially improves or effects a complete or substantially complete refurbishment of any Initial Property without the approval of Station REIT. If Station REIT approves any such material Capital Projects, it may elect to finance such Capital Projects subject to the Lease with OpCo. If Station REIT elects not to finance such material Capital Projects it will not receive additional Lease revenues from such Capital Projects. Such material Capital Projects may be necessary to ensure the continued competitiveness of the hotel/casino properties and failure to complete such projects may have a material adverse impact on the ability of OpCo to make Lease payments, and, therefore, Station REIT's ability to make expected distributions to its stockholders. In addition, Station REIT may acquire hotel/casino properties in the future that require significant renovation. Renovation of hotel/casino properties involves certain risks, including the possibility of environmental problems, construction cost overruns and delays, uncertainties as to market demand or deterioration in market demand after commencement of renovation and the emergence of unanticipated competition from hotels. See "--Construction Risks," "--Real Estate Investment Risks; General Risks," and "--Environmental Matters."

    ST. CHARLES EXPANSION PROJECT

    The expansion project at Station Casino St. Charles (the "St. Charles Expansion Project") currently includes the building of a backwater basin that will contain two replacement gaming vessels and a retail and entertainment complex. Completion and opening of these new facilities is dependent upon the availability of funds to Station REIT and OpCo, construction risks and regulatory requirements unique to the state of Missouri and gaming in general. As of September 30, 1997, $123.5 million had been invested by Station REIT. As of November 30, 1997, construction on the project has slowed. See "Business and Properties--The Leases." As a result, the time until this expansion provides a return on investment could be substantial or the project could be delayed indefinitely.

    CONSTRUCTION RISKS

    Construction projects, such as the master-planned developments or other developments undertaken by OpCo with Station REIT's approval, entail significant risks, including shortages of materials or skilled labor, unforeseen engineering, environmental or geological problems, work stoppages, weather interference, floods and unanticipated cost increases. Anticipated costs and construction periods are based upon budgets, conceptual design documents and construction schedule estimates prepared by Station REIT in consultation with its architects and contractors. Definitive budgets have not been completed for any such project, and the existing construction plans for these projects are subject to change, and the scope of the projects may vary significantly from that which is currently anticipated. No assurance can be given that the budgeted costs of such projects when determined will not be exceeded or that such projects will commence operations within the contemplated time frame, if at all. Budget overruns and delays with respect to expansion and development projects are the responsibility of OpCo pursuant to the Leases. See "Business and Properties--The Leases." Such overruns and delays could have a material adverse impact on OpCo's ability to generate revenues sufficient to make Lease payments and, therefore, Station REIT's ability to make expected distributions to stockholders.

    LOSS OF RIVERBOAT AND DOCKSIDE FACILITIES FROM SERVICE

    The riverboat and dockside facilities at Station Casino St. Charles and Station Casino Kansas City could be lost from service due to casualty, mechanical failure, extended or extraordinary maintenance, or other severe weather conditions. For example, Station Casino St. Charles was closed for approximately three weeks during the Spring of 1995 due to flooding. Although there was no significant damage to the gaming facilities, the closure had a material adverse effect on Station REIT's operating results for the fiscal year. Station REIT believes that the new elevated roadway and 4,000-space parking structure at Station Casino St. Charles and the sheltered location of Station Casino Kansas City will substantially lessen the likelihood of closures of facilities due to flooding. Cruises are subject to risks generally incident to the movement of vessels on inland waterways, including risks of casualty due to river turbulence and severe weather conditions. In addition, U.S. Coast Guard regulations set limits on the operation of vessels, require that vessels be operated by a minimum complement of licensed personnel and require a hull inspection at a U.S. Coast Guard approved dry docking facility for all cruising riverboats at five-year intervals. Also, the Missouri Gaming Commission has required that gaming entertainment barges obtain annual certification from the American Bureau of Shipping. The Station Casino St. Charles dockside entertainment facility was recertified by the American Bureau of Shipping in December 1996, and will be due for annual recertification again in December 1997, and the riverboat at Station Casino St. Charles is not scheduled for inspection by the U.S. Coast Guard until October 1999. The loss of the riverboat or dockside facility from service for any period of time could adversely affect OpCo's ability to generate revenues sufficient to make Lease payments and, therefore, Station REIT's ability to make expected distributions to stockholders.

    DEPENDENCE ON KEY MARKETS

    OpCo's operating strategy with respect to the Initial Properties emphasizes attracting and retaining customers from the local and repeat visitor market. All of the Las Vegas Properties are dependent upon attracting Las Vegas residents. In addition, Station Casino St. Charles and Station Casino Kansas City are dependent upon attracting local residents from within their respective geographic markets. Hotel/casino properties acquired or developed in the future are likely similarly to be primarily dependent on the markets in the immediate vicinity of such properties. There can be no assurances that OpCo will be able to continue to attract a sufficient number of guests, gaming customers and other visitors in Nevada and Missouri and such other markets to make its operations profitable or to make Lease payments and, therefore permit Station REIT to make expected distributions to common stockholders. See "Station REIT--Business Strategy--Growth Strategy."

    REGULATION

    The ownership of casino gaming facilities is subject to extensive state and local regulation. The states of Nevada and Missouri and the applicable local authorities require various licenses, findings of suitability, registrations, permits and approvals (individually, a "Gaming License" and collectively, "Gaming Licenses") to be held by Station REIT, and its respective subsidiaries. The Nevada Gaming Commission (the "Nevada Commission") and the Missouri Gaming Commission may, among other things, limit, condition, suspend or revoke a Gaming License to own the stock of any of Station REIT's Nevada or Missouri subsidiaries, respectively, for any cause deemed reasonable by such licensing authority. The Missouri Gaming Commission may also review the validity of Station REIT's gaming license for Station Casino Kansas City at a relicensing hearing scheduled to occur in January 1998. Substantial fines or forfeiture of assets for violations of gaming laws or regulations may be levied against Station REIT, subsidiaries and the persons involved. The suspension or revocation of any of Station REIT's Gaming Licenses or the levy on Station REIT of substantial fines or forfeiture of assets would have a material adverse effect on the ownership and leasing of Station REIT's hotel/casino properties.

    Station REIT expects to be able to obtain all Gaming Licenses necessary for the ownership and leasing of the Initial Properties and approvals of The Reorganization Transactions. However, Gaming Licenses and related approvals are deemed to be privileges under Nevada and Missouri law, and no assurances can be given that any new Gaming Licenses that may be required in the future will be given or that existing ones will not be revoked or that approval of The Reorganization Transaction if required, will be obtained. Any expansion of Station REIT's hotel/casino property holdings in Nevada, Missouri or into new jurisdictions will require various Gaming Licenses and approvals of the relevant gaming authorities, which approval process can be time-consuming and costly and has no assurance of success.

    Gaming Authorities (as defined herein) have the authority generally to require that any record or beneficial owner of Station REIT's securities, including Common Stock, file an application and be investigated for a finding of suitability. If a record or beneficial owner of Common Stock is required by any Gaming Authority to be found suitable, such owner will be required to apply for a finding of suitability within 30 days after request of such Gaming Authority or within such earlier period prescribed by such Gaming Authority. The applicant for a finding of suitability must pay all costs of the investigation for such finding of suitability. If a record or beneficial owner is required to be found suitable and is not found suitable by such Gaming Authority, such owner may be required pursuant to the terms of Station REIT's Articles or law to dispose of the Common Stock. See "Regulation and Licensing" and "Description of Certain Indebtedness and Capital Stock."

    OpCo, as the operator of the Initial Properties, will be subject to regulation of its gaming activities similar to the regulations applicable to Station REIT prior to the Distribution. Any failure by OpCo to obtain and maintain the Gaming Licenses necessary for the operation of gaming activities at the Initial Properties could materially adversely impact such operation and OpCo's ability to generate profits and to make Lease payments and, therefore, Station REIT's ability to make distributions. No assurances can be given that OpCo will obtain and maintain such Gaming Licenses.

    UNCERTAIN EFFECT OF NATIONAL GAMBLING COMMISSION

    The U.S. Congress has created the National Gambling Impact and Policy Commission to conduct a comprehensive study of all matters relating to the economic and social impact of gaming in the United States. The enabling legislation provides that, not later than two years after the enactment of such legislation, the commission would be required to issue a report containing its findings and conclusions, together with recommendations for legislation and administrative actions. Any such recommendations, if enacted into law, could adversely impact the gaming industry and have a material adverse effect on Station REIT's or OpCo's business, financial condition or results of operations.

    From time to time, certain legislators have proposed the imposition of a federal tax on gross gaming revenues. Any such tax could have a material adverse effect on Station REIT's or OpCo's business, financial condition or results of operations.

    INVESTMENT IN SINGLE INDUSTRY

    Station REIT will have interests only in hotel/casino properties. As a result, Station REIT will be subject to risks inherent in investments in a single industry. The effects on distributions to Station REIT's stockholders resulting from a downturn in the hotel/casino industry may be more pronounced than if Station REIT had diversified investments.

REAL ESTATE INVESTMENT RISKS

    GENERAL RISKS

    Station REIT's investments will be subject to varying degrees of risk generally incident to the ownership of real property. The underlying value of Station REIT's real estate investments and Station REIT's income and ability to make distributions to its stockholders is dependent upon the ability of OpCo to operate the Initial Properties in a manner sufficient to maintain or increase revenues and to generate sufficient income in excess of operating expenses to make rent payments under the Leases. Income from the Initial Properties may be adversely affected by changes in national economic conditions, changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics, changes in interest rates, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements, particularly in older structures, changes in real estate tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, earthquakes and other natural disasters (which may result in uninsured loses), adverse changes in zoning laws, and other factors.

    VALUE AND ILLIQUIDITY OF REAL ESTATE

    Real estate investments are relatively illiquid. The ability of Station REIT to vary its portfolio in response to changes in economic and other conditions will be limited. If Station REIT must assign or sell its interests in its hotel/casino property, there can be no assurance that Station REIT will be able to make such assignment or sale in the time period it desires or that the amount received for such interests will recoup or exceed the amount of Station REIT's investment.

    COMPETITION FOR INVESTMENT OPPORTUNITIES

    Station REIT may compete for investment opportunities with entities that have substantially greater financial resources than Station REIT. These entities may generally be able to accept more risk than Station REIT can prudently manage, including risks with respect to the credit worthiness of a hotel/casino operator or the geographic proximity of its investments. Competition may generally reduce the number of suitable investment opportunities available to Station REIT and increase the bargaining power of property owners seeking to sell.

    PROPERTY TAXES

    Each Initial Property is subject to real property taxes. The real property taxes on hotel/casino properties in which Station REIT invests may increase or decrease as property tax rates change and as the properties are assessed or reassessed by taxing authorities. Payment of real property taxes will be the responsibility of OpCo under the Leases. See "Business and Properties--The Leases." Property tax increases, could adversely affect OpCo's ability to generate cash sufficient to make Lease payments, and, therefore, Station REIT's ability to make expected distributions to its stockholders.

    ENVIRONMENTAL MATTERS

    Station REIT is subject to environmental laws that may cause it to incur costs to comply with such laws and may require the cleanup of properties on which hazardous materials and wastes have been improperly disposed. Station REIT has not conducted comprehensive environmental assessments or compliance audits for its properties but, based on the limited environmental site assessments ("ESAs") it has conducted and on the nature of the operations conducted on the properties, it does not believe that it is likely to incur compliance costs or cleanup costs that would have a material effect on Station REIT's business or operations. Nonetheless, it is possible that material environmental liabilities or compliance concerns exist of which Station REIT is unaware. See "Business and Properties--Environmental Matters."

    COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT

    Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. A determination that any of the Initial Properties or any additional hotel/casino properties acquired by Station REIT is not in compliance with the ADA could result in imposition of fines or an award of damages to private litigants. If Station REIT were required to make modifications to comply with the ADA, Station REIT's ability to make distributions to its stockholders could be adversely affected.

    UNINSURED AND UNDERINSURED LOSSES

    Each Lease specifies comprehensive insurance be maintained by OpCo substantially at the levels currently maintained with respect to each of the Initial Properties, including liability, fire and extended coverage. Leases for subsequently acquired hotels will contain similar provisions. There are certain types of losses, generally of a catastrophic nature, such as earthquake and floods, however, that may be uninsurable or not economically insurable. Insurance coverage may not be sufficient to pay the full current market value or current replacement cost of a loss. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace the property after such property has been damaged or destroyed. Under such circumstances, the insurance proceeds might not be adequate to restore the economic position with respect to such property.

    ACQUISITION AND DEVELOPMENT RISKS

    Station REIT intends to pursue acquisitions of additional hotel/casino properties and, under appropriate circumstances, may pursue new hotel/casino properties or other entertainment-oriented development opportunities. Acquisitions entail risks that investments will fail to perform in accordance with expectations and that estimates of the cost of improvements necessary to market acquired properties will prove inaccurate, as well as general investment risks associated with any new real estate investment. New project development is subject to numerous risks, including risks of construction delays or cost overruns that may increase project costs, new project commencement risks such as receipt of zoning, occupancy and other required governmental approvals and permits and the incurrence of development costs in connection with projects that are not pursued to completion. The fact that Station REIT must distribute 95% of its net taxable income in order to maintain its qualification as a REIT may limit Station REIT's ability to rely upon lease income from the Initial Properties or subsequently acquired properties to finance acquisitions or new developments. As a result, if debt or equity financing were not available on acceptable terms, further acquisitions or development activities might be curtailed or Cash Available for Distribution might be adversely affected.

TAX RISKS

    FAILURE TO QUALIFY AS A REIT

    Station REIT intends to operate and to cause its subsidiaries to operate so as to qualify as a REIT for federal income tax purposes. Station REIT has not operated as a REIT historically. The continued qualification of Station REIT as a REIT will depend on Station REIT's continuing ability to meet various requirements concerning, among other things, the ownership of its outstanding stock, the nature of its assets, the sources of its income, and the amount of its distributions to its stockholders. If Station REIT were to fail to qualify as a REIT in any taxable year, it would not be allowed a deduction for distributions to stockholders in computing its taxable income and would be subject to federal income tax (including any applicable minimum tax) on its taxable income at regular corporate rates. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretation. The complexity of these provisions is greater in the case of Station REIT because of the Reorganization Transactions that Station REIT has undertaken in order to qualify as a REIT, including the distribution of OpCo Common Stock and OpCo Preferred Stock and the elimination of any earnings and profits accumulated before the qualification of Station REIT as a REIT. Complexity is also greater in the case of a REIT that owns casinos and leases them to an operating company whose ownership may substantially overlap with the ownership of the REIT. Qualification as a REIT also involves the determination of various factual matters and circumstances not entirely in Station REIT's control. Unless entitled to relief under certain Code provisions, Station REIT also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, Station REIT's Cash Available for Distribution would be reduced for each of the years involved. Although Station REIT currently intends to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Board of Directors to revoke the REIT election. See Federal Income Tax Considerations."

    ADVERSE EFFECTS OF REIT MINIMUM DISTRIBUTION REQUIREMENTS

    In order to qualify as a REIT, Station REIT generally will be required each year to distribute to its stockholders at least 95% of its net taxable income (excluding any net capital gain). In addition, Station REIT will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it during (or required to be paid during) any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year (other than capital gain income which Station REIT elects to retain and pay tax on) and (iii) 100% of its undistributed income from prior years. Pursuant to recently enacted legislation, Station REIT may elect to retain rather than distribute its net long-term capital gains. The effect of such an election is that (i) Station REIT is required to pay the tax on such gains, (ii) U.S. stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, will receive a credit or refund for their share of the tax paid by Station REIT, and (iii) the basis of a U.S. stockholder's stock would be increased by the amount of the undistributed long-term capital gains (minus the amount of capital gains tax paid by Station REIT) included in the U.S. Stockholder's long-term capital gains.

    Station REIT intends to make distributions to its stockholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. Station REIT's Funds From Operations will be generated primarily by its share of the income from the Leases. Differences in timing between taxable income and Funds From Operations could require Station REIT to borrow funds on a short-term basis to meet the 95% distribution requirement and thus avoid the nondeductible excise tax. Restrictions in Station REIT's indebtedness and Convertible Preferred Stock could preclude it from meeting the 95% distribution requirement. See "--Ability to Maintain Distributions."

    Distributions by Station REIT will be determined by Station REIT's Board of Directors (the "Board of Directors") and will be dependent on a number of factors, including the amount of Station REIT's

Funds From Operations, Station REIT's financial condition, any decision by the Board of Directors to reinvest funds rather than to distribute such funds, Station REIT's capital expenditures, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Board of Directors deems relevant. For federal income tax purposes, distributions paid to stockholders may consist of ordinary income, capital gains, nontaxable return of capital, or a combination thereof. Station REIT will provide its stockholders with an annual statement as to its designation of the taxability of distributions. See Federal Income Tax Considerations--Annual Distribution Requirements."

    OWNERSHIP LIMIT; RENTS FROM REAL PROPERTY

    In order for Station REIT to maintain its qualification as a REIT, no more than 50% of the value of its outstanding stock may be owned, directly or constructively, by five or fewer individuals or entities (as set forth in the Code and as referred to herein as "Individual"). Upon consummation of the Offerings, Station REIT's Articles will, subject to adoption of the Charter Amendments, prohibit, subject to certain exceptions, direct, indirect and constructive ownership of more than 5.5% of the outstanding shares of capital stock of Station REIT by any Individual (except for certain existing stockholders who will be prohibited from owning, directly or indirectly, more than 28.0% in the aggregate of the outstanding capital stock of Station REIT) (the "Ownership Limit"). See Federal Income Tax Provisions--Organizational Requirements." The constructive ownership rules are complex and may cause shares of capital stock owned directly or constructively by a group of related individuals or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 5.5% of the outstanding shares of Station REIT's capital stock (or the acquisition of an interest in an entity which owns shares of Station REIT's capital stock) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 5.5% of the outstanding shares of Station REIT's capital stock and thus subject such shares of Station REIT's capital stock to the Ownership Limit. As a result, the acquisition (directly or indirectly) of less than 5.5% of the outstanding Capital Stock by an individual or entity could cause constructive ownership of more than 5.5% of the outstanding Capital Stock. A transfer of shares to a person who, as a result of the transfer violates the Ownership Limit, may be void under some circumstances or the shares may be transferred to a trust, for the benefit of one or more qualified charitable organizations designated by Station REIT, with the intended transferee having only a right to share (to the extent of the transferee's original purchase price for such shares) in proceeds from the trust's sale of such shares. See Federal Income Tax Considerations--Organizational Requirements" for additional information regarding the Ownership Limit.

    In order for Station REIT to maintain its qualification as a REIT, substantially all rent under the Leases must qualify as "rents from real property." Such qualification depends on the rents satisfying a number of complex requirements, including the requirement that the rents not be measured by the income or profits of OpCo (other than rents based on a fixed percentage of receipts or sales) and the requirement that Station REIT not own (directly, indirectly or constructively) 10% or more of the total number of OpCo shares outstanding or 10% or more of the voting power of OpCo capital stock. If Station REIT does not maintain its qualification as a REIT its income will be subject to corporate level taxation.

    OTHER TAX ISSUES

    Pursuant to an election made by Station REIT and to be made by its subsidiaries under Internal Revenue Service Notice 88-19, if during the ten-year period beginning on the first day (the "Qualification Date") of the first taxable year for which Station REIT qualified as a REIT, Station REIT or any such subsidiary recognizes gain on the disposition of any property (including, any partnership interest) held by Station REIT or any such subsidiary, then, to the extent of the excess of (i) the fair market value of such property as of the Qualification Date over (ii) the adjusted income tax basis of Station REIT or any such subsidiary in such property ("built-in gain") as of the Qualification Date, Station REIT and such subsidiary as the case may be, will be required to pay a corporate level federal income tax on such gain at the highest regular corporate rate. The amount of gain upon which Station REIT will be required to pay tax will not exceed Station REIT's aggregate net built-in gain as of the Qualification Date, I.E. the amount by which the fair market value of all its assets exceeded then adjusted income tax basis on that date. Station REIT and its subsidiaries have no present intention to dispose of any such property in a manner that would trigger such tax consequences but there can be no assurance that such dispositions will not occur in the future.

    Distribution to stockholders are taxable as dividends to the extent of Station REIT's current and accumulated earnings and profits. Station REIT's earnings and profits would be increased by a gain on the sale of property. That gain will include built-in gain as of the Qualification Date.

    It is important that the rents on the Leases represent fair market value rents. To the extent they do not, Station REIT or OpCo may be subject to valuation penalties and, in certain cases, Station REIT's qualification as a REIT maybe endangered.

EFFECT OF MARKET INTEREST RATES ON PRICE OF COMMON STOCK AND COST OF FUNDS

    One of the factors that may influence the price of the Common Stock in public trading markets will be the annual yield from distributions by Station REIT on the Common Stock as compared to yields on other financial instruments. Thus, an increase in market interest rates will result in higher yields on other financial instruments, which could adversely affect the market price of the shares of Common Stock. In addition, increases in market interest rates could increase the cost of funds borrowed to make future investments.

RISK OF FUTURE REVISIONS IN POLICIES AND STRATEGIES BY BOARD OF DIRECTORS

    Station REIT will establish investment policies and operating policies and strategies, certain of which are described in this Prospectus. These policies may be amended or revised from time to time at the discretion of the Board of Directors without a vote of Station REIT's stockholders. The ultimate effect of any change in the policies and strategies set forth in this Prospectus on a holder of Common Stock may be positive or negative. See "Policies and Objectives with Respect to Certain Activities."

                                USE OF PROCEEDS

    The following table sets forth the proposed sources and uses of the combined proceeds to Station REIT of the Offerings and the Reorganization Transactions. See "Pro Forma Capitalization" and "Station Casinos, Inc. Unaudited Pro Forma Consolidated Balance Sheet" and "Station Casinos, Inc. Unaudited Pro Forma Consolidated Statements of Operations."

                             (AMOUNTS IN THOUSANDS)

                 SOURCES
Gross proceeds to Station REIT from the
 Offerings(1).............................  $  350,000
Proceeds from repayment of Intermediate
 Notes....................................     105,000
Gross proceeds from the resale of the OpCo
 Preferred Stock..........................      10,000
                                            ----------
  Total Sources...........................  $  465,000
                                            ----------
                                            ----------

                   USES
Sunset Loan Agreement(2)..................  $  104,892
Sunset Operating Lease(3).................      35,700
Current Bank Facility(4)..................     216,372
Repayment of certain obligations(5).......      52,014
Transaction Costs and Available
 Cash(6)(7)...............................      56,022
                                            ----------
  Total Uses..............................  $  465,000
                                            ----------
                                            ----------

------------------------------

(1) Station REIT will receive no proceeds from the sale of Common Stock by the Selling Stockholders.

(2) Construction/Term Loan Agreement dated as of September 25, 1996, among Sunset Station, Inc. ("SSI") and Bank of America National Trust and Savings Association, Bank of Scotland, Societe Generale (collectively, the "Banks") and each of the other lenders party thereto (the "Sunset Loan Agreement"). Represents the balance at September 30, 1997 (including accrued interest), although actual amounts may vary upon consummation of the Offerings and the Reorganization Transactions.

(3) Operating lease dated as of September 25, 1996, among Station REIT and First Security Trust Company of Nevada (the "Sunset Operating Agreement") used for the purchase of FF&E at Sunset Station.

(4) Amended and Restated Reducing Revolving Loan Agreement dated as of March 19, 1996, as amended, among Palace Station Hotel & Casino, Inc. ("PSHC"), Boulder Station, Inc. ("BSI"), Texas Station, Inc. ("TSI"), Kansas City Station Corporation ("KCSC") and St. Charles Riverfront Station, Inc. ("SCRSI"), the Banks and the other lenders party thereto (the "Current Bank Facility"). Represents the balance at September 30, 1997, (including accrued interest, although actual amounts may vary upon consummation of the Offerings and the Reorganization Transactions.

(5) Station REIT will repay certain obligations associated with certain assets that are not assumed by OpCo.

(6) Excludes the effect of any decision by holders of Common Stock to assert dissenters' rights relating to the Charter Amendments.

(7) Station REIT also expects to incur approximately $3 million of financing costs in connection with the $500 million Bank Facility it expects to obtain upon consummation of the Offerings and the Reorganization Transactions. See "Pro Forma Capitalization."

                              DISTRIBUTION POLICY

    Station REIT intends to make regular quarterly distributions to its stockholders. Station REIT's first distribution, for the period from the closing of the Offerings to June 30, 1998, is expected to equal the anticipated regular
quarterly distribution of $   per share of Common Stock, which, on an annualized
basis, will represent a distribution rate of $   per share. Station REIT does
not expect to adjust the initial distribution rate if the Underwriters' over-allotment options are exercised. There can be no assurances that Station REIT will meet or maintain such distribution rate. See "Risk Factors--Ability to Maintain Distribution."

    Station REIT established the initial distribution amount based upon pro forma Funds From Operations for its latest month period, as further adjusted as described in footnote (1) below. Station REIT's "Cash Available for Distribution," which is Funds From Operations adjusted for certain non-cash items, less reserves for capital expenditures, is not expected to be materially different from its Funds From Operations, principally because under the Leases, OpCo is responsible for substantially all maintenance capital expenditures. See "Summary Consolidated Financial Data" for information regarding cash flows provided by operating, investing and financing activities. Station REIT believes that such pro forma financial information, with the enumerated adjustments, provides a reasonable basis for setting the initial distribution rate. The foregoing is being set forth solely to describe the setting of the initial distribution rate and should not be construed as a forecast of Station REIT's results of operations or liquidity.

    The following table sets forth certain unaudited, supplementally adjusted pro forma financial information for the twelve month period ended September 30, 1997, which has been used to establish the expected initial distribution amount as explained above.

                                                                       SUPPLEMENTAL ADJUSTED
                                                                      PRO FORMA TWELVE MONTHS
                                                                               ENDED
                                                                       SEPTEMBER 30, 1997(1)
                                                                      ------------------------
                                                                       (AMOUNTS IN THOUSANDS,
                                                                          EXCEPT PER SHARE
                                                                              AMOUNTS)
Gross revenues......................................................        $    131,820
                                                                                --------
Expenses(2).........................................................              63,920
Depreciation........................................................              13,320
                                                                                --------
Funds From Operations(3)............................................              67,900
                                                                                --------
                                                                                --------
Initial Funds From Operations per share(3)(4).......................        $       1.06
                                                                                --------
                                                                                --------

------------------------
(1) Represents the pro forma results of operations for the period presented, determined on the basis set forth in Station REIT's Unaudited Pro Forma Consolidated Financial Statements and as adjusted to reflect (a) annualized Lease revenues, and associated expenses, as if each of the Initial Properties had been in operation from October 1, 1996, and (b) the redemption by Station REIT of all of its 9 5/8% Senior Subordinated Notes due 2003 with borrowings under the Bank Facility, as if the same had occurred on October 1, 1996. Although Station REIT intends to redeem or repurchase such notes (see footnote (1) of Notes to Pro Forma Capitalization), no assurance may given that such event will in fact occur on the assumed terms or at all.

(2) Consists of interest expense and preferred stock dividends, rental expense and general and administrative expense.

(3) Industry analysts generally consider Funds From Operations to be an appropriate measure of the performance of an equity REIT. Funds From Operations should not be considered an alternative to net income as an indicator of Station REIT's operating performance or to cash flow as a measure of liquidity.

(4) Based on approximately 64.3 million shares of Common Stock outstanding upon completion of the Offerings. Excludes shares of Common Stock issuable upon
    (a) conversion of outstanding convertible securities and (b) the Underwriters' exercise of the over-allotment options. See "Pro Forma Capitalization" and "Description of Certain Indebtedness and Capital Stock."

    Subject to restrictions under its debt instruments and other obligations, the board of directors, in its sole discretion, will determine the actual distribution amount and rate based on Station REIT's actual results of operations, economic conditions, tax considerations (including those related to REITs) and other factors.

    Station REIT expects to maintain the anticipated initial distribution rate for the remainder of 1998, unless actual results of operations, economic conditions or other factors differ from those indicated by the estimated results for the twelve months ended September 30, 1997 described herein. The estimate of anticipated initial quarterly distributions relates only to periods ending on or prior to December 31, 1998, and no assurance can be given as to the rate of distributions, if any, after that date. Station REIT's actual Funds From Operations will be affected by a number of factors, including operations at the Initial Properties. The timing and amount of distributions made by Station REIT will be determined by the Board of Directors and will depend on a number of factors, including the amount of Funds From Operations, Station REIT's financial condition, capital expenditure requirements for Station REIT's properties, the annual distribution requirements under the REIT provisions of the Code and such other factors at the Board of Directors may deem relevant. For a discussion of the tax treatment of distributions to holders of shares of Common Stock, see "Federal Income Tax Considerations."

    In order to maintain its qualification as a REIT, Station REIT must make annual distributions to its stockholders of at least 95% of its taxable income (which does not include net capital gains). Under certain circumstances, Station REIT may be required to make distributions in excess of Funds From Operations in order to meet such distribution requirements. In such event, Station REIT presently would expect to borrow funds, or to sell assets for cash, to the extent necessary to obtain cash sufficient to make the distributions required to retain its qualification as a REIT for federal income tax purposes. See "Federal Income Tax Considerations--Annual Distribution Requirements."

    Station REIT anticipates that its cash flow from the Leases will be sufficient to enable it to make distributions at the estimated initial rate. To the extent that cash flow from operations were to be insufficient during any quarter, Station REIT expects to utilize other cash on hand or borrowings under the Bank Facility to make such distributions. No assurance can be given, however, that Station REIT will make distributions in the future at the initially estimated rate, or at all. See "Risk Factors--Ability to Maintain Distributions."

    Station REIT presently anticipates that additional acquisition and developments, including initial capital improvements thereto, will be financed primarily through borrowings under the Bank Facility, other debt financing or the issuance of additional equity securities. To the extent that such financing is insufficient to meet all of such cash needs, or the cost of such financing exceeds the cash flow generated by the acquired or developed properties for any period, funds available for distribution could be reduced. See "Risk Factors--Ability to Maintain Distributions."

                            PRO FORMA CAPITALIZATION

    The following table sets forth the historical consolidated cash and capitalization of Station REIT at September 30, 1997, and on a pro forma basis to reflect the Offerings and the Reorganization Transactions. See "Use of Proceeds." This table should be read in conjunction with the more detailed information and financial statements appearing elsewhere in this Prospectus.

                                                                                           AT SEPTEMBER 30, 1997
                                                                                         -------------------------
                                                                                          HISTORICAL    PRO FORMA
                                                                                         ------------  -----------
                                                                                          (AMOUNTS IN THOUSANDS)
Cash and cash equivalents..............................................................  $     43,923  $    28,772
                                                                                         ------------  -----------
                                                                                         ------------  -----------
Current Bank Facility..................................................................  $    214,000  $   --
9 5/8% Senior Subordinated Notes due 2003(1)...........................................       186,638      186,638
10 1/8% Senior Subordinated Notes due 2006(1)..........................................       196,862      196,862
9 3/4% Senior Subordinated Notes due 2007(1)...........................................       144,452      144,452
Sunset Station First Mortgage Note.....................................................       103,000      --
Other long-term debt, less current portion.............................................        40,740        3,371
                                                                                         ------------  -----------
Total long-term debt, less current portion(2)..........................................       885,692      531,323
                                                                                         ------------  -----------
Stockholders' Equity:
  Preferred stock; par value $.01; 5,000,000 shares authorized (60,000,000 as adjusted to reflect the Charter Amendments); 2,070,000 convertible preferred shares issued
    and outstanding....................................................................       103,500      103,500
  Common stock; par value $.01; 90,000,000 shares authorized (300,000,000 as adjusted to reflect the Charter Amendments); 35,306,657 shares issued and outstanding;
    (64,306,657 as adjusted for the Offerings)(3)......................................           353          643
Additional paid-in capital.............................................................       167,154      492,114
Deferred compensation--restricted stock................................................          (774)        (774)
Retained earnings (deficit)............................................................        19,268     (376,073)
                                                                                         ------------  -----------
Total stockholders' equity(4)..........................................................  $    289,501  $   219,410
                                                                                         ------------  -----------
    Total capitalization...............................................................  $  1,175,193  $   750,733
                                                                                         ------------  -----------
                                                                                         ------------  -----------

------------------------

(1) Historical and Pro Forma amounts are net of combined original issue discount of $13.0 million as of September 30, 1997. The 9 5/8% Senior Subordinated Notes due 2003 are expected to be redeemed or repurchased with borrowings under the Bank Facility and first become redeemable in June 1998.

(2) Station REIT expects that the Bank Facility will provide for borrowings if up to an aggregate of $500 million. See "Description of Certain Indebtedness and Capital Stock."

(3) Excludes the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock, approximately 5.5 million shares subject to outstanding options issued under the Station REIT's Stock Compensation Program and approximately 0.8 million shares available for grant thereunder as of September 30, 1997.

                      SELECTED CONSOLIDATED FINANCIAL DATA

    The selected consolidated financial data presented below as of and for Station REIT's fiscal years ended March 31, 1993, 1994, 1995, 1996 and 1997 have been derived from consolidated financial statements which, except for 1993 and 1994, are contained elsewhere in this Prospectus. The selected consolidated financial data presented below as of and for the six months ended September 30, 1997 and 1996 are derived from unaudited consolidated financial statements; however, in the opinion of Station REIT, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of Station REIT's financial position and results of operations for such period have been included. The selected consolidated financial data set forth below are qualified in their entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements, the notes thereto and other financial and statistical information included elsewhere in this Prospectus.

                                                                                                      SIX MONTHS ENDED
                                                             YEARS ENDED MARCH 31,                     SEPTEMBER 30,
                                             -----------------------------------------------------  --------------------
                                               1993       1994       1995       1996       1997       1996       1997
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                                                        (UNAUDITED)
                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Operating revenues:
  Casino...................................  $ 100,426  $ 109,090  $ 210,534  $ 358,495  $ 450,013  $ 212,072  $ 282,700
  Food and beverage........................     25,157     26,078     43,208     73,057     92,220     42,626     63,577
  Room.....................................     12,373     14,360     17,690     23,614     27,420     12,658     17,218
  Other....................................     20,743     31,226     36,561     39,099     48,957     22,752     28,676
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Gross revenues.........................    158,699    180,754    307,993    494,265    618,610    290,108    392,171
  Less promotional allowances..............     (8,804)   (11,211)   (17,715)   (27,408)   (35,095)   (16,634)   (24,558)
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Net revenues...........................    149,895    169,543    290,278    466,857    583,515    273,474    367,613
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating costs and expenses:
  Casino...................................     42,185     47,492     92,812    150,805    203,857     93,278    137,592
  Food and beverage........................     20,184     19,528     34,045     57,659     68,994     32,275     44,862
  Room.....................................      5,398      5,439      7,014      9,147     10,318      5,097      6,481
  Other....................................     15,822     22,432     27,270     24,902     23,927     11,260     13,481
  Selling, general and administrative......     28,514     26,269     60,810     97,466    120,285     55,606     81,896
  Corporate expenses.......................     --          7,920     13,141     15,979     18,284      8,642      7,644
  Restructuring charge.....................     --         --         --         --          2,016     --         --
  Development expenses.....................     --          1,791      7,200      3,960      1,302        602        104
  Depreciation and amortization............     10,935     12,976     22,220     35,039     44,589     20,092     33,169
  Preopening expenses......................     --         --         19,378      2,436     31,820     --         10,866
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total operating costs and expenses.....    123,038    143,847    283,890    397,393    525,392    226,852    336,095
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating income...........................     26,857     25,696      6,388     69,464     58,123     46,622     31,518
Interest expense, net......................     (8,949)    (9,179)   (19,967)   (30,563)   (36,698)   (16,260)   (35,713)
Other income (expense).....................         32      2,192      2,160      1,150        (47)        66     (4,996)
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes..........     17,940     18,709    (11,419)    40,051     21,378     30,428     (9,191)
Income tax (provision) benefit.............     --         (4,806)     3,477    (14,579)    (7,615)   (10,851)     3,258
Reinstatement of deferred taxes............     --         (4,486)    --         --         --
Pro forma income taxes (unaudited)(1)......     (6,100)    --         --         --         --
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss)..........................     --          9,417     (7,942)    25,472     13,763     19,577     (5,933)
Preferred stock dividends..................     --         --         --            (53)    (7,245)    (3,622)    (3,622)
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss) applicable to common
  stock....................................  $  --      $   9,417  $  (7,942) $  25,419  $   6,518  $  15,955  $  (9,555)
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
Pro forma net income after income taxes
  (unaudited)(1)...........................  $  11,840  $  12,309  $  --      $  --      $  --      $  --      $  --
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
Earnings per share:
Earnings (loss) per common share...........  $  --      $  --      $   (0.26) $    0.75  $    0.18  $    0.45  $   (0.27)
Pro forma earnings per share
  (unaudited)(1)...........................  $    0.44  $    0.42  $  --      $  --      $  --      $  --      $  --
Weighted average common shares
  outstanding..............................     --         --         30,113     33,918     35,316     35,314     35,310
Pro forma weighted average common shares
  outstanding (unaudited)..................     26,681     29,413     --         --         --         --         --

                                                                                                      SIX MONTHS ENDED
                                                             YEARS ENDED MARCH 31,                     SEPTEMBER 30,
                                             -----------------------------------------------------  --------------------
                                               1993       1994       1995       1996       1997       1996       1997
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                                                        (UNAUDITED)

                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OTHER DATA(2):
Number of hotel rooms......................      1,028      1,028      1,328      1,528      1,708      1,528      2,106
Average daily occupancy rate:..............
  Palace Station...........................         94%        97%        95%        94%        95%        97%        96%
  Boulder Station..........................     --             92%        93%        94%        98%        98%        98%
  Sunset Station...........................     --         --         --         --         --         --             92%
  Texas Station............................     --         --         --             86%        95%        96%        91%
  Station Casino Kansas City...............     --         --         --         --             95%    --             91%
Casino square footage......................     84,000     84,000    206,000    278,000    432,000    278,000    512,000
Number of slot machines....................      3,202      3,323      7,020      9,555     13,008      9,449     15,345
Capital expenditures(3)....................  $  15,504  $ 102,687  $ 163,884  $ 307,745  $ 506,096  $ 218,797  $ 103,561
EBITDA(4)..................................     37,792     41,743     47,986    106,939    136,548     66,714     75,553
EBITDAR(5)                                      37,792     41,983     50,563    113,476    139,906     69,178     80,656
Cash flows provided by (used in):
  Operating activities.....................  $  29,658  $  23,685  $  48,494  $  77,953  $ 111,803  $  52,177  $  54,644
  Investing activities.....................    (14,867)  (111,072)  (157,585)  (266,935)  (479,008)  (195,853)  (182,958)
  Financing activities.....................    (10,309)    92,073    109,893    286,889    294,859     59,432    129,715

                                                                  AS OF MARCH 31,
                                               -----------------------------------------------------
                                                 1993       1994       1995       1996       1997
                                               ---------  ---------  ---------  ---------  ---------
                                                                                                          AS OF
                                                                                                      SEPTEMBER 30,
                                                                                                          1997
                                                                                                      -------------
                                                                                                       (UNAUDITED)
                                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA:
Cash and cash equivalents....................  $  11,473  $  16,159  $  16,961  $ 114,868  $  42,522   $    43,923
Total assets.................................    185,110    301,486    436,538    827,314  1,234,118     1,308,675
Long-term debt...............................    133,215    159,460    299,814    464,998    760,963       899,994
Stockholders' equity.........................     37,153     95,791     87,886    278,470    298,848       289,501

------------------------------

(1) Reflects provisions for federal income taxes (assuming a 34% effective tax rate for both periods) as if Station REIT had not been treated as an S corporation during the year ended March 31, 1993.

(2) Other Data relating to the number of hotel rooms, the casino square footage and the number of slot machines represent end of period data.

(3) Capital expenditures for the fiscal year ended March 31, 1994 included $52.8 million related to the development of Station Casino St. Charles and $31.9 million related to the development of Boulder Station. Capital expenditures for the fiscal year ended March 31, 1995 include $52.9 million related to the development of Station Casino St. Charles and $90.7 million related to the development of Boulder Station. Capital expenditures for the fiscal year ended March 31, 1996 include $84.9 million related to the acquisition and completion of Texas Station, $25.0 million related to the parking garage and entertainment complex at Boulder Station, $62.8 million related to the development and construction of Station Casino Kansas City, $29.7 million related to the development and construction of Sunset Station and $39.4 million related to the St. Charles Expansion Project. Capital expenditures for the fiscal year ended March 31, 1997 included $211.1 million related to the development and construction of Station Casino Kansas City, $112.8 million related to the development and construction of Sunset Station and $99.6 million related to the development and construction of the St. Charles Expansion Project. Capital expenditures for the six months ended September 30, 1997 include $40.7 million related to the development and construction of Sunset Station, and $23.9 million related to the development and construction of the St. Charles Expansion Project.

(4) "EBITDA" consists of operating income and, in the case of Station Casino St. Charles, lease income of $3.1 million relating to the Station Casino St. Charles riverboat in fiscal year 1994, plus depreciation and amortization, including preopening expenses and a restructuring charge in 1997. EBITDA should not be construed as an alternative to operating income as an indicator of Station REIT's operating performance, or as an alternative to cash provided by operating activities as a measure of liquidity. Station REIT has presented EBITDA solely as supplemental disclosure because Station REIT believes that certain investors consider this information useful in the evaluation of the financial performance of companies with substantial depreciation and amortization.

(5) "EBITDAR" consists of EBITDA plus lease expenses. EBITDAR should not be construed as an alternative to operating income as an indicator of Station REIT operating performance, or as an alternative to cash provided by operating activities as a measure of liquidity. Station REIT has presented EBITDAR solely as supplemental disclosure because Station REIT believes that certain investors consider this information useful in the evaluation of the financial performance of companies with substantial depreciation, amortization and lease expenses.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

    The following discussion and analysis should be read in conjunction with "Selected Consolidated Financial Data" and the consolidated financial statements and notes thereto included elsewhere in this Prospectus.

RESULTS OF OPERATIONS

OVERVIEW:

    The following discussion and analysis addresses the historical results of operations of Station REIT prior to the Reorganization Transactions. Upon completion of the Reorganization Transactions, Station REIT's revenues will be generated by rent payments from OpCo under the Leases with respect to the Initial Properties. OpCo's ability to make payments to Station REIT under the Leases will accordingly be dependent upon OpCo's ability to generate cash flow from the operation of the Initial Properties. See "Risk Factors--Dependence of Station REIT on OpCo." Station REIT's Funds From Operations is anticipated to be the Lease revenues from OpCo less (i) "pass-through" rental expense on the head leases, (ii) corporate expenses and (iii) depreciation. Annual corporate expenses will reflect the reduced size of management relative to historical operations, and are estimated to have been approximately $3 million had the Reorganization Transactions occurred on April 1, 1996. See Station Casinos, Inc. Unaudited Pro Forma Financial Statements. There can be no assurance that the actual level of corporate expenses experienced by Station REIT in the future will not be higher.

    The following table highlights the historical results of operations for Station REIT and its subsidiaries:

                                                                                                 SIX MONTHS
                                                             YEARS ENDED MARCH 31,          ENDED SEPTEMBER 30,
                                                       ----------------------------------  ----------------------
NEVADA OPERATIONS:                                        1995        1996        1997        1996        1997
-----------------------------------------------------  ----------  ----------  ----------  ----------  ----------
                                                                         (AMOUNTS IN THOUSANDS) (UNAUDITED)
PALACE STATION
Net revenues.........................................  $  133,313  $  131,178  $  133,464  $   68,500  $   63,390
Operating income.....................................  $   31,390  $   28,615  $   30,802  $   16,185  $   13,988
EBITDA(1)............................................  $   41,285  $   38,225  $   38,890  $   20,230  $   18,214

BOULDER STATION
Net revenues.........................................  $   64,645  $  118,040  $  143,039  $   70,044  $   69,083
Operating income(2)..................................  $    5,450  $   28,103  $   37,728  $   18,213  $   18,846
EBITDA(1)............................................  $   16,842  $   35,650  $   48,553  $   23,467  $   24,742

TEXAS STATION
Net revenues.........................................  $   --      $   55,098  $   80,690  $   39,804  $   42,657
Operating income.....................................  $   --      $    3,903  $    4,062  $    1,848  $    4,656
EBITDA(1)............................................  $   --      $    8,904  $   12,462  $    5,339  $    9,068

SUNSET STATION
Net revenues.........................................  $   --      $   --      $   --      $   --      $   42,150
Operating (loss)(3)..................................  $   --      $   --      $   --      $   --      $   (3,386)
EBITDAR(1)...........................................  $   --      $   --      $   --      $   --      $   11,827
EBITDA(1)............................................  $   --      $   --      $   --      $   --      $    9,276

TOTAL NEVADA OPERATIONS:
Net revenues.........................................  $  197,958  $  304,316  $  357,193  $  178,348  $  217,280
Operating income.....................................  $   36,840  $   60,621  $   72,592  $   36,246  $   34,104
EBITDAR(1)...........................................  $   --      $   --      $   --      $   --      $   11,827
EBITDA(1)............................................  $   58,127  $   82,779  $   99,905  $   49,036  $   61,300

                                                                                                 SIX MONTHS
                                                             YEARS ENDED MARCH 31,          ENDED SEPTEMBER 30,
                                                       ----------------------------------  ----------------------
MISSOURI OPERATIONS (CONT.):                              1995        1996        1997        1996        1997
-----------------------------------------------------  ----------  ----------  ----------  ----------  ----------
                                                                         (AMOUNTS IN THOUSANDS) (UNAUDITED)

MISSOURI OPERATIONS:
-----------------------------------------------------
STATION CASINO ST. CHARLES
Net revenues.........................................  $   58,384  $  129,878  $  158,760  $   80,817  $   61,150
Operating income (loss)(4)...........................  $  (12,039) $   28,058  $   34,996  $   18,230  $    6,590
EBITDA(1)............................................  $    5,632  $   39,627  $   47,144  $   24,082  $   13,147

STATION CASINO KANSAS CITY
Net revenues.........................................  $   --      $   --      $   39,071  $   --      $   74,994
Operating loss(5)....................................  $   --      $   --      $  (30,701) $   --      $   (2,314)
EBITDA(1)............................................  $   --      $   --      $    3,536  $   --      $    6,518

TOTAL MISSOURI OPERATIONS:
Net revenues.........................................  $   58,384  $  129,878  $  197,831  $   80,817  $  136,144
Operating income (loss)..............................  $  (12,039) $   28,058  $    4,295  $   18,230  $    4,276
EBITDA(1)............................................  $    5,632  $   39,627  $   50,680  $   24,082  $   19,665

STATION CASINOS, INC. AND OTHER:
-----------------------------------------------------
Net revenues.........................................  $   33,936  $   32,663  $   28,491  $   14,309  $   14,189
Operating loss.......................................  $  (18,413) $  (19,215) $  (18,764) $   (7,854) $   (6,862)
EBITDA(1)............................................  $  (15,773) $  (15,467) $  (14,037) $   (6,404) $   (5,412)

------------------------

(1) "EBITDA" consists of operating income plus depreciation and amortization, including preopening expenses. "EBITDAR" consists of operating income plus depreciation, amortization, preopening expenses and rent expense. EBITDA and EBITDAR should not be construed as alternatives to operating income as an indicator of Station REIT's operating performance, or as alternatives to cash provided by operating activities as a measure of liquidity. Station REIT has presented EBITDA and EBITDAR solely as supplemental disclosure because Station REIT believes that certain investors consider this information useful in the evaluation of the financial performance of companies with substantial depreciation and amortization, preopening expenses and rent expense.

(2) Operating income for Boulder Station for the fiscal year ended March 31, 1995, includes preopening expenses of $7.5 million.

(3) Operating loss for Sunset Station for the six months ended September 30, 1997, includes preopening expenses of $10.7 million.

(4) Operating loss for Station Casino St. Charles for the fiscal year ended March 31, 1995, includes preopening expenses of $11.9 million.

(5) Operating loss for Station Casino Kansas City for the fiscal year ended March 31, 1997, includes preopening expenses of $31.1 million.

SIX MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO SIX MONTHS ENDED SEPTEMBER 30,
  1996.

    Consolidated net revenues increased 34.4% to $367.6 million for the six months ended September 30, 1997, from $273.5 million in the prior year. Station REIT's operations in Nevada (the "Nevada Operations") contributed $217.3 million of net revenues for the six months ended September 30, 1997, an increase of 21.6% over the prior year. This increase in net revenues is due primarily to the opening of Sunset Station in June 1997, as well as the continued improvement at Texas Station. These increases were offset by a decline of 7.5% in net revenues at Palace Station due to a lower table games hold percentage as compared to the prior year and competitive market conditions in the tour and travel segment of Palace Station's business which had a negative impact on casino revenues, as well as hotel room rates and occupancy, especially during the second quarter. In addition, net revenues at Boulder Station declined 1.4% due primarily to the opening of Sunset Station. Station REIT's operations in Missouri (the "Missouri Operations") contributed $136.1 million of net revenues for the six months ended September 30, 1997, an increase of 68.5% over the prior year. This increase in net revenues is due to Station Casino Kansas City which opened in January 1997, offset by a decline of 24.3% in net revenues at Station Casino St. Charles due to increased competition in the St. Louis market with the opening of a new hotel/casino in Maryland Heights in March 1997.

    Consolidated operating income decreased 32.4% to $31.5 million for the six months ended September 30, 1997, from $46.6 million in the prior year. Operating income of the Nevada Operations decreased 5.9% to $34.1 million for the six months ended September 30, 1997, from $36.2 million in the prior year. Excluding a $10.9 million write-off of preopening expenses primarily related to the opening of Sunset Station, the Nevada Operations generated operating income of $45.0 million, an increase of 24.1% over the prior year. Operating income of the Missouri Operations declined 76.5% to $4.3 million for the six months ended September 30, 1997, from $18.2 million in the prior year. This is due primarily to a decrease of $11.6 million at Station Casino St. Charles attributed to increased competition and an operating loss of $2.3 million at Station Casino Kansas City. The decline in consolidated operating income, an increase in net interest expense of $19.5 million, and the expiration of certain option payments to lease or acquire land for future development resulting in an expense of $5.0 million, resulted in a net loss applicable to common stock of $9.6 million, or a loss per common share of $0.27 for the six months ended September 30, 1997, compared to net income applicable to common stock of $16.0 million, or earnings per common share of $0.45 in the prior year.

    CASINO. Casino revenues increased 33.3% to $282.7 million for the six months ended September 30, 1997, from $212.1 million in the prior year. This increase is due to the opening of Sunset Station in June 1997, the opening of Station Casino Kansas City in January 1997 and improvements at Texas Station, offset by decreases at Palace Station and Station Casino St. Charles due to the factors noted above.

    Casino expenses increased 47.5% to $137.6 million for the six months ended September 30, 1997, from $93.3 million in the prior year. This increase in casino expenses is consistent with the increase in casino revenues noted above. The casino net profit margin decreased to 51.3% for the six months ended September 30, 1997, from 56.0% in the prior year. The Nevada Operations experienced a slight increase in net casino margin, while the Missouri Operations were negatively impacted in St. Charles due to the increased competition and Station Casino Kansas City which has a lower margin due to the start-up nature of its operations, and its late entry into the Kansas City market. In addition, the Missouri Operations have a lower margin than Station REIT's combined margin, due primarily to higher gaming tax rates in Missouri as compared to Nevada.

    FOOD AND BEVERAGE. Food and beverage revenues increased 49.2% to $63.6 million for the six months ended September 30, 1997, from $42.6 million in the prior year. This increase is due to the opening of Station Casino Kansas City and Sunset Station as noted above.

    Food and beverage net profit margins improved to 29.4% for the six months ended September 30, 1997, from 24.3% in the prior year. These increases in margin are due to improvement at the Nevada Operations primarily as a result of continued focus on cost control.

    ROOM. Room revenues increased 36.0% to $17.2 million for the six months ended September 30, 1997, from $12.7 million in the prior year. This increase is due primarily to the opening of Station Casino Kansas City and Sunset Station which added 632 rooms for a total of 2,160 rooms company-wide. Room occupancy company-wide decreased to 95% from 97%, while the average daily room rate increased to $49 from $46 during the six months ended September 30, 1997.

    OTHER. Other revenues increased 26.0% to $28.7 million for the six months ended September 30, 1997, from $22.8 million in the prior year. This increase is due primarily to the addition of Station Casino Kansas City and Sunset Station. Revenues from Station REIT's slot route business increased 19.3% to $12.1 million for the six months ended September 30, 1997.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses ("SG&A") increased 47.3% to $81.9 million for the six months ended September 30, 1997, from $55.6 million in the prior year. This increase is due to the addition of Station Casino Kansas City and Sunset Station. SG&A as a percentage of net revenues increased to 22.3% for the six months ended September 30, 1997, from 20.3% in the prior year. This increase is due primarily to the new operations at Sunset Station and Kansas City Station which, as new properties, tend to have a higher percentage of SG&A to net revenues.

    CORPORATE EXPENSES. Corporate expenses decreased 11.5% to $7.6 million for the six months ended September 30, 1997, from $8.6 million in the prior year. For the six months ended September 30, 1997, corporate expenses declined to 2.1% of net revenues from 3.2% in the prior year.

    DEVELOPMENT EXPENSES. Development expenses continue to decrease. Such costs are incurred by Station REIT in its efforts to identify and pursue potential gaming opportunities in selected jurisdictions, including those in which gaming has not been approved. Station REIT expenses development costs including lobbying, legal and consulting until such time as the jurisdiction has approved gaming and Station REIT has identified a specific site. Costs incurred subsequent to these criteria being met are capitalized.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased 65.1% to $33.2 million for the six months ended September 30, 1997, from $20.1 million in the prior year. This increase is due primarily to the addition of Station Casino Kansas City and Sunset Station.

    PREOPENING EXPENSES. Station REIT capitalizes preopening expenses associated with its construction projects, including Sunset Station which opened June 10, 1997. These amounts are expensed upon the opening of the related project. During the six months ended September 30, 1997, Station REIT expensed preopening expenses of $10.9 million related primarily to Sunset Station.

    INTEREST EXPENSE, NET. Interest costs incurred (expensed and capitalized) increased 72.8% to $45.2 million for the six months ended September 30, 1997. This increase is primarily attributable to added interest costs associated with the 9 3/4% senior subordinated notes issued by Station REIT in April 1997, borrowings under the Sunset Station loan agreement and borrowings under the reducing revolving credit facility.

FISCAL YEAR 1997 COMPARED TO FISCAL YEAR 1996

    Consolidated net revenues increased 25.0% to $583.5 million for the fiscal year ended March 31, 1997, from $466.9 million in the prior year. Station REIT's Nevada Operations contributed $357.2 million of net revenues for the fiscal year ended March 31, 1997, an increase of 17.4% over the prior year. This increase is primarily due to improved operations at Boulder Station and the operations of Texas Station which opened in July 1995. Station REIT's Missouri Operations contributed $197.8 million of net revenues for the fiscal year ended March 31, 1997, an increase of 52.3% over the prior year. This increase is due to the opening of Station Casino Kansas City in January 1997, as well as an increase in revenues at Station Casino St. Charles. For the fiscal year ended March 31, 1996, net revenues and operating income at Station Casino St. Charles were adversely impacted by flooding on the Missouri River, which closed operations for 16 days and disrupted operations through the balance of the first quarter of fiscal year 1996. During the fiscal year ended March 31, 1997, the improved results at Station Casino St. Charles were achieved despite disruption created from the construction of a new parking garage and elevated roadway, which opened in May 1996, and construction related to the further development of the property's master plan. Flooding on the Missouri River did occur again in May 1996. The newly completed parking garage and elevated roadway served one of its intended purposes in minimizing business disruption caused by the flood. Additionally, results at Station Casino St. Charles were adversely impacted with the opening of a new hotel/casino in March 1997.

    Consolidated operating income decreased 16.3% to $58.1 million for the fiscal year ended March 31, 1997, from $69.5 million in the prior year. Operating income at the Nevada Operations increased 19.8% to $72.6 million from $60.6 million in the prior year. Operating income at the Missouri Operations were negatively impacted by the write-off of preopening expenses for Station Casino Kansas City and a one-time restructuring charge from the implementation of a plan to reduce costs and improve efficiency which resulted primarily in employee severance payments. Operating income at Station Casino St. Charles increased 24.7% to $35.0 million. For the fiscal year ended March 31, 1997, these results, including an increase in net interest expense of $6.1 million, a decrease in the income tax provision of $7.0 million and dividends of $7.2 million on the convertible preferred stock issued in March 1996, resulted in net income applicable to common stock of $6.5 million, or earnings per common share of $0.18, compared to net income applicable to common stock of $25.4 million or earnings per common share of $0.75 in the prior year.

    CASINO. Casino revenues increased 25.5% to $450.0 million for the fiscal year ended March 31, 1997, from $358.5 million in the prior year. This increase is due to the opening of Station Casino Kansas City, a full year of operations at Texas Station, as well as improved results at both Boulder Station and Station Casino St. Charles. Casino revenues increased $42.8 million and $51.6 million for the Nevada Operations and Missouri Operations, respectively. Station Casino Kansas City generated casino revenue of $29.9 million since opening in January 1997.

    Casino expenses increased 35.2% to $203.9 million for the fiscal year ended March 31, 1997, from $150.8 million in the prior year. These increases in casino expenses are consistent with the increases in casino revenues discussed above.

    Casino net profit margin decreased to 54.7% from 57.9% in the prior year. This decrease is due to a slight decrease at the Nevada Operations and a lower margin at Station Casino Kansas City due to the start-up nature of the new operations. In addition, the Missouri Operations have a lower margin than Station REIT's combined margin due primarily to higher gaming tax rates in Missouri as compared to Nevada.

    FOOD AND BEVERAGE. Food and beverage revenues increased 26.2% to $92.2 million for the fiscal year ended March 31, 1997, from $73.1 million in the prior year. This improvement is primarily due to an increase in food and beverage revenues at Station Casino St. Charles of $5.0 million resulting from two new full-service restaurant facilities which opened in October 1995, an increase of $5.0 million at Texas Station and $7.5 million from Station Casino Kansas City.

    Food and beverage net profit margins improved to 25.2% for the fiscal year ended March 31, 1997, from 21.1% in the prior year. This increase in net margins is primarily due to improvements at the Nevada Operations, especially Texas Station, as a result of continued focus on cost control and strong margins at Station Casino St. Charles with the addition of the two full-service restaurants.

    ROOM. Room revenues increased 16.1% to $27.4 million for the fiscal year ended March 31, 1997, from $23.6 million in the prior year. This increase is due primarily to the addition of Texas Station with a total of 200 rooms which contributed an increase of $1.6 million of room revenues and Station Casino Kansas City with a total of 180 rooms which contributed $1.2 million of room revenues for the fiscal year ended March 31, 1997. The company-wide room occupancy increased to 96% from 94%, while the average daily room rate increased to $48 from $46.

    OTHER. Other revenues increased 25.2% to $49.0 million for the fiscal year ended March 31, 1997, from $39.1 million in the prior year. This increase is due to $2.3 million for Station REIT's interest in the operating income of Barley's Casino & Brewing Company which opened in January 1996, $3.1 million of lease income from the lease of a riverboat gaming facility, combined increases in other revenues at Station REIT's other operating properties of $7.5 million, offset by lost revenues of $3.0 million from the sale of vending assets of Southwest Services which were sold in September 1995. The riverboat gaming facility lease terminated in August 1997. Revenues from Station REIT's slot route business remained constant at $21.0 million.

    SELLING, GENERAL AND ADMINISTRATIVE. SG&A increased 23.4% to $120.3 million for the fiscal year ended March 31, 1997, from $97.5 million in the prior year. This increase is primarily due to the addition of Texas Station in July 1995 and Station Casino Kansas City in January 1997. SG&A as a percentage of net revenues decreased slightly to 20.6% from 20.9% in the prior year.

    CORPORATE EXPENSES. Corporate expenses increased 14.4% to $18.3 million for the fiscal year ended March 31, 1997, from $16.0 million in the prior year. These increases are attributable to increases in personnel infrastructure to manage Station REIT's new properties and projects under development. Corporate expenses decreased to 3.1% of net revenues for the fiscal year ended March 31, 1997, from 3.4% in the prior year.

    DEVELOPMENT EXPENSES. Development expenses decreased significantly for the fiscal year ended March 31, 1997 compared to the prior year. This decrease is the result of reduced efforts to identify potential gaming opportunities. Such costs are incurred by Station REIT in its efforts to identify and pursue potential gaming opportunities in selected jurisdictions, including those in which gaming has not been approved. Station REIT expenses development costs including lobbying, legal and consulting until such time as the jurisdiction has approved gaming and Station REIT has identified a specific site. Costs incurred subsequent to these criteria being met are capitalized.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased 27.3% to $44.6 million for the fiscal year ended March 31, 1997, from $35.0 million in the prior year. Station Casino Kansas City contributed $2.8 million of this increase, while Texas Station contributed $3.8 million. Depreciation expense increased at Boulder Station primarily as a result of the parking garage and entertainment facilities added during mid-fiscal year 1996 as well as at Station Casino St. Charles primarily as a result of the parking garage which opened in May 1996. These increases were offset by a decrease in depreciation expense at Palace Station.

    PREOPENING EXPENSES. Station REIT capitalizes significant preopening expenses associated with its construction projects, including Station Casino Kansas City which opened January 16, 1997, and Sunset Station. These amounts are expensed upon the opening of the related project and could have a material adverse impact on Station REIT's earnings. During the fiscal year ended March 31, 1997 Station REIT expensed preopening expenses of $31.8 million substantially related to Station Casino Kansas City. Preopening expenses for the fiscal year ended March 31, 1996 relate to the opening of the new restaurant facilities at Station Casino St. Charles, the theater and parking garage at Boulder Station, the opening of Texas Station in July 1995 and the opening at Barley's Casino & Brewing Company in January 1996.

    INTEREST EXPENSE, NET. Interest costs incurred (expensed and capitalized) increased 59.2% to $58.8 million for the fiscal year ended March 31, 1997. This increase is primarily attributable to added interest costs associated with the 10 1/8% Senior Subordinated Notes issued by Station REIT in March 1996 and borrowings under the reducing revolving credit facility. During the first quarter of fiscal year 1997, Station REIT recorded interest income of $0.7 million from investments in tax free municipal securities purchased with the excess proceeds of the public offerings completed in March 1996.

FISCAL YEAR 1996 COMPARED TO FISCAL YEAR 1995

    Station REIT's results of operations include the operations of Texas Station located in northwest Las Vegas which opened on July 12, 1995, operations for the full fiscal year ended March 31, 1996 at Boulder Station, which opened on August 23,1994, and full-scale gaming at Station Casino St. Charles which opened on a limited basis on May 27, 1994. Operations at Station Casino St. Charles were limited for a significant portion of fiscal year 1995 due to the unexpected decision of the Missouri Supreme Court in January 1994 that certain games of chance were prohibited under the Missouri Constitution. On November 8, 1994, by referendum, the Missouri voters amended the Missouri Constitution to permit full-scale gaming. Full-scale operations began at Station Casino St. Charles on December 9, 1994.

    Consolidated net revenues increased 60.8% to $466.9 million for the fiscal year ended March 31, 1996, as compared to $290.3 million for the prior year. This increase is due to the factors noted in the preceding paragraph. Station Casino St. Charles contributed $129.9 million of net revenues, an increase of $71.5 million as compared to the prior year, while Boulder Station contributed $118.0 million of net revenues, an increase of $53.4 million as compared to the prior year. Texas Station contributed $55.1 million of net revenues during the fiscal year. For the fiscal year ended March 31, 1996, net revenues and operating income of Station Casino St. Charles were negatively impacted by the flooding of the Missouri River which led to the closing of the property from May 17 through June 1, 1995, and disruption of operations throughout the balance of the first quarter of fiscal year 1996. The operations of Station Casino St. Charles were further disrupted by ongoing construction, including a new parking garage and elevated roadway which opened in May 1996.

    Consolidated operating income increased $63.1 million to $69.5 million for the fiscal year ended March 31, 1996, as compared to $6.4 million for the prior year. This improvement is due to the new and expanded operations discussed above. In addition, contributing to the lower operating income for the fiscal year ended March 31, 1995 were preopening expenses of $19.4 million related to the opening of Boulder Station and Station Casino St. Charles. Station REIT did not incur a large amount of preopening expenses in connection with the Texas Station acquisition due to the fact that Texas Station was substantially ready to open upon acquisition. This improvement in operating income, partially offset by an increase in net interest expense of $10.6 million and an increase of $18.1 million in the income tax provision, resulted in net income applicable to common stock of $25.4 million, or earnings per common share of $0.75 for fiscal year 1996.

    CASINO. Casino revenues increased 70.3% to $358.5 million for the fiscal year ended March 31, 1996, as compared to $210.5 million for the prior year. This increase is directly related to $40.1 million in casino revenues generated by the new Texas Station property and combined casino revenue increases generated by Station Casino St. Charles and Boulder Station of $110.2 million. For the fiscal year ended March 31, 1996, casino revenues at Palace Station decreased $2.2 million or 2.3% as compared to the prior year, primarily as a result of a decline in sports book revenue. Management believes that Palace Station's revenues were negatively impacted by road construction at Interstate 15 and Sahara Avenue. This construction was substantially completed in October 1995. In addition, two of the restaurants at Palace Station were closed for remodeling during different parts of the fiscal year which management believes also had a negative impact on casino revenues. Both restaurants have been reopened. Revenues at the Southwest Company's Louisiana Downs Race Track video poker operation (all but a 1% interest of which Station REIT sold in September
1997) declined by $2.2 million for the fiscal year ended March 31, 1996 as compared to the prior year. This decrease is a result of increased competition in northwest Louisiana from riverboats opened in the first two quarters of fiscal year 1995.

    Casino expenses increased 62.5% to $150.8 million for the fiscal year ended March 31, 1996, as compared to $92.8 million for the prior year. This increase in casino expenses is consistent with the increase in casino revenues discussed above. Casino net profit margin improved to 57.9% from 55.9% during the prior year. This improvement comes primarily from the operations at Station Casino St. Charles where the casino profit margin was 53.1% for the fiscal year ended March 31, 1996, compared to 45.0% for the prior year. The improvement at Station Casino St. Charles was primarily due to increased revenues generated as a result of the Missouri vote which allowed full-scale gaming beginning in December 1994. The increased revenues allowed for substantial operational efficiencies. The casino net profit margins at Station Casino St. Charles are lower than Station REIT's combined margin primarily due to higher gaming tax rates in Missouri as compared to Nevada.

    FOOD AND BEVERAGE. Food and beverage revenues increased $29.8 million or 69.1% for the fiscal year ended March 31, 1996, as compared to the prior year. This increase is due to food and beverage revenues of $15.1 million at the newly opened Texas Station property and combined food and beverage revenue increases at Station Casino St. Charles and Boulder Station of $14.2 million. Food and beverage revenues at Station Casino St. Charles increased with the opening of two full service restaurants in October 1995.

    Food and beverage net profit margins remained relatively flat, with a margin of 21.1% in fiscal year 1996. Net profit margins for Boulder Station improved significantly over the prior year from 5.4% to 17.8% for the fiscal year ended March 31, 1996. Management believes that the low margin experienced in the prior year was due to typical initial operating inefficiencies of a new property. In fiscal year 1996 the increase in margin at Boulder Station was due to efficiencies resulting from effective cost control measures implemented. The net profit margin at Texas Station was 9.7% which management attributes primarily to initial operating inefficiencies typical for a new property.

    ROOM. Room revenues increased 33.5% to $23.6 million for the fiscal year ended March 31, 1996, as compared to $17.7 million for the prior year. This increase is due primarily to the addition of Texas Station and a full year of operations at Boulder Station. Texas Station, with a total of 200 rooms, contributed $2.1 million of the increase. Boulder Station, with a total of 300 rooms, contributed $2.7 million of the increase. Palace Station contributed an increase of $1.1 million over the prior year. The company-wide room occupancy rate declined from 95% in the prior year to 94% for the fiscal year ended March 31, 1996, while the average daily room rate increased from $41 to $46.

    OTHER. Other revenues increased $2.5 million or 6.9% to $39.1 million for the fiscal year ended March 31, 1996, as compared to the prior year. This increase is due primarily to increased slot route revenues of $4.0 million and an increase in other revenues at Boulder Station of $1.8 million. In addition, Texas Station added $1.8 million of other revenues during the fiscal year ended March 31, 1996. These increases were offset by decreases in operating revenues resulting after the sale of certain assets of the pay phone division at the end of fiscal year 1995 and the vending division in the middle of fiscal year 1996.

    SELLING, GENERAL AND ADMINISTRATIVE. SG&A increased $36.7 million or 60.3% for the fiscal year ended March 31, 1996, as compared to the prior year. This increase is primarily due to the operations at Station Casino St. Charles and Boulder Station, which combined, contributed an increase of $20.5 million over the prior year. In addition, Texas Station added $14.8 million of SG&A for the fiscal year ended March 31, 1996. SG&A as a percentage of net revenues remained consistent at 20.9%.

    CORPORATE EXPENSES. Corporate expenses increased $2.8 million or 21.6% to $16.0 million for the fiscal year ended March 31, 1996, as compared to the prior year. This increase is attributable to increases in personnel and other infrastructure costs required to manage Station REIT's new properties and expansion plans for fiscal years 1997 and beyond. Corporate expenses declined to 3.4% of net revenues for the fiscal year ended March 31, 1996, as compared to 4.5% in the prior year.

    DEVELOPMENT EXPENSES. Development expenses decreased significantly for the fiscal year ended March 31, 1996, compared to the prior year. This decrease was the result of reduced efforts to identify potential gaming opportunities.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased $12.8 million or 57.7% to $35.0 million for the fiscal year ended March 31, 1996. This increase is attributed to increases of $3.5 million at Boulder Station and $5.2 million at Station Casino St. Charles due to expansions at these facilities. In addition, Texas Station generated $4.1 million of depreciation and amortization for the fiscal year ended March 31, 1996.

    INTEREST EXPENSE, NET. Interest costs incurred (expensed and capitalized) for the fiscal year ended March 31, 1996 were $36.7 million, a 41.5% increase over the prior year. This increase is primarily attributable to increases in term note and revolving line of credit balances as a result of the capital required for Station REIT's expansion strategy.

    Other income includes a $1.2 million gain recorded as a result of the sale of certain assets of the vending division of Southwest Services, Inc.

LIQUIDITY AND CAPITAL RESOURCES

    HISTORICAL

    During the six months ended September 30, 1997, Station REIT's sources of capital included net proceeds of $144.3 million from the issuance of 9 3/4% Senior Subordinated Notes, which were used to re-pay amounts outstanding under the Current Bank Facility, cash flows from operating activities of $54.6 million, and borrowings under the Sunset Loan Agreement of $57.0 million. At September 30, 1997, Station REIT had available borrowings of $116.0 million under its reducing revolving credit facility, subject to covenant restrictions, $7.0 million under the Sunset Loan Agreement and $43.9 million in cash and cash equivalents.

    During the six months ended September 30, 1997, total capital expenditures were approximately $103.6 million, of which approximately (i) $40.7 million was associated with the development and construction of Sunset Station, (ii) $23.9 million was associated with the development and construction of the expansion project at Station Casino St. Charles, (iii) $7.0 million was associated with the acquisition of land adjacent to Boulder Station, and (iv) $32.0 million was associated with various other projects, maintenance capital expenditures and net construction period interest.

    STATION REIT PRO FORMA

    Station REIT's primary requirements during 1998 are expected to include (i) the payment of construction contracts payable of approximately $7.2 million as of September 30, 1997, (ii) the possible repurchase or redemption of the 9 5/8% Senior Subordinated Notes due 2003 in June of 1998, (iii) costs of construction associated with Boulder Station, Texas Station and Sunset Station, (iv) principal and interest payments on indebtedness, (v) dividend payments on Convertible Preferred Stock and on the Common Stock and (vi) general corporate purposes.

    Upon completion of the Reorganization Transactions, Station REIT's long-term indebtedness will be reduced by approximately $354.4 million, and Station REIT expects to have $500 million available for borrowing under the Bank Facility. See "Pro Forma Capitalization" and "Description of Certain Indebtedness and Capital Stock." Station REIT believes the Reorganization Transactions will improve its financial position through these changes in its capital structure, in addition to the benefits expected to result from the changes summarized in "--Results of Operations--Overview." Primary liquidity requirements during 1998 are expected to be met from net cash provided by operations. See "Distribution Policy."

    Management has identified approximately $80 million of potential investments that it expects would be made at the Initial Properties in Las Vegas during 1998. These investments continue the master-planned development at Boulder Station, Texas Station and Sunset Station. All of these projects are expected to be completed in the first quarter of calendar year 1999. At Boulder Station, the next phase of expansion includes the addition of 20,000 square feet of banquet and meeting space estimated to cost $13 million (excluding construction period interest). At Texas Station, the next phase of expansion includes adding 168 hotel rooms, approximately 21,360 square feet of casino space, a 2,000-space parking garage, a 10,000 square-foot food court with six to ten fast food tenants and a 10,000 square foot child care facility estimated to cost $40 million (excluding construction period interest). Management estimates that the size and scope of this project may cause some disruption to current operations. At Sunset Station, the next phase of expansion includes a 2,088-space parking garage, and the addition of 13,670 square feet of casino space with an additional 300 slot machines at a cost of $28 million, (excluding construction period interest). In addition, Station REIT is in negotiations with Act III to develop a 12-screen theater which would raise the total cost to $36 million.

    The Lease payments, borrowings under the Bank Facility, proceeds from the Offerings and existing cash balances are expected to be adequate to satisfy Station REIT's anticipated uses of capital during 1998. Station REIT, however, continually evaluates its financing needs. If more attractive financing alternatives become available to Station REIT, Station REIT may pursue these financing plans assuming such financing would be permitted under its existing debt agreements and other applicable agreements. See "Description of Certain Indebtedness and Capital Stock."

                            BUSINESS AND PROPERTIES

BUSINESS STRATEGY

    HISTORICAL OVERVIEW

    Station REIT has been a leading Las Vegas hotel/casino operator, catering primarily to local residents and repeat visitors. The Initial Properties have over 10,000 slot and video poker machines in Las Vegas, more than any other owner/operator in the entire Las Vegas market. Station REIT targets the full-service locals and repeat visitors segment of the Las Vegas gaming market. Slot and video poker machines account for approximately 38% of the installed base of machines within its targeted market. Consequently, management believes the Initial Properties in Las Vegas are well-positioned to continue to benefit from the business and population growth in Las Vegas and its surrounding areas. Station REIT has implemented its long-term Las Vegas business strategy by developing four fully-integrated entertainment destinations in key population centers in each quadrant of the Las Vegas market. Each of these Initial Properties has been master-planned for future expansion in order to capitalize on Las Vegas' expected population growth. In applying a similar philosophy of identifying projects with long-term potential in its market segment, Station REIT has diversified into two major markets in Missouri. Management believes that its track record of sustained growth in its target market is attributable to its philosophy of developing long-term competitive assets. Specifically, management believes that its ability to secure properties in high traffic areas, with having ease of access and high visibility has provided the Initial Properties with a long-term competitive advantage.

    GROWTH STRATEGY

    Station REIT's growth strategy encompasses three key elements: (1) continued master-planned development of the Initial Properties; (2) acquisitions and development of casino properties within Las Vegas; and (3) acquisitions and development of casino properties outside of Las Vegas. In addition Station REIT will benefit from growth at the Initial Properties to the extent it realizes additional Lease revenues.

    CONTINUED MASTER-PLANNED DEVELOPMENT

    Each of the Initial Properties was designed to facilitate staged, master-planned development. Station REIT has successfully implemented this strategy at several of the Initial Properties. For example, Palace Station was opened in 1976 as a 5,000 square foot facility. Today, Palace Station encompasses 287,000 square feet with 2,250 slot and video poker machines, 1,028 hotel rooms, five full-service restaurants, 3,700 parking spaces and approximately 20,000 square feet of banquet and convention space. Similarly, since their respective openings in 1994 and 1995, operating performance at Boulder Station and Texas Station has benefited from the execution of master-planned development including Boulder Station's parking structure and movie theatre complex additions and Texas Station's parking structure and bingo parlor additions.

    The emphasis of the master plan at each of the Initial Properties has been the development of diversified entertainment destinations for the targeted customer base. To further this strategy, management has secured exclusive arrangements with certain third-party tenants such as Act III Theatres ("Act III") movie theaters and Kid's Quest child care facilities. In addition, several of the Initial Properties have sufficient acreage for management to pursue "build-to-suit" retail/entertainment opportunities. Management believes that the establishment of these tenant relationships generates incremental Lease revenues, diversifies the tenant base and drives additional traffic through the Initial Properties thereby increasing the opportunity for additional percentage rent. Station REIT has budgeted $80 million for potential investments at the Initial Properties in Las Vegas during the next twelve months.

    ACQUISITIONS AND DEVELOPMENT WITHIN THE LAS VEGAS MARKET

    Management believes that Las Vegas' rapidly growing population creates attractive acquisition and development opportunities for Station REIT. From 1990 to 1996, Las Vegas and its suburb Henderson were the sixth and first fastest growing metropolitan areas in the United States. Management has significant expertise in the Las Vegas market, where approximately 82% of the base Lease revenues initially will be generated. Management believes that its locals market expertise, leading market position and strong capitalization will afford Station REIT an advantage over many other potential acquirors.

    Station REIT intends to identify Las Vegas properties with attributes that are compatible with its master-plan development strategy. These characteristics include: (a) a central location, (b) convenient highway access, (c) ample parking and (d) adequate acreage for growth. Management believes that Las Vegas also offers acquisition opportunities for Station REIT outside the locals market.

    ACQUISITIONS AND DEVELOPMENT OUTSIDE THE LAS VEGAS MARKET

    Gaming outside of the Las Vegas market has experienced substantial growth over the last decade. In addition to the developed markets of Atlantic City, New Jersey and other markets in Nevada, the gaming industry has expanded into several new jurisdictions including Illinois, Missouri, Louisiana and Mississippi. Management believes that many gaming markets are largely dependent on attracting customers from local and regional surrounding communities. Consequently, these markets are similar to the Las Vegas locals and repeat visitors market and provide opportunities for Station REIT to employ its investment philosophy. Additionally, management believes that many owner/operators within these markets are relatively under capitalized and will be required to invest additional capital if their properties are to remain competitive. As a result of Station REIT's improved balance sheet, management believes it will be well-positioned to pursue acquisition and development in these markets.

    OPERATING STRATEGY

    Station REIT will enter into triple-net leases with OpCo and, potentially, other third-party lessees for gaming, hotel and entertainment facilities. Management anticipates the long-term lease arrangements with these lessees which require the lessee to maintain the property and provide opportunities for Station REIT to participate in revenue growth. Station REIT also may invest in non-gaming entertainment facilities and enter into leases with third-party lessees to enhance the overall diversification of its real estate portfolio. Station REIT's existing lease arrangements with Act III and Kids Quest are examples of the type of tenant relationship management intends to pursue.

    CAPITAL STRATEGY

    Upon completion of the Reorganization Transactions, Station REIT's long-term indebtedness will be reduced by over $350 million, and Station REIT expects to have $500 million available for borrowing under the Bank Facility. Management believes that these improvements in its capital structure and the anticipated increase in its access to additional capital will improve the competitive position of Station REIT in pursuing its growth strategy. Management intends to utilize moderate leverage to grow its portfolio of real estate assets. Currently, management anticipates a maximum ratio of 50% debt to market capitalization. Station REIT intends that distributions to stockholders will increase with any growth in Funds From Operations (as defined herein). See "--Distribution Policy."

THE INITIAL PROPERTIES

    Following the Reorganization Transactions, Station REIT will derive its revenues from the Leases with respect to the Initial Properties. The Leases are designed to produce a fixed Base Rent (as defined herein) and a Percentage Rent (as defined herein) that allows Station REIT to participate in revenues generated at the Initial Properties in excess of a fixed Hurdle Amount (as defined herein). See "--The Leases."

    LAS VEGAS PROPERTIES

    PALACE STATION

    Palace Station is situated on 39 acres strategically located at the intersection of Sahara Avenue, a principal east-west thoroughfare, and Interstate 15. The Palace Station complex has approximately 287,000 square feet of main facility area and features a turn-of-the-century railroad station theme. The complex includes a 1,028-room hotel, a 84,000-square foot casino, two swimming pools, 3,700 parking spaces (including 1,900 spaces in two multi-level parking structures), a 20,000-square foot banquet and convention center, five full-service restaurants with a total of over 1,225 seats, five fast-food outlets, a 24-hour gift shop and a non-gaming video arcade. The casino offers approximately 2,250 slot and video poker machines, 45 gaming tables, a keno lounge, a poker room, a bingo parlor, and a race and sports book.

    The hotel features 587 rooms in a modern 21-story tower. The remaining 441 hotel rooms are located in low-rise buildings adjoining the tower and casino. Palace Station's hotel rooms average approximately 377 square feet.

    Master Planned Expansion

    As are all of the Initial Properties, Palace Station is master planned for further growth. The master plan includes a total of 3,000 hotel rooms, approximately 148,000 square feet of casino space, 3,200 slot machines and 90 table games. Additionally, the expanded Palace Station would offer approximately 50,000 square feet of rentable banquet space, a Kid's Quest child-care facility, an expanded arcade, expanded retail lease space, an estimated 5,600 parking spaces, a Las Vegas-style showroom and several new restaurants, bars and other entertainment amenities. This master plan is designed to be executed in multiple phases over several years. At the present time, no decision as to the timing or budget of the master planned expansion at Palace Station has been made. Furthermore, the execution of any expansion is dependent upon initiation by OpCo pursuant to the Leases, obtaining necessary regulatory approval, an assessment of current market conditions and the ability of Station REIT to finance the expansion.

    BOULDER STATION

    Boulder Station, which opened in August 1994, is situated on 47 acres on the Boulder Highway immediately adjacent to the Interstate 515 interchange. Interstate 515 and the Boulder Highway are the major thoroughfares into Las Vegas for visitors from Arizona. Boulder Station is located approximately four miles east of the Las Vegas Strip and approximately four miles southeast of downtown Las Vegas. The Boulder Station complex has approximately 337,000 square feet of main facility area and, like Palace Station, features a turn-of-the-century railroad station theme. The complex includes a 300-room hotel, an approximately 86,000-square foot casino, 4,350 parking spaces (including a 1,900-space multi-level parking structure), five full-service restaurants with a total of over 1,400 seats, several fast-food outlets, a 280-seat entertainment lounge, eight additional bars, a high-quality 11-screen movie theater complex, a child-care facility, a swimming pool, a non-gaming video arcade and a gift shop. The casino offers approximately 3,040 slot and video poker machines, 39 gaming tables, a keno lounge, a poker room, a bingo parlor and a race and sports book. BSI entered into a 25-year lease agreement with Act III Theaters ("Act III") whereby Act III has provided all interior theater construction, operates the theaters and pays a percentage of the monthly gross sales. The lease prohibits Act III from operating or developing theaters at gaming facilities in Las Vegas other than Station REIT's facilities and provides the right to participate in future Act III theater developments at non-gaming facilities in Las Vegas on similar terms.

    Near-Term Expansion

    The next phase of expansion at Boulder Station is planned to be the addition of banquet and meeting space ("Boulder Phase One") to the property. Boulder Phase One would add approximately 20,000 square feet of banquet and meeting space at an estimated cost of $13 million. Boulder Phase One construction is expected to commence in the second quarter of 1998 and would likely be completed in the first quarter of calendar year 1999.

    Master Planned Expansion

    At the completion of Boulder Phase One, OpCo is expected to evaluate market conditions and the timing and scope of the next phase of the master-planned development at Boulder Station. Boulder Station after completion of the potential master-planned development would offer 1,500 hotel rooms, 140,000 square feet of casino space with 3,500 slot and video poker machines and 50 table games, a 23-screen Act III movie theater complex, a bowling center, several restaurant concepts and additional lease space for food and retail uses. At the present time, there exists no definitive plans, designs or budgets for a project of this scope. Furthermore the execution of any expansion is dependent upon initiation by OpCo pursuant to the Leases, obtaining necessary regulatory approvals, an assessment of current market conditions and the ability of Station REIT to finance the expansion.

    TEXAS STATION

    Texas Station, which commenced operations in July 1995, is situated on 47 acres and is strategically located at the corner of Lake Mead Boulevard and Tonopah Highway in North Las Vegas. Texas Station has approximately 258,000 square feet of main facility area in a low rise complex plus a six story, 200-room hotel tower and approximately 4,000 parking spaces. The complex includes a 75,000-square foot casino, five full-service restaurants with over 1,300 seats, two fast-food outlets, a 132-seat entertainment lounge, seven additional bars, a 12-screen Act III movie theater complex, a swimming pool, a non-gaming video arcade and a gift shop. The casino offers approximately 2,020 slot and video poker machines, 34 gaming tables, a keno lounge, a poker room, a bingo parlor, and a race and sports book. TSI entered into a 25-year lease agreement with Act III with terms substantially the same as the Boulder Station agreement noted above. In December 1996, Station REIT completed construction of $7 million multi-level parking structure which added approximately 1,500 parking spaces.

    Near Term Expansion

    To accommodate future growth, Texas Station has been master-planned for additional hotel rooms, casino space and entertainment facilities. The first phase of such master-planned development at Texas Station ("Texas Phase One") is anticipated to add 168 hotel rooms, 21,360 square feet of casino space accommodating an additional 600 slot machines, a 2,000-space parking garage, a 10,000 square-foot food court with six to ten fast food outlets and a 10,000-square foot Kid's Quest child-care facility. At the completion of Texas Phase One, Texas Station would have a total of 368 hotel rooms, approximately 96,360 square feet of casino space, 2,585 slot machines, and 5,500 parking spaces. Similar to Boulder Station, Sunset Station, and Kansas City Station, the Kid's Quest child care facility at Texas Station would be adjacent to the Act III movie theaters. The lease agreement with Kid's Quest at Texas Station is expected to be substantially the same as the agreements at the other Initial Properties.

    Station REIT anticipates that Texas Phase One will be completed by the first quarter of calendar year 1999 at a total cost of approximately $40 million. Disruption from the construction of Texas Phase One should be expected.

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    Master Planned Expansion

    After OpCo assesses the Texas Phase One expansion initial operating results, it is expected that OpCo will further evaluate and determine the appropriate scope and timing of completion of the next phase of master-planned development. Texas Station after completion of the potential master-planned development, which is designed to be executed over several years, would offer 700 hotel rooms, 127,000 square feet of casino space with approximately 3,500 slots and video poker machines and 50 table games, over 55,000 square feet of banquet and meeting space, a 24-screen Act III movie theater, 42,000 square feet of space for the purpose of retail leasing or an entertainment venue, additional arcade space and a 70-lane bowling alley. Currently, there are neither definitive construction plans nor budgets for any further portion of the master-planned development and the scope of any project may vary significantly from that which has been described. Furthermore, the execution of any expansion is dependent upon initiation by OpCo pursuant to the Leases, regulatory approval, market conditions and the ability of Station REIT to finance the expansion.

    SUNSET STATION

    Sunset Station, which commenced operations in June 1997, is located on nearly 100 acres at the intersection of Interstate 515 and Sunset Road in Henderson, Nevada. The Sunset Station facility features approximately 350,000 square feet of main facility area, a 20-story, 467-room hotel tower and 4,200 parking spaces. The complex includes an 80,000-square foot casino, 2,770 slot and video poker machines, 47 gaming tables, a keno lounge, a 10-table poker room and a 300-seat race and sports book. The complex also includes five full-service restaurants, with a total of over 1,700 seats, an entertainment lounge, additional bars, a microbrewery, a gift shop, a non-gaming video arcade, several fast-food outlets, a high-quality 13-screen movie theater complex, a child-care facility, an outdoor swimming pool and an amphitheater. SSI has entered into a 25-year lease agreement with Act III with terms substantially the same as the Boulder Station agreement noted above.

    Near Term Expansion

    The first phase of the master-planned development at Sunset Station ("Sunset Phase One") includes a 2,088-space parking garage, an addition of 13 screens to the Act III movie theater complex and 13,670 square feet of casino space with an additional 300 slot and video poker machines. Subsequent to the completion of Sunset Phase One, Sunset Station would have approximately 5,800 parking spaces, 93,000 square feet of casino space and 3,000 slot machines. The construction of Sunset Phase One, which is expected to cost approximately $28 million is expected to be completed by the first quarter of calendar 1999. In addition, Station REIT is currently in discussions with Act III to develop an additional 12-screen theater which would raise the total cost at Sunset Phase One to $36 million.

    Master Planned Expansion

    The Sunset Station master-planned development, which is designed to be executed over several years would offer 2,000 hotel rooms, 130,000 square feet of casino space, 60,550 square feet of banquet and meeting space, a bowling center and additional leasable space for retail and entertainment venues. No decision has been made as to the timing of Sunset Station's master plan and the design could change before the commencement of any portion of the master plan. Furthermore, the execution of any expansion is dependent upon initiation by OpCo pursuant to the Leases, obtaining necessary regulatory approvals, assessment of current market conditions and the ability of Station REIT to finance the expansion.

    Future Land Development

    Sunset Station is located on 100-acres of which only approximately 70 acres have been developed and will be leased to OpCo. Station REIT is currently evaluating potential development plans for such property

                                       45
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not under lease to OpCo. Uses for the land could include a life-style entertainment retail center, as well as the development of several pads for various build-to-suit retail, restaurant and entertainment concepts and a 199-gaming machine bar and restaurant. Timing and definitive plans have not yet been determined for the development. The development of the land is dependent upon market conditions and the availability of financing.

    Additional Property

    Station REIT also owns a 27-acre parcel of real property located at Boulder Highway and Nellis Boulevard in Clark County, Nevada (the "Wild Wild West Property"), across Boulder Highway from two existing hotel/casinos. The Wild Wild West Property is zoned for a resort hotel and has obtained all of the entitlements necessary for such development. The Wild Wild West Property was also designated in a recently enacted statute (S.B. 208), as being permanently "grandfathered" into the Clark County gaming enterprise district so that the right to develop a hotel/casino on this property will not expire. The Wild Wild West Property also is suitable for commercial, retail or high density residential uses.

    MISSOURI CASINO PROPERTIES

    STATION CASINO KANSAS CITY

    Station Casino Kansas City commenced operations in January 1997. The facility is located on a 171-acre site immediately east of the heavily traveled Interstate 435 bridge, seven miles east of downtown Kansas City, one mile south of Worlds of Fun and Oceans of Fun Amusement Parks, six miles north of the Truman Sports Complex, which includes Arrowhead Stadium and Kauffman Stadium, and 12 miles from the Kansas City International Airport. This facility is a master-planned gaming and entertainment destination featuring a historic Missouri riverboat theme and is strategically located to attract customers from the greater Kansas City area as well as tourists from outside the region.

    The Station Casino Kansas City facility features two continuously docked gaming vessels situated in a man-made protective basin. The two gaming facilities feature approximately 140,000 square feet of gaming space that offers approximately 3,100 slot and video poker machines and 166 gaming tables and a poker room. The gaming facilities are docked adjacent to a land-based entertainment facility with approximately 526,000 square feet of main facility area which includes a 200-room hotel, seven full-service restaurants, several fast-food outlets, 11 bars and lounges, a 1,400-seat Grand Pavilion featuring headline entertainment, a Kid's Quest child-care facility, a gift shop and parking for 5,000 vehicles. KCSC entered into a long-term ground lease agreement with Act III for an 18-screen movie theater complex adjacent to the facility. In addition, Station REIT completed a 5,700-square foot non-gaming video arcade and midway operated by Sega Game Works was opened with the theater complex in July 1997.

    Master Planned Expansion

    Station Casino Kansas City is master-planned for multi-phased growth including additional hotel rooms, restaurants, other entertainment facilities, a parking garage and banquet and meeting space. Furthermore, the execution of any expansion is dependent upon initiation by OpCo pursuant to the Leases, obtaining required regulatory approval, assessment of current market conditions and the ability of Station REIT to finance the expansion.

    Future Land Development

    Station Casino Kansas City is located on 171-acres of land of which only approximately 85 acres have been developed and will be leased to OpCo. Station REIT is currently considering entering into options for the development of the remainder of the real property and is evaluating the sale or lease of certain parcels for the development of complimentary hotel rooms, separate and apart from the existing hotel. Station REIT is also currently evaluating the development of a significant retail facility on a portion of this

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real property. At the current time, no decisions have been made as to the future use of the real property. Furthermore, it is expected that Station REIT will not make any decisions concerning the development of the residual property until it is determined that Station Casino Kansas City's regulatory and competitive environment warrants further investment.

    STATION CASINO ST. CHARLES

    Station Casino St. Charles commenced operations in May 1994. Station Casino St. Charles is situated immediately north of the Interstate 70 bridge in St. Charles, Missouri approximately 7 miles from the St. Louis airport on approximately 52 acres owned by Station REIT. Station Casino St. Charles is a master planned gaming and entertainment complex featuring a historic riverboat theme.

    Station Casino St. Charles currently features two gaming vessels--a 292-foot long by 74-feet wide gaming riverboat and a floating two-story, 105,000-square foot gaming and entertainment facility. Station Casino St. Charles has a 4,000-space five-story parking structure and is accessible via an elevated roadway which facilitates access during the spring flooding season. The two current gaming vessels have 47,000 square feet of gaming space with capacity for 4,000 gaming customers, as well as food and beverage and other related facilities. Station Casino St. Charles offers approximately 1,860 slot and video poker machines, 75 gaming tables and a poker room. Station Casino St. Charles features a 250-seat all-you-can-eat buffet and an 80-seat specialty steakhouse. In addition to the casinos and restaurants, the facility offers seven bars, several fast-food outlets, an entertainment lounge and a gift shop. Timing and feasibility of the St. Charles Expansion Project is currently being evaluated. Station REIT has slowed construction on its St. Charles Expansion Project, which, if completed, would replace the existing facilities. See "Risk Factors--St. Charles Expansion Project."

    Master-Planned Expansion

    Station Casino St. Charles is master planned to be a complete gaming and entertainment destination, similar to Station Casino Kansas City. The St. Charles master plan includes two new gaming vessels to be located in a recently completed protective basin contiguous to the Missouri River, a uniquely designed retail and entertainment complex, a full-service hotel, banquet and meeting facilities and an additional parking structure. The new gaming vessels will offer up to a combined 140,000 square feet of gaming space with 3,000 slot machines and 190 gaming tables. The master-planned entertainment complex is expected to include a 14-screen Act III movie theater, a 600-seat Feast-Around-the-World Buffet, a Kid's Quest child-care facility, and various leased and OpCo operated restaurants and fast-food venues. Opportunities for a third party to develop and lease certain portions of the entertainment complex are expected to be explored. A decision concerning further development of the master planned expansion at Station Casino St. Charles will likely not be made until it is determined that the regulatory and operating environment warrants further investment. Furthermore, the execution of any expansion is dependent upon initiation by OpCo pursuant to the Leases, obtaining necessary regulatory approval, assessment of current market conditions and the ability of Station REIT to finance the expansion.

THE LEASES

    The following description of the Leases does not purport to be complete but contains a summary of all material provisions of the Leases.

    Concurrently with the Distribution, Station REIT will lease certain real property necessary to the operation of gaming activities at the Initial Properties to certain subsidiaries of OpCo, the obligations of which will be guaranteed by OpCo, pursuant to the Leases. The Leases will, in most cases, be subleases made in accordance with the terms of head leases held by Station REIT. See "--The Properties." Each Lease will include land, buildings, structures and other improvements on the land, easements and similar appurtenances to the land and improvements, and permanently fixed equipment, machinery and other fixtures relating to the operation of the Initial Properties ("Leased Property"). Each Lease will be between the operating subsidiary of Station REIT that owns the Leased Property and, in the case of Leased Property located in Nevada, a Nevada limited liability company of which OpCo is the sole member and, in the case of Leased Property located in Missouri, a Missouri limited liability company of which OpCo is the sole member.

    The Leases will have primary terms ranging from 13 to 15 years (the "Base Term"). Upon the agreement of Station REIT and OpCo, the Leases may be extended for six five-year renewal terms beyond the Base Term ("Renewal Term") except that the Lease at Palace Station may not be extended past five years prior to the expiration of the relevant head lease. The Base Term and Renewal Term of each Lease will be subject to termination upon default and certain other contingencies described in the Lease. See "Risk Factors--No Assurance as to Value."

    USE OF THE LEASED PROPERTY

    The Leases will require that OpCo utilize the Leased Property solely for the operation of first class casinos and hotels and related uses and as Station REIT may otherwise consent (which consent may be granted or withheld in its discretion). OpCo will have the responsibility to maintain all licenses, certificates and permits necessary in order for it to operate the Leased Property as a hotel/casino property.

    RENTAL AMOUNTS

    For the Base Term and each Renewal Term, rent will equal the sum of (i) Base Rent, (ii) Percentage Rent, (iii) Add-on Rent and (iv) a pass-through of rental amounts due on the underlying head lease, if any (each as described below). Base Rent will be payable in 12 equal installments, increased as of each anniversary of the first day of the Base Term by an amount equal to the CPI Percentage multiplied by the Base Rent in effect immediately prior to such anniversaries. The CPI Percentage is the percentage, not less than 100% and not more than 104%, derived from dividing CPI (all consumers, Los Angeles, SMSA) on the measurement date by the CPI on the first day of the 12-month period ending on such measurement date. If Station REIT receives a ruling from the Service confirming that the computation of Percentage Rent in this form is consistent with qualification as a REIT, Percentage Rent will be additional rent, calculated by multiplying fixed percentages by the excess of gaming gross receipts (net "winnings," I.E., the gross amount wagered less casino losses) and other gross receipts (generally, all revenues, receipts and income from all sources, subject to certain exclusions) for the preceding year in excess of the Hurdle Amount with respect to such Leased Property. The Hurdle Amount (as defined in the Leases) will be increased, upon completion of an Approved Capital Project, by an amount equal to the quotient obtained by dividing the Add-On Rent for one year resulting from such Approved Capital Project by a percentage. Percentage Rent is payable quarterly with annual adjustments based on actual results. Revenues at the Initial Properties are currently insufficient to trigger Percentage Rent payment obligations and is not expected to trigger such obligations for at least two years. If Station REIT does not obtain a ruling from the Service, Percentage Rents will be determined on an alternate with gross gaming revenues being determined as a total amount wagered at certain games. Add-On Rent will be an annual amount, payable monthly in advance, in 12 equal installments, equal to the portion of the cost of any Approved Capital Project (as defined herein) paid for by, or financed with recourse to, Station REIT multiplied by the greater of
(i) 11% per annum and (ii) a percentage per annum fixed at closing of this Offering to yield 11% per annum when added to the rate on U.S. Treasuries having a term to maturity of ten years, increased as of each anniversary of the first date of the Base Term (commencing with the first such anniversary that is at least one month following the substantial completion of the relevant Approved Capital Project) to an amount equal to the CPI Percentage of the Add-On Rent in effect immediately prior to such anniversary.

    Each Lease is what is commonly known as a triple net lease or an absolute net lease. OpCo will be required to pay for (i) all insurance required in connection with the Leased Property and the business conducted on the Leased Property, (ii) all taxes levied on or with respect to the Leased Property (other

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than taxes on the net income of Station REIT) and (iii) all utilities and other services necessary or appropriate for the Leased Property and the business conducted on the Leased Property.

    MAINTENANCE, MODIFICATION AND CAPITAL ADDITIONS

    OpCo will be required to maintain the Initial Property in good repair and condition, making all repairs required by law, provided that any Capital Project (as defined herein) shall require the prior approval of Station REIT. OpCo will be required to pay for all Maintenance Capital Expenditures. Maintenance Capital Expenditures are all capital expenditures and other expenses for the maintenance, repair, restoration or refurbishment of the Leased Property (other than a Capital Project). OpCo will also be required under the Leases to upgrade, replace, repair and otherwise maintain FF&E at the Leased Property in first-rate condition. To the extent a Capital Project is required by law or in order for the Initial Property to be repaired or restored to a condition appropriate to the operation of the Initial Properties the Leases will require Station REIT to provide such financing.

    OpCo may not undertake any capital project that materially adds to, further materially improves or effects a complete or substantially complete refurbishment of the Leased Property (a "Capital Project") without the prior approval of Station REIT (which may be denied or granted in its discretion and upon such conditions as Station REIT may elect). If approved (an "Approved Capital Project"), Station REIT may at its option, elect to pay for, or finance with recourse to it, all or part of the cost of such Approved Capital Project, in which case Add-on Rent will become applicable as provided above. To the extent Station REIT has not elected to pay for, or finance with recourse to it, any part of such cost, OpCo will not be permitted to commence any such Approved Capital Project unless it has demonstrated to the reasonable satisfaction of Station REIT that it has the funds or the financing reasonably estimated to be necessary to complete such Capital Project. In the event that OpCo obtains such funds or financing independent from Station REIT, Station REIT will not be entitled to Add-On Rent with respect to such capital project. Any Approved Capital Project (as defined herein) will become the property of Station REIT and subject to the Lease as part of the Leased Property.

    INSURANCE

    OpCo will be required to maintain insurance for the Initial Properties at a level at least comparable to that currently in place at the Leased Property.

    ENVIRONMENTAL MATTERS

    Each Lease will provide that OpCo will indemnify Station REIT (and its officers, directors and stockholders) against any environmental claims (including penalties and clean up costs) resulting from any condition existing at, on or under the Initial Properties at any time before the first day of the Base Term. OpCo will also indemnify Station REIT (and its officers, directors and stockholders) against any environmental claim (including penalties and clean up costs) resulting from any condition arising, or permitted to deteriorate, on or after such first day (including as a result of migration from adjacent properties not owned or operated by Station REIT or any of its affiliates other than OpCo and its direct affiliates).

    ASSIGNMENT AND SUBLETTING

    Each Lease will provide that, subject to certain financing exceptions, OpCo may not assign, sublease or otherwise transfer the Lease or any portion of the Initial Property as a whole (or in substantial part) without the consent of Station REIT, which (except in the case of a Change of Control (as defined herein)) may not be unreasonably withheld if the proposed assignee is sufficiently credit worthy, has the expertise to operate the Initial Property and has a favorable business reputation and character; however, no such assignment or sublease shall be permitted unless all other leases of real property between the Station REIT or any affiliate of the Station REIT and OpCo and any affiliate are concurrently so being assigned or subleased to the same assignee and OpCo and each such affiliate are concurrently assigning to such assignee all or substantially all personal property related to such Initial Property and such other real property. In the case of a Change of Control in which the new Lessee is adequately credit worthy and expert, and Station REIT still elects to terminate the Leases, Station REIT will be required to pay to OpCo an amount equal to the value to OpCo of the Leases. The Lessee may sublease portions of the Initial Property for restaurants, gift shops and other retail stores customarily found in hotels or casinos without the consent of the Lessor subject, however, to there being no material alteration in the character of the Leased Property or in the nature of the business conducted on such Leased Property and to requirements of the Code with which the Station REIT must comply to retain REIT status. A "Change of Control" under the Leases includes any of (a) a change in the composition of the Board of Directors of either OpCo or the ultimate corporate parent of OpCo (the "Parent") such that at the end of any period of 12 consecutive months the persons constituting a majority of such Board of Directors are not the same as the persons constituting a majority at the start of such period (or persons appointed by such majority), (b) the sale or other disposition by the Parent of any part of its interest in the Lessee (other than a bona fide pledge in connection with a commercial financing) or (c) any merger or consolidation involving the Parent as a result of which the stockholders of the Parent immediately prior to such event do not own at least 50% of the capital stock of the surviving entity. A Change of Control will constitute an assignment for purposes of the Leases.

    MORTGAGE ENCUMBRANCE

    Pursuant to the Leases, OpCo will have the right to encumber its rights under the Leases to one or more financing entities, and the Leases will contain customary mortgagee protection provisions; provided that such financing entities
(a) recognize the Option described below and (b) agree to defer any foreclosure and like remedies during the Option exercise period.

    OPTION

    In addition to, and without derogation of, any remedies available upon an Event of Default (as defined herein), Station REIT will have the option under each of the Leases, exercisable by notice to OpCo within a substantial period of time of Station REIT learning of such Event of Default, to purchase (or cause a third party to purchase) all or any part of the personal property of OpCo located at the Initial Property or, wherever located, used by it in connection with the Leased Property at a price equal to the greater of (a) the then fair market value of such property and (b) amounts necessary to pay all financing secured by personal property. Station REIT also will have this purchase right upon termination of a Lease.

    EVENTS OF DEFAULT

    An "Event of Default" will be deemed to have occurred under any Lease if, among other things, OpCo fails to pay rent or other amounts within 10 days after notice; fails to comply with covenants continuing for 30 days or, so long as diligent efforts to cure such failure are being made, such longer period (not over 120 days) as is necessary to cure such failure; abandons the Leased Property; loss of gaming licenses; defaults under any other lease to OpCo or an affiliate of OpCo (other than Station REIT and its direct affiliates) from Station REIT or an affiliate of Station REIT (other than OpCo and its direct affiliates) involving the failure to pay rent or other charges or the failure to maintain insurance; experiences certain bankruptcy or insolvency events. In addition to its other remedies with respect to an Event of Default, Station REIT will be able to enforce guarantees made by OpCo with respect to each Lease.

    MISCELLANEOUS

    The Leases will be governed by the law of the jurisdiction in which the Leased Property is located.

                                       50
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EMPLOYEES

    Station REIT will be self-administered and will employ executive officers (including Mr. Fertitta and Mr. Warner) and appropriate support personnel to manage its operations, including acquisitions, in lieu of retaining an advisor. See "Management." All current employees of Station REIT involved in operation of the Initial Properties will, pursuant to the Reorganization Transaction, become employees of OpCo.

COMPETITION

    Station REIT initially will be dependent upon Lease payments by OpCo for its revenues. As a result, OpCo's ability to compete in the hotel/casino industry may have a direct impact not only on OpCo's revenues and profits but also on Station REIT's revenues to the extent OpCo's ability to pay Base Rent or Percentage Rent is impacted.

    The gaming industry includes land-based casinos, dockside casinos, riverboat casinos, casinos located on Indian reservations and other forms of legalized gaming. There is intense competition among companies in the gaming industry, many of which have significantly greater resources than OpCo. To a lesser extent, the Casino Properties compete with gaming operations in other parts of the state of Nevada, such as Reno, Laughlin and Lake Tahoe, with facilities in Atlantic City, New Jersey and other parts of the world and with casino gambling on Indian reservations, state-sponsored lotteries, on-and-off-track pari-mutuel wagering, card parlors and other forms of legalized gambling.

    LAS VEGAS PROPERTIES

    Palace Station, Boulder Station, Texas Station and Sunset Station face competition from all other casinos and hotels in the Las Vegas area, including to some degree, from each other. Such competition includes at least eight hotel/casino properties targeted primarily towards local residents and repeat visitors, as well as numerous non-hotel gaming facilities targeted towards local residents. In recent months, several direct competitors to the Initial Properties who cater to the "locals" market have completed major expansion projects, and other expansions are in progress or are planned. As of September 30, 1997, there are approximately 28 major gaming properties located on or near the Las Vegas Strip, 14 located in the downtown area and several located in other areas of Las Vegas. In the past year, one large hotel/casino property has opened and five major expansions were completed on the Las Vegas Strip. In addition, five new hotel/casinos properties are under construction or have been announced, which will add approximately 22,500 rooms to the Las Vegas area in the near future. The announced expansions and any other major additions, expansions or enhancements of existing properties or the construction of new properties by competitors, could have a material adverse effect on the businesses of Palace Station, Boulder Station, Texas Station and Sunset Station. The additional capacity has had little, if any, impact on Palace Station's, Boulder Station's or Texas Station's hotel occupancy or casino volume to date, although there can be no assurance that hotel occupancy or casino volume will not be adversely affected in the future.

    MISSOURI PROPERTIES

    Station Casino St. Charles will compete primarily with other gaming operations in and around St. Louis, Missouri. Currently there are six facilities operating in the St. Louis market, including two facilities in Maryland Heights, one of which opened in March 1997 and caused a significant decline in revenues at Station Casino St. Charles. Additionally, two of the five competitors operating in the St. Louis market are located in Illinois, which does not impose a $500 loss limit. Gaming also has been approved by local voters in jurisdictions near St. Louis, including St. Charles and other cities and counties along the Mississippi and Missouri Rivers.

    Station Casino Kansas City will compete primarily with other gaming operations in and around Kansas City, Missouri. Currently there are five gaming facilities operating in the Kansas City market. Earlier entrants to the Kansas City market may have an advantage over Station Casino Kansas City due to

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their ability to establish early market share. Gaming has been approved by local voters in jurisdictions near Kansas City, including St. Josephs (which currently has one riverboat gaming operation) and other cities and counties along the Missouri River.

    Recently, Davis Gaming was selected for investigation for licensure for a gaming operation which it intends to develop in Boonville, Missouri, a city in central Missouri near Jefferson City and Columbia, and Mark Twain Casino L.L.C. was selected for investigation for licensure for a gaming operation which it intends to develop in LaGrange, Missouri, a city in northeastern Missouri. Neither area is currently served by a Missouri gaming facility.

    Several companies are engaging in riverboat gaming in states neighboring Missouri. Illinois sites, including Alton, East St. Louis, and Metropolis, enjoy certain competitive advantages over Station Casino St. Charles because Illinois, unlike Missouri, does not impose limits on the size of losses and places fewer restrictions on the extension of credit to customers. In contrast, Missouri gaming law provides for a maximum loss of $500 per player on each cruise and prohibits the extension of credit (except credit cards and checks). Unlike Illinois gaming law, the Missouri gaming law places no limits on the number of gaming positions allowed at each site. As of September 30, 1997, Illinois had approved a total of ten licenses. While riverboats currently are the only licensed form of casino-style gaming in Illinois and the number of licenses is restricted to ten, possible future competition may arise if gaming is legalized in or around Chicago, which was specifically excluded from the legislation permitting gaming in Illinois.

PROPERTIES

    Palace Station is situated on 39 acres located on the west side of Las Vegas, Nevada. Station REIT owns 26 acres and leases the remaining 13 acres pursuant to five long-term ground leases with unaffiliated third parties with terms extending from December 2032 to June 2037. Station REIT has no knowledge of any default or encumbrance under any such leases and will not be able to obtain assurances as to such lack of default or encumbrance from such third parties in connection with the Reorganization Transactions. The property will be subject to a lien to secure borrowings under the Bank Facility and to the Leases.

    Boulder Station is situated on 47 acres located on the east side of Las Vegas, Nevada. Station REIT owns 20 acres and leases the remaining 27 acres from a trust pursuant to a long-term ground lease. The trustee of such trust is Bank of America NT&SA and the beneficiary is KB Enterprises, an affiliated company owned by Frank J. Fertitta, Jr. and Victoria K. Fertitta (the "Related Lessor"), the parents of Frank J. Fertitta III, Chairman of the Board and Chief Executive Officer of Station REIT. The lease has a maximum term of 65 years, ending in June 2058. Currently, the lease provides for monthly payments of $125,000 until June 1998. In June 1998 and every ten years thereafter the rent will be adjusted to the product of the fair market value of the land and the greater of (i) the then prevailing annual rate of return for comparably situated property or (ii) 8% per year. The rent will be further adjusted in June 2003 and every ten years thereafter by a cost of living factor. In no event will the rent for any period be less than the immediately prior period. Pursuant to the ground lease, Station REIT has an option, exercisable at five-year intervals beginning in June 1998, to purchase the land at fair market value. Station REIT believes that the terms of the ground lease are as fair to Station REIT as could be obtained from an independent third party. Station REIT's leasehold interest in the property and the acreage it owns directly will be subject to a lien to secure borrowings under the Bank Facility and the Leases.

    Texas Station is situated on 47 acres located in North Las Vegas, Nevada. Station REIT leases the property from a trust pursuant to a long-term ground lease. The trustee of such trust is Bank of America NT&SA and the beneficiary of which is Texas Gambling Hall & Hotel, Inc., an affiliate company of the Related Lessor. The lease has a maximum term of 65 years, ending in May 2060. The lease provides for monthly rental payments of $150,000 until July 2000. In July 2000, and every ten years thereafter, the rent will be adjusted to the product of the fair market value of the land and the greater of (i) the then prevailing rate of return being realized for owners of comparable land in Clark County or (ii) 8% per year. The rent

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
will be further adjusted by a cost of living factor after the first ten years and every ten years thereafter. In no event will the rent for any period be less than the immediately prior period. Pursuant to the ground lease, Station REIT has an option, exercisable at five-year intervals, to purchase the land at fair market value. Station REIT believes that the terms of the ground lease are as fair to Station REIT as could be obtained from an independent third party. Station REIT's leasehold interest in the property will be subject to a lien to secure borrowings under the Bank Facility and the Leases.

    Station Casino St. Charles is situated on 52 acres located immediately north of Interstate 70 on the edge of the Missouri River in St. Charles, Missouri. Station REIT owns the entire 52 acres. Station REIT's ownership interests in the St. Charles property will be subject to liens to secure borrowings under the Bank Facility and the Leases.

    Station Casino Kansas City is situated on 171 acres in Kansas City, Missouri. Station REIT entered into a joint venture with an unaffiliated third party to acquire the property. KCSC leases the site from the joint venture with monthly payments of $100,000. Station REIT will make monthly payments of $90,000 through the remainder of the lease term. The lease term was extended to March 31, 2006, with the option to extend the lease for up to eight renewal periods of ten years each plus one additional period of seven years. Commencing April 1, 1998, and every anniversary thereafter the rent will be adjusted by a cost of living factor. In connection with the joint venture agreement, Station REIT received an option that provided for the right to acquire the joint venture partners interest in this joint venture. Station REIT has the option to purchase this interest at any time after April 1, 2002 through April 1, 2011 for $11.7 million, however, commencing April 1, 1998, the purchase price will be adjusted by a cost of living factor of not more than 5% or less than 2% per annum. Station REIT paid $2.6 million for this option. Station REIT's leasehold interest in the property will be subject to a lien to secure borrowings under the Bank Facility and the Leases.

    Sunset Station is situated on approximately 100 acres located in the Green Valley/Henderson area of Las Vegas, Nevada. Station REIT leases approximately 48 acres pursuant to a long-term ground lease with an unaffiliated third party. The lease was entered into in June 1994, and has a term of 65 years with monthly rental payments of $120,000, adjusted on each subsequent five-year anniversary by a cost of living factor. On the seventh anniversary date of the lease, Station REIT has the option to purchase the land for $23.8 million. The lessor also has an option to sell the land to Station REIT for $21.8 million on the seventh anniversary of the lease. The remaining portion consisting of approximately 52 acres was purchased by Station REIT in September 1995, for approximately $11 million.

    Station REIT has acquired several parcels of land in various jurisdictions as part of Station REIT's development activities. $16.3 million of land has been acquired for potential gaming projects in jurisdictions where gaming has been approved. No assurances can be made that Station REIT will develop these projects. In addition, $2.5 million of land has been acquired in certain jurisdictions where gaming has not yet been approved. No assurances can be made that these jurisdictions will approve gaming in the future or that such projects will be developed if gaming is approved in such jurisdictions. See "--Business Strategy."

    In the opinion of management, Station REIT has adequate insurance with respect to its properties.

ENVIRONMENTAL MATTERS

    Station REIT's or OpCo's operating costs may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of future legislation. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances or wastes originating or existing on, under, in or from such property. Such laws often impose liability whether or not the owner or operator knew of, or caused or contributed to, the presence of such hazardous or toxic substances or wastes. Persons who arrange for the disposal or treatment of hazardous or toxic substances or wastes may also be liable for the costs of removal or remediation of such substances at disposal or treatment or other off-site facilities, whether or not such facilities are or ever were owned or operated by such person. Certain environmental laws and common law principles could be used to impose liability for releases of hazardous materials, including asbestos-containing materials ("ACMs"), into the environment, and third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to released ACMs or other hazardous materials.

    In addition, operation of the two riverboat sites must be in conformity with state and federal clean water requirements, including the Federal Water Pollution Control Act (the "FWPCA") and the Oil Pollution Act of 1990 (the "OPA"). The OPA establishes an extensive regulatory and liability regime for the protection and clean up of the environment from oil spills, and affects all owners and operators whose vessels operate in United States waters, which include the Missouri and Mississippi Rivers. OPA requires vessel owners and operators to establish and maintain with the U.S. Coast Guard evidence of financial responsibility sufficient to meet their potential liabilities under the OPA.

    In connection with the ownership or operation of the Initial Properties, Station REIT or OpCo may be potentially liable for costs imposed under environmental laws. Environmental laws may also impose restrictions on the manner in which a property may be used or transferred or in which businesses may be operated and these restrictions may require expenditures. In addition, the presence of hazardous or toxic substances or waste, or the failure to remediate such property properly, may adversely affect Station REIT's ability to borrow by using such real property as collateral. Pursuant to the terms of the Leases, OpCo will agree to indemnify Station REIT for all environmental claims resulting from any condition existing at the Initial Properties at any time before the first day of this Base Term, or from any condition arising, or permitted to deteriorate, on or after such first day. See "Business and Properties--The Leases." The cost of defending against claims of liability or remediating contaminated property and the cost of complying with environmental laws could materially adversely affect Station REIT's results of operations and financial condition. Limited environmental site assessments ("ESAs") were conducted at certain of the Initial Properties by an independent environmental engineer at the time of their initial acquisition by Station REIT. The purpose of the ESAs was to identify potential sources of contamination or environmental liability for which the owners and operators of the Initial Properties may be responsible. In that regard, at least two of Station REIT's properties include protected wetlands areas which have subjected, and may subject, Station REIT to obligations and liabilities and may limit the ability of Station REIT to utilize such areas for development. The ESAs did not reveal, and Station REIT is not aware of, any environmental liability or compliance concerns that Station REIT believes will have a material adverse effect on Station REIT's business, assets, results of operations or liquidity. However, Station REIT has not conducted, and is not aware of, any current or more comprehensive environmental assessments or compliance audits for any of its properties. As a result, it is possible that material environmental liabilities or compliance concerns exist of which Station REIT is currently unaware.

INTELLECTUAL PROPERTY

    OpCo will be granted the intellectual property currently owned by Station REIT pursuant to the Intellectual Property Agreement. Station REIT will license from OpCo the intellectual property necessary for its ownership and leasing of the Initial Properties, including signage of the facilities, pursuant to the Intellectual Property Agreement. See "Relationship Between Station REIT and OpCo after the Distribution--Intellectual Property Agreement."

LITIGATION

    Station REIT and its subsidiaries are defendants in various lawsuits relating to routine matters incidental to their business. Management does not believe that the outcome of such litigation, in the aggregate, will have a material adverse effect on Station REIT.

    A suit seeking status as a class action lawsuit was filed by plaintiff, William H. Poulos, et al., as class representative, on April 26, 1994, in the United States District Court, Middle District of Florida, naming 41 manufacturers, distributors and casino operators of video poker and electronic slot machines, including Station REIT. On May 10, 1994, a lawsuit alleging substantially identical claims was filed by another plaintiff, William Ahearn, et al., as class representative, in the United States District Court, Middle District of Florida, against 48 manufacturers, distributors and casino operators of video poker and electronic slot machines, including Station REIT and most of the other major hotel-casino companies. The lawsuits allege that the defendants have engaged in a course of fraudulent and misleading conduct intended to induce persons to play such games based on a false belief concerning how the gaming machines operate, as well as the extent to which there is an opportunity to win. The two lawsuits have been consolidated into a single action, and have been transferred to the United States District Court, for the State of Nevada. On September 26, 1995, a lawsuit alleging substantially identical claims was filed by plaintiff, Larry Schreier, et al., as class representative, in the United States District Court for the District of Nevada, naming 45 manufacturers, distributors, and casino operators of video poker and electronic slot machines, including Station REIT. Motions to dismiss the Poulos/Ahearn and Schreier cases were filed by Defendants. On April 17, 1996, the Poulos/Ahearn lawsuits were dismissed, but plaintiffs were given leave to file Amended Complaints on or before May 31, 1996. On May 31, 1996, an Amended Compliant was filed, naming William H. Poulos, et al., as plaintiff. Defendants filed a motion to dismiss. On August 15, 1996, the Schreier lawsuit was dismissed with leave to amend. On September 27, 1996, Schreier filed an Amended Complaint. Defendants filed motions to dismiss the Amended Complaint. In December 1996, the Court consolidated the Poulos/Ahearn, the Schreier, and a third case not involving Station REIT and ordered all pending motions be deemed withdrawn without prejudice, including Defendants' Motions to Dismiss the Amended Complaints. The plaintiffs filed a Consolidated Amended Complaint on February 13, 1997. The Defendants have filed motions to dismiss, substantially identical to those filed in the earlier separate actions. The motions to dismiss remain pending before the Court. Management believes that the claims are wholly without merit and does not expect that the lawsuits will have a material adverse effect on Station REIT's financial position or results of operations.

    A suit seeking status as a class action lawsuit was filed by plaintiff Nicole Anderson, et al., as class representative, on September 24, 1997, in the Eastern District of Missouri, Eastern Division. The lawsuit alleges certain racially based discriminatory action at Station Casinos St. Charles. Station REIT has not yet responded to the complaint. Station REIT does not believe the suit has merit and intends to defend itself vigorously.

    On January 16, 1997, Station REIT's gaming license in Kansas City was formally issued for its facility which is located in a man-made basin filled with water piped in from the surface of the Missouri River. In reliance on numerous approvals from the Missouri Gaming Commission specific to the configuration and granted prior to the formal issuance of its gaming license, Station REIT built and opened the Station Casino Kansas City facility. The license issued to Station REIT and the resolutions related thereto specifically acknowledge that the Missouri Gaming Commission had reviewed and approved this configuration. On November 24, 1997, the Supreme Court of Missouri, in a case challenging the gaming licensing of certain competing operators of Station Casino St. Charles located in Maryland Heights, Missouri, ruled that gaming may occur only in artificial spaces that are contiguous to the surface stream of the Missouri and Mississippi Rivers. The case was remanded to the trial court for a factual determination as to whether such competing operators meet this requirement. As a result of this decision, the Missouri Gaming Commission may also review this issue as it relates to the relicensing of Station Casino Kansas City. Such relicensing hearing is scheduled to occur in January 1998. Because of the questions raised but not answered in the Missouri Supreme Court's decision, and because Station REIT is not subject to any claim with regard to this matter at this time, Station REIT cannot predict what effect the Missouri Supreme Court ruling or Missouri Gaming Commission's actions at such relicensing hearing will have on operations at Station Casino Kansas City. At this time, based on discussions with Missouri legal counsel, management believes that it has potentially meritorious defenses if a lawsuit or administrative action based on this ruling were to be brought. In addition, based on its current understanding of the ruling, management believes that if it were to be required to take remedial action with respect to Station Casino Kansas City, such remediation could be completed at a cost that would not have a material adverse effect on Station REIT's financial condition. However, management cannot provide any assurance as to whether the Station Casino Kansas City facility would be found to comply with the guidelines described in the Missouri Supreme Court ruling, whether it would be permitted to modify the facility to comply with such standards or whether Station REIT's legal defenses, legislative avenues or other means available to permit the continued use of this current configuration would succeed. Further, it is unclear, in the event of a determination of non-compliance, what penalty or sanction, if any, including a possible temporary or permanent closure, could be imposed on Station Casino Kansas City. Station REIT cannot provide any assurance that there will not be a material adverse impact. Station REIT does not believe the court ruling will have an adverse impact on the Station Casino St. Charles operations.

                            REGULATION AND LICENSING

NEVADA GAMING REGULATIONS

    The ownership and operation of casino gaming facilities, the operation of gaming device routes and the manufacture, selling and distribution of gaming devices for use or play in Nevada or for distribution outside of Nevada are subject to the Nevada Gaming Control Act (the "Nevada Act") and various local ordinances and regulations, and to the licensing and regulatory control of the Nevada Commission, the Nevada State Gaming Control Board ("Nevada Board"), and various other local city and county regulatory agencies (collectively, the "Nevada Gaming Authorities").

    The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy which are concerned with, among other things: (i) the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity; (ii) the establishment and maintenance of responsible accounting practices and procedures; (iii) the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and requiring the filing of periodic reports with the Nevada Gaming Authorities; (iv) the prevention of cheating and fraudulent practices; and (v) providing a source of state and local revenues through taxation and licensing fees. Change in such laws, regulations and procedures could have an adverse effect on OpCo's gaming operations and Station REIT's ability to participate in the Leases.

    Although Station REIT is currently licensed to conduct gaming operations at the Initial Properties, Station REIT's direct and indirect subsidiaries that will have an interest in earnings from gaming operations through the Leases (a "Gaming Interest") in Nevada are required to be licensed by the Nevada Gaming Authorities. PSHC is required to be licensed to have a Gaming Interest at Palace Station, BSI is required to be licensed to have a Gaming Interest at Boulder Station, TSI is required to be licensed to have a Gaming Interest at Texas Station and SSI is required to be licensed to have a Gaming Interest at Sunset Station. Station REIT is and OpCo will be required to be registered by the Nevada Commission as a publicly traded corporation (a "Registered Corporation"). Station REIT has been found suitable to own the stock of PSHC, BSI, TSI and SSI (individually, a "Gaming Subsidiary" and collectively, the "Gaming Subsidiaries") under the terms of the Nevada Act. OpCo will be required to be found suitable to own the stock of its subsidiaries that will operate the Initial Properties (individually an "OpCo Gaming Subsidiary" and collectively, the "OpCo Gaming Subsidiaries") and to own the capital stock of certain subsidiaries included in the Transferred Assets. The OpCo Gaming Subsidiaries will be required to be licensed to conduct certain gaming operations. As a Registered Corporation, Station REIT is and OpCo will be required periodically to submit detailed financial and operating reports to the Nevada Commission and the Nevada Board and furnish any other information which the Nevada Commission or the Nevada Board may require. No person may become a stockholder or holder of an interest of, or receive any percentage of profits from the Gaming Subsidiaries without first obtaining licenses and approvals from the Nevada Gaming Authorities. Station REIT and the Gaming Subsidiaries, and OpCo and the OpCo Gaming Subsidiaries will be required to obtain, from the Nevada Gaming Authorities the "Gaming Licenses required in order to have a Gaming Interest in gaming activities in Nevada, and to conduct gaming operations at the Initial Properties in Nevada, respectively. The following regulatory requirements are currently applicable to Station REIT and the Gaming Subsidiaries, and will be to OpCo and the OpCo Gaming Subsidiaries upon their receipt of all necessary Gaming Licenses and approvals from the Nevada Gaming Authorities to conduct gaming operations at the Initial Properties. OpCo and the OpCo Gaming Subsidiaries have not yet obtained Gaming Licenses required in order to conduct gaming operations in Nevada. Station REIT and the Gaming Subsidiaries have not yet obtained Gaming Licenses required in order to have a Gaming Interest. No assurances can be given that such Gaming Licenses will be obtained, or that any required approvals of the Reorganization Transactions will be obtained, or that they will be obtained on a timely basis.

    The Nevada Gaming Authorities may investigate any individual who has a material relationship to, or material involvement with, a Registered Corporation, such as Station REIT or OpCo, or the Gaming Subsidiaries or the OpCo Gaming Subsidiaries, which hold a license, in order to determine whether such individual is suitable or should be licensed as a business associate of a Registered Corporation or a gaming licensee. Officers, directors and certain key employees of the Gaming Subsidiaries and the OpCo Gaming Subsidiaries must file applications with the Nevada Gaming Authorities and will be required to be licensed or found suitable by the Nevada Gaming Authorities in connection with the Reorganization Transaction. Officers, directors and key employees of Station REIT and OpCo who are actively and directly involved in gaming activities of the Gaming Subsidiaries and the OpCo Gaming Subsidiaries may be required to be licensed or found suitable by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing for any cause which they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. The applicant for licensing or a finding of suitability must pay all the costs of the investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities and in addition to their authority to deny an application for a finding of suitability or licensure, the Nevada Gaming Authorities have jurisdiction to disapprove a change in a corporate position.

    If the Nevada Gaming Authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with Station REIT, Opco, the Gaming Subsidiaries or the OpCo Gaming Subsidiaries, the companies involved would have to sever all relationships with such person. In addition, the Nevada Commission may require Station REIT, OpCo, the Gaming Subsidiaries or the OpCo Gaming Subsidiaries to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or of questions pertaining to licensing are not subject to judicial review in Nevada.

    Station REIT and the Gaming Subsidiaries are required, and OpCo and the OpCo Gaming Subsidiaries will be required, to submit detailed financial and operating reports to the Nevada Commission. Substantially all material loans, leases, sales of securities and similar financing transactions by the Gaming Subsidiaries and the OpCo Gaming Subsidiaries will be required to be reported to or approved by the Nevada Commission.

    If it were determined that the Nevada Act was violated by a Gaming Subsidiary or an OpCo Gaming Subsidiary, the Gaming Licenses it holds could be limited, conditioned, suspended or revoked, subject to compliance with certain statutory and regulatory procedures. In addition, Station REIT, OpCo, the Gaming Subsidiaries, the OpCo Gaming Subsidiaries and the persons involved could be subject to substantial fines for each separate violation of the Nevada Act at the discretion of the Nevada Commission. Limitation, conditioning or suspension of the Gaming Licenses of the Gaming Subsidiaries or the OpCo Gaming Subsidiaries or the appointment of a supervisor could (and revocation of any Gaming

License would) materially adversely affect the business operations of Station REIT and its ability to have a Gaming Interest and the gaming operations of OpCo.

    Any beneficial holder of Station REIT's voting securities, regardless of the number of shares owned, may be required to file an application, be investigated, and have his suitability as a beneficial holder of Station REIT's voting securities determined if the Nevada Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. The applicant must pay all costs of investigation incurred by the Nevada Gaming Authorities in conducting any such investigation.

    The Nevada Act requires any person who acquires more than 5% of a Registered Corporation's voting securities to report the acquisition to the Nevada Commission. The Nevada Act requires that beneficial owners of more than 10% of a Registered Corporation's voting securities apply to the Nevada Commission for a finding of suitability within thirty days after the Chairman of the Nevada Board mails the written notice requiring such filing. Under certain circumstances, an "institutional investor," as defined in the Nevada Act, which acquires more than 10%, but not more than 15%, of a Registered Corporation's voting securities may apply to the Nevada Commission for a waiver of such finding of suitability if such institutional investor holds the voting securities for investment purposes only. An institutional investor shall not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the board of directors of the Registered Corporation, any change in the Registered Corporation's corporate charter, bylaws, management, policies or operations of the Registered Corporation, or any of its gaming affiliates, or any other action which the Nevada Commission finds to be inconsistent with holding the Registered Corporation's voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include: (i) voting on all matters voted on by stockholders; (ii) making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and (iii) such other activities as the Nevada Commission may determined to be consistent with such investment intent. If the beneficial holder of voting securities who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information including a list of beneficial owners. The applicant is required to pay all costs of investigation.

    Any person who fails or refuses to apply for a finding of suitability or a license within thirty days after being ordered to do so by the Nevada Commission or the Chairman of the Nevada Board, may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any stockholder found unsuitable and who holds, directly or indirectly, any beneficial ownership of the voting securities beyond such period of time as may be prescribed by the Nevada Commission may be guilty of a criminal offense. Station REIT is and OpCo will be subject to disciplinary action if, after they receive notice that a person is unsuitable to be a stockholder or to have any other relationship with Station REIT or the Gaming Subsidiaries, OpCo or the OpCo Gaming Subsidiaries, respectively, Station REIT or OpCo, respectively, (i) pays that person any dividend or interest upon voting securities of Station REIT or OpCo, respectively, (ii) allows that person, directly or indirectly, any voting right conferred through securities held by that person, (iii) pays remuneration in any form to that person for services rendered or otherwise, or (iv) fails to pursue all lawful efforts to require such unsuitable person to relinquish his voting securities including if necessary, the immediate purchase of said voting securities for cash at fair market value.

    The Nevada Commission may, in its discretion, require the holder of any debt security of a Registered Corporation, including OpCo Preferred Stock to file applications, be investigated and be found suitable to own the debt security of a Registered Corporation. If the Nevada Commission determines that a person is unsuitable to own such security, then pursuant to the Nevada Act, the Registered Corporation can be sanctioned, including the loss of its approvals, if without the prior approval of the Nevada Commission, it: (i) pays to the unsuitable person any dividend, interest, or any distribution whatsoever; (ii) recognizes any voting right by such unsuitable person in connection with such securities;
(iii) pays the unsuitable person remuneration in any form; or (iv) makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation, or similar transaction.

    Station REIT is, and OpCo will be, required to maintain a current stock ledger in Nevada which may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make such disclosure may be grounds for finding the record holder unsuitable. Station REIT, and OpCo will be, is also required to render maximum assistance in determining the identity of the beneficial owner. The Nevada Commission has the power to require Station REIT's and OpCo's stock certificates to bear a legend indicating that the securities are subject to the Nevada Act. However, to date, the Nevada Commission has not imposed such a requirement on Station REIT and it is unknown whether such a requirement will be imposed on OpCo.

    Station REIT may not and OpCo will not be permitted to, make a public offering of its securities without the prior approval of the Nevada Commission if the securities or proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for such purposes. On March 20, 1997, the Nevada Commission granted Station REIT prior approval to make public offerings for a period of two years, subject to certain conditions ("Shelf Approval"). However, the Shelf Approval may be rescinded for good cause without prior notice upon the issuance of an interlocutory stop order by the Chairman of the Nevada Board and must be renewed at the end of the two year approval period. The Shelf Approval also applies to any affiliated company wholly-owned by Station REIT (an "Affiliate") which is a publicly traded corporation or would thereby become a publicly traded corporation pursuant to a public offering. The Shelf Approval also includes approval to place restrictions upon and enter into agreements not to encumber equity securities of the Gaming Subsidiaries, and for the Gaming Subsidiaries to guarantee any security issued by, or to hypothecate their assets to secure the payment or performance of any obligations issued by, Station REIT or an Affiliate in a public offering under the Shelf Approval. The Shelf Approval does not constitute a finding, recommendation or approval by the Nevada Commission or the Nevada Board as to the accuracy or adequacy of the prospectus or the investment merits of the securities offered. Any representation to the contrary is unlawful. The sale of Common Stock pursuant to the Offerings will qualify as a public offering (as such term is defined in the Nevada Act) and will be made pursuant to the Shelf Approval. OpCo will seek approval similar to the Shelf Approval.

    Changes in control of Station REIT or OpCo through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or any act or conduct by a person whereby such person obtains control, may not, and in the case of OpCo, will not be permitted to, occur without the prior approval of the Nevada Commission. Entities seeking to acquire control of a Registered Corporation must satisfy the Nevada Board and Nevada Commission and meet a variety of stringent standards prior to assuming control of such Registered Corporation. The Nevada Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction.

    The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and corporate defense tactics affecting Nevada corporate gaming licensees, and Registered Corporations that are affiliated with those operations, may be injurious to stable and productive corporate gaming. The Nevada Commission has established a regulatory scheme to ameliorate the potentially adverse effects of these business practices upon Nevada's gaming industry and to further Nevada's policy to: (i) assure the financial stability of corporate gaming licensees and their affiliates; (ii) preserve the beneficial aspects of conducting business in the corporate form; and (iii) promote a neutral environment for the orderly governance of corporate affairs. Approvals are, in certain circumstances, required from the Nevada Commission before the Registered Corporation can make exceptional repurchases of voting securities above the current market price thereof and before a corporate acquisition opposed by management can be consummated. The Nevada Act also requires prior approval of a plan of recapitalization proposed by the Registered Corporation's Board of Directors in response to a tender offer made directly to the Registered Corporation's stockholders for the purposes of acquiring control of the Registered Corporation.

    Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with such persons (collectively, "Licensees"), and who proposes to become involved in a gaming venture outside of Nevada, is required to deposit with the Nevada Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation by the Nevada Board of their participation in such foreign gaming. The revolving fund is subject to increase or decrease in the discretion of the Nevada Commission. Thereafter, Licensees are required to comply with certain reporting requirements imposed by the Nevada Act. Licensees are also subject to disciplinary action by the Nevada Commission if they knowingly violate any laws of the foreign jurisdiction pertaining to the foreign gaming operations, fail to conduct the foreign gaming operations in accordance with the standards of honesty and integrity required of Nevada gaming operations, engage in activities that are harmful to the state of Nevada or its ability to collect gaming taxes and fees, or employ a person in the foreign operations who has been denied a license or finding of suitability in Nevada on the ground of personal unsuitability.

NEVADA LIQUOR REGULATIONS

    The sale of alcoholic beverages at Palace Station and Boulder Station is subject to licensing, control and regulation by the City of Las Vegas and the Clark County Board, respectively. Texas Station is subject to licensing control and regulation of the City of North Las Vegas. Sunset Station is subject to the licensing, control and regulation of the City of Henderson. All licenses are revocable and are not transferable. The agencies involved have full power to limit, condition, suspend or revoke any such license, and any such disciplinary action could (and revocation would) have a material adverse effect on the operations of the OpCo Gaming Subsidiaries and therefore, impact the ability of OpCo to make Lease payments.

MISSOURI GAMING REGULATIONS

    Gaming was originally authorized in the State of Missouri and the City of St. Charles on November 3, 1992, although no governmental action was taken to enforce or implement the original law. On April 29, 1993, Missouri enacted the Missouri Gaming Law which replaced the original law and established the Missouri Gaming Commission, which is responsible for the licensing and regulation of riverboat gaming in Missouri. The Missouri Gaming Commission has discretion to approve gaming license applications for both permanently moored ("dockside") riverboat casinos and powered ("excursion") riverboat casinos. On September 20, 1993, Station REIT filed its initial application with the Missouri Gaming Commission for either a dockside or a cruising gaming license in St. Charles, Missouri, which license was issued on May 27, 1994, thereby making Station REIT one of the first two entrants in the Missouri riverboat gaming market.

    However, due to both a January 25, 1994, ruling by the Missouri Supreme Court which held that games of chance, including certain games authorized under the Missouri Gaming Law such as bingo and keno, constitute "lotteries" and were therefore prohibited under the Missouri Constitution and the failure of a state wide election on April 5, 1994, to adopt a constitutional amendment that would have exempted excursion boats and floating facilities from such constitutional prohibition on lotteries, Station REIT commenced operations only with those games which involve some element of skill ("limited gaming"), such as poker and blackjack, that would be constitutionally permissible. The authorization of both games of skill and games of chance ("full-scale gaming") occurred on November 9, 1994 with passage by Missouri voters of a constitutional amendment virtually identical to the measure which was defeated on April 5, 1994. Full-scale gaming became effective on December 9, 1994, and by the end of December 1994, Station REIT was conducting full scale gaming on both its excursion and dockside casinos in St. Charles, Missouri.

    Opponents of gaming in Missouri have brought several legal challenges to gaming in the past and may possibly bring similar challenges in the future. There can be no assurances that any future challenges, if brought, would not further interfere with full-scale gaming operations in Missouri, including the operations of Station REIT and its subsidiaries. The Supreme Court of Missouri has recently ruled, in a case, involving certain competitors of Station Casino St. Charles in Maryland Heights, Missouri, that gaming may occur only in artificial spaces that are contiguous to the surface stream on the Missouri and Mississippi Rivers. Station REIT cannot predict the effect this ruling may have on operations at Station Casino Kansas City. See "Business and Properties--Litigation."

    On January 16, 1997, the Missouri Gaming Commission granted Station Casino Kansas City a Class A and Class B Excursion Gambling Boat license to own and operate the River King and River Queen floating gaming facilities.

    Under the Missouri Gaming Law, the ownership and operation of riverboat gaming facilities in Missouri are subject to extensive state and local regulation. By virtue of its gaming license in Missouri, Station REIT, any subsidiaries it has or it may form and certain of its officers and employees are subject to the Missouri Gaming Law and the regulations of the Missouri Gaming Commission. Upon obtaining Gaming Licenses in Missouri, OpCo and any subsidiaries it has or may form and certain of its officers and employees will be subject to the laws and regulations of the Missouri Gaming Commission.

    As part of the application and licensing process for a gaming license, the applicant must submit detailed financial, operating and other reports to the Missouri Gaming Commission. Each applicant has an ongoing duty to update the information provided to the Missouri Gaming Commission in the application. In addition to the information required of the applicant, directors, officers and other key persons must submit Personal Disclosure Forms which include detailed personal financial information and are subject to thorough investigations. All gaming employees must obtain an occupational license issued by the Missouri Gaming Commission. Operators' licenses are issued through application to the Missouri Gaming Commission, which requires, among other things, (a) investigations into an applicant's character, financial responsibility and experience qualifications and (b) that applicants furnish (i) an affirmative action plan for the hiring and training of minorities and women and (ii) an economic development or impact report. License fees are a minimum of $50,000 for the initial application and $25,000 annually thereafter.

    The Missouri Gaming Commission may revoke or suspend gaming licenses and impose other penalties for violation of the Missouri Gaming Law and the rules and regulations which may be promulgated thereunder, including, without limitation, forfeiture of all gaming equipment used for improper gaming and fines of up to three times an operator's highest daily gross adjusted receipts during the preceding twelve months. The gaming licenses may not be transferred nor pledged as collateral, and the Missouri Gaming Law regulations bar a licensee from taking any of the following actions without 15 days' prior notice to, and approval by, the Missouri Gaming Commission: any issuance of an ownership interest of five percent or more of the issued and outstanding ownership interest, any private incurrence of debt by the licensee or any holding company of $1,000,000 or more, and any public issuance of debt by a licensee or its holding company. The Missouri Gaming Commission may reopen the licensing hearing of the applicable gaming licensee prior to or following the consummation date to consider the effect of the transaction on the gaming licensee's suitability. In addition, the licensee must notify the Missouri Gaming Commission of other transactions, including the transfer of five percent or more of an ownership interest in the licensee or holding company, the pledge of five percent or more of the ownership interest in a license or holding company, and any transaction of at least $1,000,000. The restrictions on transfer of ownership apply to Station REIT and its subsidiaries.

    The Missouri Gaming Law imposes operational requirements on riverboat operators, including a charge of two dollars per gaming customer that licensees must pay to the Missouri Gaming Commission, certain minimum payout requirements, a 20% tax on adjusted gross receipts, prohibitions against providing credit to gaming customers (except for the use of credit cards and cashing checks) and a requirement that each licensee reimburse the Missouri Gaming Commission for all costs of any Missouri Gaming Commission staff necessary to protect the public on the licensee's riverboat. Licensees must also submit audited quarterly financial reports to the Commission and pay the associated auditing fees. Other areas of operation which are subject to regulation under Missouri rules are the size, denomination and handling of chips and tokens; the surveillance methods and computer monitoring of electronic games; accounting and audit methods and procedures; and approval of an extensive internal control system. The Missouri rules also require that all of an operator's purchases of chips, tokens, dice, playing cards and electronic gaming devices must be acquired from suppliers licensed by the Missouri Gaming Commission. The Missouri Gaming Law provides for a loss limit of $500 per person per excursion and requires licensees to maintain scheduled excursions with boarding and disembarking times regardless of whether the riverboat cruises. Although the Missouri Gaming Law provides no limit on the amount of riverboat space that may be used for gaming, the Missouri Gaming Commission is empowered to impose such space limitations through the adoption of rules and regulations. Additionally, United States Coast Guard safety regulations could affect the amount of riverboat space that may be devoted to gaming. The Missouri Gaming Law also includes requirements as to the form of riverboats, which must resemble Missouri's riverboat history to the extent practicable and include certain non-gaming amenities. All eleven licensees in Missouri are authorized to conduct all or a portion of their operations on a dockside basis.

    With respect to the availability of dockside gaming, which may be more profitable than excursion gaming, the Missouri Gaming Commission is empowered to determine on a site-by-site basis where such gaming is appropriate and shall be permitted.

GENERAL GAMING REGULATIONS IN OTHER JURISDICTIONS

    If Station REIT or OpCo becomes involved in gaming operations in any other jurisdictions, such gaming operations will subject Station REIT, OpCo or certain of their respective officers, directors, key employees, stockholders and other affiliates ("Regulated Persons") to strict legal and regulatory requirements, including mandatory licensing and approval requirements, suitability requirements, and ongoing regulatory oversight with respect to such gaming operations. Such legal and regulatory requirements and oversight will be administered and exercised by the relevant regulatory agency or agencies in each jurisdiction (the "Regulatory Authorities"). Station REIT, OpCo and the Regulated Persons may need to satisfy the licensing, approval and suitability requirements of each jurisdiction in which Station REIT seeks to become involved in gaming operations. These requirements vary from jurisdiction to jurisdiction, but generally concern the responsibility, financial stability and character of the owners and managers of gaming operations as well as persons financially interested or involved in gaming operations. In general, the procedures for gaming licensing, approval and finding of suitability require Station REIT, OpCo and each Regulated Person to submit detailed personal history information and financial information to demonstrate that the proposed gaming operation has adequate financial resources generated from suitable sources and adequate procedures to comply with the operating controls and requirements imposed by law and regulation in each jurisdiction, followed by a thorough investigation by such Regulatory Authorities. In general, Station REIT, OpCo and each Regulated Person must pay the costs of such investigation. An application for any gaming license, approval or finding of suitability may be denied for any cause that the Regulatory Authorities deem reasonable. Once obtained, licenses and approvals may be subject to periodic renewal and generally are not transferable. The Regulatory Authorities may at any time revoke, suspend, condition, limit or restrict a license, approval or finding of suitability for any cause they deem reasonable.

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
Fines for violations may be levied against the holder of a license or approval and in certain jurisdictions, gaming operation revenues can be forfeited to the state under certain circumstances. There can be no assurance that Station REIT, OpCo will obtain all of the necessary licenses, approvals and findings of suitability or that their respective officers, directors, key employees, other affiliates and certain other stockholders will satisfy the suitability requirements in one or more jurisdictions, or that such licenses, approvals and findings of suitability, if obtained, will not be revoked or renewed in the future.

    Failure by Station REIT or OpCo to obtain, or the loss or suspension of, any necessary licenses, approval or findings of suitability would prevent Station REIT or OpCo from having an interest in gaming operations in such jurisdiction and possibly in other jurisdictions. Station REIT and OpCo may be required to submit detailed financial and operating reports to Regulatory Authorities.

    The laws, regulations and procedures pertaining to gaming are subject to the interpretation of the Regulatory Authorities and may be amended. Any changes in such laws, regulations, or their interpretations could have a material adverse effect on Station REIT.

                        THE REORGANIZATION TRANSACTIONS

    Set forth below is a listing of the principal transactions in connection with the reorganization of Station REIT to prepare Station REIT to operate as a REIT. For a diagram of the Reorganization Transactions, see "Summary--The Reorganization Transactions."

    - Station REIT will cause the transfer of the Transferred Assets to limited liability companies that are subsidiaries of Station REIT's wholly-owned subsidiary OpCo.

    - In exchange for such Transferred Assets, OpCo will issue to each transferring entity (i) the Intermediate Notes, (ii) the OpCo Common Stock and (iii) the OpCo Preferred Stock.

    - Subsidiaries of Station REIT that receive Intermediate Notes and stock from OpCo will dividend those assets to Station REIT.

    - Station REIT will receive stockholder approval of the Charter Amendments.

    - Station REIT will distribute (i) all of the OpCo Common Stock and (ii) a portion of the OpCo Preferred Stock to Station REIT's common stockholders as of the Distribution record date as a dividend. Shares sold in the Offerings will not be entitled to receive OpCo Common Stock or OpCo Preferred Stock in the Distribution.

    - Station REIT will sell the remaining portion of the OpCo Preferred Stock (together with that received by certain of the Selling Stockholders in the Distribution) to unaffiliated third parties.

    - Upon the closing of the OpCo Financing, OpCo will pay Station REIT $105 million to repay the Intermediate Notes.

    - To obtain certain tax treatment for Station REIT, certain affiliated stockholders of OpCo will exchange a portion of the OpCo Common Stock owned by them for the OpCo B Stock.

    - Subsidiaries of Station REIT will enter into the Leases with subsidiaries of OpCo.

    - Station REIT will consummate the Offerings.

    - Station REIT will utilize the proceeds from (i) the retirement of the Intermediate Notes, (ii) the sale of the undistributed portion of OpCo Preferred Stock, (iii) the Offerings and (iv) the Bank Facility to retire debt and repay certain other obligations. See "Use of Proceeds."

    - Station REIT will elect REIT status on or prior to March 31, 1998.

    - Station REIT will change its name to "Station Entertainment Properties, Inc." and OpCo will change its name to "Station Casinos, Inc."

    - Station REIT will change its fiscal and taxable year to a calendar year.

                                      OPCO

    OpCo was formed as a subsidiary of Station REIT to hold certain assets and properties formerly held by Station REIT and after the Reorganization Transactions to operate the Initial Properties under the Leases. The Leases will principally be subleases made in compliance with the terms of head leases held by Station REIT. OpCo will receive the Transferred Assets prior to the Distribution. The Distribution will occur upon consummation of the Offerings.

    OpCo's management will initially consist primarily of the management team that currently operates the Initial Properties for Station REIT. Such individuals will not be employed by Station REIT after consummation of the Reorganization Transactions, except that Mr. Frank J. Fertitta III will be employed by both Station REIT and OpCo and William W. Warner will continue to be employed exclusively by Station REIT. Certain of the initial directors of the companies will be the same, although it is expected that a majority of the directors of Station REIT will not participate on the OpCo board of directors. Station REIT will give OpCo a right of first offer to manage any locals oriented hotel/casino properties that Station REIT acquires or develops in the Las Vegas locals market, and OpCo will give Station REIT a right of first offer to acquire or finance any REIT-eligible assets in connection with opportunities or transactions OpCo may pursue. Station REIT initially will share executive office space and facilities, as well as certain corporate services personnel, with OpCo and will bear its allocable share of the expenses thereof pursuant to the Transition Services Agreement. See "Risk Factors--Conflicts of Interest," "Relationship Between Station REIT and OpCo After the Distribution," "Management" and OpCo's historical and pro forma combined financial statements included in this Prospectus.

       RELATIONSHIP BETWEEN STATION REIT AND OPCO AFTER THE DISTRIBUTION

    For purposes of governing certain of the ongoing relationships between Station REIT and OpCo after the Distribution and to provide for an orderly transition on the date of the Distribution (the "Distribution Date"), Station REIT and OpCo intend to enter into the Leases and the various agreements described below. The discussion below is a summary of certain provisions of the Distribution Agreement, the Cooperation Agreement, the Tax Allocation Agreement, the Transition Services Agreement, the Employee Benefits Agreement and the Intellectual Property Agreement. This summary does not purport to be complete. Reference is made to the complete provisions of, and such summary is qualified in its entirety by reference to, forms of such agreements, copies of which are filed as exhibits to the Registration Statement.

COOPERATION AGREEMENT

    Station REIT and OpCo intend to enter into a cooperation agreement (the "Cooperation Agreement") to provide each other with rights to participate in certain transactions. The Cooperation Agreement provides, subject to certain terms, that Station REIT will provide OpCo with a right of first offer to become the lessee of any real property acquired or developed by Station REIT and operated as a locals-oriented casino gaming facility in the Las Vegas locals market and its surrounding areas (generally excluding the Las Vegas Strip and downtown Las Vegas), provided that OpCo and Station REIT negotiate a mutually satisfactory lease arrangement and Station REIT determines, in its sole discretion, that OpCo is qualified to be the lessee. As to opportunities for OpCo to become the lessee of any assets under such a lease arrangement, the Cooperation Agreement provides that Station REIT must provide OpCo with written notice of the lessee opportunity. During the 45 days following such notice, OpCo has a right of first offer to become a lessee and the right to negotiate with Station REIT on an exclusive basis regarding the terms and conditions of the lease. If a mutually satisfactory agreement cannot be reached within the 45-day period (or such longer period to which OpCo and Station REIT may agree), Station REIT may offer the opportunity to others for a period of one year thereafter before it must again offer the opportunity to OpCo in accordance with the procedures specified above.

    Under the Cooperation Agreement, OpCo has agreed not to acquire or make (i) investments in real estate which, for purposes of the Cooperation Agreement, includes the provision of services related to real estate and investment in hotel properties, real estate mortgages, real estate derivatives or entities that invest in real estate assets or (ii) any other investments that may be structured in a manner that qualifies under the federal income tax requirements applicable to REITs unless it has provided written notice to Station REIT of the material terms and conditions of the acquisition or investment opportunity, and Station REIT has determined not to pursue such acquisitions or investments either by providing written notice to OpCo rejecting the opportunity within 10 days from the date of receipt of notice of the opportunity or by allowing such 10-day period to lapse. OpCo also has agreed to assist Station REIT in structuring and consummating any such acquisition or investment which Station REIT elects to pursue, on terms determined by Station REIT. OpCo will be permitted, in the absence of real estate investment opportunity, to provide services for such properties.

    Each of Station REIT and OpCo have the right to terminate the Cooperation Agreement in the event of a change of control of the other party.

DISTRIBUTION AGREEMENT

    Assuming the Distribution occurs, Station REIT and OpCo expect to enter into a distribution agreement (the "Distribution Agreement") which will provide for, among other things, the principal corporate transactions required to effect the Distribution, the transfer to OpCo of the Transferred Assets in exchange for the issuance by OpCo to Station REIT of the OpCo Common Stock, the OpCo Preferred Stock and the Intermediate Notes, the division between Station REIT and OpCo of certain liabilities, the transition to OpCo's status as a company separate and independent from Station REIT and certain other agreements governing the relationship between Station REIT and OpCo after the Distribution.

    Pursuant to the Distribution Agreement, OpCo would indemnify Station REIT against most liabilities relating to OpCo operations, whether such liabilities arise on, prior to, or after the Distribution Date, except for liabilities arising out of events or occurrences prior to the Distribution Date that are covered by Station REIT's insurance and are not also covered by OpCo's insurance. Station REIT will indemnify OpCo against all other liabilities relating to such operations before, on or after the Distribution Date. In addition, the Distribution Agreement would provide that each of OpCo and Station REIT will indemnify the other against all liabilities arising under the Exchange Act. The Distribution Agreement would include procedures for notice and payment of such claims and generally provides that the indemnifying party may assume the defense of a claim or suit brought by a third party. None of the foregoing indemnities applies to tax or employee benefit claims or liabilities, which are addressed in the Tax Allocation Agreement and the Employee Benefits Agreement respectively, as described below.

    The Distribution Agreement would provide that each of Station REIT and OpCo would be granted access to certain records and information in the possession of the other, and requires retention of all such information for a period of five years and the provision of notice and an opportunity to copy such information prior to its destruction thereafter. In addition, the Distribution Agreement would allocate shared privileges with respect to certain information and requires consent of the non-waiving party before such privilege can be waived. The Distribution Agreement also imposes certain confidentiality obligations on each of OpCo and Station REIT.

    The Distribution Agreement would also provide for the allocation of benefits between Station REIT and OpCo under existing insurance policies after the Distribution Date, and sets forth procedures for the administration of insured claims.

TAX ALLOCATION AGREEMENT

    Assuming the Distribution occurs, Station REIT and OpCo expect to enter into a tax allocation agreement on or prior to the Distribution Date (the "Tax Allocation Agreement") which will allocate responsibility for U.S. federal income and various other taxes ("Taxes") among the companies.

    In general, pursuant to the Tax Allocation Agreement, Station REIT would be liable for the U.S. federal income taxes payable with respect to the returns of Station REIT consolidated group (which prior to the Distribution Date includes OpCo and its subsidiaries) as well as certain other Taxes payable with respect to returns attributable to OpCo operations for periods ending on or prior to the Distribution Date. OpCo and its subsidiaries would be liable for Taxes payable with respect to returns filed after the Distribution Date that are attributable to OpCo operations after the Distribution Date. If, in connection with a Tax audit contest, or the filing of an amended return, a taxing authority adjusts Station REIT's consolidated federal income tax return or any other return described above with respect to which Station REIT was liable for payment of Taxes, Station REIT would be liable for the resulting Tax assessments or would be entitled to the resulting Tax refund. Similarly, OpCo would be responsible for the Tax assessments and entitled to the Tax refunds, in connection with the above described returns with respect to which OpCo was liable for payment of Taxes. Station REIT, in general, would be responsible for Tax assessments and would be entitled to the Tax refunds in connection with returns originally filed prior to the Distribution Date.

TRANSITION SERVICES AGREEMENT

    Assuming the Distribution occurs, Station REIT and OpCo expect to enter into a Station REIT Transition Services Agreement prior to the Distribution Date (the "Transition Services Agreement") pursuant to which, in exchange for the fees specified in the Transition Services Agreement, OpCo would agree to continue to provide certain administrative and other services typical for public companies to

Station REIT in connection with Station REIT's operations including marketing, information services, human resources, accounting, payroll processing, regulatory compliance, tax filing assistance and legal services. In general, these services would be provided at a price deemed by the Board of Directors of the respective providers to be fair market value. In this agreement, the respective service provider will undertake to provide the same degree of care and diligence as it uses in providing these services to itself and its subsidiaries. The Transition Services Agreement would expire one year from the Distribution Date and would include provisions for a termination of the agreement in the event of a change in control of either of the parties.

EMPLOYEE BENEFITS AGREEMENT

    Assuming the Distribution occurs, Station REIT and OpCo expect to enter into an agreement with regard to their respective liabilities for employee benefit-related matters for Station REIT and OpCo Employees for periods before and after the Distribution Date and to provide for certain other employee benefit matters (the "Employee Benefits Agreement"). Station REIT would assign, and OpCo would assume, the assets and liabilities attributable to the account balances of employees of OpCo ("OpCo Employees") under its 401(k) plan and the plan will become effective as of the Coverage Date (as defined in the Employee Benefits Agreement) OpCo 401(k) plan. OpCo will adopt and assume such plan, effective as of the Coverage Date and Station REIT would withdraw its sponsorship of its plan.

    The Employee Benefits Agreement would also provide that OpCo will establish and assume employee welfare benefit plans for salaried employees, effective as of the Coverage Date, providing medical, long-term disability, flexible spending and life insurance and other welfare benefits to OpCo Employees which are generally comparable to those provided by Station REIT at such time. In addition, OpCo would assume sponsorship of certain insured welfare benefit plans covering hourly OpCo Employees (subject to any required consent of the insurer) and the cafeteria plan, and Station REIT would withdraw as sponsor of such plans, effective as of the Coverage Date. Effective as of the Distribution Date, OpCo would assume all accrued liabilities for vacation pay for OpCo Employees. Station REIT's long term disability plan for salaried employees would be assumed by OpCo and will, at OpCo's expense, continue to cover individuals who are totally disabled on the Coverage Date and who would have become OpCo Employees if in active employment on the Coverage Date for so long as such individuals remain totally disabled. Effective on the Coverage Date, OpCo will assume sole responsibility for all OpCo Employees who are on medical leave from Station REIT.

    The Employee Benefits Agreement would also provide for the establishment of certain incentive and pension benefit plans, effective as of the Coverage Date, providing certain equity-based and deferred compensation benefits to certain OpCo employees which are generally comparable to those provided by Station REIT at such time. In connection with this establishment, OpCo would assume and become liable for certain obligations payable to OpCo employees under these plans. In addition, on or before the Distribution Date all outstanding shares of Station REIT's restricted stock may in the sole discretion of Station REIT become vested and the holder's rights to such stock would thereafter be non-forfeitable.

INTELLECTUAL PROPERTY AGREEMENT

    Assuming the Distribution occurs, Opco and Station REIT expect to enter into an intellectual property agreement (the "Intellectual Property Agreement") providing for the allocation and acknowledgement of certain Intellectual Property used in connection with the Initial Properties, including those trademarks used in connection with the operation of the Initial Properties. The Intellectual Property Agreement would provide for the transfer of ownership of certain Intellectual Property to Opco in partial exchange for the Intermediate Notes. Opco would license certain Intellectual Property which it owns, and which is used solely or primarily in the operation of the Initial Properties, to Station REIT on a royalty-free, nonexclusive basis, subject to the limitations set forth in the Intellectual Property Agreement.

    Under the Intellectual Property Agreement, certain intellectual property transferred to OpCo by Station REIT, including the trademarks used in connection with the Initial Properties would be licensed to Station REIT. No license fees would be required to be paid by Station REIT under the Intellectual Property Agreement.

    The Intellectual Property Agreement would provide for termination of the agreement in the event of a change in control of OpCo or Station REIT, or if necessary to safeguard the intellectual property or the goodwill associated therewith or symbolized thereby from injury or devaluation.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS PRIOR TO THE REORGANIZATION TRANSACTIONS

    The following table sets forth the directors and executive officers of Station REIT and certain of its subsidiaries as of November 30, 1997 and prior to the consummation of the Reorganization Transactions. Thereafter, each of the directors and executive officers of Station REIT will assume the same position with OpCo and, except as noted below, will resign from their position with Station REIT. All directors hold their positions until the annual meeting of stockholders at which their term expires or until their respective successors are elected and qualified. Executive officers are elected by and serve at the discretion of the Board of Directors until their successors are duly chosen and qualified.

NAME                                         AGE                                   POSITION
---------------------------------------      ---      -------------------------------------------------------------------
Frank J. Fertitta III*.................          35   Chairman of the Board, President and Chief Executive Officer
Glenn C. Christenson...................          48   Executive Vice President, Chief Financial Officer, Chief
                                                      Administrative Officer, Treasurer and Director
Blake L. Sartini*......................          38   Executive Vice President, Chief Operating Officer and Director
Scott M. Nielson.......................          39   Executive Vice President, General Counsel and Secretary
Lorenzo J. Fertitta*...................          28   Director
Delise F. Sartini*.....................          38   Director
R. Hal Dean............................          81   Director
Lowell H. Lebermann, Jr................          58   Director

------------------------

* Frank J. Fertitta III and Lorenzo J. Fertitta are brothers and Delise F. Sartini is their sister. Delise F. Sartini is married to Blake L. Sartini.

    FRANK J. FERTITTA III. Mr. Fertitta has served as Chairman of the Board of Station REIT since February 1993, Chief Executive Officer since July 1992 and President of Station REIT since 1989. He has held senior management positions since 1985, when he was named General Manager of PSHC. He was elected a director of Station REIT in 1986, at which time he was also appointed Executive Vice President and Chief Operating Officer. In 1992, he co-founded Station Casino St. Charles and has served as Chairman of the Board of Directors of that company since that time.

    GLENN C. CHRISTENSON. Mr. Christenson has served as Executive Vice President of Station REIT since February 1994. From 1989 to 1993, he served as Vice President. He has served as Chief Financial Officer since 1989, as Treasurer since 1992 and as a director since 1993. Mr. Christenson is a Certified Public Accountant. From 1983 to 1989, he was a partner of the international accounting firm of Deloitte Haskins & Sells (now Deloitte & Touche), where he served as partner-in-charge of audit services for the Nevada practice and National Audit partner for the Hospitality Industry. Mr. Christenson has served on the Board of Directors of the Nevada Resort Association and was Chairman of the Nevada Resort Associations's Internal Revenue Service Liaison Committee.

    BLAKE L. SARTINI. Mr. Sartini has served as Executive Vice President since February 1994. From February 1994 to March 1997 he also served as President--Nevada Operations of Station REIT. From 1991 to 1993, he served as Vice President of Gaming Operations. He has served as a director since 1993 and has over 14 years of experience in the hotel and casino industry. From 1985 to 1990, Mr. Sartini held various management positions at Station REIT and has served as President of Southwest Gaming Services, Inc., a subsidiary of Station REIT prior to the Reorganization Transactions ("Southwest Gaming"), since January 1993. In 1992, he co-founded Station Casino St. Charles and serves as its Vice President.

    SCOTT M. NIELSON. Mr. Nielson has served as Executive Vice President of Station REIT since June 1994. In 1991, he was appointed General Counsel and in 1992 he was appointed Secretary of Station REIT. From 1991 through June 1994, he served as Vice President of Station REIT. From 1986 to 1991, Mr. Nielson was in private legal practice, most recently as a partner in the Las Vegas firm of Schreck Morris, (formerly known as Schreck, Jones, Bernhard, Woloson & Godfrey), where he specialized in gaming law and land use planning and zoning. Mr. Nielson is a member of the American Bar Association, the Nevada Bar Association and the International Association of Gaming Attorneys.

    LORENZO J. FERTITTA. Mr. Fertitta has served as a director of Station REIT since 1991. He has served as President and Chief Executive Officer of Fertitta Enterprises, Inc. since June 1993, where he is responsible for managing an investment portfolio consisting of marketable securities and real property. From time to time, the investment portfolio contains investments in other gaming operations. Mr. Fertitta was a co-founder of Southwest Gaming in 1990 and of Station Casino St. Charles in 1992 and has served on their respective boards since their inception. From 1991 to 1993, he served as Vice President of Station REIT. Mr. Fertitta serves as a commissioner on the Nevada State Athletic Commission.

    DELISE F. SARTINI. Ms. Sartini has served as a director of Station REIT since August 1995. She has served as Vice President of Community Affairs at Palace Station in excess of five years. Ms. Sartini was a co-founder of Southwest Gaming in 1990 and of Station Casino St. Charles in 1992. Ms. Sartini is involved in various charitable organizations and serves on the Board of Directors of St. Jude's Ranch for Children.

    R. HAL DEAN. Mr. Dean has served as a director of Station REIT since June 1993 and is chairman of the Human Resources Committee. Mr. Dean presently is a member of the Board of Directors of LaBarge, Inc. (from 1984) in St. Louis. Mr. Dean retired in 1982 from the Ralston Purina Company, having served 44 years in various capacities including Chairman of the Board (1968-1982) and Chief Executive Officer (1964-1982). Mr. Dean has served on several other Boards of Directors including those of Gulf Oil Corp., Pittsburgh, Pennsylvania (1970-1985), Chase Manhattan Bank International Advisory Group, New York, New York (1965-1970), Mercantile Trust Co., St. Louis, Missouri (1969-1987), General American Life Insurance Co., St. Louis, Missouri (1972-1987), Barnes Hospital, St. Louis, Missouri (1979-1985) and Chevron Corp., San Francisco, California (1985-1989). Following the Reorganization Transactions, Mr. Dean will no longer be a director of Station REIT.

    LOWELL H. LEBERMANN, JR. Mr. Lebermann has served as a director of Station REIT since October 1993 and is chairman of the Audit Committee. He is also a director of Valero Energy Corporation, San Antonio, serving as a member of the executive committee. He is a former director of Franklin Federal Bancorp, Austin (now Norwest), and founding member of the Board of Directors of the Texas Workers' Compensation Fund. He is president and CEO of Centex Beverage, Inc., wholesale distributor of Miller beer and imported beverages. Since 1993, he has been a member of the Board of Regents of The University of Texas System. He was a Council Member on the Austin City Council from 1971-1977. Following the Reorganization Transactions, Mr. Lebermann will no longer be a director of Station REIT.

    Directors who are not directly or indirectly affiliated with the Company received a fee of $1,500 for each board meeting attended, $1,000 for each committee meeting attended, and a monthly fee of $3,000. All directors are reimbursed for expenses connected with attendance at meetings of the Board of Directors. All directors are eligible to participate in the Company's Stock Compensation Program. See "Stock Compensation Program" as described hereinafter.

DIRECTORS AND EXECUTIVE OFFICERS AFTER THE REORGANIZATION TRANSACTIONS

    STATION REIT

    Upon consummation of the Reorganization Transactions, each of Messrs. Christenson, Sartini, and Nielson will resign his positions as an executive officer of Station REIT. Ms. Sartini and Messrs. Dean and Lebermann each will resign their respective positions as a director of Station REIT.

    The following table sets forth the directors and executive officers who will serve in such capacities for Station REIT and certain of its subsidiaries following the Reorganization Transactions. All directors will hold their positions until the annual meeting of stockholders at which their term expires or until their respective successors are elected and qualified. Executive officers will be elected by and serve at the discretion of the Board of Directors until their successors are duly chosen and qualified. A biography for Mr. Frank J. Fertitta III appears above. See "--Directors and Executive Officers Prior to the Reorganization Transactions."

NAME                                         AGE                                   POSITION
---------------------------------------      ---      -------------------------------------------------------------------
Frank J. Fertitta III..................          35   Chairman of the Board, President and Chief Executive Officer
William W. Warner......................          33   Executive Vice President, Chief Financial Officer and Treasurer
Glenn C. Christenson...................          48   Director
Blake L. Sartini                                 38   Director
Lorenzo J. Fertitta....................          28   Director
5 Independent Directors*

------------------------

* The Board of Directors of Station REIT intends to designate five independent directors.

    Biographical information regarding Frank J. Fertitta III, Glenn C. Christenson, Blake L. Sartini and Lorenzo J. Fertitta appears above. See "--Directors and Executive Officers Prior to the Reorganization Transactions."

    WILLIAM WARNER. Mr. Warner will become Executive Vice President, Chief Financial Officer and Treasurer of Station REIT upon the consummation of the Reorganization Transactions. Mr. Warner has served as Vice President--Finance of Station REIT since January, 1996 and since August 1993 he served as Director--Finance. Prior to his employment by Station REIT, Mr. Warner served as controller of Kent Co. Capital Corporation from 1991 to 1993 and from 1986 to 1991 he served with the international accounting firm Arthur Andersen LLP, most recently as an Audit Manager. Mr. Warner will not be employed by OpCo.

    OPCO

    In connection with the formation of OpCo and consummation of the Reorganization Transactions, the current executive officers and directors of Station REIT will be appointed to positions at OpCo equivalent to those they hold currently at Station REIT. In addition, the Board of Directors of OpCo will appoint one new independent director.

HISTORICAL EXECUTIVE COMPENSATION

    The following table sets forth the compensation paid or accrued by Station REIT to the Chief Executive Officer of Station REIT and to each of the four most highly compensated executive officers of Station REIT (other than the Chief Executive Officer) for services rendered to Station REIT in all capacities during the fiscal years ended March 31, 1997, 1996 and 1995. The compensation reflected here will change pursuant to the new employment agreements described herein. See "Employment Agreements."

                                           ANNUAL COMPENSATION                     LONG-TERM COMPENSATION AWARDS
                                ------------------------------------------   ------------------------------------------
                                                              OTHER ANNUAL    RESTRICTED     SECURITIES     ALL OTHER
                                       SALARY                 COMPENSATION   STOCK AWARDS    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR   ($)(1)   BONUS($)(2)      ($)(3)         ($)(4)       OPTIONS(5)       ($)(6)
------------------------------  ----  --------  -----------   ------------   -------------   -----------   ------------
Frank J. Fertitta III.........  1997  $999,159   $375,000       $ --          $  --           1,000,000     $  247,600
  Chairman of the Board,        1996   959,423    365,000         --             --             106,027        227,681
    President and
  Chief Executive Officer       1995   901,231    215,000         --           1,350,000        125,000         84,622
Glenn C. Christenson..........  1997   449,062    135,000         --             --              65,000        271,234
  Executive Vice President,     1996   392,312    130,000         --             --             174,713        110,938
    Chief
  Financial Officer, Chief      1995   274,965    100,500         --             324,000         40,000         66,489
    Administrative
  Officer and Treasurer
Scott M. Nielson..............  1997   374,543     93,750         --             --              40,000        154,002
  Executive Vice President,     1996   342,365     95,000         --             --             145,223        100,296
    General
  Counsel and Secretary         1995   248,750     90,000         --             270,000         25,000         30,550
Blake L. Sartini..............  1997   419,159    126,000         96,990         --             400,000        149,448
  Executive Vice President and  1996   367,038    115,000         73,416         --              39,063         77,539
    Chief
  Operating Officer             1995   253,500     90,000         73,993         216,000         32,500         35,728
Joseph J. Canfora(7)..........  1997   403,582     23,626         --             --              50,000      1,207,868
                                1996   374,731    115,000         --             --             182,894        372,422
                                1995   274,965    100,500         --             324,000         40,000         60,024

------------------------------

(1) For the fiscal years ended March 31, 1997, 1996 and 1995, amounts include salary deferred under Station REIT's Deferred Compensation Plan of $0, $70,369 and $51,421 for Mr. Fertitta, $50,927, $0 and $10,803 for Mr.
    Christenson, and $35,365, $34,240 and $15,550 for Mr. Nielson. Messrs. Christenson, Nielson and Sartini will not be employed by Station REIT following the Distribution.

(2) Each of Messrs. Fertitta, Christenson, Nielson and Sartini has been entitled to a minimum annual bonus equal to 5% of his base salary under his employment agreement. See "--Employment Agreements." Amounts shown are the amounts earned for the fiscal years without consideration as to the year of payment. For fiscal years ended March 31, 1997, 1996, and 1995 amounts include bonuses deferred under Station REIT's Deferred Compensation Plan of $0, $21,500 and $14,783 for Mr. Fertitta, $117,449, $100,000 and $39,782 for
    Mr. Christenson, $9,375, $9,000 and $15,000 for Mr. Nielson and $0, $0 and $15,000 for Mr. Sartini.

(3) For the fiscal years ended March 31, 1997, 1996 and 1995, Other Annual Compensation did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported, except for Blake L. Sartini during the fiscal years ended March 31,1997, 1996 and 1995. Station REIT has provided certain perquisites, including certain personal services, to the named executive officers. For the fiscal years ended March 31, 1997, 1996 and 1995, the costs of providing these services were approximately $83,000, $55,000 and $52,000 respectively, for Mr. Sartini.

(4) As of March 31, 1997, the total number of unvested shares of restricted stock held by Messrs. Fertitta, Christenson, Nielson and Sartini, and the value of such shares as of such date, was 45,000, 10,800, 9,000 and 7,200, and $365,625, $87,750, $73,125 and $58,500, respectively. The shares of restricted stock vest 20% per year through April 4, 1999. In connection with the Distribution all shares of restricted stock will vest immediately. See "--Stock Compensation Program." Holders of shares of restricted stock will receive dividends, if any, declared on Station REIT's shares of Common Stock.

(5) On May 1, 1995, Station REIT undertook a repricing of option shares previously granted in 1995 and 1994 at exercise prices ranging from $13 per share to $20 per share. Messrs. Christenson and Nielson had 175,000 and 145,000 option shares cancelled and 132,860 and 108,951 option shares issued at an exercise price of $12 per share to replace cancelled option shares.

(6) These amounts represent premiums for life and disability insurance policies provided by Station REIT and Station REIT's matching contribution to the executives' Deferred Compensation Plan For Executives account. For the fiscal year ended 1997 these amounts include "split dollar" life insurance premiums for Messrs. Fertitta, Christenson, Nielson and Sartini. The "split dollar" life insurance premiums for 1996 have been pro-rated from August 15, 1995, the date of the contract, through March 31, 1996. The policy premiums will be returned to Station REIT through the cash surrender value upon termination of the agreement or in the form of death benefit proceeds. For fiscal year 1996, $250,000 of Mr. Canfora's amount was a one-time bonus in connection with his relocation to Missouri pursuant to his employment contract dated October 1995. For fiscal year 1997, $1,066,097 of Mr. Canfora's amount represents amounts accrued in connection with the termination of his employment. See "--Deferred Compensation Plan For Executives," and "--Split-Dollar Insurance Program."

(7) Mr. Canfora ceased to be employed with Station REIT on March 5, 1997. Because Mr. Canfora no longer is employed by Station REIT, detail with respect to his compensation generally has not been provided in the footnotes.

    OPTIONS GRANTED IN FISCAL 1997

    The following table provides information related to options to purchase Station REIT's Common Stock granted to the Named Executive Officers ("Named Executive Officers") during the fiscal year ended March 31, 1997 and the number and value of such options held as of the end of such fiscal year.

                                                         INDIVIDUAL GRANTS
                                       ------------------------------------------------------  POTENTIAL REALIZABLE
                                        NUMBER OF                                                VALUE AT ASSUMED
                                       SECURITIES                                              ANNUAL RATE OF STOCK
                                       UNDERLYING     % OF TOTAL                                PRICE APPRECIATION
                                         OPTIONS    OPTIONS GRANTED  EXERCISE OR                  FOR OPTION TERM
                                         GRANTED    TO EMPLOYEES IN  BASE PRICE   EXPIRATION   ---------------------
NAME                                     (#)(1)       FISCAL YEAR     ($/SHARE)      DATE       5% ($)     10% ($)
-------------------------------------  -----------  ---------------  -----------  -----------  ---------  ----------
Frank J. Fertitta III(2).............   1,000,000          46.58%     $  14.625    5/20/2006   $9,197,584 $23,308,483
Glenn C. Christenson.................      65,000           3.03%     $  14.625    5/20/2006     597,843   1,515,051
Scott M. Nielson.....................      40,000           1.86%     $  14.625    5/20/2006     367,903     932,339
Blake L. Sartini(2)..................     400,000          18.63%     $  14.625    5/20/2006   3,679,034   9,323,393

------------------------------

(1) Executives receive options pursuant to Station REIT's Stock Compensation Program described elsewhere in this Prospectus. The material terms of that program related to recipients, grant timing, number of options, option price and duration are determined by the Program Administrators, subject to certain limitations. See "--Stock Compensation Program."

(2) Messrs. Fertitta and Sartini's options are performance based and vest in increments of 20% each time the per share price increases 12% from the original grant price.

    FISCAL YEAR END OPTION VALUES

    The following table provides information related to options to purchase Station REIT's Common Stock held by the Named Executive Officers at the end of the fiscal year ended March 31, 1997. There were no exercises of options to purchase Station REIT's Common Stock during the fiscal year ended March 31, 1997.

                         Fiscal Year End Option Values

                                                                                          NUMBER OF SECURITIES
                                                                                         UNDERLYING UNEXERCISED
                                                                                       OPTIONS AT FISCAL YEAR END
                                                                                                  (#)
                                                                                       --------------------------
NAME                                                                                   EXERCISABLE  UNEXERCISABLE
-------------------------------------------------------------------------------------  -----------  -------------
Frank J. Fertitta III................................................................     571,205      1,409,822
Glenn C. Christenson.................................................................      91,132        148,581
Scott M. Nielson.....................................................................      77,162        108,061
Blake L. Sartini.....................................................................     104,812        486,751

    EMPLOYMENT AGREEMENTS

    Station REIT and each of Frank J. Fertitta III and William W. Warner intend to enter into employment agreements (the "Employment Agreements") pursuant to which Mr. Fertitta will agree to serve as the Chairman and Chief Executive Officer of Station REIT through April 1, 2003 and Mr. Warner will agree to serve as the Executive Vice President, Chief Financial Officer and Treasurer through April 1, 2003 (together the "Executive Officers"). Messrs. Christenson, Nielson and Sartini will no longer be employed by Station REIT after the Distribution and will agree to waive all rights under employment agreements with Station REIT in exchange for substantially similar employment agreements with OpCo. The Employment Agreements provide that the Executive Officers shall devote reasonable time and attention to the business and affairs of Station REIT. The Employment Agreements will be subject to automatic 60-month extensions after completion of their respective terms, unless terminated by Station REIT or the respective Executive Officer. Each Employment Agreement will provide for a base salary (to be reviewed annually for an increase but not a decrease), an annual cash bonus in an amount determined by the Board of Directors as of January 1 of each calendar year, and the inclusion of the Executive Officer in all plans and programs of Station REIT made available to Station REIT's Executive Officers or salaried employees generally. The Executive Officers' annual base salaries initially will be $500,000 for Mr. Fertitta and $225,000 for Mr. Warner. The Executive Officers are also entitled to life insurance and certain other benefits and perquisites. Each of the Executive Officers will be entitled to receive extended or lump-sum payments and other benefits (A) in the event such Executive Officer's employment is terminated (i) by Station REIT other than for Cause (as defined in his Employment Agreement) or (ii) by the Executive Officer for Good Reason (as defined in his Employment Agreement, including Station REIT's failure to perform certain material obligations thereunder, including a material reduction in such Executive Officer's responsibilities, a Change of Control or Station REIT's failure to extend such Executive Officer's initial term of employment) and (B) in the event of a Change of Control (as defined in his Employment Agreement). Such payments and benefits, particularly in connection with a Change of Control, could be substantial and could have the effect of delaying or preventing a Change of Control of Station REIT.

    STOCK COMPENSATION PROGRAM

    Station REIT has adopted a Stock Compensation Program (the "Program") which includes: (i) an Incentive Stock Option Plan providing for the grant of incentive stock options, (ii) a Compensatory Stock Option Plan providing for the grant of nonqualified stock options, (iii) a Restricted Shares Plan providing for the grant of restricted shares of Common Stock and (iv) a Nonemployee Directors Stock Option Plan under which directors who are not employees of Station REIT are granted nonqualified stock options. Officers, key employees, directors (whether employees or non-employees) and independent contractors or consultants of Station REIT or its subsidiaries are eligible to participate in the Compensatory Stock Option Plan and the Restricted Shares Plan. However, only employees of Station REIT and it subsidiaries are eligible to participate in the Incentive Stock Option Plan. Only non-employee directors are eligible to participate in the Nonemployee Directors Stock Option Plan.

    The Program is administered by a committee of at least two non-employee directors (as defined in Rule 16b-3 of the Exchange Act) (the "Program Administrators") appointed by the Board of Directors. Subject to the provisions of the Program, the Program Administrators have sole authority, in their absolute discretion to determine, except with regard to awards under the Nonemployee Directors Plan: (a) the individuals to whom options and restricted shares shall be granted under the Program; (b) the time or times at which the options and restricted shares may be granted under the Program; (c) the number of shares subject to each option and restricted share, the option price and the duration of each option granted under the Program; and (d) all of the other terms and conditions of options and restricted shares granted under the Program.

    Under the Nonemployee Directors Plan, each nonemployee director receives options to acquire shares of Station REIT's Common Stock pursuant to the following formula: (a) 10,000 shares of Common Stock upon the effective date of his or her initial appointment to serve as a member of the Board of Directors and (b) an additional 2,500 shares of Common Stock upon each anniversary of such date if the nonemployee director is a member of the Board of Directors on such anniversary. The options are exercisable immediately and will expire on the tenth anniversary of the grant. The exercise price of the options is equal to the fair market value of the shares at the time of the grant of the option.

    A maximum of 6,307,000 shares of Common Stock have been reserved for issuance under the Program. As of March 31, 1997, an aggregate of 4,432,182 shares of Common Stock under the Program were outstanding, 1,408,893 of which were exercisable as of such date. The Program will terminate on May 21, 2003, unless terminated earlier by the Board of Directors, and no options or restricted shares may be granted under the Program after such date.

    Each person who remains an employee of Station REIT after the time of the Distribution and holds an option issued under the Stock Compensation Program will have the exercise price of each such option adjusted to equal the pre-Distribution exercise price under such option multiplied by a fraction, the numerator of which is the post-Distribution Market Price and the denominator of which is the pre-

Distribution Market Price. For this purpose, the pre-Distribution Market Price means the sum of (i) the market price of OpCo common stock on the Nasdaq for the first trading day on which there is trading in OpCo common stock and (ii) the post-Distribution Market Price; and the post-Distribution Market Price means the price of Common Stock on the NYSE for the first trading day on which there is trading in Common Stock following the Distribution. Prior to consummation of the Reorganization Transactions, each share of restricted stock of Station REIT may vest immediately and no longer be subject to restriction.

    If an optionee elects to tender shares of Common Stock that were previously acquired upon the exercise of an incentive stock option in partial or full payment of the option price for shares to be acquired upon the exercise of another incentive stock option, and such exercise occurs within two years of the date of grant of such incentive stock option, or within one year after such tendered shares were transferred to the optionee, the tender of such shares will be a taxable disqualifying disposition with the tax consequences described above regarding the disposition within two years of the date of grant of an incentive stock option, or within one year after shares were acquired upon the exercise of incentive stock options. The shares of Common Stock acquired upon such exercise will be treated as shares of Common Stock acquired upon the exercise of an incentive stock option and the holding period of such shares for all purposes will begin on the exercise date.

    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    Table I below sets forth the total benefits payable to the Chief Executive Officer as the sole participant in the Supplemental Executive Retirement Plan (the "SERP"). Amounts shown in Table I represent the annual benefits to which the Chief Executive Officer is entitled under the SERP. The amounts listed in Table I are not currently subject to any deductions for social security or other offset amounts.

                                           Table I*
                                                                                  10 OR MORE
                                                                                   YEARS OF
REMUNERATION($)                                                                    SERVICE
------------------------------------------------------------------------------  --------------
950,000.......................................................................       475,000
975,000.......................................................................       487,500
1,000,000.....................................................................       500,000
1,025,000.....................................................................       512,500
1,075,000.....................................................................       537,500
1,100,000.....................................................................       550,000
1,125,000.....................................................................       562,500
1,150,000.....................................................................       575,000
1,175,000.....................................................................       587,500

------------------------

* Assumes normal retirement

    The SERP, which went into effect on November 30, 1994, is a defined benefit plan that covers only the Chief Executive Officer of Station REIT. The SERP provides a monthly supplemental retirement benefit (the "SRB"), in addition to any other qualified or non-qualified retirement plan of Station REIT, equal to one-twelfth of the product of (a) 50% and (b) the Chief Executive Officer's final annual compensation, as determined under the SERP. The Chief Executive Officer will become vested in accrued SRB, upon the latter of (a) the attainment of age 45 and (b) the completion of ten years of service after the effective date of the plan, and if a Change of Control (as defined in the SERP) occurs, the Chief Executive Officer will become fully vested in the SRB.

    The SRB is payable upon the later of the Chief Executive Officer's normal retirement date, the date on which the Chief Executive Officer attains age 55, or the Chief Executive Officer's termination of employment. Alternatively, the Chief Executive Officer may elect to commence receiving the SRB upon the later of the Chief Executive Officer's early retirement date, the date on which the Chief Executive Officer attains age 45, or the Chief Executive Officer's termination of employment. In the event of an early retirement election, the SRB shall be reduced by 6% of such otherwise payable benefit for each year that the Chief Executive Officer is less than age 55.

    The SRB payments shall be made for no less than 15 years after the date on which the Chief Executive Officer begins to receive payments. If the Chief Executive Officer dies after the Chief Executive Officer becomes vested and prior to the date on which the Chief Executive Officer begins to receive SRB payments, Station REIT shall pay a survivors benefit to the Chief Executive Officer's spouse equal to the amount that would have been payable to such spouse if the Chief Executive Officer had commenced receiving the SRB at age 55 in the form of a joint and 50% survivor annuity. Station REIT shall have no duty whatsoever to set aside or invest any amounts under or in respect of the SERP. As of June 15, 1997, Frank J. Fertitta III has three years of credited service under the SERP. OpCo and Station REIT will share responsibility for the SERP based on the pro rata compensation of Mr. Fertitta at the time of the consummation of the Reorganization Transactions.

    SUPPLEMENTAL MANAGEMENT RETIREMENT PLAN

    Table II below sets forth the total benefits payable to Executive Officers, other than the Chief Executive Officer, selected by the Human Resources Committee of the Board of Directors to participate in Station REIT's Supplemental Management Retirement Plan (the "SMRP"). Amounts shown in Table II represent the annual benefits to which the covered Executive Officers are entitled under the SMRP and are not currently subject to any deductions for social security or other offset amounts.

                                          Table II*
                                                                                  10 OR MORE
                                                                                   YEARS OF
REMUNERATION($)                                                                    SERVICE
------------------------------------------------------------------------------  --------------
300,000.......................................................................       120,000
350,000.......................................................................       140,000
400,000.......................................................................       160,000
450,000.......................................................................       180,000
500,000.......................................................................       200,000

------------------------

* Assumes normal retirement

    The SMRP, which went into effect on November 30, 1994, is a defined benefit plan for the Executive Officers, other than the Chief Executive Officer, selected by the Human Resources Committee of Station REIT's Board of Directors. The SMRP provides a monthly supplemental retirement benefit (the "SRB"), in addition to any other qualified or non-qualified retirement plan of Station REIT, equal to one-twelfth of the product of (a) 40% and (b) the Executive Officer's final annual compensation, as determined under the SMRP. The Executive Officer will become vested in the accrued SRB, upon the latter of (a) the attainment of age 55 and (b) the completion of ten years of service after the effective date of the plan, and if a Change of Control (as defined in the SMRP) occurs, the Executive Officer will become fully vested in the SRB.

    The SRB is payable upon the later of the Executive Officer's normal retirement date, the date on which the Executive Officer attains age 60, or the Executive Officer's termination of employment. Alternatively, the Executive Officer may elect to commence receiving the SRB upon the later of the Executive Officer's early retirement date, the date on which the Executive Officer attains age 55, or the Executive Officer's termination of employment. In the event of an early retirement election, the SRB shall be reduced by 6% of such otherwise payable benefit for each year that the Executive Officer is less than age 60.

    The SRB payments shall be made for no less than 15 years after the date on which the Executive Officer begins to receive payments. If the Executive Officer dies after becoming vested and prior to the date on which the Executive Officer begins to receive SRB payments, Station REIT shall pay a survivor's benefit to the Executive Officer's spouse equal to the amount that would have been payable to such spouse if the Executive Officer had commenced receiving the SRB at age 60 in the form of a joint and 50% survivor annuity. Station REIT shall have no duty whatsoever to set aside or invest any amounts under or in respect to the SMRP. As of June 15, 1997, Messrs. Glenn C. Christenson, Scott M. Nielson and Blake L. Sartini have three years of service credited under the SMRP. Responsibility for the SMRP will be assumed by OpCo pursuant to the Reorganization Transactions.

    DEFERRED COMPENSATION PLAN FOR EXECUTIVES

    The Deferred Compensation Plan For Executives (the "DCPE"), in effect as of November 30, 1994, is a deferred compensation plan for Executive Officers whose base salaries are at a rate in excess of the amount specified in Section 401(a)(17) of the Code, and who are selected for participation by the Human Resources Committee of the Board of Directors. Executive Officers may defer up to 50% of their regular base salary and 100% of any special and/or discretionary bonuses. Station REIT has agreed to match 100% of the first 10% of any base salary and bonus deferred under the plan, pursuant to retroactive modifications of the DCPE adopted by Station REIT on March 15, 1996. Additionally, Station REIT may, in its sole discretion, credit supplemental contributions to an Executive Officer's account. Earnings on deferrals shall equal the greater of
(i) the annual return on Station REIT's Common Stock or (ii) an instrument paying 4% interest per annum. Each participant's deferred compensation account will be adjusted at the end of the plan year to reflect earnings and the account balance will be reinvested for the next plan year. An Executive Officer's accrued balance in a deferred compensation account shall be fully vested at all times. Matching and supplemental contributions shall vest 20% each year and shall be fully vested after five years of continuous service. If a Change in Control (as defined in the DCPE) occurs, the Executive Officer's accrued balance in the Matching Contributions Account and the Supplemental Contributions Account (both as defined in the DCPE) become fully vested as of the date of any such Change in Control. Vested accrued balances shall be paid in cash in one lump sum payment within 15 days of the termination of employment. If the Executive Officer is terminated for any reason (other than death) prior to completion of five years of continuous service, any accrued balance existing under the matching and supplemental accounts shall be paid in cash. Hardship distributions are permitted under the plan in the event of an unforeseeable emergency, and will be limited to the amount shown to be necessary to meet the emergency.

    That portion of the DCPE related to Messrs. Christenson, Nielson and Sartini will be assumed by OpCo and Station REIT will withdraw its sponsorship thereof. That portion of the DCPE related to Mr. Fertitta will be allocated between OpCo and Station REIT based on their relative compensation from the two companies at the time of consummation of the Distribution.

    SPECIAL LONG-TERM DISABILITY PLAN

    The Special Long-Term Disability Plan provides disability benefits to equal a combined monthly benefit amount of 66% of the average of base salary plus bonus for the two plan years immediately preceding (but not including) the plan year in which the participant's employment is terminated due to disability divided by twelve; provided, however, that the monthly benefit will be reduced by any benefit the participant receives from all other Station REIT sponsored disability plans, if any. Benefits begin on the first day of the second month succeeding the month in which the participant's termination of employment due to disability occurs. Individuals eligible to participate in the Plan consist of the Executive Officers as chosen by the Human Resources Committee of the Board of Directors from key executives nominated by the Chief Executive Officer. The Human Resources Committee may, in its sole discretion, terminate the participation of any participant prior to the disability of such participant. Current participants are

Messrs. Frank J. Fertitta III, Glenn C. Christenson, Scott M. Nielson and Blake
L. Sartini. Station REIT is currently self-insured as to these long-term disability benefits. That portion of the Special Long-Term Disability Plan related to Messrs. Christenson, Sartini and Nielson will be allocated between OpCo and Station REIT based on their relative compensation from the two companies at the time of consummation of the Distribution.

    OpCo will sponsor the Special Long-Term Disability Plan following the Distribution. Executive Officers will receive benefits under such plan and Station REIT will reimburse OpCo for the costs of participation by such Executive Officers in proportion to the compensation paid the Executive Officers by the two companies at the time of the Distribution.

    LONG-TERM STAY-ON PERFORMANCE INCENTIVE PLAN

    The Long-Term Stay-On Performance Incentive Plan, as amended as of June 19, 1997, will pay $1,000,000 to each of Messrs. Christenson, Nielson and Sartini for continuous employment by all three Executive Officers through March 31, 2001. Failure by any such Executive Officer, for any reason, to complete the length of service specified will result in the forfeiture of such Executive Officers' award and will reduce each of the remaining two Executive Officers' awards by 25%. The award will be issued on April 1, 2001 in shares of Station REIT's Common Stock, valued at the award date, if available, or otherwise in cash. The award will be restricted from April 1, 2001 through April 1, 2004 (the "Restriction Period"). Each Executive Officer must continue in employment during the Restriction Period to receive the full amount of his award. The award becomes unrestricted as follows: (1) 50% of the total number of shares on April 1, 2003 and (2) 50% of the total number of shares on April 1, 2004. Termination of employment, for any reason during the Restriction Period, will result in forfeiture of any remaining restricted shares of Station REIT. This plan will be assumed by OpCo and will provide, among other changes, the awards thereunder will be issuable in shares of OpCo Common Stock.

    SPLIT-DOLLAR INSURANCE PROGRAM

    In August 1995, split-dollar life insurance agreements were entered into for the Chief Executive Officer and the Executive Officers whereby Station REIT would pay the premiums for such life insurance policies and Station REIT would have an interest in the insurance benefits equal to the amount of unreimbursed premiums it has paid, with the balance payable to the beneficiary as named by the Executive Officer. The face value of each Executive Officer's individual policy and second-to-die policy is as follows: $10 million and $30 million for Mr. Fertitta, $7 million and $0 for Mr. Christenson, $7 million and $0 for Mr. Nielson and $5 million and $10 million for Mr. Sartini. The policies will be transferred to OpCo pursuant to the Distribution. Station REIT will reimburse OpCo for the costs of these policies and will have rights with respect to premiums paid in proportion to the relative compensation paid to the Executive Officers by the two companies at the time of the Distribution. This Plan will be assumed by OpCo.

                       PRINCIPAL AND SELLING STOCKHOLDERS

    The following table sets forth, as of September 30, 1997 and as adjusted to give effect to the sale of the Common Stock offered hereby, certain information regarding the shares of Common Stock beneficially owned by each stockholder who is known by Station REIT to beneficially own in excess of 5% of the outstanding shares of Common Stock, by each director and Named Executive Officer, by all executive officers and directors as a group and by the Selling Stockholders.

                                                      BENEFICIAL OWNERSHIP OF                   BENEFICIAL OWNERSHIP OF
                                                        SHARES PRIOR TO THE                        SHARES AFTER THE
                                                           OFFERINGS(1)                              OFFERINGS(1)
                                                     -------------------------                 -------------------------
                                                                   PERCENT OF      NUMBER                    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER(2)               NUMBER(3)       CLASS     BEING OFFERED     NUMBER        CLASS
---------------------------------------------------  ------------  -----------  -------------  ------------  -----------
Frank J. Fertitta III..............................     5,611,290        15.6       666,667       4,944,623         7.6
Blake L. Sartini(4)................................     4,851,703        13.7       666,666       4,185,037         6.5
Lorenzo J. Fertitta................................     4,776,802        13.5       666,666       4,110,136         6.4
Delise F. Sartini(4)...............................     4,727,010        13.4       666,666       4,060,344         6.3
The Capital Group Companies(5).....................     3,317,830         9.4        --           3,317,830         5.2
Columbia Funds Management Company(6)...............     2,176,600         6.2        --           2,176,660         3.4
Glenn C. Christenson...............................       172,335       *            --             172,335       *
Scott M. Nielson...................................       153,816       *            --             153,816       *
R. Hal Dean(7).....................................        41,765       *            --              41,765       *
Lowell H. Lebermann, Jr.(7)........................        21,000       *            --              21,000       *
Executive Officers and Directors as a Group (8
  persons).........................................    15,641,148        42.8                    13,252,228        20.8

------------------------

*   Less than one percent

(1) Assumes approximately 35.3 million shares of Common Stock outstanding prior to the Offerings and approximately 64.3 million shares outstanding after the Offerings. Excludes the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock. Assumes no exercise of the Underwriters' over-allotment options. See "Underwriting."

(2) Unless otherwise indicated in the footnotes to this table and subject to the community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned. The address of each of the stockholders named in this table is: c/o Station Casinos, Inc., 2411 West Sahara Avenue, Las Vegas, Nevada 89102.

(3) Of the total number of shares reported in this table, the following are the approximate number of vested options beneficially owned by each individual in the table: Frank J. Fertitta III 742,410; Blake L. Sartini 137,124; Delise F. Sartini 12,432; Lorenzo J. Fertitta 84,150; Glenn C. Christenson 134,135; Scott M. Nielson 109,816; R. Hal Dean 20,000 and Lowell H. Lebermann, Jr. 17,500.

(4) Reflects beneficial ownership shared by Blake and Delise Sartini. Blake and Delise Sartini do not, however, share beneficial ownership of the vested options reflected in note (2) and thus have different total ownership figures. The shares beneficially owned by Blake and Delise Sartini being offered in the Offerings total 666,666.

(5) As reported in a Schedule 13G dated February 14, 1997 and filed with the Securities and Exchange Commission. Beneficial ownership is disclaimed. The Capital Group Companies, Inc. reports that it is the parent holding company of a group of investment management companies which hold the reported stock and that Capital Research and Management Company, one of such subsidiaries, is the beneficial owner of 2,609,470 shares. Includes 1,263,830 shares resulting from the assumed conversion of Station REIT's Convertible Preferred Stock.

(6) As reported in a Schedule 13G dated February 10, 1997 and filed with the Securities and Exchange Commission. Beneficial ownership is disclaimed.

(7) Messrs. Lebermann and Dean and Ms. Sartini will not be directors after the Reorganization Transactions.

                          PRICE RANGE OF COMMON STOCK

    Station REIT's Common Stock is quoted on the NYSE under the symbol "STN." The following table sets forth, for the periods indicated, the high and low sale price per share of the Common Stock as reported on the NYSE.

                                                                                                   HIGH        LOW
                                                                                                 ---------  ---------
FISCAL YEAR ENDING MARCH 31, 1996
First Quarter..................................................................................  $   17.50  $   10.38
Second Quarter.................................................................................      20.00      14.88
Third Quarter..................................................................................      16.00      12.50
Fourth Quarter.................................................................................      15.12       9.75

FISCAL YEAR ENDING MARCH 31, 1997
First Quarter..................................................................................      16.38      11.62
Second Quarter.................................................................................      14.50      10.68
Third Quarter..................................................................................      13.00       9.38
Fourth Quarter.................................................................................      10.88       8.00

FISCAL YEAR ENDING MARCH 31, 1998
First Quarter..................................................................................       9.50       8.00
Second Quarter.................................................................................       8.38       7.00
Third Quarter (through December 5, 1997).......................................................       8.56       6.13

    A recent price of the Common Stock is set forth on the cover page of this Prospectus. As of December 5, 1997, there were approximately 1,079 holders of record of the Common Stock.

             DESCRIPTION OF CERTAIN INDEBTEDNESS AND CAPITAL STOCK

BANK FACILITY

    Station REIT currently has no commitment with respect to the Bank Facility. Based on preliminary discussions, however, Station REIT expects the Bank Facility to be a senior secured reducing revolving loan facility with a term loan feature providing for borrowings up to an aggregate principal amount of $500 million. The Bank Facility is expected to be secured by substantially all of the assets of Station REIT (including without limitation the Initial Properties and the Leases) and its significant subsidiaries and Station REIT's significant subsidiaries will also guarantee the borrowings under the Bank Facility. Such security arrangements are subject to prior approval of the Nevada Commission. Station REIT expects borrowings under the Bank Facility to bear interest at a margin above the bank's prime rate or a eurodollar rate, as selected by Station REIT. The margin above such rates, and the fee on the unfunded portions of the Bank Facility is expected to vary quarterly based on a measurement of Station REIT's leverage.

    Station REIT expects the Bank Facility to contain certain financial and other covenants, including, a minimum consolidated net worth, limitations on indebtedness, a minimum interest coverage ratio, minimum lease revenue and limitations on capital expenditures and acquisitions.

    Station REIT expects the Bank Facility to contain customary events of default and remedies and to be cross-defaulted to Station REIT's Existing Senior Subordinated Notes. There can be no assurance that Station REIT will obtain the Bank Facility.

SENIOR SUBORDINATED NOTES

    As of September 30, 1997, Station REIT had $528.0 million, net of unamortized discount of $13.0 million, of senior subordinated notes outstanding as of September 30, 1997. $186.6 million of Station REIT's senior subordinated notes bear interest, payable semi-annually, at a rate of 9 5/8% per year, $196.9 million of Station REIT's senior subordinated notes bear interest, payable semi-annually, at a rate of 10 1/8% per year and $144.5 million of Station REIT's senior subordinated notes bear interest, payable semi-annually, at a rate of 9 3/4% per year (collectively the "Existing Senior Subordinated Notes"). Station REIT expects to repay the 9 5/8% Senior Subordinated Notes due 2003 (the "Initial Notes"). The indentures governing the Existing Senior Subordinated Notes ("Existing Indentures") contain certain customary financial and other covenants which prohibit Station REIT and its subsidiaries from incurring indebtedness (including capital leases) other than (a) non-recourse debt for certain specified subsidiaries, (b) certain equipment financings, (c) the Notes,
(d) up to $15 million of additional indebtedness, (e) additional indebtedness if, after giving effect thereto, a 2.00 to 1.00 pro forma Consolidated Coverage Ratio (as defined) has been met, (f) Permitted Refinancing Indebtedness (as defined) and certain other indebtedness. In addition, under the Existing Indentures, Station REIT may become liable under certain Completion Guarantee and Keep-Well Agreements (as defined in the Existing Senior Subordinated Notes) with respect to its Unrestricted Subsidiaries (as defined in the Existing Senior Subordinated Notes), although Station REIT may not make any payments under such Completion Guarantee and Keep-Well Agreements without complying with the terms of the covenants relating to the limitation on indebtedness and restricted payments and restricted investments contained in the Existing Indentures. Under the indenture governing Station REIT's $150 million 9 3/4% Senior Subordinated Notes due 2007 (the "97 Indenture") and the indenture governing Station REIT's $198 million 10 1/8% Senior Subordinated Notes due 2006 (the "96 Indenture"), Station REIT and certain of its subsidiaries also will be permitted to incur additional indebtedness under the Bank Facility without regard to such limitations in an amount equal to the greater of $200 million or 1.50 times Operating Cash Flow (as defined therein) calculated cumulatively for the four most recent consecutive fiscal quarters, any permitted refinancing thereof and certain other indebtedness, compared to $72 million permitted under the indentures governing the Initial Notes (the "Initial Indentures"), so long as such indentures are in effect. Station REIT currently intends to redeem or repurchase the Initial Notes, which first become redeemable in June of 1998 and continually evaluates the timing for such repayment and repayment of any of its other indebtedness. The Existing Indentures prohibit Station REIT from paying dividends on any of its capital stock unless at the time of and after giving effect to such dividends, among other things, the aggregate amount of all Restricted Payments and Restricted Investments (as defined in the Existing Indentures, and which include any dividends on any capital stock of Station REIT) do not exceed the sum of (i) 50% of Cumulative Consolidated Net Income (as defined) of Station REIT (less 100% of any consolidated net losses), (ii) certain net proceeds from the sale of equity securities of Station REIT and (iii) $15 million. The limitation on the incurrence of additional indebtedness and dividend restrictions in the Existing Indentures may significantly affect Station REIT's ability to pay dividends on its capital stock. The Existing Indentures also give the holders of the Existing Senior Subordinated Notes the right to require Station REIT to purchase the Existing Senior Subordinated Notes at 101% of the principal amount of the Existing Senior Subordinated Notes plus accrued interest thereon upon a Change of Control and Rating Decline (each as defined in the Existing Indentures) of Station REIT.

COMMON STOCK

    Station REIT is authorized to issue up to 90,000,000 shares of Common Stock, 35,306,657 shares of which were issued and outstanding as of September 30, 1997. In connection with the Reorganization Transactions, Station REIT will solicit the consent of its stockholders to adopt the Charter Amendments, which would increase the number of authorized shares of Common Stock to 300,000,000. Each holder of the Common Stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Holders of the Common Stock have no cumulative voting, conversion, redemption or preemptive rights or other rights to subscribe for additional shares except pursuant to the Rights Plan (as described herein). Subject to any preferences that may be granted to the holders of Station REIT's Preferred Stock, each holder of Common Stock is entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor as well as any distributions to the stockholders and, in the event of liquidation, dissolution or winding up of Station REIT, is entitled to share ratably in all assets of Station REIT remaining after payment of liabilities.

RIGHTS PLAN

    On October 6, 1997, Station REIT declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock. The dividend was paid on October 21, 1997. One Right will automatically attach to each share of Common Stock issued thereafter (including the shares to be issued in the Offerings). Each Right entitles the registered holder to purchase from Station REIT one one-hundredth of a share of Series A Preferred Stock, par value $0.01 per share ("Preferred Shares") of Station REIT at a price of $40.00 per one one-hundredth of a Preferred Share, subject to adjustment. The Rights are not exercisable until the earlier of 10 days following a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 10% or more of the outstanding Common Stock ("Acquiring Person") or 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 10% or more of the outstanding Common Stock. The Rights will expire on October 21, 2007. Acquiring Persons do not have the same rights to receive Common Stock as other holders upon exercise of the Rights. Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, the proper provisions will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter become void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right. In the event that Station REIT is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon exercise thereof, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. Because of the characteristics of the Rights in connection with a person or group of affiliated or associated persons becoming an Acquiring Person, the Rights may have the effect of making an acquisition of Station REIT more difficult and may discourage such an acquisition.

PREFERRED STOCK

    Station REIT is authorized to issue up to 5,000,000 shares of its preferred stock, $.01 par value per share (the "Preferred Stock"). In connection with the Reorganization Transaction, Station REIT will solicit the consent of its stockholders to adopt the Charter Amendments, which would increase the number of authorized shares of Preferred Stock to 60,000,000. In March 1996, Station REIT completed an offering of 1,800,000 shares of $3.50 Convertible Preferred Stock (the "Convertible Preferred Stock"). In April 1996, the underwriters exercised the over allotment option of an additional 270,000 shares of the Convertible Preferred Stock. The Board of Directors, without further action by the holders of Common Stock or the Convertible Preferred Stock, may issue shares of Preferred Stock in one or more series and may fix or alter the rights, preferences, privileges and restrictions, including the voting rights, redemption provisions (including sinking fund provisions), dividend rights, dividend rates, liquidation rates, liquidation preferences, conversion rights and the description and number of shares constituting any wholly unissued series of Preferred Stock. Except as described above, the Board of Directors, without further stockholder approval, may issue shares of Preferred Stock with rights that could adversely affect the rights of the holders of Common Stock or the Convertible Preferred Stock. The issuance of shares of Preferred Stock under certain circumstances could have the effect of delaying or preventing a change of control of Station REIT or other corporate action.

    CONVERTIBLE PREFERRED STOCK

    As of September 30, 1997, Station REIT has 2,070,000 shares of Convertible Preferred Stock outstanding, each with a liquidation preference of $50.00 per share plus an amount equal to any accumulated and unpaid dividends at the annual rate of $3.50 per share, or 7.0% of such liquidation preference. Such dividends accrue and are cumulative from the date of issuance and are payable quarterly. The Convertible Preferred Stock is convertible at the option of the holder thereof at any time, unless previously redeemed, into shares of Common Stock at an initial conversion price of $15.35, subject to adjustment in certain circumstances. As a result of the Distribution, following the consummation of the Reorganization Transactions, the Convertible Preferred Stock will be adjusted in accordance with its terms, as described below. See "--Treatment of Convertible Preferred Stock in the Distribution." Station REIT may reduce the conversion price of the Convertible Preferred Stock by any amount for any period of at least 20 days, so long as the decrease is irrevocable during such period. The Convertible Preferred Stock is redeemable, at the option of Station REIT, in whole or in part, for shares of Common Stock, at any time after March 15, 1999, initially at a price of $52.45 per share of Convertible Preferred Stock, and thereafter at prices decreasing annually to $50.00 per share of Convertible Preferred Stock on and after March 15, 2006, plus accrued and unpaid dividends. The Common Stock to be issued is determined by dividing the redemption price by the lower of the average daily closing price for Station REIT's Common Stock for the preceding 20 trading days or the closing price of Station REIT's Common Stock on the first business day preceding the date of the redemption notice. Any fractional shares would be paid in cash. There is no mandatory sinking fund obligation with respect to the Convertible Preferred Stock. The holders of the Convertible Preferred Stock do not have any voting rights, except as required by applicable law and except that, among other things, whenever accrued and unpaid dividends on the Convertible Preferred Stock are equal to or exceed the equivalent of six quarterly dividends payable on the Convertible Preferred Stock, the holders of the Convertible Preferred Stock, voting separately as a class with the holders of any other series of parity stock upon which like voting rights have been conferred and are exercisable, will be entitled to elect two directors to the Board of Directors until dividend arrearage has been paid or amounts have been set apart for such payment. The Convertible Preferred Stock is senior to the Common Stock with respect to dividends and upon liquidation, dissolution or winding-up.

    TREATMENT OF CONVERTIBLE PREFERRED STOCK IN THE DISTRIBUTION

    Each holder of Convertible Preferred Stock will have the conversion price for such holder's Convertible Preferred Stock adjusted to reflect the value of assets distributed to holders of Common Stock pursuant to the Distribution. The existing conversion price of $15.35 for the Convertible Preferred Stock will be adjusted by multiplying such conversion price by a fraction (a) the numerator of which is (x) the current market price per share of the Common Stock on such record date less (y) the fair market value on such record date of the portion of the assets so distributed to the holder of one share of Common Stock, and (b) the denominator of which is the current market price per share of Common Stock on such record date. The fair market value of the assets distributed in the Distribution will be determined by the Board of Directors.

REIT STATUS RESTRICTIONS ON TRANSFER

    For Station REIT to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding stock. Specifically, not more than 50% in value of Station REIT's outstanding stock may be owned, actually and constructively under the applicable attribution provisions of the Code, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year, and Station REIT must be beneficially owned by 100 or more persons during at least 335 days of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year. See "Federal Income Tax Considerations--Organizational Requirements." Because Station REIT expects to qualify as a REIT, the Board of Directors will adopt, and the stockholders will be asked, prior to the Offerings, to approve, an amendment to the Articles limiting the acquisition of shares of Station REIT's capital stock (the "Ownership Limitation Provision").

    The Ownership Limitation Provision provides that, subject to certain exceptions specified in the Articles, no person may own, or be deemed to own by virtue of the applicable attribution provisions of the Code, more than 5.5% of any class of Station REIT's outstanding capital stock (the "Ownership Limit"). The Board of Directors may, but in no event will be required to, waive the Ownership Limit if it determines that such ownership will not jeopardize Station REIT's status as a REIT. As a condition of such waiver, the Board of Directors may require opinions of counsel satisfactory to it and undertakings or representations from the applicant with respect to preserving the REIT status of Station REIT. The Ownership Limitation Provision will not apply if the Board of Directors and the holders of at least 66 2/3% of the outstanding shares of capital stock entitled to vote on such matter determine that it is no longer in the best interest of Station REIT to attempt to qualify, or to continue to qualify, as a REIT.

    Any purported transfer of capital stock of Station REIT and any other event that would otherwise result in any person or entity violating the Ownership Limit will be void and of no force or effect as to that number of shares in excess of the Ownership Limit and the purported transferee (the "Prohibited Transferee") shall acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such shares in excess of the Ownership Limit (the "Prohibited Owner") shall cease to own any right or interest) in such excess shares. In addition, if any transfer of capital stock of Station REIT or any other event otherwise would cause Station REIT to become "closely held" under the Code or otherwise to fail to qualify as a REIT under the Code, then any such purported transfer will be void and of no force or effect as to that number of shares in excess of the number that could have been transferred without such result and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a transfer, the Prohibited Owner shall cease to own any right or interest) in such excess shares. Also, if any purported transfer of capital stock of Station

REIT or any other event would otherwise cause Station REIT to own, or be deemed to own by virtue of the applicable attribution provisions of the Code, 10% or more of the ownership interests in OpCo or in any sublessee, then any such purported transfer will be void and of no force or effect as to that number of shares in excess of the number that could have been transferred without such result, and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a transfer, the Prohibited Owner shall cease to own any right or interest) in such excess shares.

    Any such excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by Station REIT (the "Beneficiary"). The trustee of the trust who shall be designated by Station REIT and be unaffiliated with Station REIT and any Prohibited Owner, will be empowered to sell such excess shares to a qualified person or entity and distribute to a Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for such excess shares or the sales proceeds received by the trust for such excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration, the trustee will be empowered to sell such excess shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the fair market valve of such excess shares on the date of such event or the sales proceeds received by the trust for such excess shares. Prior to a sale of any such excess shares by the trust, the trustee will be entitled to receive, in trust for the benefit of the Beneficiary, all dividends and other distributions paid by Station REIT with respect to such excess shares, and also will be entitled to exercise all voting rights with respect to such excess shares.

    Any purported transfer of capital stock of Station REIT that would otherwise cause Station REIT to be beneficially owned by fewer than 100 persons will be null and void in its entirety, and the intended transferee will acquire no rights in such stock.

    The Ownership Limitation Provision may have the effect of precluding an acquisition of control of Station REIT without approval of the Board of Directors.

NEVADA LEGISLATION

    On October 1, 1991, Nevada's "Combinations with Interested Stockholders Statute" and certain amendments to Nevada's "Acquisition of Controlling Interest Statute" became effective. If the Ownership Limit is changed, the Nevada statutes may have the effect of delaying or making it more difficult to effect a change in control of Station REIT.

    The Combinations with Interested Stockholders Statute prevents an "interested stockholder" and an applicable Nevada corporation from entering into a "combination," unless certain conditions are met. A "combination" means any merger or consolidation with an "interested stockholder," or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having: (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of a corporation; (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of a corporation; or (iii) representing 10% or more of the earning power or net income of the corporation. An "interested stockholder" means a beneficial owner of 10% or more of the voting shares of a corporation, or an affiliate or associate thereof. A corporation may not engage in a "combination" within three years after the interested stockholder acquired such shares unless the combination or purchase is approved by the Board of Directors before the interested stockholder acquired such shares. If this approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the Board of Directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of, (i) the highest price per share paid by

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the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (ii) the market value per Common Share on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher; or (iii) if higher for holders of Preferred Stock, the highest liquidation value of the Preferred
Stock.

    Nevada's Acquisition of Controlling Interest Statute prohibits an acquiror, under certain circumstances, from voting shares of a target corporation's stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation's disinterested stockholders. The Acquisition of Controlling Interest Statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquiror crosses one of the above thresholds those shares in an offer or acquisition and acquired within 90 days become "Control Shares" and such Control Shares are deprived of the right to vote until disinterested stockholders restore the right. The Acquisition of Controlling Interest Statute also provides that in the event Control Shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the Control Shares are entitled to demand payment for the fair value of their shares. The Board of Directors is to notify the stockholders within 20 days after a stockholders vote has occurred that they have the right to receive the fair value of their shares in accordance with statutory procedures established generally for dissenter's rights.

RESTRICTIONS AFFECTING NON-UNITED STATES CITIZENS

    The Articles and Bylaws contain provisions designed to prevent persons who are not citizens of the United States from holding in the aggregate more than 24.9% of the outstanding Common Stock of Station REIT, in order to comply with provisions of the federal Merchant Marine Act of 1936, as amended, and the federal Shipping Act of 1916, as amended, and the applicable rules and regulations thereunder.

CERTAIN ANTI-TAKEOVER EFFECTS

    The provisions of the Articles and the Bylaws and loan agreements summarized in the succeeding paragraphs may be deemed to have anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder's best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

    ADVANCE NOTICE REQUIREMENTS FOR STOCKHOLDER PROPOSALS AND DIRECTOR
     NOMINATIONS

    The Bylaws establish advance notice procedures with regard to stockholder proposals and the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors. Station REIT may reject a stockholder proposal or nomination that is not made in accordance with such procedures.

    LIMITATIONS ON STOCKHOLDER ACTION BY WRITTEN CONSENT

    The Articles prohibit stockholder action by written consent in lieu of a meeting, and provide that stockholder action can be taken only at an annual or special meeting of stockholders. Such provision may have the effect of delaying consideration of a stockholder proposal until the next annual meeting, unless a special meeting is called by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or President of Station REIT.

    AMENDMENT OF CERTAIN PROVISIONS OF THE ARTICLES AND BYLAWS

    The Articles and Bylaws provide that the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Station REIT then entitled to vote on the matter is required to amend the Bylaws

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and certain provisions of the Articles, including those provisions relating to the number of directors; the filling of vacancies on the Board of Directors; the prohibition of stockholder action without a meeting; the indemnification of directors, officers and others; the limitation on liability of directors; and the supermajority voting requirements in the Articles and Bylaws. The Articles further provide that the Bylaws may be amended by the Board of Directors, except with respect to the authorized number of directors, or by an affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding shares of Station REIT's Common Stock then entitled to vote on the matter. These voting requirements will have the effect of making more difficult any amendment by stockholders, even it a majority of Station REIT's stockholders believes that such amendment would be in its best interests.

    CLASSIFIED BOARD OF DIRECTORS

    The Articles provide for the Board of Directors to be divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the Board of Directors will be elected each year. Currently, the size of the Board is fixed at seven members, who are divided into three classes serving staggered three-year terms. The classified board provision could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of Station REIT, even though such an attempt might be beneficial to Station REIT and the stockholders. The Articles also provide that newly elected directors not nominated by the Board of Directors must be found suitable or qualified by the Nevada Gaming Commission, and that a director may not be removed from office, with or without cause, without the vote of the holders of 66 2/3% or more of the outstanding shares of Capital Stock entitled to vote. Any Person who acquires or proposes to acquire more than 10% of the outstanding shares of Capital Stock must also be found suitable or qualified by the Nevada Gaming Commission.

    NONCUMULATIVE VOTING

    The Articles provide that no holder of Common Stock shall have cumulative voting rights.

           POLICIES AND OBJECTIVES WITH RESPECT TO CERTAIN ACTIVITIES

    The following is a discussion of Station REIT's policies with respect to investment, financing, conflicts of interest and certain other activities. The policies with respect to these activities have been determined by the Board of Directors and may be amended or revised from time to time at the discretion of the Board of Directors without a vote of the stockholders of Station REIT, except that changes in certain policies with respect to conflicts of interest must be consistent with legal requirements.

INVESTMENT POLICIES

    INVESTMENTS IN ACQUIRED OR DEVELOPED REAL ESTATE

    During the past three years, Station REIT has acquired interests in or developed real properties and improvements at Sunset Station, Station Casino Kansas City, Texas Station and various properties held for development. See "Business and Properties--Properties." Various properties held for development have also been sold during such period.

    In addition to the Initial Properties, Station REIT intends to acquire or develop equity interests in hotel/casino properties and related properties in Las Vegas and other parts of the United States directly or through entities controlled by Station REIT. Station REIT's investment objective is to maximize its Funds From Operations and enhance stockholder value by acquiring additional hotel/casino properties and, under appropriate circumstances, by developing selected additional hotel/casino properties that meet one or more of Station REIT's investment criteria, by completing various master-planned developments at its hotel/casino properties and by participating in increased revenue from the Initial Properties and any subsequently acquired hotel/casino properties through participating leases. Station REIT will acquire assets primarily for income. Such investments may be financed, in whole or in part, with excess cash flow,

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borrowings or subsequent issuances of shares of Common Stock or other securities issued by Station REIT or entities controlled by Station REIT or in which Station REIT participates. Station REIT will have no limit on the amount or percentage of assets represented by any specific property.

    Station REIT and OpCo intend to enter into the Cooperation Agreement whereby each company will agree to grant the other certain rights of first offer. See "Relationship between Station REIT and OpCo-- Cooperation Agreement."

    INVESTMENTS IN OTHER ENTITIES

    Station REIT may also participate with other entities in property ownership, through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness that may have priority over the equity interest of Station REIT.

    INVESTMENTS IN REAL ESTATE MORTGAGES AND SECURITIES OF OTHER ISSUERS

    While Station REIT will emphasize equity real estate investments, it may, in its discretion, invest in mortgage and other real estate interests, including securities of REITs and other issuers. Station REIT will have no limit on the amount or percentage of assets represented by one investment or investment type. Station REIT does not presently intend to invest in securities of REITs or other issuers. Station REIT may invest in or originate participating or convertible mortgages if it concludes that by doing so it may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation, because they permit the lender to either participate in increasing revenues from the property or convert some or all of the mortgage to equity.

FINANCING

    Prior to the Reorganization Transactions, Station REIT financed its operations through borrowings under a reducing revolving credit facility and various debt and equity issuances. See "Description of Certain Indebtedness and Capital Stock." Station REIT intends to make additional investments in hotel/ casino properties and may incur indebtedness to make such investments or to meet the distribution requirements imposed by the REIT provisions of the Code, to the extent that cash flow from Station REIT's investments and working capital is insufficient for such purposes. Station REIT intends to maintain a ratio of a total debt to market capitalization of less than 50%. The Board of Directors may, however, reevaluate this ratio from time to time and there can be no assurance that Station REIT will retain this policy.

    To ensure that Station REIT has sufficient liquidity to conduct its operations, including making investments in additional hotel/casino properties, completed master-planned developments, developing additional hotel/casino properties and funding its anticipated distribution obligations and financing costs, Station REIT expects to obtain a commitment for the $500 million Bank Facility. See "Pro Forma Capitalization." Station REIT may seek to increase the size of the Bank Facility or to arrange other borrowing to fund investments in additional hotel/casino properties or for other purposes. The Bank Facility will be secured by first mortgage liens on the Initial Properties and a mortgage lien on subsequently acquired properties that are purchased with borrowings under the Bank Facility. Such agreements will be subject to prior approval of the Nevada Commission. Upon completion of the Offerings, Station REIT will have substantial outstanding indebtedness. See "Risk Factors--Risks of Leverage."

    If the Board of Directors determines to raise additional equity capital, the Board will have the authority, without stockholder approval, to issue additional shares of Common Stock or other securities in any manner (and on such terms and for such consideration) as it deems appropriate, including in exchange for property. Existing stockholders have no preemptive right to purchase shares issued in any such offering, and any such offering might cause a dilution of a stockholder's investment in Station REIT. Station REIT does not have a policy limiting the number or amount of mortgages that may be placed on any particular

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property, but mortgage financing instruments may, and usually do, limit additional indebtedness on such properties.

    In addition, if the Board of Directors determines it to be the most efficient way for Station REIT to meet its obligations, the Board will have the authority, without stockholder approval in most instances, to sell assets of Station REIT.

CONFLICTS OF INTEREST POLICIES

    OpCo and Station REIT will be permitted to pursue business opportunities independently from one another, subject to certain rights of first offer. See "Relationship Between Station REIT and OpCo after the Distribution--The Cooperation Agreement." As a result, the corporate objectives of OpCo and Station REIT may not align and decisions of management at each may be subject to conflicts of interest. In addition, certain business relations between the two companies will be subject to inherent conflicts of interest. See "Risk Factors--Conflicts of Interest."

    Station REIT will adopt certain policies to minimize potential conflicts of interest with respect to its Board of Directors and officers. Station REIT's Board of Directors is subject to certain provisions of Nevada law, which are designed to eliminate or minimize certain potential conflicts of interest. There can be no assurance, however, that these policies and provisions always will be successful in eliminating the influence of such conflicts, and as a result most decisions relating to the contractual and other business relationships between Station REIT and OpCo will be subject to conflicts of interest and loyalties.

    PROVISIONS OF NEVADA LAW

    Pursuant to Nevada law, each director will be subject to restrictions relating to misappropriation of corporate opportunities by such director or such director's affiliates. Nevada law provides that a transaction with Station REIT in which a director or officer of Station REIT has a direct or indirect interest is not voidable by Station REIT solely because of the director's or officer's interest in the transaction if (i) the material facts of the transaction and the director's or officer's interest are disclosed to or known by the directors or a committee and noted in the minutes, and the transaction is approved, authorized or ratified by the disinterested directors, (ii) the material facts of the transaction and the director's or officers's interest are disclosed to or known by the stockholders entitled to vote and the transaction is approved or ratified by the stockholders, (iii) the material facts are not disclosed or known to the director or officer at the time the transaction is brought before the directors for action, or (iv) the transaction is established to have been fair to Station REIT at the time it was authorized or approved.

OTHER POLICIES

    Station REIT intends to operate in a manner that will not subject it to regulation under the Investment Company Act of 1940. Station REIT does not intend to (i) invest in the securities of other issuers for the purpose of exercising control over such issuers, (ii) underwrite securities of other issuers, (iii) actively trade in loans or other investments or (iv) make loans to third parties, including without limitation officers, directors or other affiliates of Station REIT, other than special purpose investments in mortgages, including participating or convertible mortgages, and other real estate interests. See "--Investments in Real Estate Mortgages and Securities of Other Issuers." Station REIT may, under certain circumstances, purchase its capital stock in the open market or otherwise. Station REIT has no present intention of causing Station REIT to repurchase any shares of its capital stock, and any such action would be taken only in conformity with applicable federal and state laws and the requirements for qualifying as a REIT unless, because of changed circumstances or changes in the Code (or in Treasury Regulations), Station REIT's Board of Directors determines that it is no longer in the best interests of Station REIT to qualify as a REIT.

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    Station REIT intends to publish and distribute to stockholders, in accordance with NYSE rules, annual reports containing financial statements prepared in accordance with generally accepted accounting principles and certified by Station REIT's independent public accountants.

    Station REIT currently intends to make investments and operate its business at all times in such a manner as to be consistent with the requirements of the Code to qualify as a REIT. Future economic, market, legal, tax or other considerations, however, may cause the Board of Directors, to determine that it is in the best interests of Station REIT and its stockholders to revoke its REIT status.

WORKING CAPITAL RESERVES

    Station REIT will maintain working capital reserves in amounts that the Board of Directors determines to be adequate to meet normal contingencies in connection with the operation of Station REIT's business and investments.

                        SHARES AVAILABLE FOR FUTURE SALE

    Upon the completion of the Offerings, Station REIT will have outstanding (or reserved for issuance upon conversion of the Convertible Preferred Stock or pursuant to the Station Casinos Stock Compensation Program or 401(k) Plan)
      shares of Common Stock, of which       shares will be held by the
affiliates of Station REIT. The shares of Common Stock issued in the Offerings will be freely tradeable by persons other than affiliates of Station REIT without restriction under the Securities Act, subject to certain limitations on ownership set forth in the Articles. See "Description of Certain Indebtedness and Capital Stock--REIT Status Restrictions on Transfer."

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
                       FEDERAL INCOME TAX CONSIDERATIONS

    The following summary of material federal income tax considerations regarding the Offerings is based upon current law, is for general information only and is not tax advice. The information set forth below, to the extent that it constitutes summaries of legal matters or legal conclusions, has been reviewed by Milbank, Tweed, Hadley & McCloy, and it is their opinion that such information is accurate in all material respects. The discussion below is based on existing federal income tax law, which is subject to change, with possible retroactive effect. The discussion below does not address all aspects of taxation that may be relevant in the particular circumstances of each stockholder or to certain types of stockholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States, except to the extent discussed) subject to special treatment under the federal income tax laws.

    PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR INDIVIDUAL TAX ADVISOR CONCERNING THE CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND SALE OF THE STOCK UNDER FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS, INCLUDING THE EFFECT OF POSSIBLE CHANGES IN TAX LAW.

TAXATION OF STATION REIT

    GENERAL

    Station REIT will elect to be taxed as a REIT under Sections 856 through 860 of the Code and the applicable Treasury Regulations (the "REIT Requirements" or the "REIT Provisions"), which are the requirements for qualifying as a REIT, commencing with its taxable year ending December 31, 1998. Station REIT believes that, commencing with its taxable year ending December 31, 1998, it will be owned and organized and will operate in such a manner as to qualify for taxation as a REIT under the Code, and Station REIT intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified.

    The REIT Requirements are technical and complex. The following discussion sets forth only the material aspects of those requirements. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

    In the opinion of Milbank, Tweed, Hadley & McCloy, commencing with Station REIT's taxable year ending December 31, 1998, Station REIT will be organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on certain factual assumptions relating to the organization and operation of Station REIT and is conditioned upon certain representations made by Station REIT as to factual matters, such as the organization and expected manner of operation of Station REIT. In addition, this opinion is based upon factual assumptions and representations of Station REIT concerning its business and assets. Moreover, such qualification and taxation as a REIT depends upon Station REIT's ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Milbank, Tweed, Hadley & McCloy on a continuing basis. Satisfaction of these tests both as an initial and ongoing matter is more complicated in the case of a REIT, such as Station REIT, that owns properties leased to an operating company with which it was historically related and has common stockholders, directors and officers. No assurance can be given that the actual results of Station REIT's operation for any one taxable year will satisfy such requirements. See "Federal Income Tax Considerations--Taxation of Station REIT--Failure to Qualify."

    If Station REIT qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on that portion of its ordinary income or capital gain that is currently distributed to

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stockholders. Such treatment substantially eliminates the federal "double taxation" on earnings (at the corporate and the stockholder levels) that generally results from investment in a corporation.

    Despite the REIT election, Station REIT may be subject to federal income and excise tax as follows:

        First, Station REIT will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

        Second, under certain circumstances, Station REIT may be subject to the "alternative minimum tax" on certain of its items of tax preferences, if any.

        Third, if Station REIT has (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying net income from foreclosure property, it will be subject to tax at the highest corporate rate on such income.

        Fourth, if Station REIT has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than sales of foreclosure property and sales that qualify for a statutory safe harbor), such income will be subject to a 100% tax.

        Fifth, if Station REIT should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which Station REIT fails the 75% or 95% test, multiplied by a fraction intended to reflect Station REIT's profitability.

        Sixth, if Station REIT should fail to distribute, or fail to be treated as having distributed, with respect to each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, (other than capital gain income Station REIT elects to retain and pay tax on) and (iii) any undistributed taxable income from prior periods, Station REIT would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

    Station REIT will own appreciated assets that it held before electing to be treated as a REIT. If such appreciated property is sold within the 10-year period following Station REIT's qualification as a REIT, Station REIT will generally be subject to regular corporate tax on that gain to the extent of the built-in gain in that property at the time Station REIT becomes a REIT. The total amount of gain on which Station REIT can be taxed is limited to its net built-in gain at the time it became a REIT, I.E. the excess of the aggregate fair market value of its assets at the time it became a REIT over the adjusted tax bases of those assets at that time. In certain circumstances, Station REIT may also be subject to tax on the disposition of any appreciated assets that it acquires from a taxable corporation in a transaction in which any gain on the transfer is not fully recognized. Station REIT may have a net operating loss carryover to its first year as a REIT. That carryover may be available to offset recognized net built-in gain. If so, Station REIT will only be able to offset 90% of that gain for alternative minimum tax purposes.

    ORGANIZATIONAL REQUIREMENTS

    The Code defines a REIT as a corporation, trust, or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for the REIT Requirements; (iv) that is not a bank, an insurance company or certain other specified types of financial institutions; (v) the beneficial ownership of which is held by 100 or more persons; (vi) not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include private foundations and certain pension trusts and other

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entities) at any time during the last half of each taxable year; and (vii) meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) through (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (vi), certain tax-exempt entities are generally treated as individuals, and the beneficiaries of a pension trust that qualifies under Section 401(a) of the Code and that holds shares of a REIT will be treated as holding shares of the REIT in proportion to their actuarial interests in the pension trust. See "Federal Income Tax Considerations--Taxation of United States Stockholders--Treatment of Tax-Exempt Stockholders." In addition, if a REIT fails to satisfy condition (vi) for any taxable year, the REIT will nonetheless be deemed to have satisfied the condition if it complied with Treasury regulations requiring the maintenance of records to ascertain ownership and did not know (and would not have known using reasonable diligence) that it was a personal holding company for the year.

    Station REIT believes that it satisfies conditions (v) and (vi). In addition, Station REIT's Articles provide for restrictions preventing any person (other than certain stockholders) from owning more than 5.5% of Station REIT's outstanding capital stock. Ownership by certain of Station REIT's stockholders is restricted to 28.0% of Station REIT's outstanding capital stock. In addition, Station REIT will request on an annual basis of certain stockholders, and those stockholders will be required to provide, information relating to the number of shares actually or constructively owned by the Stockholder. Such transfer restrictions are described in "Description of Certain Indebtedness and Capital Stock--REIT Status Restrictions on Transfer." Ownership for purposes of conditions (v) and (vi) is defined using certain constructive ownership rules. As a result, the acquisition of less than 5.5% of Station REIT capital stock by an individual or entity may cause that individual or entity to constructively own more than 5.5% of such stock, thereby triggering the transfer restrictions described above.

    In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. Although Station REIT's taxable year is not currently the calendar year, Station REIT has made an application to the Service to change its taxable year to the calendar year. Station REIT has no reason to believe that its application will not be granted. Further, in order to be treated as a REIT, a corporation may not have earnings and profits accumulated in periods before it elected REIT status. Station REIT believes that the Reorganization Transactions will cause it to recognize losses and deductions which will eliminate any of its earnings and profits accumulated in pre-REIT periods.

    In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT Requirements, including satisfying the gross income tests and the assets test.

    INCOME TESTS

    In order to maintain qualification as a REIT, Station REIT must annually satisfy two gross income requirements. First, at least 75% of Station REIT's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (such as interest on obligations secured by mortgages on real property, certain "rents from real property" or gain on the sale or exchange of such property and certain fees with respect to agreements to make or acquire mortgage loans), from certain types of temporary investments or certain other types of gross income. Second, at least 95% of Station REIT's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments as aforesaid and from dividends, interest, and gain from the sale or other disposition of stock or securities and certain other types of gross income (or from any combination of the foregoing).

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    In order to qualify as a REIT, the income received by Station REIT pursuant to the Leases must constitute "rents from real property." Pursuant to the Leases, OpCo will lease from Station REIT the Initial Properties for periods of 13 to 15 years, not including certain renewal rights. The Leases provide that OpCo will be obligated to pay to Station REIT (i) the Base Rent plus Percentage Rent (collectively, the "Rents") and (ii) Add-On Rent. Percentage Rent is calculated by multiplying fixed percentages by the excess of gaming gross revenues (the calculation of which will depend on obtaining a ruling from the Service as described below) and other gross receipts over a threshold amount. Both Base Rent and the thresholds in Percentage Rent formulas will be adjusted for inflation. Base Rent accrues and is required to be paid monthly. Percentage Rent is payable quarterly, with annual adjustments based on actual results.

    Rents received by Station REIT will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the Leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the Leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following: (i) the intent of the parties, (ii) form of the agreement, (iii) the degree of control over the property that is retained by the property owner (E.G., whether the lessee has substantial control over the operation of the property or whether the lessee was required to use its best efforts to perform its obligations under the agreement), and (iv) the extent to which the property owner retains the risk of loss with respect to the property (E.G., whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gains (E.G., appreciation) with respect to the property.

    Milbank, Tweed, Hadley & McCloy is of the opinion that the Leases will be treated as true leases for federal income tax purposes. Such opinion is based, in part, on the following facts: (i) the Leases are styled as leases (E.G., Station REIT holds legal title to the Initial Properties and the Leases give OpCo the right to possession of the Initial Properties) and Station REIT and OpCo have represented that they intend their relationship to be that of a lessor and lessee, (ii) lessor will obtain possession of the Initial Properties for a significant period after the maturity of the Leases, (iii) Station REIT has represented that the Initial Properties will have significant residual value after the expiration of the terms of the Leases, even after there is taken into account all possible renewals, (iv) the Initial Properties do not constitute limited use property, (v) the Leases do not provide OpCo with the right to purchase the Initial Properties at a bargain price, (vi) Station REIT will be entitled to receive significant rental income under the Leases and (vii) the Rents are fair market rents.

    Investors should be aware that there are no controlling Treasury Regulations, published rulings or judicial decisions involving leases with terms substantially the same as the Leases that discuss whether such leases constitute true leases for federal income tax purposes. Therefore, the opinion of Milbank, Tweed, Hadley & McCloy with respect to the relationship between Station REIT and OpCo is based upon all of the facts and circumstances and upon rulings and judicial decisions involving situations that are considered to be analogous. Opinions of counsel are not binding upon the Service or any court, and there can be no complete assurance that the Service will not successfully assert a contrary position. If the Leases are recharacterized as service contracts or partnership agreements, rather than true leases, part or all of the payments that Station REIT receives from OpCo would not be considered rent or would not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, Station REIT likely would not be able to satisfy either the 75% or 95% gross income tests and, as a result, would lose its REIT status.

    Another requirement for qualification of the Rents as "rents from real property" is that the Percentage Rent must not be based in whole or in part on the income or profits of any person. The Percentage Rent, however, will qualify as "rents from real property" if it is based on percentages of receipts or sales and the percentages (i) are fixed at the time the Leases are entered into, (ii) are not renegotiated during the term of the Leases in a manner that has the effect of basing Percentage Rent on

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income or profits and (iii) conform with normal business practice. The
Percentage Rent is based on fixed percentages of the gross revenues from the Initial Properties that are established in the Leases. In the case of gaming revenues, gross revenues consists of net "winnings," I.E., the gross amount wagered less casino losses. There is no authority on whether rents based on gross gaming revenues qualify as rents from real property. Station REIT has requested a ruling from the Service that these rents so qualify. Until a ruling is forthcoming, Station REIT will base Percentage Rent on the gross amount wagered at certain games. In either event, Station REIT has represented that the percentages (i) will not be renegotiated during the terms of the Leases in a manner that has the effect of basing the Percentage Rent on income or profits and (ii) while there are few leases providing for Percentage Rents in the gaming industry, the Percentage Rents are consistent with normal business practice. Milbank, Tweed, Hadley & McCloy is of the opinion that the Percentage Rents will constitute rents from real property. Moreover, Station REIT has represented that, with respect to other hotel/casino properties that it acquires in the future, it will not charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage of gross revenues, as described above).

    A third requirement for qualification of the Rents as "rents from real property" is that Station REIT must not own, actually or constructively, 10% or more of the total combined voting power of all classes of OpCo stock entitled to vote or 10% or more or the total number of shares of all classes of OpCo stock. The constructive ownership rules generally provide that, if 10% or more in value of the stock of Station REIT is owned, directly or indirectly, by or for any person, Station REIT is considered as owning the stock owned, directly or indirectly, by or for such person. Station REIT initially will not own any stock of OpCo. However, certain stockholders owning more than 10% in value of shares of Station REIT capital stock also own shares of OpCo capital stock. Under the relevant attribution rules, Station REIT is deemed to own any OpCo stock owned by these stockholders. OpCo has been capitalized using two classes of common (voting and non-voting) and one class of preferred stock (the "Voting Shares" and "Non-Voting Shares") so that these stockholders will not own more than 10% in voting power of all classes of OpCo shares entitled to vote or more than 10% of the total number of shares of all classes of OpCo capital stock. This capital structure prevents Station REIT from being deemed to own (through attribution from certain 10% or greater stockholders of Station REIT) more than either 10% in voting power or 10% in number of OpCo shares. The Non-Voting Shares can be converted into Voting Shares, but only if Station REIT would not be deemed to own converted shares (E.G., if the shares are transferred to a person not owning 10% or more in value of Station REIT stock). The OpCo Articles of Incorporation will prohibit any person from owning (actually or constructively) either 10% or more of the voting power or 10% in number of OpCo shares if that person's shares are attributable to Station REIT. The Service could refuse to give effect to the use of two classes of common stock or could treat holders of Non-Voting Shares as holding the Voting Shares into which such shares can be converted. Milbank, Tweed, Hadley & McCloy is of the opinion that the use of two classes of common stock represents real differences in economic and voting rights which cannot be ignored and that holders of Non-Voting Shares should not be deemed to own Voting Shares until the condition preventing the conversion of the Non-Voting Shares into Voting Shares has been satisfied and, accordingly, that rents received by Station REIT from OpCo will not be disqualified as rents from real property by reason of a violation of this requirement. However, there can be no absolute assurance that an attempt by the Service to recharacterize the capital structure of OpCo would not be successful. In addition, holders of Non-Voting Shares may be treated as owning Voting Shares as a result of application of the attribution rules.

    In addition to the above requirements, rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," Station REIT generally must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" from whom Station REIT derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by Station REIT are "usually or customarily

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rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." Station REIT does not and will not (i) derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease), or
(ii) perform services considered to be rendered to the occupant of the property, other than through an independent contractor from whom Station REIT derives no revenue.

    If the Lease payments do not represent fair market value rentals and the Service determined that Station REIT and OpCo are under common control, the Service may reallocate income between Station REIT and OpCo. The reallocation could cause all or some of the Lease payments to fail to qualify as "rents from real property" and may cause Station REIT or OpCo to be subject to valuation penalties. Station REIT believes, based on certain appraisals, that the Lease payments represent fair market rentals.

    RELIEF PROVISIONS

    If Station REIT fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if certain relief provisions of the Code apply. These relief provisions will be generally apply if Station REIT's failure to meet such tests was due to reasonable cause and not due to willful neglect, Station REIT attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. Under certain circumstances, Station REIT may prefer not to have the relief provisions apply.

    ASSET TESTS

    At the close of each quarter of its taxable year, Station REIT must satisfy three tests relating to the nature of its assets. First, at least 75% of the value of Station REIT's total assets must be represented by real estate assets (including stock or debt instruments that do not otherwise qualify as real estate assets and that are not held for not more than one year that were purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of Station REIT), cash, cash items, and government securities. Second, not more than 25% of Station REIT's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by Station REIT may not exceed 5% of the value of Station REIT's total assets and Station REIT may not own more than 10% of any one issuer's outstanding voting securities.

    After initially meeting the asset tests at the close of any quarter, Station REIT will not lose its status as a REIT if it fails to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. Station REIT intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests, and to take such action within 30 days after the close of any quarter as may be required to cure any noncompliance but no assurance can be given that such asset tests will be met.

    ANNUAL DISTRIBUTION REQUIREMENTS

    In order to be treated as a REIT, Station REIT is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (A) the sum of (i) 95% of Station REIT's "REIT taxable income" (computed without regard to the dividends paid deduction and Station REIT's net capital gain) plus (ii) 95% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus (B) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate or in the following taxable year if declared before Station REIT timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that Station REIT does not distribute (or is

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not treated as having distributed) all of its net capital gain or distributes
(or is treated as having distributed) at least 95%, but less than 100% of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. If a REIT so elects, the net capital gain retained by it will be treated having been (i) distributed to its stockholders, (ii) taxed at the stockholder level and (iii) contributed to the REIT in amount equal to the gain less the tax. In such a case, stockholders will receive certain tax credits and basis adjustments reflecting the deemed distribution and deemed payment of taxes by stockholders. The Code also permits a stockholder to elect to be treated for tax purposes as having (i) received a distribution in the amount specified in the election and (ii) contributed the amount thereof to the capital of Station REIT. If Station REIT should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year (other than capital gain income which Station REIT elects to retain and pay tax on), and (iii) any undistributed taxable income from prior periods, Station REIT would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Pursuant to recently enacted legislation, Station REIT may elect to retain rather than distribute its net long-term capital gains. The effect of such an election is that (i) Station REIT is required to pay the tax on such gains, (ii) U.S. Stockholders, while required to include their proportionate share of the undistributed long-term capital gain in income, will receive a credit or refund for their share of the tax paid by Station REIT, and (iii) the basis of a U.S. Stockholder's stock would be increased by the amount of the undistributed long-term capital gains (minus the amount of capital gains tax paid by Station REIT) included in the U.S. Stockholder's long-term capital gains. Station REIT intends to make timely distributions sufficient to satisfy the annual distribution requirement.

    "REIT taxable income" is the taxable income of a REIT, which generally is computed in the same fashion as the taxable income of any corporation, except that (i) certain deductions are not available, such as the deduction for dividends received, (ii) it may deduct dividends paid (or deemed paid) during the taxable year, (iii) net capital gains and losses are excluded, and (iv) certain other adjustments are made.

    It is possible that, from time to time, Station REIT may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in calculating the taxable income of Station REIT. In the event that such an insufficiency or such timing differences occur, in order to meet the 95% distribution requirement Station REIT may find it necessary to arrange for borrowings or to pay dividends in the form of taxable stock dividends if it is practicable to do so.

    Under certain circumstances, Station REIT may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in Station REIT's deduction for dividends paid for the earlier year. Thus, Station REIT may be able to avoid being taxed on amounts distributed as deficiency dividends; however, Station REIT will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

    FAILURE TO QUALIFY

    If Station REIT fails to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, Station REIT will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which Station REIT fails to qualify will not be deductible by Station REIT and they will not be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, Station REIT will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost, and will not be permitted to requalify unless it distributes any earnings and profits attributable to the period when it failed to qualify. In addition, it would

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be subject to tax on any built-in gains on property held during the period during which it did not qualify if it sold such property within 10 years of requalification, to the extent of its net built-in gain at the time of requalification. It is not possible to state whether in all circumstances Station REIT would be entitled to such statutory relief.

TAXATION OF UNITED STATES STOCKHOLDERS

    As used herein, the term "U.S. Stockholder" means a holder of Common Stock that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

    DISTRIBUTIONS GENERALLY

    As long as Station REIT qualifies as a REIT, distributions to a United States Stockholder up to the amount of Station REIT's current or accumulated earnings and profits (and not designated as capital gains dividends) will be taken into account as ordinary income and will not be eligible for the dividends-received deduction for corporations. Distributions that are designated by Station REIT as capital gain dividends will be treated as long-term capital gain (to the extent they do not exceed Station REIT's actual net capital gain) for the taxable year without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gains dividends as ordinary income, pursuant to Section 291(d) of the Code. Individuals are generally subject to differing rates of tax on various transactions giving rise to long-term capital gains or losses. In general, the long-term capital gains rate is (i) 28% on capital gain from the sale or exchange of assets held for more than one year but not more than 18 months, (ii) 20% on capital gain from the sale or exchange of assets held for more than 18 months and (iii) 25% on capital gain from the sale or exchange of certain depreciable real estate eligible for the 20% rate up to the amount of depreciation deductions taken with respect to the real estate. Subject to certain limitations concerning the classification of Station REIT's long-term capital gains, Station REIT may designate a capital gain dividend as a 28% rate distribution, a 25% rate distribution or a 20% rate distribution. If Station REIT elects to retain capital gains rather than distribute them, a U.S. stockholder will be deemed to receive a capital gain dividend equal to the amount of such retained capital gains. Such gains are subject to apportionnment among the three rate groups set forth above. In such a case, a stockholder will receive certain tax credits and basis adjustments reflecting the deemed distribution and deemed payment of taxes by the stockholder. A distribution in excess of current or accumulated earnings and profits will first be treated as a tax-free return of capital, reducing the tax basis in the United States Stockholder's Common Stock, and a distribution in excess of the United States Stockholder's tax basis in its Common Stock will be taxable gain realized from the sale of such shares. Dividends declared by Station REIT in October, November or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by Station REIT and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by Station REIT during January of the following calendar year. Stockholders may not claim the benefit of any tax losses of Station REIT on their own income tax returns.

    Station REIT will be treated as having sufficient earnings and profits to treat as a dividend any distribution by Station REIT up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed under "Federal Income Tax Considerations--Taxation of Station REIT-- General" and "Federal Income Tax Considerations--Taxation of Station REIT--Annual Distribution Requirements" above. As a result, stockholders may be required to treat as taxable dividends certain distributions that would otherwise result in tax-free returns of capital. Moreover, any "deficiency dividend"

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will be treated as a "dividend" (an ordinary dividend or a capital gain dividend, as the case may be), regardless of Station REIT's earnings and profits.

    Losses incurred on the sale or exchange of Common Stock held for less than six months will be deemed a long-term capital loss to the extent of any capital gain dividends received by the selling stockholder with respect to such stock.

    TREATMENT OF TAX-EXEMPT STOCKHOLDERS

    Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated businesses taxable income ("UBTI"). While many investments in real estate generate UBTI, the Service has published a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on this ruling, amounts distributed by Station REIT to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the Common Stock with debt, a portion of its income from Station REIT will constitute UBTI pursuant to the "debt financed property" rules. In addition, in certain circumstances, a pension trust that owns more than 10% of Station REIT's stock is required to treat a percentage of the dividends from Station REIT as UBTI. This rule applies to a pension trust holding more than 10% of Station REIT's stock only if (i) the percentage of income of Station REIT that is UBTI (determined as if Station REIT were a pension trust) is at least 5%, (ii) Station REIT qualifies as a REIT by reason of the modification of the 5/50 Rule that allows beneficiaries of the pension trust to be treated as holding shares of Station REIT in proportion to their actuarial interests in the pension trust, and (iii) either (A) one pension trust owns more than 25% of the value of Station REIT's stock or (B) a group of pension trusts individually holding more than 10% of the value of Station REIT's stock collectively owns more than 50% of the value of Station REIT's stock.

TAXATION OF FOREIGN STOCKHOLDERS

    The rules governing United States income taxation of non-resident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates holding common stock (collectively, "Foreign Stockholders") are complex, and no attempt will be made herein to provide more than a summary of such rules. A Foreign Stockholder should consult with its own tax advisor to determine the effect of federal, state, and local and country of tax residence income tax laws on an investment in Station REIT, including any reporting requirements.

    In general, a Foreign Stockholder will be subject to regular United States income tax to the same extent as a United States Stockholder with respect to income or gain derived from its investment in Station REIT if under all facts and circumstances such income or gain is "effectively connected" with such stockholder's conduct of a trade or business in the United States. In general, a Foreign stockholder will not be considered engaged in a United States trade or business solely as a result of its ownership of the Common Stock. See "Federal Income Tax Considerations--Taxation of United States Stockholders." A corporate Foreign Stockholder that receives income that is effectively connected with a United States trade or business may also be subject to the branch profits tax under Section 884 of the Code, which is payable in addition to the regular United States corporate income tax. The following discussion will apply to a Foreign Stockholder whose income or gain derived from investment in Station REIT, is in light of the facts and circumstances, not so effectively connected.

    The Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") significantly affects the federal income tax treatment of the sale or exchange of shares in REITs held by a Foreign Stockholder. Under FIRPTA, gain or loss realized on the sale or exchange of a "United States real property interest" ("USRPI") by a foreign taxpayer is treated by statute as effectively connected with a U.S. trade or business

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as a matter of law, without regard to the particular facts and circumstances. A distribution of cash to a Foreign Stockholder that is not attributable to gain from sales or exchanges by Station REIT of USRPIs and not designated by Station REIT as a capital gain dividend is not subject to FIRPTA but generally will be subject to the withholding of United States federal income tax at a rate of 30%, unless (i) a lower treaty rate applies or (ii) the Foreign Stockholder files an IRS Form 4224 with the withholding agent certifying that the investment to which the distribution relates is effectively connected to a United States trade or business of such Foreign Stockholder. A Foreign Stockholder who receives a distribution that has been subject to such withholding tax may file a claim for refund to the extent the withholding has been imposed on a portion of such distributions representing amounts in excess of current and accumulated earnings and profits.

    Under FIRPTA, distributions of proceeds attributable to gain from Station REIT's sale or exchange of a USRPI are subject to income tax at the normal capital gains rates applicable to United States stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual). Also, these distributions may be subject to a 30% branch profits tax in the hands of a corporate Foreign Stockholder not entitled to a treaty exemption or reduced rate of tax. Treasury Regulations require the withholding of 35% of any distribution that could be designated by Station REIT as a capital gain dividend. This amount is creditable against the Foreign Stockholder's tax liability. It should be noted that the 35% withholding tax rate on capital gain dividends is higher than the maximum rate (which may be 20%, 25% or 28% on capital gains of individuals depending on all the facts and circumstances) on long-term capital gains of individuals. Capital gain dividends not attributable to gain on the sale or exchange of USRPIs are not subject to United States taxation if there is no requirement of withholding.

    If Station REIT is a "domestically-controlled REIT," a sale of Common Stock by a Foreign Stockholder generally will not be subject to United States taxation. A domestically-controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly, under Code attribution rules, by Foreign Stockholders. It is currently anticipated that Station REIT will be a domestically-controlled REIT and, therefore, the sale of the Common Stock will not be subject to taxation under FIRPTA. However, no assurance can be given that Station REIT will be a domestically-controlled REIT and, even if it is, that it will be able so to demonstrate.

    If Station REIT is not a domestically-controlled REIT, a sale of Common Stock will be subject to tax under FIRPTA as a sale of a USRPI. Gain or loss from the sale is deemed effectively connected with a United States trade or business unless (i) the Common Stock is "regularly traded" (as defined by applicable Treasury Regulations) on an established securities market during the quarter in which the Common Stock was sold and the selling stockholder holds, directly or indirectly, 5% or less of the Common Stock during the five-year period ending on the date of disposition. The applicable Treasury Regulations that define "regularly traded" for this purpose may be interpreted to provide that a security will not be "regularly traded" for any calendar quarter during which 100 or fewer persons (treating related persons as one person) in the aggregate own 50% or more of such security or the quarterly trading volume is less than 7.5% of the average number of the issued and outstanding shares of such security (2.5% if there are 2,500 or more stockholders of record). In the event that the Common Stock is not "regularly traded" and Station REIT did not at that time constitute a domestically-controlled REIT, a Foreign Stockholder (without regard to its ownership percentage of Common Stock) must treat as effectively connected with a United States trade or business any gain or loss on any sale or other disposition of Common Stock that occurs within a calendar quarter during which the Common Stock was not "regularly traded" and the shares were a USRPI.

    If the gain on the sale of Station REIT's Common Stock were subject to taxation under FIRPTA, the Foreign Stockholder would be subject to the same treatment as a United States Stockholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual). Notwithstanding the foregoing, capital gain from sale of shares of a

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REIT not subject to FIRPTA will nonetheless be taxable to a Foreign Stockholder who is an individual (under rules generally applicable to United States Stockholders) if such person is in the United States for 183 days or more during the taxable year of disposition and certain other conditions apply. In any event, a purchaser of Common Stock from a Foreign Stockholder will not be required under FIRPTA to withhold on the purchase price if the purchased Common Stock is "regularly traded" on an established securities market or if Station REIT is a domestically-controlled REIT. Otherwise, under FIRPTA the purchaser of Common Stock may be required to withhold 10% of the purchase price and remit such amount to the Service.

    Shares of Station REIT owned by a nonresident alien decedent are subject to United States federal estate tax (which is imposed at rates up to 55%) unless an estate tax treaty binding upon the United States provides otherwise.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING TAX

    Station REIT will report to its stockholders and the Service the amount of dividends paid or deemed paid during each calendar year, and the amount of tax withheld, if any.

    UNITED STATES STOCKHOLDERS

    Under certain circumstances, a United States Stockholder may be subject to backup withholding at a rate of 31% on payments made with respect to, or cash proceeds of a sale or exchange of, Common Stock. Backup withholding will apply only if the holder (i) fails to furnish the person required to withhold with its Taxpayer Identification Number ("TIN") which, for an individual, would be his or her Social Security Number, (ii) furnishes an incorrect TIN, (iii) is notified by the Service that it has failed properly to report payments of interest and dividends, or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the Service that it is subject to backup withholding for failure to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. A United States Stockholder should consult with a tax advisor regarding qualification for exemption from backup withholding and the procedure for obtaining such an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a United States Stockholder will be allowed as a credit against such United States Stockholder's United States federal income tax liability and may entitle such United States Stockholder to a refund, provided that the required information is furnished to the Service.

    FOREIGN STOCKHOLDERS

    Additional issues may arise pertaining to information reporting and backup withholding with respect to Foreign Stockholders, and a Foreign Stockholder should consult with a tax advisor with respect to any such information reporting and backup withholding requirements. Backup withholding with respect to a Foreign Stockholder is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a Foreign Stockholder will be allowed as a credit against any United States federal income tax liability of such Foreign Stockholder. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the Service.

    OTHER TAX CONSEQUENCES

    Station REIT and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of Station REIT and its stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in Station REIT.

                              ERISA CONSIDERATIONS

GENERAL

    In evaluating the purchase of Common Stock, a fiduciary of a qualified profit-sharing, pension or stock bonus plan, including a plan for self-employed individuals and their employees or any other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a collective investment fund or separate account in which such plans invest and any other investor using assets that are treated as the assets of an employee benefit plan subject to ERISA (each, a "Plan" and collectively, "Plans") should consider (a) whether the ownership of Common Stock is in accordance with the documents and instruments governing such Plan; (b) whether the ownership of Common Stock is solely in the interest of Plan participants and beneficiaries and otherwise consistent with the fiduciary's responsibilities and in compliance with the requirements of Part 4 of Title I of ERISA, including, in particular, prudence and diversification requirements of Section 404 of ERISA and the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code; and (c) whether Station REIT's assets are treated as assets of the Plan. In addition, the fiduciary of an individual retirement arrangement under
Section 408 of the Code (an "IRA") considering the purchase of Common Stock should consider whether the ownership of Common Stock would result in a non-exempt prohibited transaction under Section 4975 of the Code.

PLAN ASSET REGULATION

    Under Department of Labor regulations governing what constitutes the assets of a Plan or IRA ("Plan Assets") for purposes of ERISA and the related prohibited transaction provisions of Section 4975 of the Code (the "Plan Asset Regulation", 29 C.F.R. Section Section 2510.3-101), when a Plan or IRA makes an equity investment in another entity, the underlying assets of the entity will not be considered Plan Assets if the equity interest is a "publicly-offered security".

    For purposes of the Plan Asset Regulation, a "publicly-offered security" is a security that is (a) "freely transferable", (b) part of a class of securities that is "widely held," and (c) sold to the Plan or IRA as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and part of a class of securities that is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. The Common Stock will be registered under the Securities Act and the Exchange Act within the time periods specified in the Plan Asset Regulation.

    The Plan Asset Regulation provides that a security is "widely held" only if it is a part of the class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the control of the issuer. Station REIT expects the Common Stock to be "widely held" upon the completion of the Offerings.

    A Plan should not acquire or hold the Common Stock if Station REIT's underlying assets will be treated as the assets of such Plan. However, Station REIT believes that under the Plan Asset Regulation the Common Stock should be treated as "publicly-offered securities" and, accordingly, the underlying assets of Station REIT should not be considered to be assets of any Plan or IRA investing in the Common Stock.

EFFECT OF PLAN ASSET STATUS

    ERISA generally requires that the assets of a Plan be held in trust and that the trustee, or an investment manager (within the meaning of Section 3(38) of ERISA), have exclusive authority and discretion to manage and control the assets of the Plan. As discussed above, the assets of Station REIT under current law do not appear likely to be assets of the Plans receiving Common Stock as a result of the Offerings. However, if the assets of Station REIT were deemed to be assets of the Plans under ERISA, certain directors and officers of Station REIT might be deemed fiduciaries with respect to the Plans that invest in Station REIT and the prudence and other fiduciary standards set forth in ERISA would apply to them and to all investments made by Station REIT.

    If the assets of Station REIT were deemed to be Plan Assets, transactions between Station REIT and "parties in interest" or "disqualified persons" with respect to the investing Plan or IRA (as defined in ERISA and Section 4975 of the Code, respectively) could be prohibited transactions unless a statutory or administrative exemption is available. In addition, investment authority would also have been improperly delegated to such fiduciaries, and, under certain circumstances, Plan fiduciaries who make the decision to invest in the Common Stock could be liable as co-fiduciaries for actions taken by Station REIT that do not conform to the ERISA standards for investments under Part 4 of Title I of ERISA.

PROHIBITED TRANSACTIONS

    Section 406 of ERISA provides that Plan fiduciaries are prohibited from causing the Plan to engage in certain types of transactions. Section 406(a) prohibits a fiduciary from knowingly causing a Plan to engage directly or indirectly in, among other things: (a) a sale or exchange, or leasing, of property with a party in interest; (b) a loan or other extension of credit with a party in interest; (c) a transaction involving the furnishing of goods, services or facilities with a party in interest; or (d) a transaction involving the transfer of Plan assets to, or use of Plan assets by or for the benefit of, a party in interest. Additionally, Section 406 prohibits a Plan fiduciary from dealing with Plan assets in its own interest or for its own account, from acting in any capacity in any transaction involving the Plan on behalf of a party (or representing a party) whose interests are adverse to the interests of the Plan, and from receiving any consideration for its own account from any party dealing with the Plan in connection with a transaction involving Plan assets. Similar provisions in Section 4975 of the Code apply to transactions between disqualified persons and Plans and IRAs and result in the imposition of excise taxes on such disqualified persons.

    If a prohibited transaction has occurred, Plan fiduciaries involved in the transaction could be required to (a) undo the transaction, (b) restore to the Plan any profit realized by the fiduciary on the transaction and (c) make good to the Plan any loss suffered by it as a result of the transaction. In addition, disqualified persons who participated in the non-exempt prohibited transactions would be required to pay excise taxes or penalties.

    If the investment constituted a prohibited transaction under Section 408(e)(2) of the Code by reason of Station REIT engaging in a prohibited transaction with the individual who established an IRA or his beneficiary, the IRA would lose its tax-exempt status. The other penalties for prohibited transactions would not apply.

    Thus, the acquisition of the Common Stock by a Plan could result in a prohibited transaction if an Underwriter, Station REIT, the Bank, CMC or any of their affiliates is a party in interest or disqualified person with respect to the Plan. Any such potential prohibited transaction could be treated as exempt under ERISA and the Code if the Common Stock were acquired pursuant to and in accordance with one or more "class exemptions" issued by the Department of Labor, such as Prohibited Transaction Class Exemption ("PTCE") 75-1 (an exemption for certain transactions involving employee benefit plans and broker-dealers (such as the Underwriters), reporting dealers, and banks), PTCE 84-14 (as exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE

91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 95-60 (an exemption for certain transactions involving an insurance company's general account) and PTCE 96-23 (an exemption for certain transactions determined by a qualifying in-house asset manager).

    A Plan should not acquire the Common Stock pursuant to the Offerings if such acquisition will constitute a non-exempt prohibited transaction.

    The ERISA considerations summarized above provide a general discussion that does not include all of the fiduciary investment considerations relevant to Plans and, where indicated, IRAs. This summary is based on the current provisions of ERISA and the Code and regulations and rulings thereunder, and may be changed (perhaps adversely and with retroactive effect) by future legislative, administrative or judicial actions. PLANS AND IRAS THAT ARE PROSPECTIVE PURCHASERS OF COMMON STOCK SHOULD CONSULT WITH AND RELY UPON THEIR OWN ADVISORS IN EVALUATING THESE MATTERS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

                                  UNDERWRITING

    The underwriters named below (the "U.S. Underwriters"), acting through their respective representatives, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Morgan Stanley & Co. Incorporated and Smith Barney Inc. (the "U.S. Representatives" and, together with the International Representatives, the "Representatives"), have severally agreed, subject to the terms and conditions contained in a purchase agreement relating to the Common Stock (the "U.S. Purchase Agreement") and concurrently with the sale of 6,200,000 shares of Common Stock to certain underwriters outside the United States and Canada (the "International Managers" and, together with the U.S. Underwriters, the "Underwriters"), to purchase from Station REIT and the Selling Stockholders the number of shares of Common Stock set forth opposite their respective names below. Under certain circumstances, the commitments of non- defaulting U.S. Underwriters or International Managers may be increased.

                                                                                     NUMBER
U.S. UNDERWRITERS                                                                  OF SHARES
--------------------------------------------------------------------------------  ------------
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated..........................................................
Morgan Stanley & Co. Incorporated...............................................
Smith Barney Inc................................................................
                                                                                  ------------
  Total.........................................................................    24,800,000

    Station REIT and the Selling Stockholders have also entered into a purchase agreement (the "International Purchase Agreement" and, together with the U.S. Purchase Agreement, the "Purchase Agreements") with the International Managers. Subject to the terms and conditions set forth in the International Purchase Agreement, and concurrently with the sale of shares of Common Stock to the U.S. Underwriters, Station REIT and the Selling Stockholders have severally agreed to sell to the International Managers, and the International Managers have severally agreed to purchase, an aggregate of 6,200,000 shares of Common Stock. The public offering price per share of the Common Stock and the underwriting discount per share of the Common Stock are identical under the U.S. Purchase Agreement and the International Purchase Agreement.

    In the U.S. Purchase Agreement and the International Purchase Agreement, the several U.S. Underwriters and the several International Managers, respectively, have agreed, subject to the terms and conditions set forth therein, to purchase all of the shares of Common Stock being sold pursuant to each such Purchase Agreement if any of such shares of Common Stock being sold pursuant to each such Purchase Agreement are purchased.

    The U.S. Underwriters and the International Managers have entered into an intersyndicate agreement (the "Intersyndicate Agreement") that provides for the coordination of their activities. Pursuant to the Intersyndicate Agreement, sales may be made between the U.S. Underwriters and the International Managers of such number of shares of Common Stock as may be mutually agreed. The price of any share of Common Stock so sold shall be the public offering price, less an amount not greater than the selling concession. Under the terms of the Intersyndicate Agreement, the U.S. Underwriters and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to persons who are non-United States or non-Canadian persons or to persons they believe intend to resell shares of Common Stock to non-United States or non-Canadian persons, and the International Managers and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to United States or Canadian persons or to persons they believe intend to resell shares of Common Stock to

United States or Canadian persons, except, in each case for transactions pursuant to the Intersyndicate Agreement.

    The U.S. Representatives have advised Station REIT that the U.S. Underwriters propose initially to offer the shares of Common Stock to the public at the offering price set forth on the cover page of this Prospectus and to certain dealers (who may include U.S. Underwriters) at such price less a
concession not in excess of $      per share of Common Stock. The U.S.
Underwriters may allow, and such dealers may reallow, a discount not in excess
of $      per share on sales to certain other dealers. After the public offering, the initial offering price, the concession and discount may be changed.

    Station REIT has granted to the U.S. Underwriters an option exercisable for a period of 30 days after the date of this Prospectus to purchase up to an additional 3,720,000 shares of Common Stock to cover over-allotments, if any, at the public offering price less the underwriting discount. If the U.S. Underwriters exercise this option, each such Underwriter will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage thereof which the number of shares of Common Stock to be purchased by it shown in the foregoing table bears to the 24,800,000 shares of Common Stock initially offered hereby.

    In the Purchase Agreements, Station REIT and the Selling Stockholders have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof.

    Station REIT, its executive officers and directors and the Selling Stockholders have agreed, subject to certain exceptions, not to directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the same of or otherwise dispose of or transfer any shares of Common Stock or securities convertible or exchangeable into or exercisable for, Common Stock, whether now owned or thereafter acquired by the person executing the agreement or with respect to which the person executing the agreement thereafter acquired the power of disposition, or file a registration statement under the Securities Act of the shares of Common Stock issuable under certain benefit plans and issuable under the option agreements of certain officers of Station REIT that may be registered on Form S-8 or any such successor form or (ii) enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of the Common Stock or other securities, in cash or otherwise, without the written consent of Merrill Lynch on behalf of the Underwriters for a period of 180 days following the date of this Prospectus.

    Until the distribution of the Common Stock is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase shares of Common Stock. As an exception to these rules, the Representatives are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

    If the Underwriters create a short position in the Common Stock in connection with the Offerings, i.e., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus, the Representatives may reduce that short position by purchasing Common Stock in the open market. The Representatives may also elect to reduce any short position by exercising all or part of the over-allotment options described above.

    The Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase shares of Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offerings.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

    Neither Station REIT nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither Station REIT nor any of the Underwriters makes any representation that the Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    Certain of the Underwriters engage in transactions with and perform services for Station REIT in the ordinary course of business, for which they have received customary fees. Merrill Lynch is expected to serve as financial advisor to Station REIT in connection with the Reorganization Transactions, and would received a customary fee in connection therewith.

                                    EXPERTS

    The consolidated financial statements of Station Casinos, Inc. and the combined financial statements of Station Operating Company in this Prospectus and included elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accounts, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             CERTAIN LEGAL MATTERS

    The validity of the Common Stock offered hereby and certain tax matters described under "Federal Income Tax Considerations" will be passed upon for Station REIT and the Selling Stockholders by Milbank, Tweed, Hadley & McCloy, Los Angeles, California, and Schreck Morris, Las Vegas, Nevada. The validity of the Common Stock will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California, which will rely on the opinion of Schreck Morris with respect to matters of Nevada law.

                                    GLOSSARY

    Unless the context otherwise requires, the following capitalized terms will have the meanings set forth below for the purposes of this Prospectus:

    "ACMs" means asbestos containing materials.

    "ADA" means the American with Disabilities Act of 1990.

    "Boulder Station" means Boulder Station Hotel & Casino, the casino and hotel operated by BSI.

    "BSI" means Boulder Station Inc., a Nevada corporation.

    "Cash Available for Distribution" means Funds From Operations adjusted for certain non-cash items, less reserves for capital expenditures.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Common Stock" means the common stock, par value $.01 per share, of Station REIT.

    "Convertible Preferred Stock" means shares of the Series A Preferred Stock, par value $.01 per share, of Station REIT.

    "Current Bank Facility" means the Amended and Restated Reducing Revolving Loan Agreement dated as of March 19, 1996, as amended, among PSHC, BSI, TSI, SCRSI, KCSC, the Banks and the other lenders party thereto.

    "Distribution" means the distribution by Station REIT of the common stock of OpCo to Station REIT's stockholders as a dividend.

    "ESAs" means phase 1 environmental site assessments.

    "Existing Indentures" means the indentures governing the Existing Senior Subordinated Notes.

    "Existing Senior Subordinated Notes" means collectively Station REIT's $193 million aggregate principal amount of 9 5/8% senior subordinated notes, $198 million aggregate principal amount 10 1/8% senior subordinated notes and $150 million aggregate principal amount 9 3/4% senior subordinated notes.

    "FF&E" means furniture, fixtures and equipment.

    "Funds From Operations" means net income (loss) computed in accordance with generally accepted accounting principles, excluding gains (or losses) from debt restructuring or sales of property, plus depreciation and amortization on real estate assets and after adjustments for unconsolidated partnerships and joint ventures.

    "Gaming Licenses" means collectively the various registrations, findings of suitability, approvals, permits and licenses required in order to have an interest in gaming activities in Nevada.

    "Head Lease" means a ground lease from the fee owner of the referenced property.

    "Initial Properties" means substantially all of the real property assets, including land, buildings, structures and other improvements on the land, easements and similar appurtenances to the land and improvements and permanently fixed equipment, machinery and improvements and other fixtures, and certain other assets of the six casino properties owned and operated by Station REIT prior to the Offerings.

    "KCSC" means Kansas City Station Corporation, a Missouri corporation.

    "Leased Property" includes land, buildings, structures and other improvements on the land, easements and similar appurtenances to the land and improvements, and permanently fixed equipment, machinery and other fixtures relating to the operation of the Initial Properties.

    "Leases" means the participating leases between OpCo and Station REIT regarding the Initial Properties.

    "OpCo" means Station Operating Company, Inc., a Nevada corporation.

    "Ownership Limit" means that the limit specified in the Articles, that no person may own, or be deemed to own by virtue of the applicable attribution provisions of the Code, more than 5.0% of any class of Station REIT's outstanding capital stock.

    "Palace Station" means Palace Station Hotel & Casino the hotel and casino operated by PSHC.

    "Percentage Rent" has the meaning ascribed to that term in the Section entitled "Revenue Growth From Existing Property".

    "Preferred Stock" means the preferred stock, par value $.01 per share of the Station REIT.

    "PSHC" means Palace Station Hotel & Casino, Inc., a Nevada corporation.

    "REIT" means a real estate investment trust as defined in Section 856 of the Code.

    "Reorganization Transaction" means the transaction described in the Section entitled "Prospectus Summary--Reorganization Transactions."

    "Service" means the Internal Revenue Service.

    "SCRSI" means St. Charles Riverfront Station, Inc., a Missouri corporation.

    "SSI" means Sunset Station , Inc., a Nevada corporation.

    "Station Casino Kansas City" means the a riverboat-themed dockside gaming and entertainment complex operated by KCSC.

    "Station Casino St. Charles" means Station Casino St. Charles a riverboat-themed dockside gaming and entertainment complex operated by SCRSI.

    "Station REIT" means Station Casinos, Inc, a Nevada corporation and its subsidiaries, collectively.

    "Sunset Station" means Sunset Station Hotel and Casino the hotel and casino operated by SSI.

    "Transferred Assets" means the assets and liabilities transferred to certain subsidiaries of OpCo as described in the section entitled "Prospectus Summary--The Reorganization Transactions."

    "TSI" means Texas Station, Inc., a Nevada corporation.

    "Texas Station" means Texas Station Gambling Hall & Hotel, the hotel and gambling hall operated by TSI.

                         INDEX TO FINANCIAL STATEMENTS

Station Casinos, Inc. Unaudited Pro Forma Consolidated Balance Sheet.................        F-3

Station Casinos, Inc. Unaudited Pro Forma Consolidated Statements of Operations......        F-5

Report of Independent Public Accountants.............................................        F-8

Station Casinos, Inc. Consolidated Balance Sheets....................................        F-9

Station Casinos, Inc. Consolidated Statements of Operations..........................       F-10

Station Casinos, Inc. Consolidated Statements of Stockholders' Equity................       F-11

Station Casinos, Inc. Consolidated Statements of Cash Flows..........................       F-12

Station Casinos, Inc. Notes to Consolidated Financial Statements.....................       F-13

Station Operating Company Unaudited Combined Pro Forma Balance Sheet.................       F-33

Station Operating Company Unaudited Combined Pro Forma Statements of Operations......       F-35

Report of Independent Public Accountants.............................................       F-38

Station Operating Company Combined Balance Sheets....................................       F-39

Station Operating Company Combined Statements of Operations..........................       F-40

Station Operating Company Combined Statements of Cash Flows..........................       F-41

Station Operating Company Notes to Combined Financial Statements.....................       F-42

                             STATION CASINOS, INC.
                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

    The following Unaudited Pro Forma Consolidated Financial Statements make adjustments to the historical statements of operations of Station Casinos, Inc. (the "Company") as if the Reorganization Transactions had occurred on April 1, 1996 and make adjustments to the Company's historical balance sheet as if the Reorganization Transactions had occurred on September 30, 1997. The Unaudited Pro Forma Consolidated Financial Statements are provided for comparative purposes only and do not purport to be indicative of the results which actually would have been obtained if the Reorganization Transactions had been effected on the dates indicated or the results which may be obtained in the future. No commitments are currently in place with respect to any of the financing anticipated to be required by the Company in connection with the Reorganization Transactions. The Unaudited Pro Forma Consolidated Financial Statements do not make adjustments for certain non-recurring costs expected to be incurred to implement the Reorganization Transactions.

                             STATION CASINOS, INC.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1997

                                                                      HISTORICAL  ADJUSTMENTS    PRO FORMA
                                                                      ----------  -----------   -----------
                                                                             (AMOUNTS IN THOUSANDS)
Cash and cash equivalents...........................................  $   43,923   $ (43,923)(1)  $ 28,272
                                                                                      28,272(2)
Accounts receivable.................................................      12,487     (12,487)(1)    --
Income tax refund receivable........................................      --          18,850(3)    18,850
Inventories.........................................................       4,360      (4,360)(1)    --
Prepaid gaming taxes................................................       6,657      (6,657)(1)    --
Prepaid expenses and other..........................................      14,920     (14,920)(1)    --
                                                                      ----------  -----------   -----------
  Total current assets..............................................      82,347     (35,225)      47,122

Property and equipment, net.........................................   1,138,825    (447,485)(4)   691,340
Land held for development...........................................      26,449      (7,599)(1)    18,850
Other assets, net...................................................      61,054     (44,060)(1)    19,994
                                                                                       3,000(5)
                                                                      ----------  -----------   -----------
  Total assets......................................................  $1,308,675   $(531,369)    $777,306
                                                                      ----------  -----------   -----------
                                                                      ----------  -----------   -----------

Current portion of long-term debt...................................  $   14,302   $ (14,195)(1)  $    107
Accounts payable....................................................      16,383     (16,383)(1)    --
Accrued payroll and related.........................................      16,015     (16,015)(1)    --
Construction contracts payable......................................      19,931     (12,698)(1)     7,233
Accrued interest payable............................................      18,932      (4,714)(5)    14,218
Accrued expenses and other..........................................      31,000     (30,686)(1)       314
                                                                      ----------  -----------   -----------
  Total current liabilities.........................................     116,563     (94,691)      21,872

Long-term debt, less current portion................................     885,692    (354,369)(6)   531,323
Deferred income taxes, net..........................................      16,919     (12,218)(4)     4,701
                                                                      ----------  -----------   -----------
  Total liabilities.................................................   1,019,174    (461,278)     557,896

Preferred stock.....................................................     103,500      --          103,500
Common stock........................................................         353         290(2)       643
Additional paid-in capital..........................................     167,154     324,960(2)   492,114
Deferred compensation...............................................        (774)     --             (774)
Retained earnings (deficit).........................................      19,268    (395,341)(7)  (376,073)
                                                                      ----------  -----------   -----------
  Total stockholders' equity........................................     289,501     (70,091)     219,410
                                                                      ----------  -----------   -----------
  Total liabilities and stockholders' equity........................  $1,308,675   $(531,369)    $777,306
                                                                      ----------  -----------   -----------
                                                                      ----------  -----------   -----------

                             STATION CASINOS, INC.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1997

(1) Represents the contribution to OpCo of the Transferred Assets, other than property and equipment.

(2) Represents the unused portion of the net proceeds to Station REIT from the issuance of 29.0 million shares of common stock in the Offerings.

(3) Represent the estimated income tax refund of $18.9 million that results from the Company's carryback generated from the Reorganization Transactions. A valuation allowance has been established to reserve the remaining deferred tax asset of approximately $35.8 million.

(4) Represents the contribution to OpCo of the Transferred Assets comprising property and equipment.

(5) Represents deferred financing fees, net of amortization, with respect to the anticipated Bank Facility.

(6) Represents the repayment of the Current Bank Facility ($214.0 million at September 30, 1997), the Sunset Loan Agreement ($103.0 million at September 30, 1997) and certain obligations that are not assumed by OpCo ($51.6 million at September 30, 1997), and the related accrued interest payable.

(7) Principally represents the elimination of Station REIT's equity investment in OpCo as a result of the Reorganization Transactions.

                             STATION CASINOS, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1997

                                                                     HISTORICAL  ADJUSTMENTS   PRO FORMA
                                                                     ----------  -----------  -----------
                                                                      (AMOUNTS IN THOUSANDS, EXCEPT PER
                                                                                SHARE AMOUNTS)
Operating revenues
  Casino...........................................................  $  282,700   $(282,700)(1)  $  --
  Food and beverage................................................      63,577     (63,577)(1)     --
  Room.............................................................      17,218     (17,218)(1)     --
  Other............................................................      28,676     (28,676)(1)     --
  Rental income....................................................          --      57,375(2)     57,375
                                                                                      2,610(3)      2,610
                                                                     ----------  -----------  -----------
Gross revenues.....................................................     392,171    (332,186)      59,985
Promotional allowances.............................................     (24,558)     24,558(1)     --
                                                                     ----------  -----------  -----------
Net revenues.......................................................     367,613    (307,628)      59,985
                                                                     ----------  -----------  -----------
Operating costs and expenses
  Casino...........................................................     137,592    (137,592)(1)     --
  Food and beverage................................................      44,862     (44,862)(1)     --
  Room.............................................................       6,481      (6,481)(1)     --
  Other............................................................      13,481     (13,481)(1)     --
  Selling, general and administrative..............................      81,896     (81,896)(1)     --
                                                                                      2,610(3)      2,610
  Corporate expenses...............................................       7,644      (6,144)(4)      1,500
  Development expenses.............................................         104        (104)(1)     --
  Depreciation and amortization....................................      33,169     (26,927)(5)      6,242
  Preopening.......................................................      10,866     (10,866)(1)     --
                                                                     ----------  -----------  -----------
Total costs and expenses...........................................     336,095    (325,743)      10,352
                                                                     ----------  -----------  -----------
Operating income...................................................      31,518      18,115       49,633
Interest expense, net..............................................     (35,713)     16,754(6)    (18,959)
Other income (expense).............................................      (4,996)      4,996(1)     --
                                                                     ----------  -----------  -----------
Income (loss) before income taxes..................................      (9,191)     39,865       30,674
Income tax (provision) benefit.....................................       3,258      (3,258)(1)     --
                                                                     ----------  -----------  -----------
Net (loss) income..................................................      (5,933)     36,607       30,674
Preferred stock dividends..........................................      (3,622)     --           (3,622)
                                                                     ----------  -----------  -----------
Net (loss) income applicable to common stock.......................  $   (9,555)  $  36,607    $  27,052
                                                                     ----------  -----------  -----------
                                                                     ----------  -----------  -----------
Net (loss) income per share of common stock........................  $    (0.27)  $    1.26    $    0.42(7)
                                                                     ----------  -----------  -----------
                                                                     ----------  -----------  -----------
Weighted average shares outstanding................................      35,310      29,000       64,310
                                                                     ----------  -----------  -----------
                                                                     ----------  -----------  -----------

                             STATION CASINOS, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                       FOR THE YEAR ENDED MARCH 31, 1997

                                                                   HISTORICAL  ADJUSTMENTS   PRO FORMA
                                                                   ----------  -----------  -----------
                                                                    (AMOUNTS IN THOUSANDS, EXCEPT PER
                                                                              SHARE AMOUNTS)
Operating revenues
  Casino.........................................................  $  450,013    (450,013)(1)  $  --
  Food and beverage..............................................      92,220     (92,220)(1)     --
  Room...........................................................      27,420     (27,420)(1)     --
  Other..........................................................      48,957     (48,957)(1)     --
  Rental income..................................................      --          88,708(2)     88,708
                                                                                    3,525(3)      3,525
                                                                   ----------  -----------  -----------
Gross revenues...................................................     618,610    (526,377)      92,233
Promotional allowances...........................................     (35,095)     35,095(1)     --
                                                                   ----------  -----------  -----------
Net revenues.....................................................     583,515    (491,282)      92,233
                                                                   ----------  -----------  -----------

Operating costs and expenses
  Casino.........................................................     203,857    (203,857)(1)     --
  Food and beverage..............................................      68,994     (68,994)(1)     --
  Room...........................................................      10,318     (10,318)(1)     --
  Other..........................................................      23,927     (23,927)(1)     --
  Selling, general and administrative............................     120,285    (120,285)(1)      3,525
                                                                                    3,525(3)
  Corporate expenses.............................................      18,284     (15,284)(4)      3,000
  Restructing charge.............................................       2,016      (2,016)(1)     --
  Development expenses...........................................       1,302      (1,302)(1)     --
  Depreciation and amortization..................................      44,589     (36,619)(5)      7,970
  Preopening.....................................................      31,820     (31,820)(1)     --
                                                                   ----------  -----------  -----------
Total costs and expenses.........................................     525,392    (510,897)      14,495
                                                                   ----------  -----------  -----------

Operating income.................................................      58,123      19,615       77,738

Interest expense, net............................................     (36,698)     16,435(6)    (20,263)

Other income (expense)...........................................         (47)         47(1)     --
                                                                   ----------  -----------  -----------
Income before income taxes.......................................      21,378      36,097       57,475
Income tax (provision) benefit...................................      (7,615)      7,615(1)     --
                                                                   ----------  -----------  -----------
Net income.......................................................      13,763      43,712       57,475
Preferred stock dividends........................................      (7,245)     --           (7,245)
                                                                   ----------  -----------  -----------
Net income applicable to common stock............................  $    6,518   $  43,712    $  50,230
                                                                   ----------  -----------  -----------
                                                                   ----------  -----------  -----------

Net income per share of common stock.............................  $     0.18   $    1.51    $    0.78(7)
                                                                   ----------  -----------  -----------
                                                                   ----------  -----------  -----------

Weighted average shares outstanding..............................      35,316      29,000       64,316
                                                                   ----------  -----------  -----------
                                                                   ----------  -----------  -----------

                             STATION CASINOS, INC.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

       SIX MONTHS ENDED SEPTEMBER 30, 1997 AND YEAR ENDED MARCH 31, 1997

(1) Represents the adjustments to remove the revenues and expenses related to conducting the operations of the Initial Properties.

(2) Represents pro forma lease revenues which would have been generated during the respective periods pursuant to the Leases between Station REIT and OpCo. Station Casino Kansas City and Sunset Station commenced operations on January 16, 1997 and June 10, 1997, respectively. The annual lease revenues contemplated by the Leases have been prorated accordingly.

(3) Represents pass-through rents with respect to head leases on the Initial Properties.

(4) Represents the decrease in corporate expenses of the Company as a result of the Reorganization Transactions. Pro forma corporate expenses for Station REIT for the periods presented includes the estimated service fees payable to OpCo under the Transition Services Agreement. There can be no assurance that the actual level of corporate expenses experienced by Station REIT in the future will not be higher.

(5) Represents the reduction in depreciation expense resulting from the transfer of the Transferred Assets.

(6) Represents the adjustment to interest expense for (a) the repayment of the indebtedness and other obligations reflected in note (6) of Notes to Unaudited Pro Forma Consolidated Balance Sheet and (b) amortization of deferred financing fees with respect to the anticipated Bank Facility. It does not reflect non-recurring costs of approximately $10.4 million related to the write-off of debt issuance costs.

(7) Net income per common share is based on earnings divided by the weighted average number of common shares outstanding (exclusive of shares underlying convertible securities) and 29.0 million common shares estimated to be issued with the Offerings.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Station Casinos, Inc.:

    We have audited the accompanying consolidated balance sheets of Station Casinos, Inc. (a Nevada corporation) and subsidiaries as of March 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended March 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Station Casinos, Inc. and subsidiaries as of March 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Las Vegas, Nevada
April 23, 1997 (except for Note 5
as to which the date is June 27, 1997
and Note 14 as to which the date is
November 24, 1997)

                             STATION CASINOS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                                 MARCH 31,
                                                                          ------------------------
                                                                              1997         1996
                                                                          ------------  ----------  SEPTEMBER 30,
                                                                                                        1997
                                                                                                    -------------
                                                                                                     (UNAUDITED)
                                                                            (AMOUNTS IN THOUSANDS, EXCEPT SHARE
                                                                                           DATA)
                                                     ASSETS

Current assets:
  Cash and cash equivalents.............................................  $     42,522  $  114,868   $    43,923
  Accounts and notes receivable, net....................................         7,852       5,151        12,487
  Inventories...........................................................         3,473       2,299         4,360
  Prepaid gaming taxes..................................................         4,291       3,726         6,657
  Prepaid expenses and other............................................        11,231       7,395        14,920
                                                                          ------------  ----------  -------------
    Total current assets................................................        69,369     133,439        82,347

  Property and equipment, net...........................................     1,069,052     616,211     1,138,825
  Land held for development.............................................        26,354      28,934        26,449
  Other assets, net.....................................................        69,343      48,730        61,054
                                                                          ------------  ----------  -------------
    Total assets........................................................  $  1,234,118  $  827,314   $ 1,308,675
                                                                          ------------  ----------  -------------
                                                                          ------------  ----------  -------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt.....................................  $     18,807  $   23,256   $    14,302
  Accounts payable......................................................        21,106      11,091        16,383
  Accrued payroll and related...........................................        13,460      11,519        16,015
  Construction contracts payable........................................        94,835      27,879        19,931
  Accrued interest payable..............................................        10,625       6,875        18,932
  Accrued expenses and other current liabilities........................        26,433      16,706        31,000
                                                                          ------------  ----------  -------------
    Total current liabilities...........................................       185,266      97,326       116,563

Long-term debt, less current portion....................................       742,156     441,742       885,692
Deferred income taxes, net..............................................         7,848       9,776        16,919
                                                                          ------------  ----------  -------------
    Total liabilities...................................................       935,270     548,844     1,019,174
                                                                          ------------  ----------  -------------

Commitments and contingencies (Note 6)

Stockholders' equity:
  Preferred stock, par value $.01; authorized 5,000,000 shares;
    2,070,000, 1,800,000 and 2,070,000 convertible preferred shares
    issued and outstanding..............................................       103,500      90,000       103,500
  Common stock, par value $.01; authorized 90,000,000 shares;
    35,318,057, 35,303,346 and 35,306,657 shares issued and
    outstanding.........................................................           353         353           353
  Additional paid-in capital............................................       167,397     167,623       167,154
  Deferred compensation--restricted stock...............................        (1,225)     (1,811)         (774)
  Retained earnings.....................................................        28,823      22,305        19,268
                                                                          ------------  ----------  -------------
    Total stockholders' equity..........................................       298,848     278,470       289,501
                                                                          ------------  ----------  -------------
    Total liabilities and stockholders' equity..........................  $  1,234,118  $  827,314   $ 1,308,675
                                                                          ------------  ----------  -------------
                                                                          ------------  ----------  -------------

 The accompanying notes are an integral part of these consolidated statements.

                             STATION CASINOS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                     SIX MONTHS ENDED SEPTEMBER
                                              FOR THE YEARS ENDED MARCH 31,                     30,
                                       -------------------------------------------  ----------------------------
                                           1997           1996           1995           1997           1996
                                       -------------  -------------  -------------  -------------  -------------
                                                                                            (UNAUDITED)
                                                     (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Operating revenues:
  Casino.............................  $     450,013  $     358,495  $     210,534  $     282,700  $     212,072
  Food and beverage..................         92,220         73,057         43,208         63,577         42,626
  Room...............................         27,420         23,614         17,690         17,218         12,658
  Other..............................         48,957         39,099         36,561         28,676         22,752
                                       -------------  -------------  -------------  -------------  -------------
    Gross revenues...................        618,610        494,265        307,993        392,171        290,108
  Promotional allowances.............        (35,095)       (27,408)       (17,715)       (24,558)       (16,634)
                                       -------------  -------------  -------------  -------------  -------------
    Net revenues.....................        583,515        466,857        290,278        367,613        273,474
                                       -------------  -------------  -------------  -------------  -------------
Operating costs and expenses:
  Casino.............................        203,857        150,805         92,812        137,592         93,278
  Food and beverage..................         68,994         57,659         34,045         44,862         32,275
  Room...............................         10,318          9,147          7,014          6,481          5,097
  Other..............................         23,927         24,902         27,270         13,481         11,260
  Selling, general and
    administrative...................        120,285         97,466         60,810         81,896         55,606
  Corporate expense..................         18,284         15,979         13,141          7,644          8,642
  Restructuring charge...............          2,016       --             --             --             --
  Development expenses...............          1,302          3,960          7,200            104            602
  Depreciation and amortization......         44,589         35,039         22,220         33,169         20,092
  Preopening expenses................         31,820          2,436         19,378         10,866       --
                                       -------------  -------------  -------------  -------------  -------------
                                             525,392        397,393        283,890        336,095        226,852
                                       -------------  -------------  -------------  -------------  -------------
Operating income.....................         58,123         69,464          6,388         31,518         46,622
Other income (expense):
  Interest expense, net..............        (36,698)       (30,563)       (19,967)       (35,713)       (16,260)
  Other..............................            (47)         1,150          2,160         (4,996)            66
                                       -------------  -------------  -------------  -------------  -------------
                                             (36,745)       (29,413)       (17,807)       (40,709)       (16,194)
                                       -------------  -------------  -------------  -------------  -------------
Income (loss) before income taxes....         21,378         40,051        (11,419)        (9,191)        30,428
Income tax (provision) benefit.......         (7,615)       (14,579)         3,477          3,258        (10,851)
                                       -------------  -------------  -------------  -------------  -------------
Net income (loss)....................         13,763         25,472         (7,942)        (5,933)        19,577
Preferred stock dividends............         (7,245)           (53)      --               (3,622)        (3,622)
                                       -------------  -------------  -------------  -------------  -------------
Net income (loss) applicable to
  common stock.......................  $       6,518  $      25,419  $      (7,942) $      (9,555) $      15,955
                                       -------------  -------------  -------------  -------------  -------------
                                       -------------  -------------  -------------  -------------  -------------
Earnings (loss) per common share.....  $        0.18  $        0.75  $       (0.26) $       (0.27) $        0.45
                                       -------------  -------------  -------------  -------------  -------------
                                       -------------  -------------  -------------  -------------  -------------
Weighted average common shares
  outstanding........................     35,316,077     33,917,646     30,112,851     35,310,457     35,314,107
                                       -------------  -------------  -------------  -------------  -------------
                                       -------------  -------------  -------------  -------------  -------------

 The accompanying notes are an integral part of these consolidated statements.

                             STATION CASINOS, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                             DEFERRED       RETAINED
                                                               ADDITIONAL  COMPENSATION-    EARNINGS       TOTAL
                                      PREFERRED     COMMON      PAID-IN     RESTRICTED    (ACCUMULATED  STOCKHOLDERS'
                                        STOCK        STOCK      CAPITAL        STOCK        DEFICIT)       EQUITY
                                      ----------  -----------  ----------  -------------  ------------  ------------
                                                                  (AMOUNTS IN THOUSANDS)
Balances, March 31, 1994............  $   --       $     300   $   90,663       --         $    4,828    $   95,791

Restricted stock grant (Note 9).....      --               1        2,929       (2,930)        --            --

Amortization of deferred
  compensation......................      --          --           --               37         --                37

Net loss............................      --          --           --           --             (7,942)       (7,942)
                                      ----------       -----   ----------  -------------  ------------  ------------

Balances, March 31, 1995............      --             301       93,592       (2,893)        (3,114)       87,886

Issuance of common stock (Note 7)...      --              52       77,309       --             --            77,361

Issuance of preferred stock (Note
  7)................................      90,000      --           (3,278)      --             --            86,722

Amortization of deferred
  compensation......................      --          --           --            1,082         --             1,082

Preferred stock dividends...........      --          --           --           --                (53)          (53)

Net income..........................      --          --           --           --             25,472        25,472
                                      ----------       -----   ----------  -------------  ------------  ------------

Balances March 31, 1996.............      90,000         353      167,623       (1,811)        22,305       278,470

Issuance of preferred stock (Note
  7)................................      13,500      --             (405)      --             --            13,095

Exercise of stock options...........      --          --              179       --             --               179

Amortization of deferred
  compensation......................      --          --           --              586         --               586

Preferred stock dividends...........      --          --           --           --             (7,245)       (7,245)

Net income..........................      --          --           --           --             13,763        13,763
                                      ----------       -----   ----------  -------------  ------------  ------------

Balances March 31, 1997.............     103,500         353      167,397       (1,225)        28,823       298,848

Amortization of deferred
  compensation (unaudited)..........      --          --           --              208         --               208

Cancellation of restricted stock
  options (unaudited)...............      --          --             (243)         243         --            --

Preferred stock dividends
  (unaudited).......................      --          --           --           --             (3,622)       (3,622)

Net loss (unaudited)................      --          --           --           --             (5,933)       (5,933)
                                      ----------       -----   ----------  -------------  ------------  ------------

Balances September 30, 1997
  (unaudited).......................  $  103,500   $     353   $  167,154    $    (774)    $   19,268    $  289,501
                                      ----------       -----   ----------  -------------  ------------  ------------
                                      ----------       -----   ----------  -------------  ------------  ------------

 The accompanying notes are an integral part of these consolidated statements.

                             STATION CASINOS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                               SIX MONTHS ENDED
                                                             FOR THE YEARS ENDED MARCH 31,      SEPTEMBER 30,
                                                            -------------------------------  --------------------
                                                              1997       1996       1995       1997       1996
                                                            ---------  ---------  ---------  ---------  ---------
                                                                                                 (UNAUDITED)
                                                                           (AMOUNTS IN THOUSANDS)
Cash flows from operating activities:
Net income(loss)..........................................  $  13,763  $  25,472  $  (7,942) $  (5,933) $  19,577
                                                            ---------  ---------  ---------  ---------  ---------
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Depreciation and amortization...........................     44,589     35,039     22,220     33,169     20,092
  Amortization of debt discount and issuance costs........      5,279      3,141      1,211      3,282      2,439
  Preopening expenses.....................................     31,820      2,436     19,378     10,866     --
  (Decrease) increase in deferred income taxes............     (3,752)     8,995     (5,449)     7,290      4,621
  Changes in assets and liabilities:
    Increase in accounts and notes receivable, net........     (1,151)      (522)      (955)    (4,635)    (1,392)
    Increase in inventories and prepaid expenses and
      other...............................................     (3,751)    (2,428)    (3,152)    (5,161)    (3,377)
    (Decrease) increase in accounts payable...............     10,015     (2,710)    10,547     (4,723)     6,481
    Increase in accrued expenses and other current
      liabilities.........................................     13,723      4,822     12,041     13,896      3,006
  Other, net..............................................      1,268      3,708        595      6,593        730
                                                            ---------  ---------  ---------  ---------  ---------
      Total adjustments...................................     98,040     52,481     56,436     60,577     32,600
                                                            ---------  ---------  ---------  ---------  ---------
      Net cash provided by operating activities...........    111,803     77,953     48,494     54,644     52,177
                                                            ---------  ---------  ---------  ---------  ---------
Cash flows from investing activities:
  Capital expenditures....................................   (505,735)  (279,340)  (141,165)  (100,029)  (218,436)
  Proceeds from sale of land, property and equipment......      8,900      6,578     12,483      2,399     --
  Land held for development...............................        (36)    (5,018)    (5,507)       (95)    --
  Other long-term assets..................................    (15,772)    (1,638)    (2,489)    --         --
  Refund on land held for development.....................     --         --          9,500     --         --
  Increase (decrease) in construction contracts payable...     66,956     21,460    (10,337)   (74,904)    27,193
  Preopening expenses.....................................    (31,820)    (2,436)   (19,378)    (8,550)    --
  Other, net..............................................     (1,501)    (6,541)      (692)    (1,779)    (4,610)
                                                            ---------  ---------  ---------  ---------  ---------
      Net cash used in investing activities...............   (479,008)  (266,935)  (157,585)  (182,958)  (195,853)
                                                            ---------  ---------  ---------  ---------  ---------
Cash flows from financing activities:
  Borrowings (payments) under bank facility, net..........    277,000    (65,000)    37,000    (63,000)    73,000
  Borrowings under Sunset loan agreement..................     46,000     --         --         57,000     --
  Proceeds from notes payable.............................      2,250     42,438     13,757     15,730     --
  Principal payments on notes payable.....................    (30,444)   (34,958)    (8,195)   (19,631)   (19,482)
  Proceeds from the issuance of common stock..............     --         78,246     --         --         --
  Proceeds from the issuance of senior subordinated
    notes.................................................     --        191,292     72,091    144,287     --
  Proceeds from the issuance of preferred stock...........     13,095     87,300     --         --         13,095
  Distributions paid to stockholders......................     --         --         (4,014)    --         --
  Dividends paid on preferred stock.......................     (6,985)    --         --         (3,622)    (3,362)
  Debt issuance costs and other, net......................     (6,057)   (12,429)      (746)    (1,049)    (3,819)
                                                            ---------  ---------  ---------  ---------  ---------
      Net cash provided by financing activities...........    294,859    286,889    109,893    129,715     59,432
                                                            ---------  ---------  ---------  ---------  ---------
Cash and cash equivalents:
  (Decrease) increase in cash and cash equivalents........    (72,346)    97,907        802      1,401    (84,244)
  Balance, beginning of year..............................    114,868     16,961     16,159     42,522    114,868
                                                            ---------  ---------  ---------  ---------  ---------
  Balance, end of year....................................  $  42,522  $ 114,868  $  16,961  $  43,923  $  30,624
                                                            ---------  ---------  ---------  ---------  ---------
                                                            ---------  ---------  ---------  ---------  ---------
Supplemental cash flow disclosures:
  Cash paid for interest, net of amounts capitalized......  $  28,577  $  27,817  $  17,021  $  24,510  $  13,832
  Cash paid for income taxes, net.........................  $   9,250  $   8,668  $   1,303  $  --      $   4,450
  Property and equipment purchases financed by debt.......  $     361  $  28,405  $  22,719  $   3,532  $     361
  Assets sold for note receivable.........................  $   1,550  $  --      $  --      $  --      $  --

 The accompanying notes are an integral part of these consolidated statements.

                             STATION CASINOS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

    BASIS OF PRESENTATION AND ORGANIZATION

    Station Casinos, Inc. (the "Company"), a Nevada Corporation, is an established multi-jurisdictional gaming enterprise that currently owns and operates four hotel/casino properties in Las Vegas, Nevada, a gaming and entertainment complex in St. Charles, Missouri and a gaming and entertainment complex in Kansas City, Missouri. The Company also owns and provides slot route management services in Southern Nevada and Louisiana.

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Palace Station Hotel & Casino, Inc. ("Palace Station"), Boulder Station, Inc. ("Boulder Station"), Texas Station, Inc. ("Texas Station"), Sunset Station, Inc. ("Sunset Station"), St. Charles Riverfront Station, Inc. ("Station Casino St. Charles"), Kansas City Station Corporation ("Station Casino Kansas City"), and Southwest Gaming Services, Inc. ("SGSI"). The Company owns a 50% interest in Town Center Amusements, Inc. d.b.a. Barley's Casino & Brewing Company. The Company accounts for this investment using the equity method of accounting. All significant intercompany balances and transactions have been eliminated.

    INTERIM PERIODS

    The Consolidated Financial Statements for the six months ended September 30, 1997 and 1996 and related amounts in the Notes to the Consolidated Financial Statements are unaudited, but in the opinion of management reflect all normal and recurring adjustments necessary for a fair presentation of the results of those periods.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include investments purchased with an original maturity of 90 days or less.

    INVENTORIES

    Inventories are stated at the lower of cost or market; cost being determined on a first-in, first-out basis.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets or the terms of the capitalized lease, whichever is less. Costs of major improvements are capitalized, while costs of normal repairs and maintenance are charged to expense as incurred.

                             STATION CASINOS, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION (CONTINUED)
    CAPITALIZATION OF INTEREST

    The Company capitalizes interest costs associated with debt incurred in connection with major construction projects. Interest capitalization ceases once the project is complete. When no debt is specifically identified as being incurred in connection with such construction projects, the Company capitalizes interest on amounts expended on the project at the Company's average cost of borrowed money. Interest capitalized for the fiscal years ended March 31, 1997, 1996 and 1995 and the six months ended September 30, 1997 and 1996 was approximately $21.1 million, $6.1 million, $6.0 million, $9.1 million and $9.0 million, respectively.

    DEBT ISSUANCE COSTS

    Debt issuance costs incurred in connection with the issuance of long-term debt are capitalized and amortized to interest expense over the terms of the related debt agreements.

    DEVELOPMENT ACTIVITIES

    The Company expenses all internal salaries and related expenses with respect to development activities. Other development costs, including legal, lobbying, and consulting are expensed, until such time as the jurisdiction has approved gaming and the Company has a specific site identified. Costs incurred subsequent to these criteria being met are capitalized. At March 31, 1997 and 1996 and September 30, 1997, the Company had capitalized costs of $0.7 million, $1.3 million and $0 million, respectively, related to various development projects. These costs are included in other assets, net in the accompanying consolidated balance sheets.

    PREOPENING EXPENSES

    Prior to the opening of a facility, all operating expenses, including incremental salaries and wages, related thereto are capitalized as preopening expenses. At March 31, 1997, $2.4 million of preopening expenses related to a new hotel/casino under construction known as Sunset Station had been capitalized and are included in other assets, net in the accompanying consolidated balance sheets. The Company expenses preopening expenses upon the opening of the related facility. During the fiscal year ended March 31, 1995, the Company incurred preopening expenses of $7.5 million and $11.9 million related to Boulder Station and Station Casino St. Charles, respectively. During the fiscal year ended March 31, 1996, the Company incurred preopening expenses of $2.4 million related to new projects for Texas Station and Barley's Casino & Brewing Company and expansion projects at Boulder Station and Station Casino St. Charles. During the fiscal year ended March 31, 1997, the Company incurred preopening expenses of $31.8 million substantially related to the opening of Station Casino Kansas City. During the six months ended September 30, 1997, the Company incurred preopening expenses of $10.9 million substantially related to the opening of Sunset Station.

    REVENUES AND PROMOTIONAL ALLOWANCES

    In accordance with industry practice, the Company recognizes as casino revenues the net win from gaming activities, which is the difference between gaming wins and losses. All other revenues are recognized as the service is provided. Revenues include the retail value of accommodations and food and beverage provided on a complimentary basis to customers. The estimated departmental costs of providing

                             STATION CASINOS, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION (CONTINUED) such promotional allowances are included in casino costs and expenses and consist of the following (amounts in thousands):

                                                                           FOR THE SIX MONTHS
                                               FOR THE YEARS ENDED               ENDED
                                                    MARCH 31,                SEPTEMBER 30,
                                         -------------------------------  --------------------
                                           1997       1996       1995       1997       1996
                                         ---------  ---------  ---------  ---------  ---------

                                                                              (UNAUDITED)
Food and beverage......................  $  27,418  $  23,483  $  14,276  $  18,387  $  13,964
Room...................................      1,439      1,203        874      1,073        561
Other..................................      1,263        653        313      1,483        649
                                         ---------  ---------  ---------  ---------  ---------
    Total..............................  $  30,120  $  25,339  $  15,463  $  20,943  $  15,174
                                         ---------  ---------  ---------  ---------  ---------
                                         ---------  ---------  ---------  ---------  ---------

    EARNINGS (LOSS) PER COMMON SHARE

    Earnings (loss) per common share is computed by dividing net income (loss) applicable to common stock by the weighted average common shares outstanding during the period. Earnings per share assuming full dilution is not presented because the exercise of stock options and the conversion of the convertible preferred stock does not have a dilutive effect on the per share amounts.

    The Financial Accounting Standards Board has issued Statement on Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share," which is effective for fiscal years ending after December 15, 1997. This statement replaces primary earnings per share ("EPS") with basic EPS. No dilution for potentially dilutive securities is included in basic EPS. This statement also requires, when applying the treasury stock method for diluted EPS to compute dilution for options and warrants, to use average share price for the period, rather than the more dilutive greater of the average share price or end-of-period share price. The Company will adopt SFAS No. 128 in the fiscal year ending March 31, 1998. Management believes the adoption of SFAS No. 128 will have no impact on the Company's previously reported earnings per share.

2. ACCOUNTS AND NOTES RECEIVABLE

    Components of accounts and notes receivable are as follows (amounts in thousands):

                                                                MARCH 31,
                                                           --------------------
                                                             1997       1996
                                                           ---------  ---------  SEPTEMBER 30,
                                                                                     1997
                                                                                 -------------
                                                                                  (UNAUDITED)
Casino...................................................  $   3,698  $   2,569    $   5,697
Hotel....................................................      1,331      1,144        1,575
Other....................................................      3,876      2,082        7,175
                                                           ---------  ---------  -------------
                                                               8,905      5,795       14,447
Allowance for doubtful accounts..........................     (1,053)      (644)      (1,960)
                                                           ---------  ---------  -------------
    Accounts and notes receivable, net...................  $   7,852  $   5,151    $  12,487
                                                           ---------  ---------  -------------
                                                           ---------  ---------  -------------

                             STATION CASINOS, INC.

3. PROPERTY AND EQUIPMENT

    Property and equipment consists of the following (amounts in thousands):

                                      ESTIMATED LIFE    MARCH 31,     MARCH 31,   SEPTEMBER 30,
                                          (YEARS)          1997         1996          1997
                                      ---------------  ------------  -----------  -------------
                                                                                   (UNAUDITED)
Land................................        --         $     27,718  $    16,962   $    35,800
Land leases acquired................         48-52            4,395        4,395         4,427
Buildings and leasehold
  improvements......................         31-45          554,294      285,558       721,167
Boats and barges....................         20-45          123,774       81,463       123,774
Furniture, fixtures and equipment...           3-7          192,546      163,580       208,762
Construction in progress............        --              273,188      165,513       181,380
                                                       ------------  -----------  -------------
                                                          1,175,915      717,471     1,275,310
Accumulated depreciation and
  amortization......................                       (106,863)    (101,260)     (136,485)
                                                       ------------  -----------  -------------
Property and equipment, net.........                   $  1,069,052  $   616,211   $ 1,138,825
                                                       ------------  -----------  -------------
                                                       ------------  -----------  -------------

    At March 31, 1997 and 1996 and September 30, 1997, substantially all property and equipment of the Company is pledged as collateral for long-term debt.

4. LAND HELD FOR DEVELOPMENT

    The Company has acquired several parcels of land in various jurisdictions as part of the Company's development activities. The Company's decision whether to proceed with any new gaming opportunity is dependent upon future economic and regulatory factors, the availability of financing and competitive and strategic considerations. As many of these considerations are beyond the Company's control, no assurances can be made that the Company will be able to obtain appropriate licensing or be able to secure additional, acceptable financing in order to proceed with any particular project. At March 31, 1997 and 1996 and September 30, 1997, $22.6 million, $22.7 million and $22.6 million, respectively, of land had been acquired for potential gaming projects in jurisdictions where gaming has been approved. In addition, at March 31, 1997 and 1996 and September 30, 1997, $3.7 million, $6.2 million and $3.7 million, respectively, of land had been acquired in certain jurisdictions where gaming has not yet been approved. No assurances can be made that these jurisdictions will approve gaming in the future.

    The Company has entered into various purchase agreements whereby the Company has the option to acquire or lease land for development of potential new gaming projects totaling $31.3 million and $34.2 million at March 31, 1997 and 1996, respectively. In consideration for these options, the Company has paid or placed in escrow $6.0 million and $2.4 million at March 31, 1997 and 1996, respectively. Should the Company not exercise its option to acquire or lease the land, it would forfeit all amounts paid or placed in escrow as of March 31, 1997. In June 1997, $5 million of expired option payments were expensed. Such amounts are included in other income/expense in the accompanying consolidated statements of operations. As of March 31, 1997 and 1996 these option payments are included in other assets, net in the accompanying consolidated balance sheets.

                             STATION CASINOS, INC.

5. LONG-TERM DEBT

    Long-term debt consists of the following (amounts in thousands):

                                                                            MARCH 31,   MARCH 31,   SEPTEMBER 30,
                                                                               1997        1996         1997
                                                                            ----------  ----------  -------------
                                                                                                     (UNAUDITED)
STATION CASINOS, INC. (EXCLUDING SUNSET STATION):
Reducing revolving credit facility, secured by substantially all of the assets of Palace Station, Boulder Station, Texas Station, Station Casino
  St. Charles and Station Casino Kansas City, $368 million limit at March
  31, 1997, reducing quarterly by varying amounts until September 2000 when the remaining principal balance is due, interest at a margin above the bank's prime rate or the Eurodollar Rate (7.89% at March 31,
  1997)...................................................................  $  277,000  $   --       $   214,000
9 5/8% senior subordinated notes, payable interest only semi-annually, principal due June 1, 2003, net of unamortized discount of $6.8 million
  at March 31, 1997.......................................................     186,248     185,531       186,638
9 3/4% senior subordinated notes, payable interest only semi-annually, principal due April 15, 2007, net of unamortized discount of $5.5
  million at September 30, 1997...........................................      --          --           144,452
10 1/8% senior subordinated notes, payable interest only semi-annually, principal due March 15, 2006, net of unamortized discount of $1.2
  million at March 31, 1997...............................................     196,818     196,737       196,862
Notes payable to banks and others, collateralized by slot machines and related equipment, monthly installments including interest ranging from
  7.47% to 7.94%..........................................................      15,952      24,726        32,717
Capital lease obligations, collateralized by furniture and equipment......       7,703      12,171         5,096
Other long-term debt......................................................      31,242      45,833        17,229
                                                                            ----------  ----------  -------------
    Sub-total.............................................................     714,963     464,998       796,994
SUNSET STATION, INC.:
$110 million Sunset Station first mortgage construction/term loan agreement, secured by substantially all of the assets of Sunset Station, interest at a margin of 375 basis points above the Eurodollar Rate
  (9.37% at March 31, 1997), due September 2000...........................      46,000      --           103,000
                                                                            ----------  ----------  -------------
    Total long-term debt..................................................     760,963     464,998       899,994
Current portion of long-term debt.........................................     (18,807)    (23,256)      (14,302)
                                                                            ----------  ----------  -------------
    Total long-term debt, less current portion............................  $  742,156  $  441,742   $   885,692
                                                                            ----------  ----------  -------------
                                                                            ----------  ----------  -------------

    In June 1993, the Company completed an offering at par of $110 million in 9 5/8% senior subordinated notes due in June 2003. In May 1994, the Company completed an offering of $83 million in senior subordinated notes that rank PARI PASSU with the existing $110 million senior subordinated notes, and have identical maturities and covenants as the original issue. The $83 million senior subordinated notes have a coupon rate of 9 5/8% and were priced to yield 11.5% to maturity. The discount on the $83 million senior

                             STATION CASINOS, INC.

5. LONG-TERM DEBT (CONTINUED)
subordinated notes has been recorded as a reduction to long-term debt in the accompanying consolidated balance sheets.

    In March 1996, the Company completed an offering of $198 million of senior subordinated notes due in March 2006, that rank PARI PASSU with the existing $193 million of senior subordinated notes. The $198 million senior subordinated notes have a coupon rate of 10 1/8% and were priced to yield 10.24% to maturity. The discount on the $198 million senior subordinated notes has been recorded as a reduction to long-term debt in the accompanying consolidated balance sheets.

    In April 1997, the Company completed an offering of $150 million of senior subordinated notes due in April 2007, that rank PARI PASSU with the Company's existing senior subordinated notes. The $150 million senior subordinated notes have a coupon rate of 9 3/4% and were priced to yield 10.37% to maturity. The discount on the $150 million senior subordinated notes is recorded as a reduction to long-term debt. Proceeds from the offering were used to pay down amounts outstanding under the reducing revolving credit facility.

    The indentures governing the Company's senior subordinated notes ("the Indentures") contain certain customary financial and other covenants, which among other things, govern the Company and certain of its subsidiaries ability to incur indebtedness (except, as specifically allowed) unless after giving effect thereto, a 2.0 to 1.0 pro forma Consolidated Coverage Ratio (as defined in the Indentures) has been met. As of March 31, 1997 and September 30, 1997, the Company's Consolidated Coverage Ratio was 2.66 to 1.00 and 2.17 to 1.00, respectively.

    On July 5, 1995, the Company obtained a $275 million reducing revolving credit facility. On March 25, 1996, the Company amended and restated this bank facility, providing for borrowings up to an aggregate principal amount of $400 million. On March 21, 1997 and June 27, 1997, the Company obtained certain amendments to the reducing revolving bank credit facility in order to enhance its borrowing capacity (the "Bank Facility"). The Bank Facility is secured by substantially all the assets of Palace Station, Boulder Station, Texas Station, Station Casino St. Charles and Station Casino Kansas City (collectively, the "Borrowers"). The Company and SGSI guarantee the borrowings under the Bank Facility (collectively, the "Guarantors"). The Bank Facility matures on September 30, 2000 and reduces quarterly by varying amounts (including $8 million for the fiscal quarter ending on June 30, 1997 and $10 million for each quarter ending September 30, 1997, December 31, 1997 and March 31, 1998). Borrowings under the Bank Facility bear interest at a margin above the bank's prime rate or LIBOR, as selected by the Company. The margin above such rates, and the fee on the unfunded portions of the Bank Facility, will vary quarterly based on the combined Borrower's and the Company's consolidated ratio of funded debt to earnings before interest, taxes, depreciation and amortization ("EBITDA").

    The Bank Facility contains certain financial and other covenants. These include a maximum funded debt to EBITDA ratio for the Borrowers combined of 3.00 to 1.00 for each fiscal quarter through June 30, 1997, 2.75 to 1.00 for each fiscal quarter through June 30, 1998, and 2.50 to 1.00 for each fiscal quarter thereafter, a minimum fixed charge coverage ratio for the preceding four quarters for the Borrowers combined of 1.35 to 1.00 for periods March 31, 1996 through June 30, 1998, and 1.50 to 1.00 for periods thereafter, a limitation on indebtedness, and limitations on capital expenditures. As of March 31, 1997 and September 30, 1997, the Borrowers funded debt to EBITDA ratio was 1.97 to 1.00 and 1.95 to 1.00, respectively, and the fixed charge coverage ratio for the proceeding four quarters ended March 31, 1997 and September 30, 1997 was 2.54 to
1.00 and 1.57 to 1.00, respectively. A tranche of the Bank Facility

                             STATION CASINOS, INC.

5. LONG-TERM DEBT (CONTINUED)
contains a minimum tangible net worth requirement for Palace Station (as defined) and certain restrictions on distributions of cash from Palace Station to the Company. As of March 31, 1997 and September 30, 1997, Palace Station's tangible net worth exceeded the requirement by approximately $7 million and $7.7 million, respectively. These covenants limit Palace Station's ability to make payments to the Company, a significant source of anticipated cash for the Company.

    In addition, the Bank Facility has financial covenants relating to the Company. These include prohibitions on dividends on or redemptions of the Company's common stock, restrictions on repayment of any subordinated debt, limitations on indebtedness beyond existing indebtedness, the Company's senior subordinated notes and up to $25 million of purchase money indebtedness, minimum consolidated net worth requirements for the Company of $165 million plus post October 1, 1995 preopening expenses, 95% of post October 1, 1995 net income (not reduced by net losses) and 100% of net equity offering proceeds, and limitations on capital expenditures. As of March 31, 1997 and September 30, 1997, the Company's consolidated net worth exceeded the requirement by approximately $20 million and $18 million, respectively. The Bank Facility also includes a maximum funded debt to EBITDA (adjusted for preopening expenses) ratio including annualized EBITDA (adjusted for preopening expenses) for any new venture, as defined, open less than a year for the Company on a consolidated basis of 5.00 to 1.00 for the fiscal quarter ended March 31, 1997, 5.25 to 1.00 for each fiscal quarter through December 31, 1997, 5.00 to 1.00 for each fiscal quarter through June 30, 1998, 4.75 to 1.00 for the fiscal quarter ending September 30, 1998, 4.50 to 1.00 for the fiscal quarter ending December 31, 1998, 4.25 to 1.00 for each fiscal quarter through June 30, 1999, 4.00 to 1.00 for the fiscal quarter ending September 30, 1999 and 3.75 to 1.00 thereafter. As previously discussed, in June 1997, the Company obtained an amendment to the Bank Facility. This amendment modified the covenant restricting the maximum consolidated funded debt to EBITDA ratio as follows: 5.75 to 1.00 for the fiscal quarter ended June 30, 1997, 5.85 to 1.00 for the fiscal quarter ended September 30, 1997, 5.75 to
1.00 for the fiscal quarters ending December 31, 1997 and March 31, 1998, 5.00 to 1.00 for the fiscal quarter ending June 30, 1998, 4.75 to 1.00 for the fiscal quarter ending September 30, 1998, 4.50 to 1.00 for the fiscal quarter ending December 31, 1998, 4.25 to 1.00 for each fiscal quarter through June 30, 1999,
4.00 to 1.00 for the fiscal quarter ending September 30, 1999 and 3.75 to 1.00 thereafter. In addition, in July 1997, the Company reduced the total amount available under the Bank Facility by $30 million. As a result, no additional reductions are required until June 30, 1998, at which time the Bank Facility will reduce by $22.4 million each fiscal quarter through March 31, 2000. As of March 31, 1997 and September 30, 1997, the Company's funded debt to EBITDA ratio was 4.54 to 1.00. and 5.74 to 1.00, respectively. Such consolidated calculations for the Company do not include Sunset Station (see below). In addition, the Bank Facility prohibits the Company from holding cash and cash equivalents in excess of the sum of the amounts necessary to make the next scheduled interest or dividend payments on the Company's senior subordinated notes and the Convertible Preferred Stock (see Note 7), the amounts necessary to fund casino bankroll in the ordinary course of business, and $2,000,000. The Guarantors waive certain defenses and rights including rights of subrogation and reimbursement. The Bank Facility contains customary events of default and remedies and is cross-defaulted to the Company's senior subordinated notes and the Change of Control Triggering Event as defined in the Indentures.

    On September 25, 1996, Sunset Station, a wholly-owned subsidiary of the Company, entered into a Construction/Term Loan Agreement (the "Sunset Loan Agreement") with Bank of America National Trust and Savings Association, Bank of Scotland, Societe Generale and each of the other lenders party to such agreement, pursuant to which Sunset Station received a commitment for $110 million to finance the remaining development and construction costs of Sunset Station. The Company also entered into an

                             STATION CASINOS, INC.

5. LONG-TERM DEBT (CONTINUED)

operating lease for certain furniture, fixtures and equipment with a cost of $40 million to be subleased to Sunset Station as part of the Sunset Station Project (See Note 6).

    The Sunset Loan Agreement includes a first mortgage term note in the amount of $110 million (the "Sunset Note") which is non-recourse to the Company, except as to certain construction matters pursuant to a completion guarantee dated as of September 25, 1996, executed by the Company on behalf of Sunset Station and except that the Company has pledged all of the stock of Sunset Station as security for the Sunset Loan Agreement. The Sunset Note is to reduce $1.8 million for each fiscal quarter ending March 1998 through December 1998, $2.3 million for each fiscal quarter ending March 1999 through December 1999, and $2.0 million for the fiscal quarters ending March 2000 and June 2000 and matures in September 2000. In addition, the Sunset Note is subject to prepayment subsequent to July 1998 by an amount equal to a specified percentage of Excess Cash Flow, as defined. The Sunset Note carries an interest rate of 375 basis points above the Eurodollar Rate (as defined in the Sunset Loan Agreement). The Sunset Note is secured by substantially all of the assets of Sunset Station, including a deed of trust with respect to the real property on which Sunset Station is being constructed, a portion of which is subject to a lease from the Company to Sunset Station, and the remainder of which property is owned by Sunset Station and a security agreement as to all tangible and intangible personal property including Sunset Station's rights under an operating lease for certain furniture, fixtures and equipment to be used by Sunset Station.

    The Sunset Loan Agreement contains certain customary financial and other covenants (related exclusively to Sunset Station) including a minimum fixed charge coverage ratio as of the last day of any quarter after the opening of Sunset Station of not less than 1.10 to 1.00, a maximum senior funded debt to EBITDA (adjusted for certain cash contributions or advances by the Company) ratio after opening of 4.50 to 1.00 for the first full quarter, reducing by 0.25 on certain quarters thereafter to 3.25 to 1.00 for the tenth quarter and each quarter thereafter, and a minimum net worth as of any quarter end after opening of not less than $52 million plus 80% of net income (not reduced by net losses) for each quarter after opening, plus 100% of certain additional equity contributions by the Company and Supplemental Loans, as defined. As of September 30, 1997, Sunset Station's fixed charge coverage ratio was 4.55 to 1.00 and the funded debt to EBITDA ratio was 3.50 to 1.00. As of September 30, 1997, Sunset Station's net worth exceeded the minimum requirement by approximately $8 million. In addition, the agreement places restrictions on indebtedness and guarantees, dividends, stock redemptions, mergers, acquisitions, sale of assets or sale of stock in subsidiaries and limitations on capital expenditures.

    In addition, the Company has provided a funding commitment to Sunset Station of up to an additional $25 million pursuant to a supplemental loan agreement (the "Supplemental Loan Agreement"). The Sunset Loan Agreement requires Sunset Station to draw amounts under the Supplemental Loan Agreement in the event of the failure of certain financial covenants under the Sunset Loan Agreement. Loans under this funding commitment may be drawn down beginning on the last day of the first full calendar quarter ending after Sunset Station opens for business in the amount of up to $10 million during the first year after such date, up to $10 million during the second year after such date and up to $5 million during the third year after such date. The Supplemental Loan Agreement also provides for an additional, separate funding commitment up to $40 million in connection with a purchase option for certain furniture, fixtures and equipment under the Sunset Operating Lease. Sunset Station will pay interest at a rate per annum equal to the three-month Eurodollar Rate, the interest being payable solely in the form of commensurate additions to the principal of the Supplemental Loans. The Supplemental Loan Agreement expires in

                             STATION CASINOS, INC.

5. LONG-TERM DEBT (CONTINUED)
September 2001. The funding commitments under the Supplemental Loan Agreement are subject to limitations imposed by the indentures governing the Company's existing senior subordinated notes and the Bank Facility.

    In order to manage the interest rate risk associated with the Sunset Note, Sunset Station entered into an interest rate swap agreement with Bank of America National Trust and Savings Association. This agreement swaps the variable rate interest pursuant to the Sunset Note to a fixed rate of 9.58% on $35 million notional amount as of January 1997 increasing to $60 million at March 1997, $90 million at June 1997, $100 million at September 1997 and then decreasing to $95 million at June 1998. The agreement expires in December 1998. The difference paid or received pursuant to the swap agreement is accrued as interest rates change and recognized as an adjustment to interest expense on the Sunset Note. Sunset Station is exposed to credit risk in the event of non-performance by the counterparty to the agreement. The Company believes the risk of non-performance by the counterparty is minimal. As of March 31, 1997, the market value of this interest rate swap was $1.0 million.

    The estimated fair value of the Company's long-term debt at March 31, 1997 was approximately $755.6 million, compared to its book value of approximately $761.0 million. The estimated fair value amounts were based on quoted market prices on or about March 31, 1997 for the Company's debt securities that are publicly traded. For debt securities that are not publicly traded, fair value was estimated based on the quoted market prices for similar issues or the current rates offered to the Company for debt having the same remaining maturities.

    Scheduled maturities of long-term debt are as follows (amounts in thousands):

                                                                                    MARCH 31,
                                                                                    ----------
1998..............................................................................  $   18,807
1999..............................................................................      12,948
2000..............................................................................      11,141
2001..............................................................................     333,373
2002..............................................................................       1,288
Thereafter........................................................................     383,406
                                                                                    ----------
    Total.........................................................................  $  760,963
                                                                                    ----------
                                                                                    ----------

6. COMMITMENTS AND CONTINGENCIES

    STATION CASINO ST. CHARLES

    In September 1994, Station Casino St. Charles entered into an agreement for property acquisitions with the City of St. Charles, Missouri which allows for the acquisition by the Company of property within a designated 107-acre Redevelopment Project Area, a portion of which is adjacent to Station Casino St. Charles. This land is being acquired for the construction of a mixed use development which may include retail space, a hotel, office space, convention space or restaurants. The Company has a right to terminate the agreement if all related acquisition costs exceed $13.7 million. As of March 31, 1997, the Company has incurred $3.4 million of acquisition costs included in property and equipment, net in the accompanying consolidated balance sheets.

                             STATION CASINOS, INC.

6. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    BOULDER STATION LEASE

    The Company entered into a ground lease for 27 acres of land on which Boulder Station is located. The Company leases this land from a trust pursuant to a long-term ground lease. The trustee of this trust is Bank of America NT&SA, the beneficiary of which is KB Enterprises, an affiliated company owned by Frank
J. Fertitta, Jr. and Victoria K. Fertitta (the "Related Lessor"), the parents of Frank J. Fertitta III, Chairman of the Board and Chief Executive Officer of the Company. The lease has a term of 65 years with monthly payments of $125,000 through June 1998. In June 1998, and every ten years thereafter, the rent will be adjusted to the product of the fair market value of the land and the greater of (i) the then prevailing annual rate of return for comparably situated property or (ii) 8% per year. The rent will be further adjusted in June 2003, and every ten years thereafter by a cost of living factor. In no event will the rent for any period be less than the immediately prior period. Pursuant to the ground lease, the Company has an option, exercisable at five-year intervals beginning in June 1998, to purchase the land at fair market value. The Company's leasehold interest in the property is subject to a lien to secure borrowings under the Bank Facility.

    TEXAS STATION LEASE

    The Company entered into a ground lease for 47 acres of land on which Texas Station is located. The Company leases this land from a trust pursuant to a long-term ground lease. The trustee of this trust is Bank of America NT&SA, the beneficiary of which is Texas Gambling Hall & Hotel, Inc. an affiliate company of the Related Lessor. The lease has a term of 65 years with monthly rental payments of $150,000 through July 2000. In July 2000, and every ten years thereafter, the rent will be adjusted to the product of the fair market value of the land and the greater of (i) the then prevailing annual rate of return being realized for owners of comparable land in Clark County or (ii) 8% per year. The rent will be further adjusted by a cost of living factor after the first ten years and every ten years thereafter. In no event will the rent for any period be less than the immediately prior period. Pursuant to the ground lease, the Company will have an option, exercisable at five-year intervals beginning in May 2000, to purchase the land at fair market value. The Company's leasehold interest in the property is subject to a lien to secure borrowings under the Bank Facility.

    SUNSET STATION LEASE

    In June 1994, the Company entered into a lease agreement for approximately
47.5 acres of land in the Southeast area of Las Vegas on which Sunset Station is being developed. The lease has a term of 65 years with monthly rental payments of $120,000, adjusted on each subsequent five-year anniversary by a cost of living factor. On the seventh anniversary of the lease, the Company has an option to purchase this land for $23.8 million. Additionally, on the seventh anniversary of the lease, the lessor has an option to sell this land to the Company for $21.8 million.

    STATION CASINO KANSAS CITY LEASE

    The Company has entered into a joint venture which owns the land on which Station Casino Kansas City is located. At March 31, 1997 and September 30, 1997, $3.5 million related to this investment is included in other assets, net in the accompanying consolidated balance sheets.

                             STATION CASINOS, INC.

6. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    In April 1994, Station Casino Kansas City entered into an agreement with the joint venture to lease this land. The agreement requires monthly payments of $85,000 through March 31, 1997 and $90,000 through the remainder of the lease term. The lease expires March 31, 2006, with an option to extend the lease for up to eight renewal periods of ten years each, plus one additional seven year period. Commencing April 1, 1998 and every anniversary thereafter, the rent shall be adjusted by a cost of living factor. In connection with the joint venture agreement, the Company received an option providing for the right to acquire the joint venture partner's interest in this joint venture. The Company has the option to acquire this interest at any time after April 1, 2002 through April 1, 2011 for $11.7 million, however, commencing April 1, 1998 the purchase price will be adjusted by a cost of living factor of not more than 5% or less than 2% per annum. At March 31, 1997 and September 30, 1997, $2.6 million paid by the Company in consideration for this option is included in other assets, net in the accompanying consolidated balance sheets.

    SOUTHERN FLORIDA

    In October 1994, the Company entered into an agreement to form a limited partnership with the existing operator of a pari-mutuel facility in Southern Florida. In the event casino gaming is approved by the voters of Florida by October 2000 and in the event the site is licensed by the state, the Company will be obligated to make capital contributions to the partnership totaling $35 million, reduced by credits for amounts previously contributed to any Florida gaming referendum campaign.

    OPERATING LEASES

    The Company leases several parcels of land and equipment used in operations at Palace Station, Boulder Station, Texas Station, Station Casino St. Charles and Station Casino Kansas City and for land on which Sunset Station is being developed. Leases on various parcels ranging from 13 acres to 171 acres have terms expiring between March 2006 and July 2060. Future minimum lease payments required under these operating leases and other noncancelable operating leases are as follows for the years ending (amounts in thousands):

FUTURE MINIMUM LEASE PAYMENTS                                                       MARCH 31,
----------------------------------------------------------------------------------  ----------
1998..............................................................................  $    6,423
1999..............................................................................       6,296
2000..............................................................................       5,932
2001..............................................................................       5,932
2002..............................................................................       5,932
Thereafter........................................................................     280,479
                                                                                    ----------
    Total.........................................................................  $  310,994
                                                                                    ----------
                                                                                    ----------

    Rent expense totaled approximately $5.4 million, $6.5 million and $4.9 million for the years ended March 31, 1997, 1996 and 1995, respectively. Rents of $2.2 million and $2.1 million were capitalized in connection with the construction of Station Casino Kansas City and Sunset Station for the fiscal years ended March 31, 1997 and 1996, respectively.

                             STATION CASINOS, INC.

6. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    During fiscal 1995, the Company sold approximately $13.0 million of equipment and leased it back under lease agreements ranging from three to seven years. The transactions produced gains of approximately $665,000 which have been deferred and are being amortized against lease expense over the remaining lease terms.

    EQUIPMENT LEASE

    In connection with the Sunset Loan Agreement, the Company entered into an operating lease for furniture, fixtures and equipment (the "Equipment") with a cost of $40 million, dated as of September 25, 1996 (the "Sunset Operating Lease") with First Security Trust Company of Nevada. The Sunset Operating Lease expires in October 2000 and carries a lease rate of 225 basis points above the Eurodollar Rate. The Company has entered into a sublease with Sunset Station for the Equipment pursuant to an operating lease with financial terms substantially similar to the Sunset Operating Lease. As of September 30, 1997 $35.7 million of equipment had been leased and no further draw on this facility will be made. In the event that Sunset Station elects to purchase the Equipment, the Company has provided a funding commitment up to the amount necessary for such purchase pursuant to the Supplemental Loan Agreement (subject to the limitations on funding contained in the Supplemental Loan Agreement) (See Note 5). In connection with the Sunset Operating Lease, the Company also entered into a participation agreement, dated as of September 25, 1996 (the "Participation Agreement") with the trustee, as lessor under the Sunset Operating Lease, and holders of beneficial interests in the Lessor Trust (the "Holders"). Pursuant to the Participation Agreement, the Holders will advance funds to the trustee for the purchase by the trustee of, or to reimburse the Company for, the purchase of the Equipment, which will then be leased to the Company, and in turn subleased to Sunset Station. Pursuant to the Participation Agreement, the Company also agreed to indemnify the Lessor and the Holders against certain liabilities.

    LEGAL MATTERS

    The Company is a litigant in legal matters arising in the normal course of business. In the opinion of management, all pending legal matters are either adequately covered by insurance or, if not insured, will not have a material adverse effect on the financial position or the results of operations of the Company.

7. STOCKHOLDER'S EQUITY

    In July 1995, the Company completed a public offering of 5,175,000 shares of common stock at $16 per share generating net proceeds of approximately $78.2 million, before deducting $0.8 million of offering costs paid by the Company. The proceeds from this offering were primarily used to acquire the assets of Texas Station located in North Las Vegas, which commenced operations July 12, 1995. The seller of the assets is a wholly-owned subsidiary of a trust of which the Related Lessor is the sole trustee (the "Seller"). The purchase price of such assets was an amount equal to the Seller's out-of-pocket costs incurred in connection with the financing, development and construction of the hotel/casino through the closing date. At closing, the Company paid $62.8 million to the Seller and assumed various liabilities and contracts to complete construction of the facility. The total cost of the property was approximately $84.9 million. The land on which the Texas Station facility is situated is being leased to the Company by the Seller pursuant to a long-term ground lease (See Note 6).

    In March 1996, the Company completed a public offering of 1,800,000 shares of convertible preferred stock (the "Convertible Preferred Stock") at $50.00 per share generating net proceeds of approximately

                             STATION CASINOS, INC.

7. STOCKHOLDER'S EQUITY (CONTINUED)
$87.3 million, before deducting $0.6 million of offering costs paid by the Company. In April 1996, the underwriters exercised their option to purchase an additional 270,000 shares of the Convertible Preferred Stock generating net proceeds to the Company of approximately $13.1 million. The Convertible Preferred Stock is convertible at an initial conversion rate of 3.2573 shares of common stock for each share of Convertible Preferred Stock. The Convertible Preferred Stock is redeemable, at the option of the Company in whole or in part, for shares of the Company's common stock at any time after March 15, 1999, initially at a redemption price of $52.45 per share and thereafter at prices decreasing annually to $50.00 per share of Convertible Preferred Stock on and after March 15, 2006, plus accrued and unpaid dividends. The common shares to be issued is determined by dividing the redemption price by the lower of the average daily closing price for the Company's common stock for the preceding 20 trading days or the closing price of the Company's common stock on the first business day preceding the date of the redemption notice. Any fractional shares would be paid in cash. Dividends on the Convertible Preferred Stock of $3.50 per share annually, accrue and are cumulative from the date of issuance. The Convertible Preferred Stock has a liquidation preference of $50.00 per share, plus accrued and unpaid dividends.

8. RELATED PARTIES

    The Company has employed McNabb/McNabb/DeSoto/Salter & Co. ("MMDS") to provide advertising and marketing research services. Certain stockholders of the Company own a 50% interest in MMDS. During the fiscal years ended March 31, 1997, 1996 and 1995 the Company paid MMDS $27.2 million, $17.4 million and $12.7 million respectively, for advertising, market research and other costs related to these activities. In management's opinion, these transactions were conducted with terms as fair to the Company as could have been obtained from unaffiliated companies. In April 1997, the Company purchased the assets of MMDS for approximately $0.8 million.

9. BENEFIT PLANS

    STOCK COMPENSATION PROGRAM

    The Company has adopted a Stock Compensation Program (the "Program") which includes (i) an Incentive Stock Option Plan for the grant of incentive stock options, (ii) a Compensatory Stock Option Plan providing for the grant of non-qualified stock options, and (iii) a Restricted Shares Plan providing for the grant of restricted shares of common stock. Officers, key employees, directors (whether employee directors or non-employee directors) and independent contractors or agents of the Company and its subsidiaries are eligible to participate in the program. However, only employees of the Company and its subsidiaries are eligible to receive incentive stock options.

    A maximum of 6,307,000 shares of common stock have been reserved for issuance under the Program. Options are granted at the current market price at the date of grant. The plan provides for a variety of vesting schedules, ranging from immediate to twenty percent a year for five years, to be determined at the time of grant. All options have an exercise period of ten years from the date of grant.

                             STATION CASINOS, INC.

9. BENEFIT PLANS (CONTINUED)

    The Program will terminate ten years from the date of adoption, unless terminated earlier by the Board of Directors, and no options or restricted shares may be granted under the Program after such date. Summarized information for the Program is as follows:

                                                     1997                      1996                     1995
                                            -----------------------  ------------------------  -----------------------
                                                         WEIGHTED                  WEIGHTED                 WEIGHTED
                                                          AVERAGE                   AVERAGE                  AVERAGE
                                                         EXERCISE                  EXERCISE                 EXERCISE
                                             OPTIONS       PRICE       OPTIONS       PRICE      OPTIONS       PRICE
                                            ----------  -----------  -----------  -----------  ----------  -----------
Outstanding Beginning of the Year.........   2,697,012   $   16.24     2,372,100   $   19.05    1,943,725   $   20.09
  Granted.................................   2,160,822   $   14.01     1,593,305   $   13.42      541,750   $   15.50
  Exercised...............................     (14,711)  $   12.16           (46)  $   12.00       --       $  --
  Cancelled...............................    (410,941)  $   15.70    (1,268,347)  $   17.95     (113,375)  $   19.89
                                            ----------               -----------               ----------
Outstanding End of the Year...............   4,432,182   $   15.22     2,697,012   $   16.24    2,372,100   $   19.05
                                            ----------               -----------               ----------
                                            ----------               -----------               ----------
Restricted Stock Grants...................      --                       --                       170,500
                                            ----------               -----------               ----------
                                            ----------               -----------               ----------
Exercisable at End of Year................   1,408,893   $   16.50       993,032   $   16.67      721,200   $   20.06
                                            ----------               -----------               ----------
                                            ----------               -----------               ----------
Options Available for Grant...............   1,689,561                   649,942                  479,910
                                            ----------               -----------               ----------
                                            ----------               -----------               ----------

    The following table summarizes information about the options outstanding at March 31, 1997:

                                                            OPTIONS OUTSTANDING
                                                --------------------------------------------      OPTIONS EXERCISABLE
                                                                   WEIGHTED                   ---------------------------
                                                                    AVERAGE       WEIGHTED        NUMBER       WEIGHTED
                                                    NUMBER         REMAINING       AVERAGE     EXCERCISABLE     AVERAGE
                                                OUTSTANDING AT    CONTRACTUAL     EXERCISE     AT MARCH 31,    EXERCISE
RANGE OF EXERCISE PRICES                        MARCH 31, 1997       LIFE           PRICE          1997          PRICE
----------------------------------------------  --------------  ---------------  -----------  --------------  -----------
$ 9.38 - $ 9.88...............................        228,000            9.9      $    9.50         --         $  --
$11.63 - $13.75...............................        890,081            7.3      $   12.07         549,284    $   12.04
$14.38 - $15.00...............................      2,149,101            8.9      $   14.59         100,709    $   14.44
$18.00 - $20.00...............................      1,075,000            6.3      $   19.72         695,900    $   19.83
$22.00 - $22.00...............................         90,000            2.8      $   22.00          63,000    $   22.00
                                                                          --
                                                --------------                   -----------  --------------  -----------
                                                    4,432,182            7.9      $   15.22       1,408,893    $   16.50
                                                                          --
                                                                          --
                                                --------------                   -----------  --------------  -----------
                                                --------------                   -----------  --------------  -----------

    Restricted stock grants in the amount of 170,500 shares were issued during the fiscal year ended March 31, 1995. The effect of these grants is to increase the issued and outstanding shares of the Company's common stock and decrease the number of shares available for grant in the plan. Deferred compensation is recorded for the restricted stock grants equal to the market value of the Company's common stock on the date of grant. The deferred compensation is amortized over the period the restricted stock vests and recorded as compensation expense in selling, general, and administrative expense in the accompanying consolidated statements of operations.

    The Company applies APB Opinion No. 25 and related interpretations in accounting for the Program. Accordingly, compensation expense recognized was different than what would have been otherwise recognized under the fair value based method defined in SFAS No. 123, "Accounting for Stock-Based Compensation". Had compensation expense for the plans been determined in accordance with SFAS

                             STATION CASINOS, INC.

9. BENEFIT PLANS (CONTINUED)
No. 123, the effect on the Company's net income applicable to common stock and earnings per common share would have been as follows (amounts in thousands, except per share data):

                                                                        YEAR ENDED MARCH 31,
                                                                        --------------------
                                                                          1997       1996
                                                                        ---------  ---------
Net income applicable to common stock:
  As reported.........................................................  $   6,518  $  25,419
  Proforma............................................................  $   3,640  $  23,562

Earnings per common share:
  As reported.........................................................  $    0.18  $    0.75
  Proforma............................................................  $    0.10  $    0.69

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing method with the following assumptions: (i) no dividends, (ii) expected volatility for both years of 45.5%, (iii) risk free interest rate of 6.46% for 1997 and 6.04% for 1996, and (iv) the expected average life of 3.92 years for 1997 and 3.05 years for 1996. The weighted average fair value of options granted in 1997 and 1996 were $5.64 and $4.91, respectively.

    Because the SFAS No. 123 method of accounting has not been applied to options granted prior to April 1, 1995, the resulting pro forma net income may not be representative of that to be expected in future years.

    In May 1995, the Board of Directors of the Company authorized the repricing of 1,156,900 options with option prices ranging from $13.00 to $20.00. Options held by certain members of the Company's Board of Directors, including the Chairman and Chief Executive Officer of the Company were not repriced. The effect of the repricing of all the subject options was the cancellation of 1,116,500 options and the reissuance of 872,680 options ("replacement options") with a price of $12.00 (market value at date of the repricing) which are included in granted and canceled options in the table above. The number of replacement options was determined, based upon a valuation model, so that the value of the replacement options was equivalent to the value of the options originally granted.

    401(K) PLANS

    The Company has a defined contribution 401(k) plan, which covers all employees who meet certain age and length of service requirements and allows an employer contribution up to 25 percent of the first four percent of each participating employee's compensation. Plan participants can elect to defer before tax compensation through payroll deductions. These deferrals are regulated under Section 401(k) of the Internal Revenue Code. The Company's matching contribution was $442,000, $293,000, and $203,000 for the fiscal years ended March 31, 1997, 1996 and 1995, respectively.

10. EXECUTIVE COMPENSATION PLANS

    The Company has employment agreements with certain of its executive officers. These contracts provide for, among other things, an annual base salary with annual adjustments and an annual cash bonus equal to at least 5 percent of the executive's base salary, and supplemental long-term disability and supplemental life insurance benefits in excess of the Company's normal coverage for employees. The Company elected to self-insure with respect to the long-term disability benefits. In addition, the Company

                             STATION CASINOS, INC.

10. EXECUTIVE COMPENSATION PLANS (CONTINUED) has adopted a Supplemental Executive Retirement Plan for its Chief Executive Officer and a Supplemental Management Retirement Plan for certain key executives as selected by the Human Resources Committee of the Company's Board of Directors. Other executive plans include a Deferred Compensation Plan and a Long-Term Stay-On Performance Incentive Plan. The expenses related to these plans are included in corporate expenses in the accompanying consolidated statements of operations.

11. RESTRUCTURING CHARGE

    In March 1997, the Company introduced a plan designed to reduce costs and improve efficiency of operations. This plan resulted in a one-time charge to earnings in the fourth quarter of fiscal 1997 totaling $2,016,000, primarily related to employee severance payments.

12. INCOME TAXES

    The Company files a consolidated federal income tax return. The provision (benefit) for income taxes consists of the following (amounts in thousands):

                                                                           MARCH 31,
                                                                -------------------------------
                                                                  1997       1996       1995
                                                                ---------  ---------  ---------
Current:
  Federal.....................................................  $   7,708  $   4,784  $     721
  State.......................................................     (1,834)       374     (1,053)
                                                                ---------  ---------  ---------
                                                                    5,874      5,158       (332)

Deferred......................................................      1,741      9,421     (3,145)
                                                                ---------  ---------  ---------
    Total income taxes........................................  $   7,615  $  14,579  $  (3,477)
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------

    The income tax provision (benefit) differs from that computed at the federal statutory corporate tax rate as follows:

                                                                              MARCH 31,
                                                                   -------------------------------
                                                                     1997       1996       1995
                                                                   ---------  ---------  ---------
Federal statutory rate...........................................       35.0%      35.0%     (35.0)%
State income taxes, net of federal benefit.......................       (5.5)       0.6       (6.0)
Meals and entertainment..........................................        0.2        0.6        4.1
Other, net.......................................................        5.9        0.2        6.5
                                                                         ---        ---  ---------
Effective tax rate...............................................       35.6%      36.4%     (30.4)%
                                                                         ---        ---  ---------
                                                                         ---        ---  ---------

                             STATION CASINOS, INC.

12. INCOME TAXES (CONTINUED)
    The tax effects of significant temporary differences representing net deferred tax assets and liabilities are as follows (amounts in thousands):

                                                                                                  MARCH 31,
                                                                                            ----------------------
                                                                                               1997        1996
                                                                                            ----------  ----------
Deferred tax assets:
  Current:
    Accrued vacation, bonuses and group insurance.........................................  $    2,981  $    2,119
    Prepaid gaming taxes..................................................................      (1,341)     (1,177)
    Other.................................................................................       2,261       1,135
                                                                                            ----------  ----------
    Total current.........................................................................       3,901       2,077
                                                                                            ----------  ----------
    Long-term:
      Preopening and other costs, net of amortization.....................................      15,077       4,485
      State deferred taxes................................................................       1,907         462
      Alternative minimum tax credits.....................................................       9,000       4,600
                                                                                            ----------  ----------
    Total long-term.......................................................................      25,984       9,547
                                                                                            ----------  ----------
    Total deferred tax assets.............................................................      29,885      11,624
                                                                                            ----------  ----------
  Deferred tax liabilities:
    Long-term:
      Temporary differences related to property and equipment.............................     (32,583)    (18,201)
      Other...............................................................................      (1,249)     (1,122)
                                                                                            ----------  ----------
    Total deferred tax liabilities........................................................     (33,832)    (19,323)
                                                                                            ----------  ----------
    Net...................................................................................  $   (3,947) $   (7,699)
                                                                                            ----------  ----------
                                                                                            ----------  ----------

    The excess of the alternative minimum tax over the regular Federal income tax is a tax credit which can be carried forward indefinitely to reduce future regular Federal income tax liabilities. The Company did not record a valuation allowance at March 31, 1997 relating to recorded tax benefits because all benefits are likely to be realized.

                             STATION CASINOS, INC.

13. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                                                   INCOME    NET INCOME
                                                                                   (LOSS)      (LOSS)      EARNINGS
                                                                     OPERATING     BEFORE    APPLICABLE   (LOSS) PER
                                                            NET        INCOME      INCOME     TO COMMON     COMMON
                                                          REVENUES     (LOSS)      TAXES        STOCK        SHARE
                                                         ----------  ----------  ----------  -----------  -----------
                                                               (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
YEAR ENDED MARCH 31, 1997
First quarter..........................................  $  135,440  $   22,813  $   14,581   $   7,648    $    0.22
Second quarter.........................................  $  138,034  $   23,809  $   15,847   $   8,307    $    0.24
Third quarter..........................................  $  133,767  $   21,536  $   13,789   $   6,944    $    0.20
Fourth quarter.........................................  $  176,274  $  (10,035) $  (22,839)  $ (16,381)   $   (0.46)
YEAR ENDED MARCH 31, 1996
First quarter..........................................  $   94,145  $   13,043  $    5,530   $   3,511    $    0.12
Second quarter.........................................  $  119,850  $   17,666  $   11,459   $   7,257    $    0.21
Third quarter..........................................  $  122,929  $   18,969  $   11,509   $   7,360    $    0.21
Fourth quarter.........................................  $  129,933  $   19,786  $   11,553   $   7,291    $    0.21
YEAR ENDED MARCH 31, 1995
First quarter..........................................  $   47,672  $   (8,361) $  (11,055)  $  (7,399)   $   (0.25)
Second quarter.........................................  $   62,384  $   (6,962) $  (11,428)  $  (7,379)   $   (0.25)
Third quarter..........................................  $   83,641  $    6,295  $      807   $     483    $    0.02
Fourth quarter.........................................  $   96,581  $   15,416  $   10,257   $   6,353    $    0.22

14. SUBSEQUENT EVENT

    On January 16, 1997, the Company's gaming license in Kansas City was formally issued for its facility which is located in a man-made basin filled with water piped in from the surface of the Missouri River. In reliance on numerous approvals from the Missouri Gaming Commission specific to the configuration and granted prior to the formal issuance of its gaming license, the Company built and opened the Station Casino Kansas City facility. The license issued to the Company and the resolutions related thereto specifically acknowledge that the Missouri Gaming Commission had reviewed and approved this configuration. On November 24, 1997, the Supreme Court of Missouri, in a case challenging the gaming licenses issued to certain competing operators of Station Casino St. Charles located in Maryland Heights, Missouri, ruled that gaming may occur only in artificial spaces that are contiguous to the surface stream of the Missouri and Mississippi Rivers. AKIN V. MISSOURI GAMING COMMISSION, Case No. 79594, Missouri Supreme Court (November 1997). The case was remanded to the trial court for a factual determination as to whether such competing facilities meet this standard. The Missouri Gaming Commission may also have the right to review the validity of Station Casino Kansas City's current configuration in connection with the Company's relicensing hearing scheduled to occur in January 1998.

    Because of the uncertainties caused by the Missouri Supreme Court's decision, and because the Company is not subject to any claim with regard to this matter at this time, the Company cannot predict what effect the Missouri Supreme Court ruling or Missouri Gaming Commission actions at such relicensing hearing will have on operations at Station Casino Kansas City. At this time, based on discussions with Missouri legal counsel, management believes that is has potentially meritorious defenses if a lawsuit or

                             STATION CASINOS, INC.

14. SUBSEQUENT EVENT (CONTINUED)
administrative action based on this ruling were to be brought. In addition, based on its current understanding of the ruling, management believes that if it were to be required to take remedial action with respect to Station Casino Kansas City, such remediation could be completed at a cost that would not have a material adverse effect on the Company's financial condition. However, management cannot provide any assurance as to whether the Station Casino Kansas City facility would be found to comply with the guidelines described in the Missouri Supreme Court ruling, whether it would be permitted to modify the facility to comply with such standards or whether the Company's legal defenses, legislative avenues or other means available to permit continued use of its current configuraton would succeed. Further, it is unclear, in the event of a determination of non-compliance, what penalty or sanction, if any, including a possible temporary or permanent closure, could be imposed on Station Casino Kansas City. The Company and its Missouri legal counsel do not believe the court ruling will have an adverse impact on the Station Casino St. Charles operations.

                           STATION OPERATING COMPANY
                    PRO FORMA COMBINED FINANCIAL STATEMENTS

    The following Unaudited Pro Forma Combined Financial Statements make adjustments to the historical statements of operations of OpCo as if the Reorganization Transactions had occurred on April 1, 1996 and make adjustments to the OpCo's historical balance sheet as if the Reorganization Transactions had occurred on September 30, 1997. The Unaudited Pro Forma Combined Financial Statements are provided for comparative purposes only and do not purport to be indicative of the results which actually would have been obtained if the Reorganization Transactions had been effected on the dates indicated or the results which may be obtained in the future. No commitments are currently in place with respect to any of the financing anticipated to be required by Station REIT in connection with the Reorganization Transactions. The Unaudited Pro Forma Combined Financial Statements do not make adjustments for certain non-recurring costs expected to be incurred to implement the Reorganization Transactions.

                           STATION OPERATING COMPANY

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1997

                                                                          HISTORICAL  ADJUSTMENTS   PRO FORMA
                                                                          ----------  -----------  -----------
Cash and cash equivalents...............................................  $   43,923   $  --        $  43,923
Accounts receivable.....................................................      12,487      --           12,487
Inventories.............................................................       4,360      --            4,360
Prepaid gaming taxes....................................................       6,657      --            6,657
Prepaid expenses and other..............................................      14,920      --           14,920
                                                                          ----------  -----------  -----------
  Total current assets..................................................      82,347      --           82,347
Property and equipment, net.............................................     447,485      --          447,485
Land held for development...............................................       7,599      --            7,599
Other assets, net.......................................................      43,426      (7,765)(1)     35,661
                                                                          ----------  -----------  -----------
  Total assets..........................................................  $  580,857   $  (7,765)   $ 573,092
                                                                          ----------  -----------  -----------
                                                                          ----------  -----------  -----------
Current portion of long-term debt.......................................  $   14,195   $ (14,195)(2)  $  --
Accounts payable........................................................      16,383      --           16,383
Accrued payroll and related.............................................      16,015      --           16,015
Construction contracts payable..........................................      12,698      --           12,698
Accrued expenses and other current liabilities..........................      32,998      (2,312)(2)     30,686
                                                                          ----------  -----------  -----------
  Total current liabilities.............................................      92,289     (16,507)      75,782
Long-term debt, less current portion....................................     354,369    (354,369)(2)     --
                                                                                         105,000(3)    105,000
Deferred income taxes, net..............................................      21,850      41,956(4)     63,806
                                                                          ----------  -----------  -----------
  Total liabilities.....................................................     468,508    (223,920)     244,588
Mandatory redeemable preferred stock....................................          --      20,000(5)     20,000
Investment by Station Casinos, Inc......................................     112,349    (112,349)(6)     --
Common stock............................................................      --          --           --
Additional paid in capital..............................................          --     308,504(6)    308,504
                                                                          ----------  -----------  -----------
Total liabilities and Investment by Station Casinos, Inc./ Stockholders'
  equity................................................................  $  580,857   $  (7,765)   $ 573,092
                                                                          ----------  -----------  -----------
                                                                          ----------  -----------  -----------

                           STATION OPERATING COMPANY

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1997

(1) Represents deferred financing fees with respect to the expected OpCo Bank Facility and the elimination of deferred financing fees related to Station REIT's Current Bank Facility and the Sunset Note.

(2) Represents Station REIT's repayment of the Current Bank Facility, the Sunset Note, certain other obligations, and the related accrued interest with proceeds from the expected Station REIT common stock offering.

(3) Represents borrowings under the expected OpCo Credit Facility, which would be applied to repay the Intermediate Note.

(4) The Transferred Assets recorded in OpCo's financial statements will be recorded at their historical book value. For tax purposes, the Transferred Assets will be recorded by OpCo at a new tax basis equal to the estimated aggregate fair market value of OpCo's Common Stock, OpCo Preferred Stock and Intermediate Note issued to Station REIT. The change in tax basis in comparison to the historical book value of the Transferred Assets recorded in the historical financial statements creates a deferred tax liability under Statement of Financial Accounting Standards No. 109--"Accounting for Income Taxes."

(5) Represents 20 million shares of OpCo Preferred Stock issued to Station REIT with an aggregate liquidation value of $20.0 million.

(6) Represents the recapitalization of OpCo as a result of the Reorganization Transaction and the consideration given to Station REIT for the Transferred Assets.

                           STATION OPERATING COMPANY

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                  FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1997

                                                                                                        PRO FORMA
                                                                              HISTORICAL  ADJUSTMENTS   ADJUSTED
                                                                              ----------  -----------  -----------
Operating revenues
  Casino....................................................................  $  282,700   $  --        $ 282,700
  Food and beverage.........................................................      63,577      --           63,577
  Room......................................................................      17,218      --           17,218
  Other.....................................................................      28,676      --           28,676
                                                                              ----------  -----------  -----------
Gross revenues..............................................................     392,171      --          392,171
Promotional allowances......................................................     (24,558)     --          (24,558)
                                                                              ----------  -----------  -----------
Net revenues................................................................     367,613      --          367,613
                                                                              ----------  -----------  -----------
Operating costs and expenses
  Casino....................................................................     137,592      --          137,592
  Food and beverage.........................................................      44,862      --           44,862
  Room......................................................................       6,481      --            6,481
  Other.....................................................................      13,481      --           13,481
  Lease expense.............................................................      --          57,375(1)     57,375
  Selling, general and administrative.......................................      81,896      --           81,896
  Corporate expenses........................................................       7,644      --            7,644
  Development expenses......................................................         104      --              104
  Intercompany expense......................................................       6,242      (6,242)(2)     --
  Depreciation and amortization.............................................      26,927                   26,927
  Preopening................................................................      10,866      --           10,866
                                                                              ----------  -----------  -----------
Total costs and expenses....................................................     336,095      51,133      387,228
                                                                              ----------  -----------  -----------
Operating income............................................................      31,518     (51,133)     (19,615)
Interest expense, net.......................................................      (6,172)      1,377(3)     (4,795)
Other income (expense)......................................................      (4,996)     --           (4,996)
                                                                              ----------  -----------  -----------
Income (loss) before income taxes...........................................      20,350     (49,756)     (29,406)
Income tax (provision) benefit..............................................      (6,830)     17,414(4)     10,584
                                                                              ----------  -----------  -----------
Net income (loss)...........................................................      13,520     (32,342)     (18,822)
Preferred stock dividends...................................................      --          (1,200)(6)     (1,200)
                                                                              ----------  -----------  -----------
Net income (loss) applicable to common stock................................  $   13,520   $ (33,542)   $ (20,022)
                                                                              ----------  -----------  -----------
                                                                              ----------  -----------  -----------
Net income (loss) per common share..........................................                            $  (10.01)(6)
                                                                                                       -----------
                                                                                                       -----------
Weighted average shares outstanding.........................................                                2,000
                                                                                                       -----------
                                                                                                       -----------

                           STATION OPERATING COMPANY

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                       FOR THE YEAR ENDED MARCH 31, 1997

                                                                                                     PRO FORMA
                                                                           HISTORICAL  ADJUSTMENTS   ADJUSTED
                                                                           ----------  -----------  -----------
Operating revenues
  Casino.................................................................  $  450,013      --        $ 450,013
  Food and beverage......................................................      92,220      --           92,220
  Room...................................................................      27,420      --           27,420
  Other..................................................................      48,957      --           48,957
                                                                           ----------  -----------  -----------
Gross revenues...........................................................     618,610      --          618,610
Promotional allowances...................................................     (35,095)     --          (35,095)
                                                                           ----------  -----------  -----------
Net revenues.............................................................     583,515      --          583,515
                                                                           ----------  -----------  -----------
Operating costs and expenses
  Casino.................................................................     203,857      --          203,857
  Food and beverage......................................................      68,994      --           68,994
  Room...................................................................      10,318      --           10,318
  Other..................................................................      23,927      --           23,927
  Lease expense..........................................................      --          88,708(1)     88,708
  Selling, general and administrative....................................     120,285      --          120,285
  Corporate expenses.....................................................      18,284      --           18,284
  Restructing charge.....................................................       2,016      --            2,016
  Development expenses...................................................       1,302      --            1,302
  Intercompany expense...................................................       7,970      (7,970)(2)     --
  Depreciation and amortization..........................................      36,619      --           36,619
  Preopening.............................................................      31,820      --           31,820
                                                                           ----------  -----------  -----------
Total costs and expenses.................................................     525,392      80,738      606,130
                                                                           ----------  -----------  -----------
Operating income.........................................................      58,123     (80,738)     (22,615)

Interest expense, net....................................................      (7,413)     (2,179)(3)     (9,592)

Other income (expense)...................................................         (47)     --              (47)
                                                                           ----------  -----------  -----------
Income (loss) before income taxes........................................      50,663     (82,917)     (32,254)
Income tax (provision) benefit...........................................     (17,121)     29,021(4)     11,900
                                                                           ----------  -----------  -----------
Net income (loss)........................................................      33,542     (53,896)     (20,354)
Preferred stock dividends................................................          --      (2,400)(5)     (2,400)
                                                                           ----------  -----------  -----------
Net income (loss) applicable to common stock.............................  $   33,542   $ (56,296)   $ (22,754)
                                                                           ----------  -----------  -----------
                                                                           ----------  -----------  -----------
Net income (loss) per common share.......................................                            $  (11.38)(6)
                                                                                                    -----------
                                                                                                    -----------
Weighted average shares outstanding......................................                                2,000
                                                                                                    -----------
                                                                                                    -----------

                           STATION OPERATING COMPANY

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

       SIX MONTHS ENDED SEPTEMBER 30, 1997 AND YEAR ENDED MARCH 31, 1997

(1) Represents pro forma lease expense which will have been incurred during the respective periods pursuant to the Leases between OpCo and Station REIT. Station Casino Kansas City and Sunset Station commenced operations on January 16, 1997 and June 10, 1997 respectively. The annual lease expenses have been prorated accordingly.

(2) Represents the adjustment to eliminate the intercompany expense related to depreciation on real estate assets held by Station REIT which OpCo has historically utilized in conducting its hotel/casino operations.

(3) Represents the adjustment to eliminate interest expense related to Station REIT's Current Bank Facility and the Sunset Note, and record interest expense at an assumed rate of 8.5% per annum (actual rate may vary) on $105.0 million of expected borrowings under OpCo's Bank Facility needed to repay the Intermediate Note and the related amortization of debt financing fees.

(4) Represents the adjustment to the tax provision (benefit) due to the net effect of the pro forma adjustments on the respective statements of operations. The statutory rate of 35% has been used.

(5) Represents the dividends on the OpCo Preferred Stock issued as partial consideration for the Transferred Assets for which OpCo issued to Station REIT of its Preferred Stock with an aggregate liquidation value of $20.0 million.

(6) Net loss per common share is based on earnings after assumed OpCo Preferred Stock dividend requirements ($2.4 million for the year ended March 31, 1997 and $1.2 million for the six months ended September 30, 1997) divided by the weighted average number of common shares outstanding during the periods (assumed to be 2 million shares during all periods based on the issuance of one share of OpCo Common Stock for every 17.5 shares of Station REIT Common Stock outstanding as of the Record Date).

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholder of Station Operating Company:

    We have audited the accompanying combined balance sheets of Station Operating Company (a Nevada corporation and wholly owned subsidiary of Station Casinos, Inc.) and subsidiaries as of March 31, 1997 and 1996, and the related combined statements of operations and cash flows for each of the three years in the period ended March 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Station Operating Company as of March 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Las Vegas, Nevada
November 21, 1997 (except for Note 13
as to which the date is November 24, 1997)

                           STATION OPERATING COMPANY

                            COMBINED BALANCE SHEETS

                                                                                 MARCH 31,
                                                                          ------------------------
                                                                              1997         1996
                                                                          ------------  ----------  SEPTEMBER 30,
                                                                                                        1997
                                                                                                    -------------
                                                                                                     (UNAUDITED)
                                                                                  (AMOUNTS IN THOUSANDS)
                                                     ASSETS

Current assets:
  Cash and cash equivalents.............................................  $     42,522  $  114,868   $    43,923
  Accounts and notes receivable, net....................................         7,852       5,151        12,487
  Inventories...........................................................         3,473       2,299         4,360
  Prepaid gaming taxes..................................................         4,291       3,726         6,657
  Prepaid expenses and other............................................        11,231       7,395        14,920
                                                                          ------------  ----------  -------------
    Total current assets................................................        69,369     133,439        82,347

  Property and equipment, net...........................................       431,324     225,223       447,485
  Land held for development.............................................         7,599      10,082         7,599
  Other assets, net.....................................................        49,021      29,347        43,426
                                                                          ------------  ----------  -------------
                                                                          $    557,313  $  398,091   $   580,857
                                                                          ------------  ----------  -------------
                                                                          ------------  ----------  -------------

                               LIABILITIES AND INVESTMENT BY STATION CASINOS, INC.

Current liabilities:
  Current portion of long-term debt.....................................  $     18,807  $   23,256   $    14,195
  Accounts payable......................................................        21,106      11,091        16,383
  Accrued payroll and related...........................................        13,460      11,519        16,015
  Construction contracts payable........................................         7,941       2,116        12,698
  Accrued expenses and other current liabilities........................        27,110      17,093        32,998
                                                                          ------------  ----------  -------------
    Total current liabilities...........................................        88,424      65,075        92,289

Long-term debt, less current portion....................................       359,090      53,324       354,369
Deferred income taxes, net..............................................        14,183      10,240        21,850
                                                                          ------------  ----------  -------------
    Total liabilities...................................................       461,697     128,639       468,508
                                                                          ------------  ----------  -------------

Commitments and contingencies (Note 7)

Investment by Station Casino, Inc.......................................        95,616     269,452       112,349
                                                                          ------------  ----------  -------------
                                                                          $    557,313  $  398,091   $   580,857
                                                                          ------------  ----------  -------------
                                                                          ------------  ----------  -------------

   The accompanying notes are an integral part of these combined statements.

                           STATION OPERATING COMPANY

                       COMBINED STATEMENTS OF OPERATIONS

                                                                                             SIX MONTHS ENDED
                                                    FOR THE YEARS ENDED MARCH 31,             SEPTEMBER 30,
                                             -------------------------------------------  ----------------------
                                                 1997           1996           1995          1997        1996
                                             -------------  -------------  -------------  ----------  ----------
                                                                   (AMOUNTS IN THOUSANDS)      (UNAUDITED)
Operating revenues:
  Casino...................................  $     450,013  $     358,495  $     210,534  $  282,700  $  212,072
  Food and beverage........................         92,220         73,057         43,208      63,577      42,626
  Room.....................................         27,420         23,614         17,690      17,218      12,658
  Other....................................         48,957         39,099         36,561      28,676      22,752
                                             -------------  -------------  -------------  ----------  ----------
    Gross revenues.........................        618,610        494,265        307,993     392,171     290,108
  Promotional allowances...................        (35,095)       (27,408)       (17,715)    (24,558)    (16,634)
                                             -------------  -------------  -------------  ----------  ----------
    Net revenues...........................        583,515        466,857        290,278     367,613     273,474
                                             -------------  -------------  -------------  ----------  ----------
Operating costs and expenses:
  Casino...................................        203,857        150,805         92,812     137,592      93,278
  Food and beverage........................         68,994         57,659         34,045      44,862      32,275
  Room.....................................         10,318          9,147          7,014       6,481       5,097
  Other....................................         23,927         24,902         27,270      13,481      11,260
  Selling, general and administrative......        120,285         97,466         60,810      81,896      55,606
  Corporate expenses.......................         18,284         15,979         13,141       7,644       8,642
  Restructuring charge.....................          2,016       --             --
  Development expenses.....................          1,302          3,960          7,200         104         602
  Intercompany expense.....................          7,970          5,202          3,333       6,242       3,655
  Depreciation and amortization............         36,619         29,837         18,887      26,927      16,437
  Preopening expenses......................         31,820          2,436         19,378      10,866      --
                                             -------------  -------------  -------------  ----------  ----------
                                                   525,392        397,393        283,890     336,095     226,852
                                             -------------  -------------  -------------  ----------  ----------
Operating income...........................         58,123         69,464          6,388      31,518      46,622
Other income (expense):
  Interest expense, net....................         (7,413)       (10,546)        (6,980)     (6,172)     (3,479)
  Other....................................            (47)         1,150          2,160      (4,996)         67
                                             -------------  -------------  -------------  ----------  ----------
                                                    (7,460)        (9,396)        (4,820)    (11,168)     (3,412)
                                             -------------  -------------  -------------  ----------  ----------
Income before income taxes.................         50,663         60,068          1,568      20,350      43,210
Income tax provision.......................        (17,121)       (21,596)          (812)     (6,830)    (15,152)
                                             -------------  -------------  -------------  ----------  ----------
Net income.................................  $      33,542  $      38,472  $         756  $   13,520  $   28,058
                                             -------------  -------------  -------------  ----------  ----------
                                             -------------  -------------  -------------  ----------  ----------

                                                                                   SIX MONTHS
                                                                     YEAR ENDED       ENDED
                                                                      MARCH 31,   SEPTEMBER 30,
                                                                     -----------  -------------
                                                                        1997          1997
                                                                     -----------  -------------
Supplemental Pro Forma Presentation (unaudited)
  Net income:......................................................   $  33,542     $  13,520
                                                                     -----------  -------------
                                                                     -----------  -------------
  Pro forma adjustment to intercompany, interest expense and lease expense
  Intercompany expense.............................................       7,970         6,242
  Interest expense.................................................      (2,179)        1,377
  Lease expense....................................................     (88,708)      (57,375)
  Related income taxes.............................................      29,021        17,414
                                                                     -----------  -------------
Pro forma net loss after intercompany expense, interest expense and
  lease expense....................................................   $ (20,354)    $ (18,822)
                                                                     -----------  -------------
                                                                     -----------  -------------

   The accompanying notes are an integral part of these combined statements.

                           STATION OPERATING COMPANY
                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                               SIX MONTHS ENDED
                                                             FOR THE YEARS ENDED MARCH 31,      SEPTEMBER 30,
                                                            -------------------------------  --------------------
                                                              1997       1996       1995       1997       1996
                                                            ---------  ---------  ---------  ---------  ---------
                                                                                                 (UNAUDITED)
                                                                           (AMOUNTS IN THOUSANDS)
Cash flows from operating activities:
Net income................................................  $  33,542  $  38,472  $     756  $  13,520  $  28,058
                                                            ---------  ---------  ---------  ---------  ---------
Adjustments to reconcile net income to net cash provided
  by operating activities:
  Intercompany expense....................................      7,970      5,202      3,333      6,242      3,655
  Depreciation and amortization...........................     36,619     29,837     18,887     26,927     16,437
  Preopening expenses.....................................     31,820      2,436     19,378     10,866     --
  (Decrease) increase in deferred income taxes............      2,118     10,847     (5,916)     5,886      5,018
  Changes in assets and liabilities:
    Increase in accounts and notes receivable, net........     (1,151)      (522)      (955)    (4,635)    (1,393)
    Increase in inventories and prepaid expenses and
      other...............................................     (3,750)    (2,430)    (3,335)    (5,161)    (3,376)
    (Decrease) increase in accounts payable...............     10,015     (2,710)     8,332     (4,723)     6,481
    Increase (decrease) in accrued expenses and other
      current liabilities.................................     10,523      4,474     10,577      6,911        (64)
  Other, net..............................................        107      2,873      7,200      6,200        472
                                                            ---------  ---------  ---------  ---------  ---------
      Total adjustments...................................     94,271     50,007     57,501     48,513     27,230
                                                            ---------  ---------  ---------  ---------  ---------
      Net cash provided by operating activities...........    127,813     88,479     58,257     62,033     55,288
                                                            ---------  ---------  ---------  ---------  ---------
Cash flows from investing activities:
  Capital expenditures....................................   (251,025)   (64,616)  (121,905)   (43,707)   (34,891)
  Proceeds from sale of land, property and equipment......      8,900      6,578     12,483      2,399      8,227
  Land held for development...............................       (119)      (354)    (5,978)    --           (111)
  Other long-term assets..................................    (15,410)    (4,818)     3,553     (4,616)    (5,587)
  Increase (decrease) in construction contracts payable...      5,825     (2,427)    (1,490)     4,757      3,917
  Preopening expenses.....................................    (31,820)    (2,436)   (19,378)    (8,550)    (6,620)
  Other, net..............................................     (1,459)    (6,560)       342        930     (2,160)
                                                            ---------  ---------  ---------  ---------  ---------
      Net cash used in investing activities...............   (285,108)   (74,633)  (132,373)   (48,787)   (37,225)
                                                            ---------  ---------  ---------  ---------  ---------
Cash flows from financing activities:
  Borrowings (payments) under bank facility, net..........    277,000    (65,000)    37,000    (63,000)    73,000
  Borrowings under Sunset loan agreement..................     46,000     --         --         57,000     --
  Proceeds from notes payable.............................      2,250     42,438     13,757     15,730     --
  Principal payments on notes payable.....................    (24,294)   (34,958)    (8,195)   (19,577)   (13,332)
  Investment by Station Casinos, Inc......................   (215,348)   142,283     31,759     (3,029)  (161,975)
  Other net...............................................       (659)      (702)       597      1,031     --
                                                            ---------  ---------  ---------  ---------  ---------
      Net cash provided by (used in) financing
        activities........................................     84,949     84,061     74,918    (11,845)  (102,307)
                                                            ---------  ---------  ---------  ---------  ---------
Cash and cash equivalents:
  (Decrease) increase in cash and cash equivalents........    (72,346)    97,907        802      1,401    (84,244)
  Balance, beginning of year..............................    114,868     16,961     16,159     42,522    114,868
                                                            ---------  ---------  ---------  ---------  ---------
  Balance, end of year....................................  $  42,522  $ 114,868  $  16,961  $  43,923  $  30,624
                                                            ---------  ---------  ---------  ---------  ---------
                                                            ---------  ---------  ---------  ---------  ---------
Supplemental cash flow disclosures:
  Cash paid for interest, net of amounts capitalized......  $   7,665  $   9,498  $   6,170  $   5,792  $   3,928
  Property and equipment purchases financed by debt.......  $     361  $  21,164  $  22,719  $  --      $     361

   The accompanying notes are an integral part of these combined statements.

                           STATION OPERATING COMPANY
                         NOTES TO FINANCIAL STATEMENTS

1. FORMATION OF STATION OPERATING COMPANY AND BASIS OF PRESENTATION

    Station Casinos, Inc. ("STN") is an established multi-jurisdictional gaming enterprise that currently owns and operates four hotel/casino properties in Las Vegas, Nevada, a gaming and entertainment complex in St. Charles, Missouri and a gaming and entertainment complex in Kansas City, Missouri. STN also owns and provides slot route management services in Southern Nevada and Louisiana. STN's wholly-owned subsidiaries include: Palace Station Hotel & Casino, Inc. ("Palace Station"), Boulder Station, Inc. ("Boulder Station"), Texas Station, Inc. ("Texas Station"), Sunset Station, Inc. ("Sunset Station"), St. Charles Riverfront Station, Inc. ("Station Casino St. Charles"), Kansas City Station Corporation ("Station Casino Kansas City"), and Southwest Gaming Services, Inc. ("SGSI") (collectively, the "Casino Properties"). STN owns a 50% interest in Town Center Amusements, Inc. d.b.a. Barley's Casino & Brewing Company. This investment is accounted for using the equity method of accounting.

    On November 24, 1997, the Board of Directors of STN approved in principle, subject to formal declaration of a dividend, a plan for the distribution (the "Distribution") to holders of STN common stock (on a one share for 17.5 shares basis) of all outstanding shares of common stock of Station Operating Company, a wholly-owned subsidiary of Station Casinos, Inc., (the "Company" or "OpCo"). For purposes of these combined financial statements, all references to "OpCo" shall mean certain real estate and substantially all non-real estate assets and liabilities ("Transferred Assets and Liabilities") associated with managing the gaming operations related to STN that will be transferred to OpCo prior to the Distribution. STN will retain substantially all the real estate assets and certain bank and public debt and convert to a real estate investment trust for federal income tax purposes. OpCo will operate the gaming business. Under the proposed plan, OpCo will become a publicly traded company that will include all of STN's current hotel/ casino operations.

    These combined financial statements present the financial position, results of operations and cash flows of OpCo as if it were a separate entity for all periods presented. STN's historical basis in the Transferred Assets and Liabilities of OpCo has been carried over. All material intercompany transactions and balances between OpCo, its subsidiaries and the combined affiliates which include the Transferred Assets and Liabilities have been eliminated in combination. Changes in the Investment by Station Casinos, Inc. reflected in the accompanying combined financial statements represent the net income of OpCo plus the net change in cash transferred between OpCo and STN and certain non-cash items.

    The accompanying combined financial statements assume that OpCo has operated as a unit of STN for all periods presented, utilizing STN's centralized systems for cash management, employee benefit plans, insurance and administrative services. As a result, substantially all cash received by OpCo is reflected as deposited in and commingled with STN's corporate funds. Similarly, operating expenses, capital expenditures and other cash requirements of OpCo are reflected as paid by STN and charged directly or allocated to OpCo. In the opinion of management, STN's methods for allocating costs are believed to be reasonable. However, such costs are not necessarily indicative of the costs that would have been incurred if OpCo had been operated as an unaffiliated entity. It is not practicable to estimate those costs on a stand-alone basis.

    For purposes of governing certain of the ongoing relationships between OpCo and STN after the Distribution and to provide for an orderly transition, OpCo and STN will enter into various agreements including a Distribution Agreement, Post-Distribution Tax Allocation Agreement, Post-Distribution Transition Services Agreement, Post-Distribution Employee Benefits Agreement, Post-Distribution Intellectual Property Agreement and various real estate lease agreements. Effective as of the Distribution date, these agreements will provide, among other things that (i) in consideration for the Transferred Assets and Liabilities, OpCo will issue to STN an intermediate note, OpCo common stock and OpCo mandatory redeemable preferred stock; (ii) OpCo will lease from STN certain real estate assets on which STN's

                           STATION OPERATING COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1. FORMATION OF STATION OPERATING COMPANY AND BASIS OF PRESENTATION (CONTINUED) gaming operations are currently operated and OpCo will operate and manage such real estate as gaming facilities; (iii) OpCo will enter into sub-leases with STN to lease real and personal property necessary to the operation of the Casino Properties that contain terms that are similar to those entered into by STN with the respective existing lessors (See Note 7); and (iv) establish employee benefit plans similar to STN's current plans.

    INTERIM PERIODS

    The combined financial statements for the six months ended September 30, 1997 and 1996 and related amounts in the notes to the combined financial statements are unaudited, but in the opinion of management, reflect all normal and recurring adjustments necessary for a fair presentation of the results of these interim periods.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include investments purchased with an original maturity of 90 days or less.

    INVENTORIES

    Inventories are stated at the lower of cost or market; cost being determined on a first-in, first-out basis.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets or the terms of the capitalized lease, whichever is less. Costs of major improvements are capitalized, while costs of normal repairs and maintenance are charged to expense as incurred.

    CAPITALIZATION OF INTEREST

    Interest cost associated with debt incurred in connection with major construction projects is capitalized. Interest capitalization ceases once the project is complete. When no debt is specifically identified as being incurred in connection with such construction projects, interest on amounts expended on the project is capitalized based on the average cost of borrowings. Interest cost associated with STN's debt that was incurred in connection with the construction of OpCo's assets has been reflected in the Investment by STN caption in the accompanying combined balance sheets. Interest capitalized for the fiscal years ended March 31, 1997, 1996, and 1995, and for the six months ended September 30, 1997 and 1996, was approximately $1.9 million, $0, $0, $2.5 million and $650,000, respectively.

    DEBT ISSUANCE COSTS

    Debt issuance costs incurred in connection with borrowings are capitalized and amortized to interest expense over the terms of the related debt agreements, using the effective interest method or method which approximates the effective interest method.

                           STATION OPERATING COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    DEVELOPMENT ACTIVITIES

    All internal salaries and related expenses with respect to development activities are expensed as incurred. Other development costs, including legal, lobbying, and consulting are expensed, until such time as the jurisdiction has approved gaming and a specific site has been identified. Costs incurred subsequent to these criteria being met are capitalized. At March 31, 1997 and 1996 and September 30, 1997, capitalized costs of $0.7 million, $1.3 million and $0 million, respectively, related to various development projects are included in other assets, net in the accompanying combined balance sheets.

    PREOPENING EXPENSES

    Prior to the opening of a facility, all operating expenses, including incremental salaries and wages related thereto are capitalized as preopening expenses. At March 31, 1997, $2.4 million of preopening expenses related to Sunset Station had been capitalized and are included in other assets, net in the accompanying combined balance sheets. Upon the opening of the related facility, preopening costs are expensed. During the fiscal year ended March 31, 1995, the Company incurred preopening expenses of $7.5 million and $11.9 million related to Boulder Station and Station Casino St. Charles, respectively. During the fiscal year ended March 31, 1996, preopening expenses of $2.4 million related to new projects for Texas Station and Barley's Casino & Brewing Company and expansion projects at Boulder Station and Station Casino St. Charles were incurred. During the fiscal year ended March 31, 1997, preopening expenses of $31.8 million substantially related to the opening of Station Casino Kansas City were incurred. During the six months ended September 30, 1997, preopening expenses of $10.9 million substantially related to the opening of Sunset Station were incurred.

    REVENUES AND PROMOTIONAL ALLOWANCES

    In accordance with industry practice, casino revenues represent the net win from gaming activities, which is the difference between gaming wins and losses. All other revenues are recognized as the service is provided. Revenues include the retail value of accommodations and food and beverage provided on a complimentary basis to customers. The estimated departmental costs of providing such promotional allowances are included in casino costs and expenses and consist of the following (amounts in thousands):

                                                         FOR THE YEARS ENDED         FOR THE SIX MONTHS
                                                              MARCH 31,             ENDED SEPTEMBER 30,
                                                     1997       1996       1995       1997       1996
                                                   ---------  ---------  ---------  ---------  ---------
                                                                                        (UNAUDITED)
                                                                                    --------------------
Food and beverage................................  $  27,418  $  23,483  $  14,276  $  18,387  $  13,964
Room.............................................      1,439      1,203        874      1,073        561
Other............................................      1,263        653        313      1,483        649
                                                   ---------  ---------  ---------  ---------  ---------
      Total......................................  $  30,120  $  25,339  $  15,463  $  20,943  $  15,174
                                                   ---------  ---------  ---------  ---------  ---------
                                                   ---------  ---------  ---------  ---------  ---------

    INCOME TAXES

    OpCo has adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." SFAS No. 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in financial statements or tax returns. In addition, SFAS No. 109 requires an allocation of current and deferred tax expense for those entities of a group that file a consolidated tax return that are issuing separate financial statements as if the entity had computed such amounts on a stand-alone basis. Neither OpCo nor the Casino Properties have a formal tax

                           STATION OPERATING COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) sharing agreement with STN. The taxable income or loss from the activities of OpCo have been included in the consolidated tax return of STN for the periods presented in the accompanying combined financial statements. Effective the date of Distribution, OpCo will become a stand-alone tax paying entity.

    INTERCOMPANY EXPENSE

    Intercompany expense represents depreciation on real estate assets held by STN which OpCo has historically utilized in conducting its hotel/casino operations. Such real estate assets will be leased by OpCo from STN commencing on the date of Distribution.

    EARNINGS (LOSS) PER COMMON SHARE

    Given OpCo's lack of a capital structure separate from STN and the changes to be effected by the Distribution, historical earnings per share amounts are not presented in the accompanying combined financial statements as they are not considered to be meaningful.

    The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share," which is effective for fiscal years ending after December 15, 1997. This statement replaces primary earnings per share ("EPS") with basic EPS. No dilution for potentially dilutive securities is included in basic EPS. This statement also requires when applying the treasury stock method for diluted EPS to compute dilution for options and warrants, to use average share price for the period, rather than the more dilutive greater of the average share price or end-of-period share price. OpCo will adopt SFAS No. 128 subsequent to the Distribution.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

    SUPPLEMENTAL PRO-FORMA PRESENTATION (UNAUDITED)

    The supplemental pro-forma presentation is presented as if the Distribution had been completed as of the beginning of the fiscal year ended March 31, 1997 and as of the beginning of the six-month period ended September 30, 1997 to reflect the lease payments to STN, remove the intercompany expense related to depreciation described above and interest expense related to debt that will not exist subsequent to the date of Distribution and reflect the interest expense related to OpCo's proposed borrowings. This supplemental pro-forma presentation is necessary to assess the financial impact of the Distribution.

3. ACCOUNTS AND NOTES RECEIVABLE

    Components of accounts and notes receivable are as follows (amounts in thousands):

                                                                           MARCH 31,        SEPTEMBER 30,
                                                                        1997       1996         1997
                                                                      ---------  ---------  -------------
                                                                                            (UNAUDITED)
Casino..............................................................  $   3,698  $   2,569    $   5,697
Hotel...............................................................      1,331      1,144        1,575
Other...............................................................      3,876      2,082        7,175
                                                                      ---------  ---------  -------------
                                                                          8,905      5,795       14,447
Allowance for doubtful accounts.....................................     (1,053)      (644)      (1,960)
                                                                      ---------  ---------  -------------
        Accounts and notes receivable, net..........................  $   7,852  $   5,151    $  12,487
                                                                      ---------  ---------  -------------
                                                                      ---------  ---------  -------------

                           STATION OPERATING COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. PROPERTY AND EQUIPMENT

    Property and equipment consists of the following (amounts in thousands):

                                                  ESTIMATED LIFE         MARCH 31,         SEPTEMBER 30,
                                                      (YEARS)         1997        1996         1997
                                                  ---------------  ----------  ----------  -------------
                                                                                            (UNAUDITED)
Boats and barges................................         20-45     $  123,774  $   81,463   $   123,774
Furniture, fixtures and equipment...............           3-7        320,871     202,975       338,388
Construction in progress........................        --             54,062      12,231        77,108
                                                                   ----------  ----------  -------------
                                                                      498,707     296,669       539,270
Accumulated depreciation and
  amortization..................................                      (67,383)    (71,446)      (91,785)
                                                                   ----------  ----------  -------------
        Property and equipment, net.............                   $  431,324  $  225,223   $   447,485
                                                                   ----------  ----------  -------------
                                                                   ----------  ----------  -------------

5. LAND HELD FOR DEVELOPMENT

    STN has acquired several parcels of land in various jurisdictions as part of its development activities which are included in the accompanying combined balance sheets. A decision whether to proceed with any new gaming opportunity is dependent upon future economic and regulatory factors, the availability of financing and competitive and strategic considerations. No assurances can be made that appropriate licensing or acceptable financing can be obtained in order to proceed with any particular project. Included in the accompanying combined balance sheets at March 31, 1997 and 1996 and September 30, 1997, is $6.2 million, $6.4 million and $6.3 million, respectively, of land which had been acquired for potential gaming projects in jurisdictions where gaming has been approved. In addition, included in the accompanying combined balance sheets of OpCo at March 31, 1997 and 1996 and September 30, 1997, is $1.3 million, $3.7 million and $1.2 million, respectively, of land that has been acquired in certain jurisdictions where gaming has not yet been approved. No assurances can be made that these jurisdictions will approve gaming in the future.

    STN also entered into various purchase agreements whereby it has the option to acquire or lease land for development of potential new gaming projects totaling $31.3 million and $34.2 million at March 31, 1997 and 1996, respectively. In consideration for these options, STN paid or placed in escrow $6.0 million and $2.4 million at March 31, 1997 and 1996, respectively. Such option payments are included in other assets, net in the accompanying combined balance sheets of OpCo. If the options to acquire or lease the land are not exercised, all amounts paid or placed in escrow are forfeited. In June 1997, $5 million of expired option payments were expensed and are included in other income/expense in the accompanying combined statements of operations.

                           STATION OPERATING COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6. LONG-TERM DEBT

    In addition to obligations directly owed by OpCo, certain of its subsidiaries have extended certain guarantees, and pledged substantially all of their assets to secure STN's reducing revolving credit facility. Long-term debt of OpCo therefore consists of the following (amounts in thousands):

                                                                             MARCH 31,   MARCH 31,
OpCo (excluding Sunset Station)                                                1997         1996
                                                                            -----------  ----------  SEPTEMBER 30,
                                                                                                         1997
                                                                                                     -------------
                                                                                                      (UNAUDITED)
STN's reducing revolving credit facility, secured by substantially all of the assets of Palace Station, Boulder Station, Texas Station, Station
 Casino St. Charles and Station Casino Kansas City, $368 million limit at
 March 31, 1997, reducing quarterly by varying amounts until September
 2000 when the remaining principal balance is due, interest at a margin above the bank's prime rate or the Eurodollar Rate (7.89% at March 31,
 1997)....................................................................  $   277,000  $   --       $   214,000

Term loan agreement, collateralized by a preferred ship mortgage, quarterly payments of $800,000 plus interest at LIBOR plus 4.25% to 4.75%
 (10.36% at March 31, 1997) with the remaining principal due May 2000.....  $     9,400  $   12,600   $     7,800

Term loan agreement, collateralized by a preferred ship mortgage, monthly payments of $100,000 plus interest at LIBOR plus 2.00% (7.81% at March
 31, 1997) with the remaining principal due October 2001..................        5,600       5,750         5,000

Note payable, collateralized by land and buildings, monthly payments of
 $46,000 plus interest at bank's prime rate (8.50% at March 31, 1997),
 with the remaining principal due September 1999..........................        4,171       4,675       --

Note payable, collateralized by furniture and equipment, quarterly payments of $262,500 plus interest at LIBOR plus 2.25% (7.72% at March
 31, 1997) with the remaining principal due November 2000.................        6,188       7,238         5,663

Notes payable to banks and others, collateralized by slot machines and related equipment, monthly payments including interest ranging from 7.47%
 to 7.94%.................................................................       21,376      31,877        27,054

Capital lease obligations, collateralized by furniture and equipment......        7,703      12,171         5,096

Other long-term debt......................................................          459       2,269           951
                                                                            -----------  ----------  -------------

  Subtotal................................................................      331,897      76,580       265,564

                           STATION OPERATING COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6. LONG-TERM DEBT (CONTINUED)

Sunset Station

$110 million Sunset Station first mortgage construction/term loan agreement, secured by substantially all of the assets of Sunset Station, interest at a margin of 375 basis points above the Eurodollar Rate (9.37%
 at March 31, 1997), due September 2000...................................       46,000      --           103,000
                                                                            -----------  ----------  -------------

  Total long-term debt....................................................      377,897      76,580       368,564

Current portion of long-term debt.........................................      (18,807)    (23,256)      (14,195)
                                                                            -----------  ----------  -------------

  Total long-term debt, less current portion..............................  $   359,090  $   53,324   $   354,369
                                                                            -----------  ----------  -------------
                                                                            -----------  ----------  -------------

    The estimated fair value of OpCo's long-term debt at March 31, 1997 was the same as the book value. Fair value was estimated based on the current rates offered to OpCo for debt having the same remaining maturities.

    Scheduled maturities of long-term debt are as follows (amounts in thousands):

                                                                                    MARCH 31,
                                                                                    ----------
1998..............................................................................  $   18,807
1999..............................................................................      12,948
2000..............................................................................      11,141
2001..............................................................................     333,373
2002..............................................................................       1,288
Thereafter........................................................................         340
                                                                                    ----------
  Total...........................................................................  $  377,897
                                                                                    ----------
                                                                                    ----------

    On July 5, 1995, STN obtained a $275 million reducing revolving credit facility. On March 25, 1996, the STN amended and restated this bank facility, providing for borrowings up to an aggregate principal amount of $400 million. On March 21, 1997 and June 27, 1997, the STN obtained certain amendments to the reducing revolving bank credit facility in order to enhance its borrowing capacity (the "Bank Facility"). The Bank Facility is secured by substantially all the assets of STN and OpCo. In addition, the Bank Facility is guaranteed by STN and a subsidiary of OpCo. The Bank Facility matures on September 30, 2000 and reduces quarterly by varying amounts (including $8 million for the fiscal quarter ending on June 30, 1997 and $10 million for each quarter ending September 30, 1997, December 31, 1997 and March 31, 1998). Borrowings under the Bank Facility bear interest at a margin above the bank's prime rate or LIBOR, as selected by STN. The margin above such rates, and the fee on the unfunded portions of the Bank Facility, will vary quarterly based on the combined Borrower's, as defined, and STN's consolidated ratio of funded debt to earnings before interest, taxes, depreciation and amortization ("EBITDA"). The Bank Facility contains certain financial and other covenants that apply to OpCo. These covenants include a maximum funded debt to EBITDA ratio, limitations on indebtedness, as well as limitations on capital expenditures, payments of dividends and minimum consolidated net worth of STN.

    In September 1996, Sunset Station entered into a Construction/Term Loan Agreement (the "Sunset Loan Agreement") to finance the remaining development and construction costs of Sunset Station. The Sunset Loan Agreement includes a first mortgage term note in the amount of $110 million (the "Sunset Note") which is secured by substantially all of the assets of Sunset Station, including a deed of trust with

                           STATION OPERATING COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6. LONG-TERM DEBT (CONTINUED)
respect to the real property related to the Sunset Station operations. A portion of the real property is subject to a lease between STN and Sunset Station. The remainder is owned by Sunset Station. In addition, the Sunset Note is collateralized by a security agreement as to all tangible and intangible personal property including Sunset Station's rights under an operating lease for certain furniture, fixtures and equipment to be used by Sunset Station. The Sunset Loan Agreement contains certain financial covenants including a minimum fixed charge coverage ratio and minimum net worth calculation, as well as limitations on indebtedness, guarantees, dividends, stock redemptions, mergers, acquisitions, sale of assets or sale of stock in STN subsidiaries and limitations on capital expenditures. STN also entered into an operating lease for certain furniture, fixtures and equipment with a cost of $40 million which in turn was subleased to Sunset Station (see Note 7).

    In addition, STN has provided a funding commitment to Sunset Station of up to an additional $25 million pursuant to a supplemental loan agreement (the "Supplemental Loan Agreement"). The Sunset Loan Agreement requires Sunset Station to draw amounts under the Supplemental Loan Agreement in the event of the failure of certain financial covenants under the Sunset Loan Agreement. Loans under this funding commitment could be drawn down starting September 30, 1997 in an amount of up to $10 million during the first year after such date, up to $10 million during the second year after such date and up to $5 million during the third year after such date. The Supplemental Loan Agreement also provides for an additional, separate funding commitment of up to $40 million in connection with a purchase option for certain furniture, fixtures and equipment under the Sunset Operating Lease (see Note 7). Sunset Station will pay interest at a rate per annum equal to the three-month Eurodollar Rate, the interest being solely in the form of commensurate additions to the principal of the Supplemental Loans. The Supplemental Loan Agreement expires in September 2001. The funding commitments under the Supplemental Loan Agreement are subject to limitations imposed by the indentures governing STN's existing senior subordinated notes and the Bank Facility. As of March 31, 1997 and September 30, 1997 (unaudited) no amounts have been borrowed under the Supplemental Loan Agreement.

    In order to manage the interest rate risk associated with the Sunset Note, Sunset Station entered into an interest rate swap agreement with Bank of America National Trust and Savings Association. This agreement swaps the variable rate interest pursuant to the Sunset Note to a fixed rate of 9.58% on $35 million notional amount as of January 1997 increasing to $60 million at March 1997, $90 million at June 1997, $100 million at September 1997 and then decreasing to $95 million at June 1998. The agreement expires in December 1998. The difference paid or received pursuant to the swap agreement is accrued as interest rates change and recognized as an adjustment to interest expense on the Sunset Note. Sunset Station is exposed to credit risk in the event of non-performance by the counterparty to the agreement. The Company believes the risk of non-performance by the counterparty is minimal. As of March 31, 1997, the market value of this interest rate swap was $1.0 million.

7. COMMITMENTS AND CONTINGENCIES

    As indicated in Note 1, upon completion of the Distribution, OpCo will enter into subleases with STN to lease real and personal property necessary to the operation of the Casino Properties. It is anticipated that the subleases will contain terms that are substantially similar to those described below between STN and the existing lessor.

                           STATION OPERATING COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    BOULDER STATION LEASE

    STN entered into a ground lease for 27 acres of land on which Boulder Station is located. STN leases this land from a trust pursuant to a long-term ground lease. The trustee of this trust is Bank of America NT&SA, the beneficiary of which is KB Enterprises, an affiliated company owned by Frank J. Fertitta, Jr. and Victoria K. Fertitta (the "Related Lessor"), the parents of Frank J. Fertitta III, Chairman of the Board and Chief Executive Officer of STN. The lease has a term of 65 years with monthly payments of $125,000 through June 1998. In June 1998, and every ten years thereafter, the rent will be adjusted to the product of the fair market value of the land and the greater of (i) the then prevailing annual rate of return for comparably situated property or (ii) 8% per year. The rent will be further adjusted in June 2003 and every ten years thereafter by a cost of living factor. In no event will the rent for any period be less than the immediately prior period. Pursuant to the ground lease, STN has an option, exercisable at five-year intervals beginning in June 1998, to purchase the land at fair market value. STN's leasehold interest in the property is subject to a lien to secure borrowings under STN's Bank Facility.

    TEXAS STATION LEASE

    STN entered into a ground lease for 47 acres of land on which Texas Station is located. STN leases this land from a trust pursuant to a long-term ground lease. The trustee of this trust is Bank of America NT&SA, the beneficiary of which is Texas Gambling Hall & Hotel, Inc. an affiliate company of the Related Lessor. The lease has a term of 65 years with monthly rental payments of $150,000 through July 2000. In July 2000, and every ten years thereafter, the rent will be adjusted to the product of the fair market value of the land and the greater of (i) the then prevailing annual rate of return being realized for owners of comparable land in Clark County, Nevada or (ii) 8% per year. The rent will be further adjusted by a cost of living factor after the first ten years and every ten years thereafter. In no event will the rent for any period be less than the immediate prior period. Pursuant to the ground lease, STN will have an option, exercisable at five-year intervals beginning in May 2000, to purchase the land at fair market value. STN's leasehold interest in the property is subject to a lien to secure borrowings under STN's Bank Facility.

    SUNSET STATION LEASES

    In June 1994, STN entered into a lease agreement for approximately 47.5 acres of land in the Southeast area of Las Vegas on which Sunset Station is located. The lease has a term of 65 years with monthly rental payments of $120,000, adjusted on each subsequent five-year anniversary by a cost of living factor. On the seventh anniversary of the lease, STN has an option to purchase this land for $23.8 million. Additionally, on the seventh anniversary of the lease, the lessor has an option to sell this land to STN for $21.8 million.

    STN entered into an operating lease for furniture, fixtures and equipment (the "Equipment") with a cost of $40 million, dated as of September 25, 1996 (the "Sunset Operating Lease") with First Security Trust Company of Nevada. The Sunset Operating Lease expires in October 2000 and carries a lease rate of 225 basis points above the Eurodollar Rate. STN has entered into a sublease with Sunset Station for the Equipment pursuant to an operating lease with financial terms substantially similar to the Sunset Operating Lease. As of September 30, 1997, $35.7 million of equipment had been leased. In the event that Sunset Station elects to purchase the Equipment, STN has provided a funding commitment of up to the amount necessary for such purchase pursuant to the Supplemental Loan Agreement (subject to the limitations on funding contained in the Supplemental Loan Agreement) (See Note 6). In connection with

                           STATION OPERATING COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7. COMMITMENTS AND CONTINGENCIES (CONTINUED) the Sunset Operating Lease, STN also entered into a Participation Agreement, dated as of September 25, 1996 (the "Participation Agreement") with the trustee, as lessor under the Sunset Operating Lease, and holders of beneficial interests in the Lessor Trust (the "Holders"). Pursuant to the Participation Agreement, the Holders advanced funds to the trustee for the purchase by the trustee of, or to reimburse STN for, the purchase of the Equipment, which then will be leased to STN, and in turn subleased to Sunset Station. Pursuant to the Participation Agreement, STN also agreed to indemnify the Lessor and the Holders against certain liabilities.

    STATION CASINO ST. CHARLES

    In September 1994, Station Casino St. Charles entered into an agreement for property acquisitions with the City of St. Charles, Missouri, which allows for the acquisition by STN of property within a designated 107-acre Redevelopment Project Area, a portion of which is adjacent to Station Casino St. Charles. This land is being acquired for the construction of a mixed-use development, which may include retail space, a hotel, office space, convention space or restaurants. The Company has a right to terminate the agreement if all related acquisition costs exceed $13.7 million. As of March 31, 1997, OpCo has incurred $3.4 million of acquisition costs which are included in property and equipment, net in the accompanying combined balance sheets.

    STATION CASINO KANSAS CITY LEASE

    STN has invested in a joint venture, which owns the land on which Station Casino Kansas City is located. At March 31, 1997 and September 30, 1997, $3.5 million related to this investment is included in other assets, net in the accompanying combined balance sheets.

    In April 1994, Station Casino Kansas City entered into an agreement with the joint venture to lease this land. The agreement requires monthly payments of $85,000 through March 31, 1997 and $90,000 through the remainder of the lease term. The lease expires March 31, 2006, with an option to extend the lease for up to eight renewal periods of ten years each, plus one additional seven-year period. Commencing April 1, 1998 and every anniversary thereafter, the rent shall be adjusted by a cost of living factor. In connection with the joint venture agreement, STN received an option providing for the right to acquire the joint venture partner's interest in this joint venture. STN has the option to acquire this interest at any time after April 1, 2002 through April 1, 2011 for $11.7 million, however, commencing April 1, 1998 the purchase price will be adjusted by a cost of living factor of not more than 5% or less than 2% per annum. At March 31, 1997 and September 30, 1997, $2.6 million paid by STN in consideration for this option is included in other assets, net in the accompanying combined balance sheets.

    SOUTHERN FLORIDA

    In October 1994, STN entered into an agreement to form a limited partnership with the existing operator of a pari-mutuel facility in Southern Florida. In the event the voters of Florida approve casino gaming by October 2000 and in the event the pari-mutuel facility site is licensed by the state, STN will be obligated to make capital contributions to the partnership totaling $35 million, reduced by credits for amounts previously contributed to any Florida gaming referendum campaign.

                           STATION OPERATING COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    OPERATING LEASES

    STN leases several parcels of land and equipment used in operations at Palace Station, Boulder Station, Texas Station, Sunset Station, Station Casino St. Charles and Station Casino Kansas City. Leases on various parcels ranging from 13 acres to 171 acres have terms expiring between March 2006 and July 2060. Future minimum lease payments required under these operating leases and other noncancellable operating leases are as follows for the years ending (amounts in thousands):

FUTURE MINIMUM LEASE PAYMENTS                                             MARCH 31,
------------------------------------------------------------------------  ----------
1998....................................................................  $    6,423
1999....................................................................       6,296
2000....................................................................       5,932
2001....................................................................       5,932
2002....................................................................       5,932
Thereafter..............................................................     280,479
                                                                          ----------
      Total.............................................................  $  310,994
                                                                          ----------
                                                                          ----------

    Rent expense totaled approximately $5.4 million, $6.5 million, $4.9 million for the years ended March 31, 1997, 1996 and 1995, respectively. Rents of $2.2 million and $2.1 million were capitalized in connection with the construction of Station Casino Kansas City and Sunset Station for the fiscal years ended March 31, 1997 and 1996, respectively.

    During fiscal 1995, STN sold approximately $13.0 million of equipment related to the Casino Properties and leased it back under lease agreements ranging from three to seven years. The transactions produced gains of approximately $665,000, which have been deferred and are being amortized against lease expense over the remaining lease terms in the accompanying combined financial statements.

    LEGAL MATTERS

    STN is a party in legal matters arising in the normal course of business. In the opinion of management, all pending legal matters are either adequately covered by insurance or, if not insured, will not have a material adverse effect on the financial position or the results of operations of OpCo as presented in the accompanying combined financial statements.

8. RELATED PARTIES

    STN has employed McNabb/McNabb/DeSoto/Salter & Co. ("MMDS") to provide advertising and marketing research services. Certain stockholders of STN own a 50% interest in MMDS. During the fiscal years ended March 31, 1997, 1996 and 1995 STN paid MMDS $27.2 million, $17.4 million and $12.7 million respectively, for advertising, market research and other costs related to the Casino Properties. In management's opinion, these transactions were conducted with terms as fair to OpCo as could have been obtained from unaffiliated companies. In April 1997, STN purchased the assets of MMDS for approximately $0.8 million.

9. BENEFIT PLANS

    As discussed in Note 1, upon completion of the Distribution, OpCo anticipates establishing employee benefit plans similar to STN's current plans described below.

                           STATION OPERATING COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

9. BENEFIT PLANS (CONTINUED)
    STOCK COMPENSATION PROGRAM

    STN maintains a Stock Compensation Program (the "Program") which includes
(i) an Incentive Stock Option Plan for the grant of incentive stock options,
(ii) a Compensatory Stock Option Plan providing for the grant of non-qualified stock options, and (iii) a Restricted Shares Plan providing for the grant of restricted shares of common stock. Officers, key employees, directors (whether employee directors or non-employee directors) and independent contractors or agents of STN and its subsidiaries are eligible to participate in the program. However, only employees of STN and its subsidiaries are eligible to receive incentive stock options.

    OpCo anticipates establishing its own stock option plan following the Distribution. Each employee of OpCo on the day following the Distribution who holds options issued pursuant to the Program noted above will receive an option to purchase OpCo common stock in substitution for and cancellation of the STN option. The number of OpCo shares to be acquired and the price of such option will be determined pursuant to the following formula: (i) the number of shares of OpCo common stock covered by the substitute option shall be equal to the pre-Distribution number of shares of STN common stock covered by the STN option multiplied by a fraction, the numerator of which is the pre-Distribution STN Market Price and the denominator of which is the post-Distribution OpCo Market Price (the OpCo Conversion Factor), and (ii) the exercise price under the substituted option shall be equal to the pre-Distribution exercise price under the STN option multiplied by a fraction, the numerator of which is the post-Distribution OpCo Market Price and the denominator of which is the pre-distribution STN Market Price. For this purpose, the "pre-Distribution STN Market Price" means the average of the high and low prices of the STN common stock on the New York Stock Exchange for each of the ten trading days prior to the first day on which there is trading in STN common stock on a post-Distribution basis and the "post-Distribution OpCo Market Price" means the average of the high and low prices of OpCo common stock on the NASDAQ for each of the ten trading days beginning on the first day on which there is trading in OpCo common stock, including on a "when issued" basis.

    401(K) PLANS

    STN adopted a defined contribution 401(k) plan, which covers all employees of OpCo who meet certain age and length of service requirements and allows an employer contribution up to 25 percent of the first four percent of each participating employee's compensation. Plan participants can elect to defer before tax compensation through payroll deductions. These deferrals are regulated under Section 401(k) of the Internal Revenue Code. Matching contributions are included in the accompanying combined financial statements in the amount of $442,000, $293,000, and $203,000 for the fiscal years ended March 31, 1997, 1996 and 1995, respectively.

    OpCo anticipates adopting a defined contribution plan for employees effective as of the day following the Distribution that will be substantially identical to the STN plan noted above. STN will cause the assets and liabilities attributable to the account balances of OpCo employees to be transferred from the STN plan to the OpCo 401(k) plan.

10. EXECUTIVE COMPENSATION PLANS

    STN has employment agreements with certain of its executive officers. These contracts provide for, among other things, an annual base salary with annual adjustments and an annual cash bonus equal to at least 5 percent of the executive's base salary, and supplemental long-term disability and supplemental life

                           STATION OPERATING COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

10. EXECUTIVE COMPENSATION PLANS (CONTINUED) insurance benefits in excess of STN's normal coverage for employees. STN elected to self-insure with respect to the long-term disability benefits. In addition, STN has adopted a Supplemental Executive Retirement Plan for its Chief Executive Officer and a Supplemental Management Retirement Plan for certain key executives as selected by the Human Resources Committee of STN's Board of Directors. Other executive plans include a Deferred Compensation Plan and a Long-Term Stay-On Performance Incentive Plan. The expenses related to these plans are included in selling, general and administrative expense in the accompanying combined statements of operations.

    OpCo anticipates similar plans for its executive officers following the Distribution that will be substantially identical to the STN plans above.

11. RESTRUCTURING CHARGE

    In March 1997, STN introduced a plan designed to reduce costs and improve efficiency of operations at the Casino Properties. This plan resulted in a one-time charge to earnings in the fourth quarter of fiscal 1997 totaling $2,016,000, primarily related to employee severance payments.

12. INCOME TAXES

    The provision for income taxes for OpCo consists of the following (amounts in thousands):

                                                                MARCH 31,
                                                     -------------------------------
                                                       1997       1996       1995
                                                     ---------  ---------  ---------
Current:
    Federal........................................     16,260     10,380      7,975
    State..........................................     (1,257)       369     (1,247)
                                                     ---------  ---------  ---------
                                                        15,003     10,749      6,728
Deferred...........................................      2,118     10,847     (5,916)
                                                     ---------  ---------  ---------
        Total income taxes.........................     17,121     21,596        812
                                                     ---------  ---------  ---------
                                                     ---------  ---------  ---------

    The income tax provision (benefit) differs from that computed at the Federal statutory corporate tax rate as follows:

                                                                    MARCH 31,
                                                         -------------------------------
                                                           1997       1996       1995
                                                         ---------  ---------  ---------
Federal statutory rate.................................      35.0%      35.0%      35.0%
State income taxes, net of Federal benefit.............       (2.4)       0.6      (79.5)
Meals and entertainment................................        0.3        1.2       85.5
Other, net.............................................        0.9       (0.8)      10.8
                                                         ---------  ---------  ---------
Effective tax rate.....................................      33.8%      36.0%      51.8%
                                                         ---------  ---------  ---------
                                                         ---------  ---------  ---------

                           STATION OPERATING COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

12. INCOME TAXES (CONTINUED)
    The two effects of significant temporary differences representing net deferred tax assets and liabilities are as follows (amounts in thousands):

                                                                    MARCH 31,
                                                                 1997        1996
                                                              ----------  ----------
Deferred tax assets:
  Current:
    Accrued vacation, bonuses and group insurance...........       2,981       2,119
    Prepaid gaming taxes....................................      (1,341)     (1,177)
    Other...................................................       2,262       1,135
                                                              ----------  ----------
  Total current.............................................       3,902       2,077
  Long-term:
    Preopening and other costs, net of amortization.........      15,050       5,710
                                                              ----------  ----------
  Total deferred tax assets.................................      18,952       7,787
                                                              ----------  ----------
Deferred tax liabilities:
  Long-term:
    Temporary differences related to property and
      equipment.............................................     (29,084)    (15,950)
    Other...................................................        (149)     --
                                                              ----------  ----------
        Total deferred tax liabilities......................     (29,233)    (15,950)
                                                              ----------  ----------
        Net.................................................  $  (10,281) $   (8,163)
                                                              ----------  ----------
                                                              ----------  ----------

13. SUBSEQUENT EVENT

    On January 16, 1997, Station Casino Kansas City's gaming license in Kansas City was formally issued for its facility which is located in a man-made basin filled with water piped in from the surface of the Missouri River. In reliance on numerous approvals from the Missouri Gaming Commission specific to the configuration and granted prior to the formal issuance of its gaming license, Station Casino Kansas City built and opened the Station Casino Kansas City facility. The license issued to Station Casino Kansas City and the resolutions related thereto specifically acknowledge that the Missouri Gaming Commission had reviewed and approved this configuration. On November 24, 1997, the Supreme Court of Missouri, in a case challenging the gaming licenses issued to certain competing operators of Station Casino St. Charles located in Maryland Heights, Missouri, ruled that gaming may occur only in artificial spaces that are contiguous to the surface stream of the Missouri and Mississippi Rivers. AKIN V. MISSOURI GAMING COMMISSION, Case No. 79594, Missouri Supreme Court (November
1997). The case was remanded to the trial court for a factual determination as to whether such competing facilities meet this standard. The Missouri Gaming Commission may also review the validity of Station Casino Kansas City's current configuration in connection with Station Casino Kansas City's relicensing hearing scheduled to occur in January 1998.

    Because of the uncertainties caused by the Missouri Supreme Court's decision, and because OpCo is not subject to any claim with regard to this matter at this time, Station Casino Kansas City cannot predict what effect the Missouri Supreme Court ruling or Missouri Gaming Commission's actions at such relicensing hearing will have on operations at Station Casino Kansas City. At this time, based on discussions with Missouri legal counsel, management believes that it has potentially meritorious defenses if

                           STATION OPERATING COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

13. SUBSEQUENT EVENT (CONTINUED)
a lawsuit or administrative action based on this ruling were to be brought. In addition, based on its current understanding of the ruling, management believes that if it were to be required to take remedial action with respect to Station Casino Kansas City, such remediation could be completed at a cost that would not have a material adverse effect on OpCo's financial condition. However, management cannot provide any assurance as to whether the Station Casino Kansas City facility would be found to comply with the guidelines described in the Missouri Supreme Court ruling, whether it would be permitted to modify the facility to comply with such standards or whether OpCo's legal defenses, legislative avenues or other means available to permit the continued use of its current configuration would succeed. Further, it is unclear, in the event of a determination of non-compliance, what penalty or sanction, if any, including a possible temporary or permanent closure, could be imposed on Station Casino Kansas City. OpCo and Missouri legal counsel do not believe the court ruling will have an adverse impact on the Station Casino St. Charles operations.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON, OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY STATION REIT, THE SELLING STOCKHOLDERS OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN ANY CHANGE IN THE FACTS SETS FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF STATION REIT SINCE THE DATE HEREOF.
                              -------------------
                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information.....................................................   ii
Prospectus Summary........................................................    1
Risk Factors..............................................................   13
Use of Proceeds...........................................................   25
Distribution Policy.......................................................   26
Pro Forma Capitalization..................................................   28
Selected Consolidated Financial Data......................................   29
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..............................................................   31
Business and Properties...................................................   41
Regulation and Licensing..................................................   56
The Reorganization Transactions...........................................   63
OpCo......................................................................   64
Relationship between Station REIT and OpCo after the Distribution.........   65
Management................................................................   69
Principal and Selling Stockholders........................................   79
Price Range of Common Stock...............................................   80
Description of Certain Indebtedness and Capital Stock.....................   81
Policies and Objectives with Respect to Certain Activities................   87
Shares Available for Future Sale..........................................   90
Federal Income Tax Considerations.........................................   91
ERISA Considerations......................................................  102
Underwriting..............................................................  105
Experts...................................................................  107
Certain Legal Matters.....................................................  107
Glossary..................................................................  108
Index to Financial Statements.............................................  F-1

                               31,000,000 SHARES

                          STATION CASINOS, INC. [LOGO]

                                  COMMON STOCK

                             ---------------------

                              P R O S P E C T U S

                             ---------------------

                              MERRILL LYNCH & CO.
                           MORGAN STANLEY DEAN WITTER
                              SALOMON SMITH BARNEY

                                          , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                [ALTERNATE PAGE]
                             SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED DECEMBER 8, 1997
P_R_O_S_P_E_C_T_U_S
                               31,000,000 SHARES

                                     [LOGO]
                                  COMMON STOCK
                                 --------------

    Station Casinos, Inc. ("Station REIT") has operated as a multi-jurisdictional gaming company prior to the Reorganization Transactions (as defined herein). As a result of the Reorganization Transactions, Station REIT will function as a self-administered real estate investment trust for federal income tax purposes ("REIT"). Station REIT initially will hold the land, buildings and other improvements and certain related assets comprising the six casino entertainment properties owned and operated by Station REIT prior to the Reorganization Transactions (collectively, the "Initial Properties"). Station REIT will be required to comply with certain tax rules that generally will prohibit Station REIT from operating its properties. Accordingly, the Initial Properties will be leased or subleased (the "Leases") to a corporation which was recently formed as a wholly-owned subsidiary of Station REIT ("OpCo") to manage and operate the Initial Properties and other hotel/casino properties. OpCo will also hold certain assets intrinsic to the operation of Station REIT's historical business. Stock of OpCo then will be distributed to existing stockholders of Station REIT as a dividend upon the consummation of the Offerings (as defined below).

    Of the 31,000,000 shares of Common Stock offered hereby, 29,000,000 shares are being sold by Station REIT and 2,000,000 shares are being sold by certain Selling Stockholders (as defined herein). Of the shares of Common Stock offered, 6,200,000 shares are being offered initially outside the United States and Canada by the International Managers (the "International Offering") and 24,800,000 shares are being offered initially in the United States and Canada by the U.S. Underwriters (the "U.S. Offering" and, together with the International Offering, (the "Offerings"). The Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "STN." On December 5, 1997, the last reported sales price of the Common Stock as reported on the NYSE was $7.25 per share. See "Price Range of Common Stock."

    Station REIT expects to qualify as a REIT for federal income tax purposes, commencing with the taxable year ending December 31, 1998. No person or "group" is permitted to beneficially own more than 5.5% of the Common Stock, with limited exceptions. See "Description of Certain Indebtedness and Capital Stock--REIT Status Restrictions on Transfer."

    SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING:

    - Dependence on rental payments from OpCo for all of Station REIT's initial revenue;

    - The fact that OpCo is a recently formed entity with no prior operating history and substantial leverage;

    - Dependence on the ability of OpCo to manage the Initial Properties and risks associated with the fact that, because of REIT qualification requirements, Station REIT will be unable to manage the Initial Properties or any subsequently acquired properties;

    - Potential conflicts of interest between Station REIT and OpCo;

    - Station REIT's significant interest expense and principal repayment obligations under its indebtedness as well as dividend payment obligations under the Convertible Preferred Stock (as defined herein), which could limit its ability to meet or maintain its estimated initial distribution rate;

    - Risks associated with decreases in Funds From Operations (as defined herein) that could cause Station REIT to be unable to meet or maintain its estimated initial distribution rate;

    - Risks affecting the hotel/casino industry generally, and the Initial Properties specifically;

    - Risks affecting the real estate market generally, including economic and other conditions, the relative illiquidity of real estate, increases in taxes and potential liabilities, including liabilities for unknown or future environmental problems;

    - Station REIT's lack of experience operating as a REIT; and

    - Tax risks, including adverse consequences if Station REIT fails to qualify as a REIT, which would reduce the amounts available for distribution to stockholders.
                          ---------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                 REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    NONE OF THE NEVADA GAMING COMMISSION, THE NEVADA GAMING CONTROL BOARD, THE MISSOURI GAMING COMMISSION, OR ANY OTHER GAMING AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE INVESTMENT MERITS OF THE SECURITIES OFFERED HEREBY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                                                                                     PROCEEDS TO
                                           PRICE TO          UNDERWRITING        PROCEEDS TO           SELLING
                                            PUBLIC           DISCOUNT(1)          COMPANY(2)         STOCKHOLDERS
Per Share...........................          $                   $                   $                   $
Total(3)............................          $                   $                   $                   $

(1) Station REIT and the Selling Stockholders have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting expenses payable by Station REIT estimated at $        .

(3) Station REIT has granted the International Managers a 30-day option to purchase up to an additional 930,000 shares of Common Stock, and has granted the U.S. Underwriters a 30-day option to purchase up to an additional 3,720,000 shares of Common Stock, on the same terms and conditions as set forth above, solely to cover over-allotments, if any. If such options are exercised in full, the total Price to Public, Underwriting Discount and
    Proceeds to Company will be $        , $        and $        , respectively.
    See "Underwriting."
                          ---------------------------

    The shares of Common Stock are offered by the several Underwriters subject to prior sale, when, as and if issued to and accepted by them, and subject to the approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that the delivery of shares will be made in New York, New York on or about
            , 1998.

                          ---------------------------

MERRILL LYNCH INTERNATIONAL                           MORGAN STANLEY DEAN WITTER

                       SALOMON SMITH BARNEY INTERNATIONAL
                                  ------------

                The date of this Prospectus is            , 1998

                                [ALTERNATE PAGE]

                                  UNDERWRITING

    The underwriters named below (the "International Managers"), acting through their respective representatives, Merrill Lynch International, Morgan Stanley & Co. International Limited and Smith Barney Inc. (the "International Representatives" and, together with the U.S. Representatives, the "Representatives"), have severally agreed, subject to the terms and conditions contained in a purchase agreement relating to the Common Stock (the "International Purchase Agreement") and concurrently with the sale of 24,800,000 shares of Common Stock to certain underwriters in the United States and Canada (the "U.S. Underwriters" and, together with the International Managers, the "Underwriters"), to purchase from Station REIT and the Selling Stockholders the number of shares of Common Stock set forth opposite their respective names below. Under certain circumstances, the commitments of non-defaulting International Managers or U.S. Underwriters may be increased.

                                                                                     NUMBER
INTERNATIONAL MANAGER                                                              OF SHARES
---------------------------------------------------------------------------------  ----------
Merrill Lynch International......................................................
Morgan Stanley & Co. International Limited.......................................
Smith Barney Inc.................................................................
                                                                                   ----------
    Total........................................................................   6,200,000
                                                                                   ----------
                                                                                   ----------

    Station REIT and the Selling Stockholders have also entered into a purchase agreement (the "U.S. Purchase Agreement" and, together with the International Purchase Agreement, the "Purchase Agreements") with the U.S. Underwriters. Subject to the terms and conditions set forth in the U.S. Purchase Agreement, and concurrently with the sale of shares of Common Stock to the International Managers, Station REIT and the Selling Stockholders have severally agreed to sell to the U.S. Underwriters, and the U.S. Underwriters have severally agreed to purchase, an aggregate of 24,800,000 shares of Common Stock. The public offering price per share of the Common Stock and the underwriting discount per share of the Common Stock are identical under the International Purchase Agreement and the U.S. Purchase Agreement.

    In the International Purchase Agreement and the U.S. Purchase Agreement, the several International Managers and the several U.S. Underwriters, respectively, have agreed, subject to the terms and conditions set forth therein, to purchase all of the shares of Common Stock being sold pursuant to each such Purchase Agreement if any of such shares of Common Stock being sold pursuant to each such Purchase Agreement are purchased.

    The International Managers and the U.S. Underwriters have entered into an intersyndicate agreement (the "Intersyndicate Agreement") that provides for the coordination of their activities. Pursuant to the Intersyndicate Agreement, sales may be made between the U.S. Underwriters and the International Managers of such number of shares of Common Stock as may be mutually agreed. The price of any share of Common Stock so sold shall be the public offering price, less an amount not greater than the selling concession. Under the terms of the Intersyndicate Agreement, the U.S. Underwriters and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to persons who are non-United States or non-Canadian persons or to persons they believe intend to resell shares of Common Stock to non-United States or non-Canadian persons, and the International Managers and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to United States or Canadian persons or to persons they believe intend to resell shares of Common Stock to United States or Canadian persons, except, in each case for transactions pursuant to the Intersyndicate Agreement.

                                [ALTERNATE PAGE]

    The International Representatives have advised Station REIT that the International Managers propose initially to offer the shares of Common Stock to the public at the offering price set forth on the cover page of this Prospectus and to certain dealers (who may include International Managers) at such price
less a concession not in excess of $      per share of Common Stock. The
International Managers may allow, and such dealers may reallow, a discount not
in excess of $      per share on sales to certain other dealers. After the
public offering, the initial offering price, the concession and discount may be changed.

    Station REIT has granted to the International Managers an option exercisable for a period of 30 days after the date of this Prospectus to purchase up to an additional 930,000 shares of Common Stock to cover over-allotments, if any, at the public offering price less the underwriting discount. If the International Mangers exercise this option, each International Manager will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage thereof which the number of shares of Common Stock to be purchased by it shown in the foregoing table bears to the 6,200,000 shares of Common Stock initially offered hereby.

    Each International Manager has represented and agreed that (i) it has not offered or sold, and will not for a period of six months following consummation of the Offerings offer or sell any shares of Capital Common Stock offered hereby, to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (ii) it has complied with and will comply with all applicable provisions of the Public Offers of Securities Regulations 1995 and the Financial Services Act 1986 with respect to anything done by it in relation to the shares of Common Stock offered hereby in, from or otherwise involving the United Kingdom, and
(iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue or sale of shares of Common Stock offered hereby to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, as amended, or is a person to whom the document may otherwise lawfully be issued or passed on.

    In the Purchase Agreements, Station REIT and the Selling Stockholders have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof.

    Station REIT, its executive officers and directors and the Selling Stockholders have agreed, subject to certain exceptions, not to directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the same of or otherwise dispose of or transfer any shares of Common Stock or securities convertible or exchangeable into or exercisable for, Common Stock, whether now owned or thereafter acquired by the person executing the agreement or with respect to which the person executing the agreement thereafter acquired the power of disposition, or file a registration statement under the Securities Act of the shares of Common Stock issuable under certain benefit plans and issuable under the option agreements of certain officers of Station REIT that may be registered on Form S-8 or any such successor form or (ii) enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of the Common Stock or other securities, in cash or otherwise, without the written consent of Merrill Lynch on behalf of the Underwriters for a period of 180 days following the date of this Prospectus.

    Until the distribution of the Common Stock is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase shares of Common Stock. As an exception to these rules, the Representatives are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

                                [ALTERNATE PAGE]

    If the Underwriters create a short position in the Common Stock in connection with the Offerings, I.E., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus, the Representatives may reduce that short position by purchasing Common Stock in the open market. The Representatives may also elect to reduce any short position by exercising all or part of the over-allotment options described above.

    The Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase shares of Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offerings.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

    Neither Station REIT nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither Station REIT nor any of the Underwriters makes any representation that the Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    Certain of the Underwriters engage in transactions with and perform services for Station REIT in the ordinary course of business, for which they have received customary fees. Merrill Lynch is expected to serve as financial advisor to Station REIT in connection with the Reorganization Transactions, and would received a customary fee in connection therewith.

                                [ALTERNATE PAGE]
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY STATION REIT, THE SELLING STOCKHOLDERS OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN ANY CHANGE IN THE FACTS SETS FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF STATION REIT SINCE THE DATE HEREOF.
                              -------------------
                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information.....................................................   ii
Prospectus Summary........................................................    1
Risk Factors..............................................................   13
Use of Proceeds...........................................................   25
Distribution Policy.......................................................   26
Pro Forma Capitalization..................................................   28
Selected Consolidated Financial Data......................................   29
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..............................................................   31
Business and Properties...................................................   41
Regulation and Licensing..................................................   56
The Reorganization Transactions...........................................   63
OpCo......................................................................   64
Relationship between Station REIT and OpCo after the Distribution.........   65
Management................................................................   69
Principal and Selling Stockholders........................................   79
Price Range of Common Stock...............................................   80
Description of Certain Indebtedness and Capital Stock.....................   81
Policies and Objectives with Respect to Certain Activities................   87
Shares Available for Future Sale..........................................   90
Federal Income Tax Considerations.........................................   91
ERISA Considerations......................................................  102
Underwriting..............................................................  105
Experts...................................................................  107
Certain Legal Matters.....................................................  107
Glossary..................................................................  108
Index to Financial Statements.............................................  F-1

                               31,000,000 SHARES

                          STATION CASINOS, INC. [LOGO]

                                  COMMON STOCK

                             ---------------------

                              P R O S P E C T U S

                             ---------------------

                          MERRILL LYNCH INTERNATIONAL
                           MORGAN STANLEY DEAN WITTER
                       SALOMON SMITH BARNEY INTERNATIONAL

                                          , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration Fee................................................  $  70,989
NASD Fee........................................................  $  24,564
NYSE Listing Fee................................................  $   *
Printing and Engraving Expenses.................................  $   *
Legal Fees and Expenses.........................................  $   *
Accounting Fees and Expenses....................................  $   *
Blue Sky Fees and Expenses......................................  $   *
Financial Advisory Fee..........................................  $   *
Miscellaneous...................................................  $   *
                                                                  ---------
Total...........................................................  $   *
                                                                  ---------
                                                                  ---------

------------------------

 *  To be completed by amendment.

ITEM 32. SALES TO SPECIAL PARTIES.

    Not applicable

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

    Not applicable

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 78.751 of Chapter 78 of the Nevada Revised Statutes and Station REIT's Articles and Bylaws contain provisions for indemnification of officers and directors of Station REIT and in certain cases employees and other persons. The Bylaws require Station REIT to indemnify such persons to the full extent permitted by Nevada law. Each such person will be indemnified in any proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interest of Station REIT. Indemnification would cover expenses, including attorney's fees, judgments, fines and amounts paid in settlement.

    Station REIT's Bylaws also provide that Station REIT's Board of Directors may cause Station REIT to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not Station REIT would have the power to indemnity such person. Station REIT maintains directors' and officers' liability insurance.

    Station REIT has entered into an Indemnification agreement (the "Indemnification Agreement") with each director and certain officers, employees and agents of Station REIT. Each Indemnification Agreement provides for, among other things: (i) indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim against any indemnified party (the "Indemnitee") unless it is determined, as provided in the Indemnification Agreement, that indemnification is not permitted under laws and (ii) prompt advancement of expenses to any Indemnitee in connection with his or her defense against any claim.

    In addition, the Purchase Agreements provide for certain indemnification by the Underwriters of the Registrant, its directors and officers against certain liabilities, including liabilities under the Securities Act.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

    Not applicable.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS.

    (a) Financial Statements

    See F-1 of the Prospectus for a list of the financial statements included as part of the Prospectus.

    (b) Exhibits

EXHIBIT
NUMBER DESCRIPTION
------ --------------------------------------------------------------------------
  1.1  Form of U.S. Purchase Agreement between Station REIT, the Selling
         Stockholders and the Underwriters.*
  1.2  Form of International Purchase Agreement between Station REIT, the Selling
         Stockholders and the Underwriters.*

  2.1  Agreement and Plan of Reorganization dated as of February 1, 1993 among
         Frank J. Fertitta, Jr., as Trustee of the Frank J. Fertitta and Victoria
         K. Fertitta Revocable Family Trust dated June 17, 1989, Frank J.
         Fertitta III, Blake L. Sartini, Delise F. Sartini and Lorenzo J.
         Fertitta. (Incorporated herein by reference to Registration Statement
         No. 33-59302).

  2.2  Form of Distribution Agreement.*

  3.1  Amended and Restated Articles of Incorporation of Station REIT.*

  3.2  By-laws of Station REIT.*

  4.1  Specimen of certificate representing Common Stock.*

  4.2 Form of Subordinated Note of the Registrant (1997 Issue) (incorporated herein by reference to Station REIT's Report on Form 8-K dated April 3,
         1997).

  4.3 Form of Subordinated Note of the Registrant (1996 Issue) (incorporated herein by reference to Station REIT's Report on Form 8-K dated March 25,
         1996).

  4.4 Form of Subordinated Note of the Registrant (1994 Issue) (incorporated herein by reference to Registration Statement No. 33-76156).

  4.5 Form of Subordinated Note of the Registrant (1993 Issue) (incorporated herein by reference to Registration Statement No. 33-59302).

  4.6  Indenture dated as of April 3, 1997 between Registrant and First Union
         National Bank as Trustee (incorporated by reference to Station REIT's
         Report on Form 8-K dated April 3, 1997).

  4.7  Indenture dated as of March 29, 1996 between the Registrant and First
         Union National Bank, as Trustee (incorporated herein by reference to Station REIT's Report on Form 8-K dated March 25, 1996).

  4.8  Indenture dated as of May 11, 1994 between the Registrant and First Union
         National Bank (f.k.a. First Fidelity Bank, National Association) as
         Trustee (incorporated herein by reference to Station REIT's Annual
         Report on Form 10-K for the period ended March 31, 1994).

  4.9 First Supplemental Indenture dated as of March 25, 1996 between Registrant and First Union National Bank, (f.k.a. First Fidelity Bank, National
         Association), as Trustee with respect to the Indenture dated as of May
         11, 1994 (incorporated herein by reference to Station REIT's Report on
         Form 8-K dated March 25, 1996).

EXHIBIT
NUMBER DESCRIPTION
------ --------------------------------------------------------------------------
  4.10 Indenture dated as of June 2, 1993 between the Registrant and First Union
         National Bank (f.k.a. First Fidelity Bank, National Association) as
         Trustee (incorporated herein by reference to Station REIT's Quarterly
         Report on Form 10-Q for the period ended June 30, 1993).

  4.12 Form of Bank Facility among Station REIT and             .*

  4.13 Certificate of Resolutions of Convertible Preferred Stock of the
         Registrant (incorporated herein by reference to Station REIT's Report on Form 8-K dated March 25, 1996).

  4.14 Form of Convertible Preferred Stock of the Registrant (incorporated herein by reference to Station REIT's Report on Form 8-K dated March 25, 1996).

  4.15 Rights Agreement, dated as of October 6, 1997 (incorporated herein by reference to Station REIT's Report on Form 8-K dated October 9, 1997).

  4.16 Form of Rights Certificate for Rights attached to Common Stock
         (incorporated herein by reference to Station REIT's Report on Form 8-K date October 9, 1997).

  5.1  Opinion of Schreck Morris, Nevada counsel to Station REIT, relating to
         Common Stock.*

  8.1 Opinion of Milbank, Tweed, Hadley & McCloy, counsel to Station REIT, relating to certain tax matters.*

 10.1  Form of Lease.*

 10.2  Form of Post-Distribution Cooperation Agreement.*

 10.3  Form of Post-Distribution Tax Allocation Agreement.*

 10.4  Form of Post-Distribution Transition Services Agreement.*

 10.5  Form of Post-Distribution Intellectual Property Agreement.*

 10.6  Form of Post-Distribution Employee Benefits Agreement.*

 10.7  Lease dated as of December 17, 1974 between Teddy Rich Enterprises and
         Townefood, Inc. (incorporated herein by reference to Registration
         Statement No. 33-59302).

 10.8  Lease dated as of May 8, 1973 between Teddy Rich Enterprises and
         Mini-Price Motor Inn., including Addendum dated May 8, 1973; Lease
         Addendum dated June 10, 1974 amending lease dated May 8, 1973 between
         Teddy Rich Enterprises and Mini-Price Motor Inn, Inc. (incorporated herein by reference to Registration Statement No. 33-59302).

 10.9  Lease dated as of February 16, 1976 between Richfield Development Co. and
         Mini-Price Motor Inn (incorporated herein by reference to Registration
         Statement No. 33-59302).

 10.10 Lease dated as of September 6, 1977 between Richard Tam and Mini-Price
         Motor Inn Joint Venture (Parcel 131) (incorporated herein by reference to Registration Statement No. 33-59302).

 10.11 Lease dated as of September 6, 1977 between Richard Tam and Mini-Price
         Motor Inn Joint Venture (Parcel 132) (incorporated herein by reference to Registration Statement No. 33-59302).

 10.12 Amended Employment Agreement between Frank J. Fertitta III and the
         Registrant dated as of            , 199 .*

 10.13 Amended Employment Agreement between Glenn C. Christenson and the
         Registrant dated as of          199 .*

EXHIBIT
NUMBER DESCRIPTION
------ --------------------------------------------------------------------------
 10.14 Employment Agreement between Frank J. Fertitta III and the Registrant dated as of May 1, 1993 (incorporated herein by reference to Station
         REIT's Quarterly Report on Form 10-Q for the period ended June 30,
         1993).

 10.15 Amendment to the Employment Agreement between Frank H. Fertitta III and the Registrant dated as of November 30, 1994 (incorporated herein by reference to Station REIT's Quarterly Report of Form 10-Q for the period ended December 31, 1994).

 10.16 Employment Agreement between Glenn C. Christenson and the Registrant dated as of May 1, 1993 (incorporated herein by reference to Station REIT's
         Quarterly Report on Form 10-Q for the period ended June 30, 1993).

 10.17 Amendment to the Employment Agreement between Glenn C. Christenson and the
         Registrant dated as of November 30, 1994 (incorporated herein by reference to Station REIT's Quarterly Report on Form 10-Q for the period ended December 31, 1994).

 10.18 Employment Agreement between Scott M. Nielson and the Registrant dated as of May 1, 1995 (incorporated herein by reference to Station REIT's
         Report on Form 8-K dated July 5, 1995).

 10.19 Employment Agreement Between Blake L. Sartini and the Registrant dated as of November 30, 1994 (incorporated herein by reference to Station REIT's
         Report on Form 8-K dated July 5, 1995).

 10.20 Stock Compensation Program of the Registrant (incorporated herein by reference to Station REIT's Quarterly Report on Form 10-Q for the period ended June 30, 1993).

 10.21 Amendment dated as of August 22, 1995 to the Stock Compensation Program
         (incorporated herein by reference to Station REIT's Quarterly Report on Form 10-Q for the period ended September 30, 1995).

 10.22 Supplemental Executive Retirement Plan of the Registrant dated as of
         November 30, 1994 (incorporated herein by reference to Station REIT's
         Quarterly Report on Form 10-Q for the period ended December 31, 1994).

 10.23 Supplemental Management Retirement Plan of the Registrant dated as of
         November 30, 1994 (incorporated herein by reference to Station REIT's
         Quarterly Report on Form 10-Q for the period ended December 31, 1994).

 10.24 Long-Term Stay-On Performance Incentive Plan between the Registrant and
         Joseph J. Canfora, Glenn C. Christenson, Scott M. Nielson and Blake L.
         Sartini (incorporated herein by reference to Station REIT's Quarterly
         Report on Form 10-Q for the period ended December 31, 1994).

 10.25 Amended and Restated Deferred Compensation Plan of the Registrant effective as of November 30, 1994 (incorporated herein by reference to Station REIT's Quarterly Report on Form 10-Q for the period ended
         December 31, 1994).

 10.26 Special Long-Term Disability Plan of the Registrant dated as of November
         30, 1994 (incorporated herein by reference to Station REIT's Quarterly
         Report on Form 10-Q for the period ended December 31, 1994).

 10.27 Ground Lease between Boulder Station, Inc. and KB Enterprises dated as of
         June 1, 1993 (incorporated herein by reference to Station REIT's
         Quarterly Report on Form 10-Q for the period ended June 30, 1993).

EXHIBIT
NUMBER DESCRIPTION
------ --------------------------------------------------------------------------
 10.28 Option to Lease or Purchase dated as of June 1, 1993 between Boulder
         Station, Inc. and KB Enterprises (incorporated herein by reference to
         Station REIT's Quarterly Report on Form 10-Q for the period ended June
         30, 1993).

 10.29 Option to Acquire Interest Under Purchase Contract dated as of June 1,
         1993 between Boulder Station, Inc. and KB Enterprises (incorporated herein by reference to Station REIT's Quarterly Report on Form 10-Q for the period ended June 30, 1993).

 10.30 First Amendment to Ground Lease and Sublease, dated as of June 30, 1995, by and between KB Enterprises, as landlord and Boulder Station, Inc.
         (incorporated herein by reference to Station REIT's Report on Form 8-K dated July 5, 1995).

 10.31 Ground Lease dated as of June 1, 1995 between Registrant and Texas
         Gambling Hall & Hotel, Inc. (incorporated herein by reference to Station
         REIT's Report on Form 8-K dated July 5, 1995).

 10.32 First Amendment to Ground Lease dated as of June 30, 1995 between
         Registrant and Texas Gambling Hall & Hotel, Inc. (incorporated herein by reference to Station REIT's Report on Form 8-K dated July 5, 1995).

 10.33 Assignment, Assumption and Consent Agreement (Ground Lease) dated as of
         July 6, 1995 between Registrant and Texas Station, Inc. (incorporated herein by reference to Station REIT's Report on Form 8-K dated July 5,
         1995).

 10.34 Sublease Agreement dated as of November 30, 1992 between the City of St.
         Charles and St. Charles Riverfront Station, Inc. (incorporated herein by reference to Registrant Statement No. 33-59302).

 10.35 Lease between Navillus Investment Co.; Jerome D. Mack as trustee of the
         Center Trust; Peter Trust Limited Partnership; and Third Generation
         Limited Partnership and Registrant (incorporated herein by reference to Station REIT's Annual Report on Form 10-K for the period ended March 31,
         1994).

 10.36 Joint Venture Agreement dated as of September 25, 1993, between First
         Holdings Company and the Registrant (incorporated herein by reference to Station REIT's Report on Form 8-K dated July 5, 1995).

 10.37 Assignment and Assumption Agreement (Joint Venture Agreement) dated as of
         March 25, 1996 between the Registrant and Kansas City Station
         Corporation (incorporated herein by reference to Station REIT's Annual
         Report on Form 10-K for the period ended March 31, 1996).

 10.38 Amendment to Joint Venture Agreement dated as of November 15, 1993, between First Holdings Company and the Registrant (incorporated herein by reference to Station REIT's Annual Report on Form 10-K for the period ended March 31, 1996).

 10.39 Second Amendment to Joint Venture Agreement, dated as of April 22, 1996, between First Holdings Company and Kansas City Station Corporation
         (incorporated herein by reference to Station REIT's Quarterly Report on Form 10-Q for the period ended June 30, 1996).

 10.40 Development Agreement dated as of April 24, 1995, between Kansas City
         Station Corporation and the Port Authority of Kansas City (incorporated herein by reference to Station REIT's Report on Form 8-K dated July 5,
         1995).

 10.41 Lease Agreement, dated as of April 1, 1994 between Station/First Joint
         Venture and Kansas City Station Corporation (incorporated herein by reference to Station REIT's Report on Form 8-K dated July 5, 1995).

EXHIBIT
NUMBER DESCRIPTION
------ --------------------------------------------------------------------------
 10.42 First Amendment to Lease Agreement dated as of March 19, 1996 between
         Station/First Joint Venture and Kansas City Station Corporation
         (incorporated herein by reference to Station REIT's Annual Report on
         Form 10-K for the period ended March 31, 1996).

 10.43 Second Amendment to Lease Agreement, dated as of April 22, 1996, between
         Station First Joint Venture and Kansas City Station Corporation
         (incorporated herein by reference to Station REIT's Quarterly Report on Form 10-Q for the period ended June 30, 1996).

 10.44 Form of Indemnification Agreement for Directors and Executive Officers
         (incorporated herein by reference to Registration Statement No.
         33-59302).

 10.45 Form of Indemnification Agreement between the Registrant and Frank
         Fertitta, Jr. (incorporated herein by reference to Registration
         Statement No. 33-59302).

 10.46 Sublease Agreement dated as of September 25, 1996 between the Registrant, as Sublessor and Sunset Station as Sublessee. (incorporated herein by reference to Station REIT's Report on Form 8-K dated October 29, 1996).

 21.1  Subsidiaries of the Registrant.*

 23.1  Consent of Arthur Andersen LLP.

 23.2  Consent of Schreck Morris (included in Exhibit 5.1).

 23.2  Consent of Milbank, Tweed, Hadley & McCloy (included in Exhibit 5.2).

 24.1  Power of attorney (appears on signature page).

------------------------

 *  To be filed by amendment

ITEM 37.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 33 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer, or controlling person in connection with the securities registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or

    497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 8th day of December, 1997.

                                STATION CASINOS, INC.

                                By:           /s/ GLENN C. CHRISTENSON
                                     -----------------------------------------
                                               Glenn C. Christenson,
                                          EXECUTIVE VICE PRESIDENT, CHIEF
                                          FINANCIAL OFFICER AND TREASURER

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Frank J. Fertitta III, Glenn C. Christenson and Scott M. Nielsen, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement of Station REIT to be filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with the appropriate authorities in, whatever states said attorneys-in-fact and agents, and each of them, shall determine, such applications, statements, consents, and other documents, as may be necessary or expedient to register securities of Station REIT for sale, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf. This Registration Statement and Power of Attorney, pursuant to the requirement of the Securities Act of 1933, as amended, have been signed below by the following persons in the capacities and on the dates indicated.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board,
  /s/ FRANK J. FERTITTA III       President and Chief
------------------------------    Executive Officer          December 8, 1997
    Frank J. Fertitta III         (Principal Executive
                                  Officer)

                                Executive Vice President,
                                  Chief Executive Officer,
   /s/ GLENN C. CHRISTENSON       Chief Administrative
------------------------------    Officer, Treasurer and     December 8, 1997
     Glenn C. Christenson         Director (Principal
                                  Financial And Accounting
                                  Officer)

     /s/ BLAKE L. SARTINI       Executive Vice President,
------------------------------    Chief Operating Officer    December 8, 1997
       Blake L. Sartini           and Director

   /s/ LORENZO J. FERTITTA
------------------------------  Director                     December 8, 1997
     Lorenzo J. Fertitta

    /s/ DELISE F. SARTINI
------------------------------  Director                     December 8, 1997
      Delise F. Sartini

                                 EXHIBIT INDEX

EXHIBIT
NUMBER DESCRIPTION
------ --------------------------------------------------------------------------
  1.1  Form of Purchase Agreement between Station REIT and the Underwriters.*

  2.1  Agreement and Plan of Reorganization dated as of February 1, 1993 among
         Frank J. Fertitta, Jr., as Trustee of the Frank J. Fertitta and Victoria
         K. Fertitta Revocable Family Trust dated June 17, 1989, Frank J.
         Fertitta III, Blake L. Sartini, Delise F. Sartini and Lorenzo J.
         Fertitta. (Incorporated herein by reference to Registration Statement
         No. 33-59302).

  2.2  Form of Distribution Agreement.*

  3.1  Amended and Restated Articles of Incorporation of Station REIT.*

  3.2  By-laws of Station REIT.*

  4.1  Specimen of certificate representing Common Stock.*

  4.2 Form of Subordinated Note of the Registrant (1997 Issue) (incorporated herein by reference to Station REIT's Report on Form 8-K dated April 3,
         1997).

  4.3 Form of Subordinated Note of the Registrant (1996 Issue) (incorporated herein by reference to Station REIT's Report on Form 8-K dated March 25,
         1996).

  4.4 Form of Subordinated Note of the Registrant (1994 Issue) (incorporated herein by reference to Registration Statement No. 33-76156).

  4.5 Form of Subordinated Note of the Registrant (1993 Issue) (Incorporated herein by reference to Registration Statement No. 33-59302).

  4.6  Indenture dated as of April 3, 1997 between Registrant and First Union
         National Bank as Trustee (incorporated by reference to Station REIT's
         Report on Form 8-K dated April 3, 1997).

  4.7  Indenture dated as of March 29, 1996 between the Registrant and First
         Union National Bank, as Trustee (incorporated herein by reference to Station REIT's Report on Form 8-K dated March 25, 1996).

  4.8  Indenture dated as of May 11, 1994 between the Registrant and First Union
         National Bank (f.k.a. First Fidelity Bank, National Association) as
         Trustee (incorporated herein by reference to Station REIT's Annual
         Report on Form 10-K for the period ended March 31, 1994).

  4.9 First Supplemental Indenture dated as of March 25, 1996 between Registrant and First Union National Bank, (f.k.a. First Fidelity Bank, National
         Association), as Trustee with respect to the Indenture dated as of May
         11, 1994 (incorporated herein by reference to Station REIT's Report on
         Form 8-K dated March 25, 1996).

  4.10 Indenture dated as of June 2, 1993 between the Registrant and First Union
         National Bank (f.k.a. First Fidelity Bank, National Association) as
         Trustee (incorporated herein by reference to Station REIT's Quarterly
         Report on Form 10-Q for the period ended June 30, 1993).

  4.12 Form of Bank Facility among Station REIT and             .*

  4.13 Certificate of Resolutions of Convertible Preferred Stock of the
         Registrant (incorporated herein by reference to Station REIT's Report on Form 8-K dated March 25, 1996).

  4.14 Form of Convertible Preferred Stock of the Registrant (incorporated herein by reference to Station REIT's Report on Form 8-K dated March 25, 1996).

  4.15 Rights Agreement, dated as of October 6, 1997 (incorporated herein by reference to Station REIT's Report on Form 8-K dated October 9, 1997).

  4.16 Form of Rights Certificate for Rights attached to Common Stock
         (incorporated herein by reference to Station REIT's Report on Form 8-K date October 9, 1997).

  5.1  Opinion of Schreck Morris, Nevada counsel to Station REIT, relating to
         Common Stock.*

EXHIBIT
NUMBER DESCRIPTION
------ --------------------------------------------------------------------------
  8.1  Opinion of Milbank, Tweed, Hadley & McCloy, counsel to Station REIT, relating to certain tax matters.*

 10.1  Form of Lease.*

 10.2  Form of Post-Distribution Cooperation Agreement.*

 10.3  Form of Post-Distribution Tax Allocation Agreement.*

 10.4  Form of Post-Distribution Transition Services Agreement.*

 10.5  Form of Post-Distribution Intellectual Property Agreement.*

 10.6  Form of Post-Distribution Employee Benefits Agreement.*

 10.7  Lease dated as of December 17, 1974 between Teddy Rich Enterprises and
         Townefood, Inc. (incorporated herein by reference to Registration
         Statement No. 33-59302).

 10.8  Lease dated as of May 8, 1973 between Teddy Rich Enterprises and
         Mini-Price Motor Inn., including Addendum dated May 8, 1973; Lease
         Addendum dated June 10, 1974 amending lease dated May 8, 1973 between
         Teddy Rich Enterprises and Mini-Price Motor Inn, Inc. (incorporated herein by reference to Registration Statement No. 33-59302).

 10.9  Lease dated as of February 16, 1976 between Richfield Development Co. and
         Mini-Price Motor Inn (incorporated herein by reference to Registration
         Statement No. 33-59302).

 10.10 Lease dated as of September 6, 1977 between Richard Tam and Mini-Price
         Motor Inn Joint Venture (Parcel 131) (incorporated herein by reference to Registration Statement No. 33-59302).

 10.11 Lease dated as of September 6, 1977 between Richard Tam and Mini-Price
         Motor Inn Joint Venture (Parcel 132) (incorporated herein by reference to Registration Statement No. 33-59302).

 10.12 Amended Employment Agreement between Frank J. Fertitta III and the
         Registrant dated as of            , 199 .*

 10.13 Amended Employment Agreement between Glenn C. Christenson and the
         Registrant dated as of          199 .*

 10.14 Employment Agreement between Frank J. Fertitta III and the Registrant dated as of May 1, 1993 (incorporated herein by reference to Station
         REIT's Quarterly Report on Form 10-Q for the period ended June 30,
         1993).

 10.15 Amendment to the Employment Agreement between Frank H. Fertitta III and the Registrant dated as of November 30, 1994 (incorporated herein by reference to Station REIT's Quarterly Report of Form 10-Q for the period ended December 31, 1994).

 10.16 Employment Agreement between Glenn C. Christenson and the Registrant dated as of May 1, 1993 (incorporated herein by reference to Station REIT's
         Quarterly Report on Form 10-Q for the period ended June 30, 1993).

 10.17 Amendment to the Employment Agreement between Glenn C. Christenson and the
         Registrant dated as of November 30, 1994 (incorporated herein by reference to Station REIT's Quarterly Report on Form 10-Q for the period ended December 31, 1994).

 10.18 Employment Agreement between Scott M. Nielson and the Registrant dated as of May 1, 1995 (incorporated herein by reference to Station REIT's
         Report on Form 8-K dated July 5, 1995).

 10.19 Employment Agreement Between Blake L. Sartini and the Registrant dated as of November 30, 1994 (incorporated herein by reference to Station REIT's
         Report on Form 8-K dated July 5, 1995).

 10.20 Stock Compensation Program of the Registrant (incorporated herein by reference to Station REIT's Quarterly Report on Form 10-Q for the period ended June 30, 1993).

EXHIBIT
NUMBER DESCRIPTION
------ --------------------------------------------------------------------------
 10.21 Amendment dated as of August 22, 1995 to the Stock Compensation Program
         (incorporated herein by reference to Station REIT's Quarterly Report on
         Form 10-Q for the period ended September 30, 1995).

 10.22 Supplemental Executive Retirement Plan of the Registrant dated as of
         November 30, 1994 (incorporated herein by reference to Station REIT's
         Quarterly Report on Form 10-Q for the period ended December 31, 1994).

 10.23 Supplemental Management Retirement Plan of the Registrant dated as of
         November 30, 1994 (incorporated herein by reference to Station REIT's
         Quarterly Report on Form 10-Q for the period ended December 31, 1994).

 10.24 Long-Term Stay-On Performance Incentive Plan between the Registrant and
         Joseph J. Canfora, Glenn C. Christenson, Scott M. Nielson and Blake L.
         Sartini (incorporated herein by reference to Station REIT's Quarterly
         Report on Form 10-Q for the period ended December 31, 1994).

 10.25 Amended and Restated Deferred Compensation Plan of the Registrant effective as of November 30, 1994 (incorporated herein by reference to Station REIT's Quarterly Report on Form 10-Q for the period ended
         December 31, 1994).

 10.26 Special Long-Term Disability Plan of the Registrant dated as of November
         30, 1994 (incorporated herein by reference to Station REIT's Quarterly
         Report on Form 10-Q for the period ended December 31, 1994).

 10.27 Ground Lease between Boulder Station, Inc. and KB Enterprises dated as of
         June 1, 1993 (incorporated herein by reference to Station REIT's
         Quarterly Report on Form 10-Q for the period ended June 30, 1993).

 10.28 Option to Lease or Purchase dated as of June 1, 1993 between Boulder
         Station, Inc. and KB Enterprises (incorporated herein by reference to Station REIT's Quarterly Report on Form 10-Q for the period ended June
         30, 1993).

 10.29 Option to Acquire Interest Under Purchase Contract dated as of June 1,
         1993 between Boulder Station, Inc. and KB Enterprises (incorporated herein by reference to Station REIT's Quarterly Report on Form 10-Q for the period ended June 30, 1993).

 10.30 First Amendment to Ground Lease and Sublease, dated as of June 30, 1995, by and between KB Enterprises, as landlord and Boulder Station, Inc.
         (incorporated herein by reference to Station REIT's Report on Form 8-K dated July 5, 1995).

 10.31 Ground Lease dated as of June 1, 1995 between Registrant and Texas
         Gambling Hall & Hotel, Inc. (incorporated herein by reference to Station
         REIT's Report on Form 8-K dated July 5, 1995).

 10.32 First Amendment to Ground Lease dated as of June 30, 1995 between
         Registrant and Texas Gambling Hall & Hotel, Inc. (incorporated herein by reference to Station REIT's Report on Form 8-K dated July 5, 1995).

 10.33 Assignment, Assumption and Consent Agreement (Ground Lease) dated as of
         July 6, 1995 between Registrant and Texas Station, Inc. (incorporated herein by reference to Station REIT's Report on Form 8-K dated July 5,
         1995).

 10.34 Sublease Agreement dated as of November 30, 1992 between the City of St.
         Charles and St. Charles Riverfront Station, Inc. (incorporated herein by reference to Registrant Statement No. 33-59302).

 10.35 Lease between Navillus Investment Co.; Jerome D. Mack as trustee of the
         Center Trust; Peter Trust Limited Partnership; and Third Generation
         Limited Partnership and Registrant (incorporated herein by reference to Station REIT's Annual Report on Form 10-K for the period ended March 31,
         1994).

EXHIBIT
NUMBER DESCRIPTION
------ --------------------------------------------------------------------------
 10.36 Joint Venture Agreement dated as of September 25, 1993, between First
         Holdings Company and the Registrant (incorporated herein by reference to
         Station REIT's Report on Form 8-K dated July 5, 1995).

 10.37 Assignment and Assumption Agreement (Joint Venture Agreement) dated as of
         March 25, 1996 between the Registrant and Kansas City Station
         Corporation (incorporated herein by reference to Station REIT's Annual
         Report on Form 10-K for the period ended March 31, 1996).

 10.38 Amendment to Joint Venture Agreement dated as of November 15, 1993, between First Holdings Company and the Registrant (incorporated herein by reference to Station REIT's Annual Report on Form 10-K for the period ended March 31, 1996).

 10.39 Second Amendment to Joint Venture Agreement, dated as of April 22, 1996, between First Holdings Company and Kansas City Station Corporation
         (incorporated herein by reference to Station REIT's Quarterly Report on Form 10-Q for the period ended June 30, 1996).

 10.40 Development Agreement dated as of April 24, 1995, between Kansas City
         Station Corporation and the Port Authority of Kansas City (incorporated herein by reference to Station REIT's Report on Form 8-K dated July 5,
         1995).

 10.41 Lease Agreement, dated as of April 1, 1994 between Station/First Joint
         Venture and Kansas City Station Corporation (incorporated herein by reference to Station REIT's Report on Form 8-K dated July 5, 1995).

 10.42 First Amendment to Lease Agreement dated as of March 19, 1996 between
         Station/First Joint Venture and Kansas City Station Corporation
         (incorporated herein by reference to Station REIT's Annual Report on Form 10-K for the period ended March 31, 1996).

 10.43 Second Amendment to Lease Agreement, dated as of April 22, 1996, between
         Station First Joint Venture and Kansas City Station Corporation
         (incorporated herein by reference to Station REIT's Quarterly Report on Form 10-Q for the period ended June 30, 1996).

 10.44 Form of Indemnification Agreement for Directors and Executive Officers
         (incorporated herein by reference to Registration Statement No.
         33-59302).

 10.45 Form of Indemnification Agreement between the Registrant and Frank
         Fertitta, Jr. (incorporated herein by reference to Registration
         Statement No. 33-59302).

 10.46 Sublease Agreement dated as of September 25, 1996 between the Registrant, as Sublessor and Sunset Station as Sublessee. (incorporated herein by reference to Station REIT's Report on Form 8-K dated October 29, 1996).

 21.1  Subsidiaries of the Registrant.*

 23.1  Consent of Arthur Andersen LLP.

 23.2  Consent of Schreck Morris (included in Exhibit 5.1).

 23.2  Consent of Milbank, Tweed, Hadley & McCloy (included in Exhibit 5.2).

 24.1  Power of attorney (appears on signature page).

------------------------

 *  To be filed by amendment